     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 1998
                                                     REGISTRATION NO. 333-51159
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                        POST EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                       CBT GROUP PUBLIC LIMITED COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

       REPUBLIC OF IRELAND                        7372                          NOT APPLICABLE
    (STATE OF INCORPORATION)          (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
                                      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              1005 HAMILTON COURT
                         MENLO PARK, CALIFORNIA 94025
                                (650) 614-5900
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JAMES J. BUCKLEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CBT GROUP PLC
                              1005 HAMILTON COURT
                         MENLO PARK, CALIFORNIA 94025
                                (650) 614-5900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

               Alan K. Austin                                 Jeffrey L. Wade
              Steven V. Bernard                            Andrews & Kurth L.L.P.
               James C. Creigh                             2170 Buckthorne Place
      Wilson Sonsini Goodrich & Rosati                           Suite 150
          Professional Corporation                       The Woodlands, Texas 77380
             650 Page Mill Road                                (713) 220-4801
         Palo Alto, California 94304
               (650) 493-9300

                                ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               Upon Consummation of the Merger described herein.

                                ---------------

  If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Post Effective Amendment No. 2 contains no exhibits and is being filed solely to restate the Proxy Statement/Prospectus originally filed on April 28, 1998, as amended by Post Effective Amendment No. 1, filed on July 2, 1998.

  On May 29, 1998, the merger of Merger Sub with and into ForeFront was consummated. Pursuant to the Merger, each issued and outstanding share of ForeFront Common Stock was converted into the right to receive 0.3137 CBT ADSs and each option, warrant and other right to acquire ForeFront Common Stock was assumed by CBT and became an equivalent right with respect to CBT ADSs, on the same terms as the original option warrant or right, adjusted to reflect the Exchange Ratio.

  CBT elected not to incorporate information by reference into the Registration Statement. CBT is eligible to file on Form S-3 and to incorporate information by reference on a prospective basis. This Post Effective Amendment No. 2 is being filed to add prospective incorporation by reference so that the Registration Statement will remain current for the issuance of Ordinary Shares represented by CBT ADSs that may be issued in the future upon exercise of options, warrants and other rights that CBT assumed in connection with the Merger. Capitalized terms used and not defined in this Explanatory Note have the meaning set forth in the Proxy Statement/Prospectus included in this Registration Statement.

  1. The Proxy Statement/Prospectus is hereby restated as follows:

                          "THE FOREFRONT GROUP, INC.
                            1360 POST OAK BOULEVARD
                                  SUITE 2050
                             HOUSTON, TEXAS 77056

                                                                    MAY 1, 1998

Dear Stockholder:

  The ForeFront Group, Inc. ("ForeFront") has entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with CBT Group PLC ("CBT") and a wholly-owned subsidiary of CBT, providing for the acquisition of ForeFront by CBT. Pursuant to the Reorganization Agreement, a special meeting of stockholders (the "Special Meeting") of ForeFront will be held at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Boulevard, Houston Texas on May 28, 1998 at 9:00 a.m. local time.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Reorganization Agreement, which provides for the merger of ForeFront with a wholly owned subsidiary of CBT (the "Merger"). Upon consummation of the Merger, ForeFront will become a wholly owned subsidiary of CBT and each outstanding share of ForeFront's common stock will be converted into 0.3137 American Depositary Shares of CBT (the "Exchange Ratio"). The Merger is described more fully in the accompanying Proxy Statement/Prospectus.

  After careful consideration, the ForeFront Board of Directors has unanimously approved the Reorganization Agreement. In addition, the Board has received an opinion from Piper Jaffray Inc. (a copy of which is included in the accompanying Proxy Statement/Prospectus) that the Exchange Ratio is fair, from a financial point of view, to ForeFront's stockholders. YOUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF FOREFRONT AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

  In the materials accompanying this letter you will find a Notice of Special Meeting of Stockholders, a Proxy Statement/Prospectus relating to the proposal to be voted upon at the Special Meeting and a Proxy Card. Stockholders are urged to review carefully the information contained in the accompanying Proxy Statement/Prospectus, in particular the information under the captions "Risk Factors," "The Special Meeting--Recommendations of ForeFront Board of Directors," "Approval of the Merger and Related Transactions--ForeFront's Reasons for the Merger" and "--Material Contacts and Board Deliberations" prior to voting on the proposal.

  All stockholders are cordially invited to attend the Special Meeting in person. If you attend the Special Meeting, you may vote in person if you wish even though you have previously returned your completed proxy card. Whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting, regardless of the number of shares you hold. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of ForeFront's common stock. Therefore, please complete, sign and date, and return your completed proxy card in the enclosed envelope. Please do not send in the stock certificate(s) for your ForeFront common stock at this time.

  On behalf of the Board, I thank you for your support and ask you to vote in favor of the Merger.

                                          Sincerely,

                                          David Sikora
                                          President and Chief Executive
                                           Officer

                YOUR PROXY IS IMPORTANT -- PLEASE VOTE PROMPTLY

                           THE FOREFRONT GROUP, INC.
                            1360 POST OAK BOULEVARD
                                  SUITE 2050
                             HOUSTON, TEXAS 77056

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1998

                               ----------------

TO THE STOCKHOLDERS OF THE FOREFRONT GROUP, INC.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of The ForeFront Group, Inc., a Delaware corporation ("ForeFront"), will be held on May 28, 1998 at 9:00 a.m., local time, at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Boulevard, Houston, Texas:

    1. To approve and adopt the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 16, 1998, among ForeFront, CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland ("CBT"), and Rockets Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CBT ("Merger Sub"), and approve the merger of Merger Sub with and into ForeFront pursuant to which ForeFront will become a wholly-owned subsidiary of CBT and each outstanding share of ForeFront common stock will be converted into 0.3137 American Depositary Shares of CBT.

    2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  Information relating to the above proposal is set forth in the attached Proxy Statement/Prospectus. Stockholders of record at the close of business on April 20, 1998 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Approval and adoption of the Reorganization Agreement and approval of the Merger requires the affirmative vote of the holders of a majority of the shares of ForeFront's common stock outstanding on the record date. All stockholders are cordially invited to attend the Special Meeting in person.

                                          By order of the Board of Directors,

                                          Jeffrey R. Harder
                                          Secretary

Houston, Texas
May 1, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

[LOGO OF FOREFRONT]                                   [LOGO OF CBT SYSTEMS (TM)]


                           THE FOREFRONT GROUP, INC.

                                PROXY STATEMENT

                                --------------

                                 CBT GROUP PLC
                                  PROSPECTUS

                                --------------

  CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland ("CBT"), The ForeFront Group, Inc., a Delaware corporation ("ForeFront"), and Rockets Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CBT ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated as of March 16, 1998 (the "Reorganization Agreement"). In accordance with the Reorganization Agreement, Merger Sub will merge into ForeFront, ForeFront will become a wholly-owned subsidiary of CBT and all outstanding shares of common stock of ForeFront, par value $0.01 per share ("ForeFront Common Stock"), will be converted into American Depositary Shares of CBT ("CBT ADSs") (all such actions being referred to herein collectively as the "Merger"). A conformed copy of the Reorganization Agreement is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference.

  Upon consummation of the Merger (i) each issued and outstanding share of ForeFront Common Stock (other than shares owned by CBT, ForeFront, Merger Sub or any direct or indirect wholly-owned subsidiary of CBT or ForeFront) will be converted into 0.3137 CBT ADSs (the "Exchange Ratio") and each outstanding option, warrant or other right to acquire ForeFront Common Stock will be assumed by CBT and will become an equivalent right with respect to CBT ADSs, on the same terms as the original option, warrant or right, adjusted to reflect the Exchange Ratio; and (ii) all shares of ForeFront Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate formerly representing shares of ForeFront Common Stock will thereafter cease to have any rights with respect thereto, except the right to receive CBT ADSs.

  This Proxy Statement/Prospectus is being furnished to stockholders of ForeFront in connection with the solicitation of proxies by the ForeFront Board of Directors (the "ForeFront Board") for use at the special meeting of ForeFront stockholders to be held on May 28, 1998, at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Boulevard, Houston, Texas commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting").

  CBT ADSs are quoted on the Nasdaq National Market ("Nasdaq") under the symbol "CBTSY." It is a condition of the obligations of CBT and ForeFront to consummate the Merger that the CBT ADSs to be issued in the Merger be approved for listing on Nasdaq. Following consummation of the Merger, ForeFront Common Stock will be removed from registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will no longer be quoted on Nasdaq.

  On March 16, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing sale prices of CBT ADSs and ForeFront Common Stock on Nasdaq were $50.00 per share and $13.38 per share, respectively. On April 24, 1998, the closing sale prices of CBT ADSs and ForeFront Common Stock were $50.63 per share and $15.56 per share, respectively.

  Because the Exchange Ratio is fixed, changes in the market price of CBT ADSs will affect the dollar value of CBT ADSs to be received by stockholders of ForeFront in the Merger. ForeFront stockholders are encouraged to obtain current market quotations for CBT ADSs and ForeFront Common Stock prior to the Special Meeting.

  This Proxy Statement/Prospectus constitutes the Prospectus of CBT with respect to up to 641,405 Ordinary Shares of CBT (the "Ordinary Shares") that are represented by the CBT ADSs to be issued in the Merger in exchange for outstanding shares of ForeFront Common Stock. See "Description of CBT Capital Stock."

                                --------------

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
  NOT  BEEN  APPROVED   OR  DISAPPROVED  BY  THE   SECURITIES  AND  EXCHANGE
   COMMISSION (THE  "SEC") OR ANY STATE SECURITIES COMMISSION, NOR  HAS THE
     SEC OR ANY STATE  SECURITIES COMMISSION PASSED  UPON THE ACCURACY  OR
      ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                    THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

  THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. FOREFRONT STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO BEGINNING ON PAGE 12 UNDER "RISK FACTORS."

                                --------------

  This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to stockholders of ForeFront on or about May 1, 1998.

        The date of this Proxy Statement/Prospectus is April 27, 1998.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES
 LAWS....................................................................   1
AVAILABLE INFORMATION....................................................   1
SUMMARY..................................................................   2
  The Companies..........................................................   2
  The Special Meeting....................................................   3
  Risk Factors...........................................................   4
  Fairness Opinion.......................................................   4
  Interests of Certain Persons in the Merger.............................   4
  Federal Income Tax Treatment...........................................   4
  Regulatory Matters.....................................................   4
  Accounting Treatment...................................................   4
  No Appraisal Rights....................................................   5
  The Merger.............................................................   5
  Comparative Market Price Data..........................................   8
  Comparative Per Share Data.............................................   9
  Selected Historical Financial Data.....................................  10
  Selected Unaudited Pro Forma Financial Information.....................  11
RISK FACTORS.............................................................  12
  Risks Related to the Merger............................................  12
  Risks Related to CBT's Business........................................  13
  Risks Related to ForeFront's Business..................................  17
SPECIAL MEETING..........................................................  21
  Date, Time and Place of Special Meeting................................  21
  Purpose................................................................  21
  Record Date and Outstanding Shares.....................................  21
  Vote Required..........................................................  21
  Voting of Proxies......................................................  21
  Solicitation of Proxies; Expenses......................................  22
  Recommendation of ForeFront Board of Directors.........................  22
INDUSTRY BACKGROUND......................................................  23
BUSINESS OF CBT..........................................................  24
  General................................................................  24
  Recent Developments....................................................  25
  The CBT Solution.......................................................  25
  CBT's Strategy.........................................................  26
  CBT Products...........................................................  27
  Research and Development...............................................  29

                                                                          PAGE
                                                                          ----
  Development and Marketing Alliances....................................  30
  Customers..............................................................  30
  Backlog................................................................  30
  Intellectual Property and Licenses.....................................  31
  Competition............................................................  31
  Sales, Marketing and Customer Support..................................  32
  Employees..............................................................  32
  Foreign Operations.....................................................  32
  Properties.............................................................  33
  Legal Proceedings......................................................  33
SELECTED CONSOLIDATED FINANCIAL DATA OF CBT..............................  34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF CBT....................................................  35
  Overview...............................................................  35
  Recent Developments....................................................  35
  Results of Operations..................................................  36
  Liquidity and Capital Resources........................................  40
DIRECTORS AND EXECUTIVE OFFICERS OF CBT..................................  41
  Executive Compensation.................................................  43
  Meetings of the CBT Board and Committees...............................  45
  Compensation of Directors..............................................  46
  Employment Contracts and Arrangements..................................  46
  Certain Relationships and Related Transactions.........................  46
BUSINESS OF FOREFRONT....................................................  48
  Overview...............................................................  48
  The ForeFront Solution.................................................  48
  ForeFront's Growth Strategy............................................  49
  Products...............................................................  50
  Product Development....................................................  51
  Development and Marketing Alliances....................................  52
  Customers..............................................................  52
  Sales, Marketing and Customer Support..................................  52
  Competition............................................................  53
  Intellectual Property and Licenses.....................................  53
  Employees..............................................................  54

                                                                          PAGE
                                                                          ----
  Properties.............................................................  54
  Legal Proceedings......................................................  54
SELECTED CONSOLIDATED FINANCIAL DATA OF FOREFRONT........................  55
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF FOREFRONT..............................................  56
  Overview...............................................................  56
  Results of Operations..................................................  57
  Liquidity and Capital Resources........................................  60
  New Accounting Pronouncements..........................................  61
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF
 FOREFRONT...............................................................  62
COMPARATIVE MARKET PRICE DATA............................................  64
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS..........................  66
  CBT's Reasons for the Merger...........................................  66
  ForeFront's Reasons for the Merger.....................................  66
  Background of the Merger...............................................  67
  Opinion of ForeFront Financial Advisor.................................  68
  Interests of Certain Persons in the Merger.............................  73
  Governmental and Regulatory Matters....................................  75
  Accounting Treatment...................................................  75
  No Appraisal Rights....................................................  76
TERMS OF THE MERGER......................................................  77
  Effective Time.........................................................  77
  Manner and Basis for Converting Shares.................................  77
  Treatment of Employee Equity Benefit Plans.............................  78
  Stock Ownership Following the Merger...................................  78
  Effect of the Merger...................................................  78
  Representations and Warranties.........................................  78
  Conduct of ForeFront's Business Prior to the Merger....................  79
  Conduct of CBT's Business Prior to the Merger..........................  80
  Control of Each Party's Operations.....................................  80
  No Solicitation........................................................  80

                                                                           PAGE
                                                                           ----
  Conditions to the Merger................................................   82
  Termination of the Reorganization Agreement.............................   83
  Effect of Termination...................................................   83
  Break-Up Fees...........................................................   84
  Indemnification and Insurance...........................................   84
  Affiliate Agreements....................................................   85
CERTAIN TAX CONSEQUENCES..................................................   86
  General.................................................................   86
  United States Federal Income Tax Consequences of the Merger.............   86
  Taxation of CBT.........................................................   88
  Taxation of ADS Holders.................................................   88
DESCRIPTION OF CBT CAPITAL STOCK..........................................   92
  Ordinary Shares.........................................................   92
  American Depositary Shares..............................................   92
DESCRIPTION OF FOREFRONT CAPITAL STOCK....................................  100
  Common Stock............................................................  100
  Preferred Stock.........................................................  100
  Outstanding Options, Warrants and Other Rights to Acquire ForeFront
   Common Stock...........................................................  100
  Transfer Agent and Registrar............................................  100
  Delaware Business Combination Statute...................................  100
COMPARISON OF STOCKHOLDER RIGHTS..........................................  101
LEGAL MATTERS.............................................................  110
EXPERTS...................................................................  110
UNAUDITED PRO FORMA FINANCIAL INFORMATION.................................  111
CBT: INDEX TO FINANCIAL STATEMENTS........................................  F-1
FOREFRONT: INDEX TO FINANCIAL STATEMENTS.................................. F-25

 Annex A Agreement and Plan of Reorganization, dated as of March 16, 1998, among CBT, ForeFront and Merger Sub
 Annex B Fairness Opinion of Piper Jaffray Inc.

                       ENFORCEMENT OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

  CBT is a public limited company incorporated under the laws of the Republic of Ireland. Certain of CBT's directors and officers and experts named herein are non-residents of the United States, and a significant portion of the assets of CBT and such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them in United States courts judgments predicated upon the civil liability provisions of the laws of the United States, including the Federal securities laws. CBT has been advised that there is doubt as to the enforceability against such persons in the Republic of Ireland, whether in original actions or in actions for the enforcement of judgments in United States courts, of civil liabilities predicated solely upon the laws of the United States, including the Federal securities laws.

                             AVAILABLE INFORMATION

  CBT and ForeFront are subject to the information reporting requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. CBT ADSs and ForeFront Common Stock are quoted on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, DC 20006.

  CBT has filed with the SEC a registration statement on Form S-4 (herein referred to, together with all amendments and exhibits, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules are available as described above.

  This Proxy Statement/Prospectus contains trademarks of CBT and ForeFront and may contain trademarks of others.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by CBT with the SEC pursuant to the Exchange Act are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    (c) The Company's Current Report on Form 8-K dated June 12, 1998; and

    (d) The description of the Ordinary Shares contained in the Company's Registration Statement on Form 8-A filed on March 9, 1995 and Amendment No. 1 thereto on Form 8-A/A filed on April 10, 1995.

  All documents filed by CBT pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing such documents. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Proxy Statement/Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

  CBT will furnish without charge to each person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, upon the request of such person, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies, or requests for additional information regarding CBT should be directed to CBT at 1005 Hamilton Court, Menlo Park, CA 94025; attn: General Counsel. The telephone number at such location is (650) 614-5900.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CBT, FOREFRONT OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CBT OR FOREFRONT SINCE THE DATE HEREOF, OR THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    SUMMARY

  Other than statements of historical fact, statements made in this Proxy Statement/Prospectus, including statements as to the benefits expected to result from the Merger and as to future financial performance and the analyses performed by the financial advisor to ForeFront, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" below, which ForeFront stockholders should carefully review.

  The following contains a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary does not contain a complete statement of all material elements of the proposal to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement/Prospectus and in the information and documents annexed hereto.

THE COMPANIES

 CBT

  CBT is a leading provider of interactive software designed to meet the information technology ("IT") education and training needs of businesses and organizations worldwide. CBT develops, publishes and markets a comprehensive library of 558 software titles at the end of 1997 covering a range of client/server, mainframe, Internet and intranet technologies. CBT's products are used by 1,576 of the world's leading corporations to train employees to develop and apply mission-critical technologies in the workplace. CBT works with leading software companies, including Cisco Systems, Inc. ("Cisco"), Informix Corporation ("Informix"), Lotus Development Corporation ("Lotus"), Marimba, Inc. ("Marimba"), Microsoft Corporation ("Microsoft"), Netscape Communications Corporation ("Netscape"), Novell, Inc. ("Novell"), Oracle Corporation ("Oracle"), SAP America, Inc. ("SAP"), Sybase, Inc. ("Sybase") and the IBM-Netscape-Sun Microsystems, Inc. collaborative Java education effort to develop and market vendor-specific training. CBT has also formed the Internet Security Training Consortium with Check Point Software Technologies, Inc. ("Check Point"), Cisco, IBM, Intel Corporation, the Javasoft business unit of Sun Microsystems, Inc., Lotus, Netscape, Network Associates, Inc. (formerly McAfee Associates, Inc.) ("Network Associates"), RSA Data Security, Inc. ("RSA"), Security Dynamics Technologies, Inc. ("Security Dynamics") and VeriSign, Inc. ("Verisign"), to address the Internet security training needs of enterprises worldwide.

  CBT's registered office is located at Beech Hill, Clonskeagh, Dublin 4, Ireland, and its telephone number at that address from the United States is
(011) 353-1-283-0077. The address of CBT's United States subsidiary, CBT Systems USA, Ltd., is 1005 Hamilton Court, Menlo Park, California 94025 and its telephone number at that address is (650) 614-5900.

 ForeFront

  ForeFront is a leading provider of interactive software designed to meet the IT education and training needs of network professionals, personal computer ("PC") technicians, Web masters/managers and other IT professionals. ForeFront develops and markets high-quality, cost-effective computer-based training products on CD-ROMs, which enable IT professionals to conveniently prepare for technical certification exams. Each of ForeFront's products is designed to provide comprehensive training in the subject matter necessary to obtain technical certifications. In addition to computer-based training products, ForeFront publishes and markets a line of PC/Network utilities, which enable technical professionals to diagnose problems quickly and easily, manage systems, and enhance the performance of networks and PCs. ForeFront also develops and markets off-line browsing and metasearching products for use on the Internet.

  ForeFront sells its computer-based training products through telesales primarily to individual IT professionals as career advancement tools. ForeFront believes that its highly-refined prospecting and marketing strategy provides it with a significant competitive advantage in selling products to its targeted customers. ForeFront employs a proprietary direct marketing program to generate customer prospects for its more than 165 full-time telesales representatives. ForeFront has increased its telesales force by 200% in the past 18 months and in October 1997, it expanded from its original base in Florida serving North American markets to a second telesales operation in Dublin, Ireland serving European markets. ForeFront has sold its computer-based training and PC/Network products to more than 60,000 customers and has generated over 600,000 customer prospects from its marketing efforts to date.

  ForeFront's executive offices are located at 1360 Post Oak Boulevard, Suite 2050, Houston, Texas 77056, and its telephone number is (713) 961-1101.

 Merger Sub

  Merger Sub is a corporation recently organized by CBT for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Merger Sub's executive offices are located at 1005 Hamilton Court, Menlo Park, California 94025, and its telephone number is (650) 614-5900.

THE SPECIAL MEETING

 Time, Date, Place and Purpose

  The Special Meeting will be held at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Boulevard, Houston, Texas, on May 28, 1998 at 9:00 a.m., local time. The purpose of the Special Meeting is to allow ForeFront stockholders to consider and vote upon a proposal to approve and adopt the Reorganization Agreement and approve the Merger. ForeFront stockholders will also consider and vote upon any other matters that may properly come before the Special Meeting. See "Special Meeting--Date, Time and Place of Special Meeting" and "--Purpose."

 Record Date and Vote Required

  Only ForeFront stockholders of record at the close of business on April 20, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Pursuant to the Delaware General Corporation Law ("DGCL") and the ForeFront Certificate of Incorporation (the "ForeFront Certificate"), the affirmative vote of the holders of a majority of ForeFront Common Stock outstanding as of the Record Date is required to approve and adopt the Reorganization Agreement and to approve the Merger. Certain directors and executive officers of ForeFront and their affiliates (who, as of the Record Date, beneficially owned approximately 23% of the outstanding shares of ForeFront Common Stock), have entered into agreements with CBT that obligate them to vote all shares of ForeFront Common Stock they hold in favor of the proposal to approve and adopt the Reorganization Agreement and approve the Merger.

  As of the Record Date, there were approximately 258 stockholders of record of ForeFront Common Stock and 6,876,609 shares of ForeFront Common Stock outstanding, with each share entitled to one vote on the matter to be acted upon at the Special Meeting. See "Special Meeting--Vote Required."

 Recommendation of ForeFront Board of Directors.

  The ForeFront Board has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to and in the best interests of ForeFront and its stockholders. AFTER CAREFUL CONSIDERATION, THE FOREFRONT BOARD UNANIMOUSLY RECOMMENDS THAT FOREFRONT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE REORGANIZATION AGREEMENT AND APPROVE THE MERGER. Stockholders should read this Proxy Statement/Prospectus carefully prior to voting. See "Special Meeting-- Recommendation of ForeFront Board of Directors," "Approval of the Merger and Related Transactions--ForeFront's Reasons For the Merger," and "--Material Contacts and Board Deliberations."

RISK FACTORS

  See "Risk Factors" for a discussion of certain risks pertaining to the Merger and the businesses of CBT and ForeFront.

FAIRNESS OPINION

  Piper Jaffray Inc. ("Piper Jaffray") has delivered to the ForeFront Board its written opinion, dated March 13, 1998, to the effect that, as of such date, the Exchange Ratio (as defined below) was fair from a financial point of view to the holders of ForeFront Common Stock. The full text of the opinion of Piper Jaffray, which sets forth assumptions made and matters considered, is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Holders of ForeFront Common Stock are urged to, and should, read such opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of ForeFront Financial Advisor" and Annex B hereto.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the ForeFront Board with respect to the Reorganization Agreement, ForeFront stockholders should be aware that certain executive officers of ForeFront have interests in the Merger that are in addition to the interests of holders of ForeFront Common Stock generally. In particular, David Sikora, the President and Chief Executive Officer of ForeFront, will be paid a change of control payment upon consummation of the Merger and may be paid additional amounts if he is terminated without cause following the Merger. In addition, certain stock options will vest upon consummation of the Merger. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger."

FEDERAL INCOME TAX TREATMENT

  The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss generally will be recognized by the holders of ForeFront Common Stock on the exchange of their shares of ForeFront Common Stock solely for CBT ADSs. As a condition to the consummation of the Merger, CBT and ForeFront will have received opinions from their respective tax counsel that the Merger will constitute a reorganization under Section 368(a) of the Code. However, all ForeFront stockholders are urged to consult their own tax advisors. See "Certain Tax Consequences," and "Terms of the Merger--Conditions to the Merger."

REGULATORY MATTERS

  Consummation of the Merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The notifications required under the HSR Act have been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the parties have received early termination of the specified waiting period under the HSR Act for the Merger. The Merger also must satisfy the requirements of the federal and certain state and Canadian securities laws. See "Approval of the Merger and Related Transactions--Governmental and Regulatory Matters."

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a "pooling-of-interests" for financial reporting purposes in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon (i) receipt by CBT of a letter from its independent auditors dated as of a date within two business days of the closing of the Merger (the "Closing Date") to the effect that such accountants concur with the conclusion of CBT management that pooling-of-interests accounting for the Merger is appropriate and (ii) receipt by ForeFront of a letter from its independent auditors dated as of a date within two business days of the Closing Date to the effect that such auditors concur with conclusion of ForeFront management that no conditions exist relating to ForeFront that would preclude CBT from accounting for the Merger as a pooling-of-interests. See "Approval of the Merger and Related Transactions--Accounting Treatment" and "Terms of the Merger--Conditions to the Merger."

NO APPRAISAL RIGHTS

  ForeFront stockholders are not entitled to appraisal rights in connection with the Merger under the DGCL.

THE MERGER

 Terms of the Merger; Exchange Ratio

  At the Effective Time (as defined below), Merger Sub will merge with and into ForeFront and ForeFront will become a wholly-owned subsidiary of CBT. Once the Merger is consummated, Merger Sub will cease to exist as a corporation and ForeFront will remain as a wholly-owned subsidiary of CBT (the "Surviving Corporation"). As a result of the Merger, each outstanding share of ForeFront Common Stock, other than shares owned by ForeFront, CBT, Merger Sub or any direct or indirect wholly-owned subsidiary of CBT or ForeFront, will be converted into 0.3137 CBT ADSs, and each outstanding option or other right with respect to ForeFront Common Stock under various stock option plans, each outstanding warrant to purchase ForeFront Common Stock, and each outstanding exchangeable share that is exchangeable for shares of ForeFront Common Stock will be assumed by CBT and will become an equivalent option or right with respect to CBT ADSs, as adjusted to reflect the Exchange Ratio.

  On March 16, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing prices per CBT ADS and per share of ForeFront Common Stock on Nasdaq were $50.00 and $13.38, respectively. On April 24, 1998, the closing prices per CBT ADS and per share of ForeFront Common Stock on Nasdaq were $50.63 and $15.56, respectively. See "Comparative Market Price Data." Because the Exchange Ratio is fixed, changes in the market price of CBT ADSs will affect the value of the CBT ADSs to be received by stockholders of ForeFront in the Merger. ForeFront stockholders are encouraged to obtain current market quotations for CBT ADSs and ForeFront Common Stock prior to the Special Meeting.

 Effective Time of the Merger

  The Merger will become effective upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Delaware Secretary of State or at such later time as may be agreed in writing by CBT, ForeFront and Merger Sub and specified in the Certificate of Merger (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is currently anticipated that the closing date of the Merger (the "Closing Date") and Effective Time will be on May 29, 1998. See "Terms of the Merger--Effective Time."

 Exchange of ForeFront Stock Certificates

  Promptly after the Effective Time, CBT, acting through The Bank of New York as its exchange agent (the "Exchange Agent"), will deliver to each ForeFront stockholder of record as of the Effective Date by United States mail at its address of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates that, prior to the Merger, represented shares of ForeFront Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY FOREFRONT STOCKHOLDERS UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF THE LETTER OF TRANSMITTAL.

 Form S-8 Registration Statement

  As soon as reasonably practical (and in any event within twenty days) after the Effective Time, CBT will file a registration statement on Form S-8 under the Securities Act to register the CBT Ordinary Shares represented by the CBT ADSs issuable upon exercise of ForeFront options that will be assumed by CBT. See "Terms of the Merger--Manner and Basis for Converting Shares."

 Stock Ownership Following the Merger

  Based upon the capitalization of ForeFront as of the close of business on the Record Date, an aggregate of approximately 2,157,192 CBT ADSs will be issued to ForeFront stockholders in the Merger and CBT will assume options, warrants and other rights to acquire up to approximately 1,058,000 additional CBT ADSs. Based upon the number of CBT ADSs issued and outstanding as of the Record Date, and after giving effect to the issuance of CBT ADSs as described in the previous sentence and the exercise of all options, warrants and other rights to acquire ForeFront Common Stock assumed by CBT, the former holders of ForeFront Common Stock and options, warrants and other rights to acquire ForeFront Common Stock would hold, and have voting power with respect to, approximately 7.96% of CBT's total equivalent ADSs outstanding. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either CBT or ForeFront subsequent to the dates indicated and prior to the Effective Time, and there can be no assurance as to the actual capitalization of CBT or ForeFront at the Effective Time or CBT at any time following the Effective Time.

 Board of Directors; Management Following the Merger

  The Board of Directors of the Surviving Corporation will consist of the directors of Merger Sub immediately prior to the Effective Time. The officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly elected.

 Conduct of Business Prior to the Merger

  Pursuant to the Reorganization Agreement, ForeFront has agreed that until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time, subject to certain exceptions and except to the extent that CBT consents in writing, ForeFront will carry on its business, in all material respects, in the usual, regular and ordinary course, and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its reasonable best efforts consistent with past practices and policies: (i) to preserve intact its present business organization, (ii) to keep available the services of its present officers and employees, and (iii) to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, subject to certain exceptions, ForeFront has agreed that, without the prior written consent of CBT, it will not perform or engage in certain activities in the conduct of its business and the business of its subsidiaries. See "Terms of the Merger--Conduct of ForeFront's Business Prior to the Merger."

 No Solicitation

  Under the terms of the Reorganization Agreement, except under certain limited circumstances, ForeFront has agreed that it will not: (i) solicit any alternate acquisition proposal, (ii) participate in any discussions or negotiations with any other parties with respect to an alternate acquisition proposal, or (iii) provide any non-public information concerning ForeFront to any other parties in connection with any alternate acquisition proposal. See "Terms of the Merger-- No Solicitation."

 Conditions to the Merger

  Consummation of the Merger is subject to certain conditions, including: (i) the effectiveness of the Registration Statement, (ii) approval and adoption of the Reorganization Agreement and approval of the Merger by the stockholders of ForeFront at the Special Meeting, (iii) the absence of any law or order prohibiting consummation of the Merger, (iv) receipt by CBT and ForeFront of legal opinions that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (v) receipt by CBT of a letter from its independent accountants dated as of a date within two business days of the Closing Date to the effect that such accountants concur with CBT management's conclusion that pooling-of-interests accounting for the Merger is appropriate and receipt by ForeFront of a letter from its independent auditors dated as of a date within two business days of the Closing Date to the effect that such auditors concur with ForeFront management's conclusion that no conditions exist relating to ForeFront that would preclude CBT from accounting for the Merger as a pooling-of-interests, (vi) subject to certain materiality thresholds, the accuracy of the representations and warranties made by each party in the Reorganization Agreement, (vii) subject to certain materiality thresholds, performance of all covenants required by the Reorganization Agreement, and
(viii) the absence of a material adverse effect with regard to either CBT or ForeFront. See "Terms of the Merger--Conditions to the Merger."

 Termination; Fees

  The Reorganization Agreement may be terminated under certain circumstances. ForeFront has agreed that if the Merger is not consummated under certain circumstances, it will pay CBT a sum of $5.075 million. See "Terms of the Merger--Termination of the Reorganization Agreement" and "--Break Up Fees."

 Affiliate Agreements

  Each director and certain officers of ForeFront have entered into agreements restricting sales, dispositions or other transactions that reduce their risk of investment in respect of the shares of ForeFront Common Stock held by them prior to the Merger and the CBT ADSs received by them in the Merger so as to comply with the requirements of applicable federal securities laws and to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Certain persons who may be deemed affiliates of CBT have entered into agreements restricting sales, dispositions or other transactions that reduce their risk of investment with respect of the CBT ordinary shares or CBT ADSs held by them so as to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

COMPARATIVE MARKET PRICE DATA

  CBT ADSs and ForeFront Common Stock are traded on Nasdaq under the symbols "CBTSY" and "FFGI," respectively. The following table sets forth the high and low closing prices per share of such securities as reported on Nasdaq, based on published financial sources, since CBT's initial public offering on April 13, 1995 and ForeFront's initial public offering on December 18, 1995. No cash dividends have been paid on the CBT ADSs or ForeFront Common Stock. The per share information presented below and elsewhere in this Proxy Statement/Prospectus has been adjusted to reflect two two-for-one splits of the CBT ADSs, which occurred on May 15, 1996 and March 9, 1998.

                                                                    FOREFRONT
                                                      CBT ADSS    COMMON STOCK
                                                    ------------- -------------
                                                     HIGH   LOW    HIGH   LOW
                                                    ------ ------ ------ ------
1995:
  Second Quarter................................... $10.75 $ 5.50
  Third Quarter....................................  12.50   9.44
  Fourth Quarter...................................  13.85  11.10 $ 8.63 $ 8.25
1996:
  First Quarter....................................  18.38  10.75  10.09   6.50
  Second Quarter...................................  25.13  17.00  20.75   7.50
  Third Quarter....................................  27.13  19.63  13.88   8.94
  Fourth Quarter...................................  29.38  22.38  10.88   5.00
1997:
  First Quarter....................................  35.25  19.07   7.00   2.88
  Second Quarter...................................  31.63  20.00   4.25   2.00
  Third Quarter....................................  40.13  28.63   8.88   2.13
  Fourth Quarter...................................  41.19  30.25  10.75   4.75
1998:
  First Quarter....................................  51.75  36.00  15.38   7.69
  Second Quarter (through April 24, 1998)..........  54.75  49.75  17.13  15.13

  Set forth below are the last reported sale prices of CBT ADSs and ForeFront Common Stock on March 16, 1998, the last trading day prior to the execution of the Reorganization Agreement, and on April 24, 1998, the last trading day prior to the date of the Proxy Statement/Prospectus, as well as the equivalent pro forma sale prices of ForeFront Common Stock on such dates, as determined by multiplying the Exchange Ratio by the CBT ADS price.

                                                          FOREFRONT   FOREFRONT
                                                CBT ADSS COMMON STOCK EQUIVALENT
                                                -------- ------------ ----------
March 16, 1998.................................  $50.00     $13.38      $15.69
April 24, 1998.................................  $50.63     $15.56      $15.88

  FOREFRONT STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET INFORMATION FOR CBT ADSS AND FOREFRONT COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICES OF CBT ADSS OR FOREFRONT COMMON STOCK AT THE EFFECTIVE TIME.

COMPARATIVE PER SHARE DATA

  The following table shows actual ("historical") per share information and information as if the companies had been combined for the periods shown ("pro forma combined"), calculated by applying the Exchange Ratio. The historical data is based on the historical consolidated financial statements and related notes of each of CBT and ForeFront included elsewhere in this document. You should read this data together with the historical financial statements of CBT and ForeFront and related notes thereto. The data presented does not indicate what ForeFront/CBT's future results of operations will be or the actual results that would have occurred if the Merger had occurred at the beginning of the periods indicated. No adjustment has been included for any anticipated cost savings or other synergies. See "Unaudited Pro Forma Financial Information."

                                                         FOREFRONT
                                                            CBT     FOREFRONT
                                     CBT     FOREFRONT   PRO FORMA  PRO FORMA
                                  HISTORICAL HISTORICAL COMBINED(1) EQUIVALENT
                                  ---------- ---------- ----------- ----------
Book value per equivalent
 ADS/share(2):
  December 31, 1997..............   $2.55      $ 1.00      $2.58      $0.81
Net Income (loss) per equivalent
 ADS/share:
  Year ended December 31, 1997...   $0.58      $(0.63)     $0.45      $0.14
  Year ended December 31, 1996...   $0.33      $(1.22)     $0.12      $0.04
  Year ended December 31, 1995...   $0.20      $(0.12)     $0.18      $0.06
Basic earnings per equivalent
 ADS/share:
  Year ended December 31, 1997...   $0.58      $(0.63)     $0.45      $0.14
  Year ended December 31, 1996...   $0.33      $(1.22)     $0.12      $0.04
  Year ended December 31, 1995...   $0.20      $(0.12)     $0.18      $0.06
Diluted earnings per equivalent
 ADS/share:
  Year ended December 31, 1997...   $0.53      $(0.63)     $0.41      $0.13
  Year ended December 31, 1996...   $0.30      $(1.22)     $0.11      $0.03
  Year ended December 31, 1995...   $0.17      $(0.12)     $0.15      $0.05

--------
(1) See "--Selected Unaudited Pro Forma Financial Information."
(2) Figures in the "CBT Historical," "ForeFront CBT Pro Forma Combined" and "ForeFront Pro Forma Equivalent" columns are per equivalent ADS. Figures in the "ForeFront Historical" column are per share of ForeFront Common Stock.

  No cash dividends have ever been declared or paid with respect to CBT Ordinary Shares or ForeFront Common Stock. See "Comparative Market Price Data."

SELECTED HISTORICAL FINANCIAL DATA

 Selected Historical Financial Data of CBT

  The selected historical financial data of CBT set forth below comes from the Selected Consolidated Financial Data of CBT as they appear herein for each of the five fiscal years in the period ended December 31, 1997.

                                       YEAR ENDED AND AT DECEMBER 31,
                                    -----------------------------------------
                                     1997    1996     1995     1994     1993
                                    ------  -------  -------  -------  ------
                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues........................... $118.6  $  73.6  $  49.3  $  34.5  $ 22.7
Net income......................... $ 22.2  $  11.8  $   6.0  $   2.6  $  0.5
Net Income per equivalent ADS:
  Basic............................ $ 0.58  $  0.33  $  0.20  $  0.11  $ 0.02
  Diluted.......................... $ 0.53  $  0.30  $  0.17  $  0.09  $ 0.02
Dividends per equivalent ADS.......    --       --       --       --      --
Total assets....................... $131.3  $  87.0  $  68.7  $  19.1  $ 13.1
Redeemable convertible preferred
 shares............................    --       --       --   $   4.7  $  2.7
Long-term debt.....................    --       --   $   0.8  $   0.8  $  2.3
Shareholders' equity (deficit)..... $101.0  $  61.2  $  46.3  $  (5.7) $ (4.6)

 Selected Historical Financial Data of ForeFront

  The selected historical financial data of ForeFront set forth below comes from the Selected Consolidated Financial Data of ForeFront as they appear herein for each of the five fiscal years in the period ended December 31, 1997.

                                       YEAR ENDED AND AT DECEMBER 31,
                                    -----------------------------------------
                                     1997    1996     1995     1994     1993
                                    ------  -------  -------  -------  ------
                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues........................... $ 18.4  $  13.8  $   6.1  $   4.7  $  3.7
Net income (loss).................. $ (4.1) $  (7.3) $  (0.5) $  (0.8) $  0.1
Net Income per equivalent share:
  Basic............................ $(0.63) $ (1.22) $ (0.12) $ (0.24) $ 0.03
  Diluted.......................... $(0.63) $ (1.22) $ (0.12) $ (0.24) $ 0.03
Dividends per equivalent share.....    --       --       --       --      --
Total assets....................... $ 10.0  $   9.6  $  14.0  $   1.0  $  2.4
Long-term debt.....................    --       --       --       --      --
Stockholders' equity............... $  6.7  $   7.0  $  12.8  $   0.5  $  2.1

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following presents selected unaudited pro forma financial information of CBT and ForeFront combined as if the Merger had occurred for the periods indicated. The Merger is intended to be treated as a pooling-of- interests for accounting and financial reporting purposes. You should read this together with the consolidated financial statements and accompanying notes of CBT and ForeFront included herein and the unaudited pro forma condensed combined financial statements and accompanying discussion and notes set forth under "Unaudited Pro Forma Financial Information" included herein. The pro forma amounts in the table below are presented for your information and do not indicate what the financial position or the results of operations of the combined company would have been had the Merger occurred as of the dates or for the periods presented. The pro forma amounts also do not indicate what the financial position or future results of operations of the combined company will be. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies. See "Unaudited Pro Forma Financial Information."

                                         YEAR ENDED AND AT DECEMBER 31,
                                    -----------------------------------------
                                      1997    1996    1995    1994     1993
                                    -------- ------- ------- -------  -------
                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
CBT--FOREFRONT PRO FORMA COMBINED
Revenues........................... $  137.0 $  87.4 $  55.4 $  39.2  $  26.4
Net income......................... $   18.1 $   4.5 $   5.6 $   1.8  $   0.6
Net Income per equivalent ADS:
  Basic............................ $   0.45 $  0.12 $  0.18 $  0.07  $  0.02
  Diluted.......................... $   0.41 $  0.11 $  0.15 $  0.06  $  0.02
Dividends per equivalent ADS.......      --      --      --      --       --
Total assets....................... $  141.3 $  96.6 $  82.7 $  20.1  $  15.5
Redeemable convertible preferred
 shares............................      --      --      --  $   4.7  $   2.7
Long-term debt.....................      --      --  $   0.8 $   0.8  $   2.3
Shareholders' equity (deficit)..... $  107.7 $  68.2 $  59.1 $  (5.2) $  (2.5)

                                 RISK FACTORS

  This Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this Proxy Statement/Prospectus. The following factors should be considered carefully by holders of ForeFront Common Stock in evaluating whether to approve and adopt the Reorganization Agreement and approve the Merger. These factors should be considered in conjunction with the other information included or incorporated by reference in this Proxy Statement/Prospectus, including in conjunction with forward-looking statements made herein. For periods following the Merger, references to CBT should be considered to refer to CBT and its subsidiaries, including ForeFront, unless the context otherwise requires.

RISKS RELATED TO THE MERGER

  Uncertainty Relating to Integration. The successful combination of CBT and ForeFront, including the successful operation of ForeFront as an autonomous subsidiary of CBT, will require substantial effort from each company. The diversion of the attention of management and any difficulties encountered in the transition process could have an adverse impact on CBT's ability to realize the full benefits of the Merger. The successful combination of the two companies will also require coordination of their research and development and sales and marketing efforts. In addition, the process of combining the two organizations could cause the interruption of, or a loss of momentum in, ForeFront's activities.

  Certain key executives of ForeFront will not continue with the combined company over the long term following the Merger. The employment of David Sikora, President and Chief Executive Officer of ForeFront, and Michael Kaplan, President of ForeFront Direct, Inc., will terminate at the Effective Time, although Mr. Kaplan has agreed to continue as a consultant with CBT for four months thereafter. There can be no assurance that the loss of these two executives will not disrupt the integration of the two companies or prevent CBT from realizing any of the anticipated benefits of the Merger. In addition, options previously granted to other key executives of ForeFront will accelerate at the Effective Time. There can be no assurance that CBT will be able to retain these other key executives or ForeFront's key management, technical, sales and customer support personnel, or that it will realize any of the anticipated benefits of the Merger. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger."

  Effect of Merger on Customers and Partners. Certain of ForeFront's existing customers or strategic partners may view themselves as competitors of CBT, and therefore determine that the Merger is competitively disadvantageous to them. As a consequence, ForeFront's relationship with these customers or strategic partners could be adversely affected. In addition, CBT's relationships with certain of its customers that compete with ForeFront may be adversely affected by the Merger, which could adversely affect the ability of CBT to continue relationships with such customers after the Merger.

  Risks Associated with Fixed Exchange Ratio. As a result of the Merger, each outstanding share of ForeFront Common Stock will be converted into 0.3137 CBT ADSs. Because the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of either CBT ADSs or ForeFront Common Stock, the specific value of the consideration to be received by ForeFront stockholders in the Merger will depend on the market price of CBT ADSs at the Effective Time. In the event that the market price of CBT ADSs decreases or increases prior to the Effective Time, the market value at the Effective Time of CBT ADSs to be received by ForeFront stockholders in the Merger would correspondingly decrease or increase. The market prices of CBT ADSs and ForeFront Common Stock as of a recent date are set forth herein under "Summary--Comparative Market Price Data." ForeFront stockholders are advised to obtain recent market quotations for CBT ADSs and ForeFront Common Stock. CBT ADSs and ForeFront Common Stock historically have been subject to substantial price volatility. No assurance can be given as to the market prices of CBT ADSs or ForeFront Common Stock at any time before the Effective Time or as to the market price of CBT ADSs at any time thereafter. See "Comparative Market Price Data" and "Comparison of Stockholder Rights."

  Differences in Shareholder Rights between United States and Irish Corporations. CBT is incorporated under the laws of the Republic of Ireland. The rights of holders of Ordinary Shares and, therefore, certain of the rights of CBT ADS holders, are governed by Irish law including the Companies Acts of the Republic of Ireland, by CBT's Memorandum and Articles of Association (collectively, the "CBT Charter") and certain laws of the European Union. These rights differ in certain respects from the rights of stockholders in typical United States corporations. In particular, Irish law significantly limits the circumstances under which stockholders of Irish corporations may bring derivative actions. See "Comparison of Stockholder Rights."

RISKS RELATED TO CBT'S BUSINESS

  Fluctuations in Operating Results. CBT has in the past experienced fluctuations in its quarterly operating results and anticipates that such fluctuations will continue and could intensify in the future. Fluctuations in operating results may result in volatility in the price of CBT ADSs. Although CBT was profitable in each of the last sixteen quarters, there can be no assurance that such profitability will continue in the future or that the levels of profitability will not vary significantly among quarterly periods. CBT's operating results may fluctuate as a result of many factors, including timing and effect of mergers and acquisitions, size and timing of orders and shipments, mix of sales between products developed solely by CBT and products developed through development and marketing alliances, royalty rates, the announcement, introduction and acceptance of new products, product enhancements and technologies by CBT and its competitors, mix of sales between CBT's field sales force, its other direct sales channels and its indirect sales channels, competitive conditions in the industry, loss of significant customers, delays in availability of existing or new products, spending patterns of CBT's customers, currency fluctuations and general economic conditions.

  CBT's expense levels are based in significant part on its expectations regarding future revenues and are fixed to a large extent in the short term. Accordingly, CBT may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant revenue shortfall would therefore have a material adverse effect on CBT's results of operations. In addition, CBT hired additional employees in 1997 and the first two months of 1998. This increase in employee expense could have a negative impact on CBT's operating margins during 1998.

  Foreign Currency Impact. With more than a quarter of CBT's revenues outside the United States, sales were negatively impacted in 1997 due to the continued strength of the United States dollar against other major currencies. At current exchange rates, CBT anticipates quarter to quarter comparisons could continue to be negatively impacted by currency adjustments through fiscal 1998.

  Competition. The IT education and training market is highly fragmented and competitive, and CBT expects this competition to increase. CBT expects that because of the lack of significant barriers to entry into this market, new competitors may enter the market in the future. In addition, larger companies are competing with CBT in the IT education and training market through the acquisition of CBT's competitors, and CBT expects this trend to continue. Such competitors may also include publishing companies and vendors of application software, including those vendors with whom CBT has formed development and marketing alliances.

  CBT competes primarily with third-party suppliers of instructor-led IT education and training and internal training departments and with other suppliers of IT education and training, including several other companies that produce interactive software training. To a lesser extent, CBT also competes with consultants, value-added resellers and network integrators. Certain of these value-added resellers also market products competitive with those of CBT. CBT expects that as organizations increase their dependence on outside suppliers of training, CBT will face increasing competition from these other suppliers as IT education and training managers more frequently compare training products provided by outside suppliers.

  Many of CBT's current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, than CBT. In addition, the IT education and training market is characterized by significant price competition, and CBT expects that it will face increasing price pressures from competitors as IT managers demand more value for their training budgets. Accordingly, there can be no assurance that CBT will be able to provide products that compare favorably with new instructor-led techniques or other interactive training software or that competitive pressures will not require CBT to reduce its prices significantly.

  Developing Market. The market for IT education and training is rapidly evolving. New methods of delivering interactive education software are being developed and offered in the marketplace, including intranet and Internet deployment systems. Many of these new delivery and training management systems will involve new and different business models and contracting mechanisms. In addition, multimedia and other product functionality features are being added to the educational software. Accordingly, CBT's future success will depend upon, among other factors, the extent to which CBT is able to develop and implement products which address these emerging market requirements. There can be no assurance that CBT will be successful in meeting changing market needs. In particular, CBT has announced and shipped in 1997 its next generation education deployment and management system, CBT Campus. If CBT Campus were to fail to secure market acceptance, sales of CBT courseware, and CBT's operating results, could be materially adversely affected.

  Seasonality. The software industry generally, and CBT in particular, are subject to seasonal revenue fluctuations, based in part on customers' annual budgetary cycles and in part on the annual nature of sales quotas. These seasonal trends have in the past caused, and in the future are expected to continue to cause, revenues in the first quarter of a year to be less, perhaps substantially so, than revenues for the immediately preceding fourth quarter. In addition, CBT has in past years (as well as in 1998) added significant headcount in the sales and marketing and research and development functions in the first quarter, and to a lesser extent, the second quarter. Because these headcount additions do not immediately contribute significant revenues, CBT's operating margins in the earlier part of the year tend to be significantly lower than in the later parts of the year. There can be no assurance, however, that operating margins in the fourth quarter will meet CBT's expectations. Many software companies also experience a seasonal downturn in demand during the summer months. There can be no assurance that these or other seasonal trends will not have a material adverse effect on CBT's results of operations.

  Management of Expanding Operations and Acquisitions. CBT has recently experienced rapid expansion of its operations, which has placed, and is expected to continue to place, significant demands on CBT's administrative, operational and financial personnel and systems. CBT's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its operational, financial control and reporting systems. In particular, CBT requires significant improvement in its order entry and fulfillment and management information systems in order to support its expanded operations. If CBT is unable to respond to and manage changing business conditions, its business and results of operations could be materially adversely affected.

  As a result of the consummation of the acquisitions of PTS in late 1995, CLS and NTT in May 1996, ALA and Benelux in February 1997, Scholars in August 1997 and MidEast (each as defined in "Business of CBT--General") in December 1997, CBT's operating expenses have increased. In addition, if the Merger is consummated, CBT expects that operating expenses will increase as a result of such transaction. There can be no assurance that the integration of these businesses can be successfully completed in a timely fashion, or at all, or that the revenues from the acquired businesses will be sufficient to support the costs associated with those businesses, without adversely affecting CBT's operating margins. Any failure to complete successfully the integration in a timely fashion or to generate sufficient revenues from the acquired businesses could have a material adverse effect on CBT's business and results of operations.

  CBT regularly evaluates acquisition opportunities and is likely to make acquisitions in the future. Future acquisitions by CBT could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect CBT's results of operations. Product and technology acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations, technologies and products, diversion of management's attention to other business concerns, risks of entering markets in which CBT has no or limited prior experience and potential loss of key employees of acquired companies. CBT's management has had limited experience in assimilating acquired organizations and products into CBT's operations. No assurance can be given as to the ability of CBT to integrate successfully any operations, personnel or products that have been acquired or that might be acquired in the future, and the failure of CBT to do so could have a material adverse effect on CBT's results of operations.

  Dependence on Key Personnel. CBT's future success depends in large part on the continued service of its key management, sales, product development and operational personnel, and on its ability to continue to attract, motivate and retain highly qualified employees, including additional management personnel. In particular, the loss of certain senior management personnel or other key employees could have a material adverse effect on CBT's business. In addition, CBT depends on writers, programmers and graphic artists, as well as third-party content providers. CBT expects to continue to hire additional product development, sales and marketing, information services and accounting staff. However, there can be no assurance that CBT will be successful in attracting, retaining or motivating key personnel. The inability to hire and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect on CBT's current business, new product development efforts and future business prospects.

  Risk of Increasing Taxes. Certain of CBT's subsidiaries have significant operations and generate significant taxable income in Ireland, and certain of CBT's Irish subsidiaries are taxed at rates substantially lower than tax rates in effect in the United States and in other countries in which the Company has operations. The extent of the tax benefit could vary from period to period, and there can be no assurance that CBT's tax situation will not change.

  Dependence on Development and Marketing Alliances. CBT has entered into development and marketing alliances with Microsoft, Oracle, IBM/Sun Microsystems/Netscape Java Consortium, Netscape, IBM/Lotus, Cisco, Informix, Novell, SAP America, Asymetrix, Marimba and Sybase/Powersoft under which it is currently developing courses. CBT believes that an increasing portion of its revenues in the future may be attributable to products developed through its alliances. There can be no assurance that any of these parties will continue to cooperate with CBT, that CBT will be able to successfully develop courses for its development and marketing alliances in a timely fashion or at all, or that CBT will be able to negotiate additional alliances in the future on acceptable terms or at all. There can be no assurance that the marketing efforts of CBT's partners will not disrupt CBT's direct sales efforts. In addition, CBT's development and marketing partners could pursue their existing or alternative training programs in preference to and in competition with those being developed with CBT. In the event CBT is not able to maintain or expand its current development and marketing alliances or enter into new development and marketing alliances, CBT's operating results and financial condition could be materially adversely affected. Furthermore, CBT is required to pay royalties to its development and marketing partners on products developed with them, which reduces CBT's gross margins. CBT expects that cost of revenues may fluctuate from period to period in the future based upon many factors, including the mix of titles licensed (between titles developed exclusively by CBT and royalty-bearing titles developed pursuant to development and marketing alliances) and the timing of expenses associated with development and marketing alliances. In addition, the collaborative nature of the development process under these alliances may result in longer development times and less control over the timing of product introductions than for courses developed solely by CBT.

  Dependence on New Products. The subject matter of CBT's courseware is influenced by rapidly changing technology, evolving industry standards, changes in customer needs and frequent introductions of new products by software vendors. Accordingly, CBT believes that its future success will depend in large part upon its ability to meet these changes by enhancing its existing courses and developing and introducing new courses on a timely basis. There can be no assurance that CBT will be successful in addressing the changing needs of the marketplace by developing and marketing new products or enhancing its existing products on a timely basis. If CBT were unable, due to resource, technological or other constraints, to anticipate and respond adequately to changes in customers' software technology and preferences, CBT's business and results of operations would be materially adversely affected.

  Moreover, software products as complex as those offered by CBT may contain undetected errors or fail when first introduced or upon release of new versions of CBT's products. There can be no assurance that, despite testing by CBT and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in a loss of or delay in market acceptance.

  Operations Outside the United States. CBT's products are marketed throughout the world, and sales outside the United States have represented a significant portion of CBT's revenues. CBT expects that international operations will continue to account for a significant portion of its revenues and intends to continue to expand its operations outside of the United States. In addition, CBT's corporate headquarters and its research and development organization are located outside the United States. Operations outside the United States are subject to inherent risks, including fluctuations in exchange rates, difficulties or delays in developing and supporting non-English language versions of CBT's products, political and economic conditions in various jurisdictions, unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing foreign subsidiary operations, longer accounts receivables payment cycles and potentially adverse tax consequences. There can be no assurance that such factors will not have a material adverse effect on CBT's future operations outside the United States.

  Currency Fluctuations. CBT's consolidated financial statements are prepared in United States dollars, although several of CBT's subsidiaries have functional currencies other than the United States dollar, and a significant portion of CBT's and its subsidiaries' revenues, costs and assets are denominated in currencies other than their respective functional currencies. Fluctuations in exchange rates may have a material adverse effect on CBT's results of operations, particularly its operating margins, and could also result in exchange losses. The impact of future exchange rate fluctuations on CBT's results of operations cannot be accurately predicted. To date, CBT has not sought to hedge the risks associated with fluctuations in exchange rates, but may undertake such transactions to hedge specific currency risks in the future. There can be no assurance that CBT's results of operations will not be materially adversely affected by exchange rate fluctuations or that any hedging techniques implemented by CBT would be successful in eliminating or reducing the effects of currency fluctuations.

  Risks Associated with Intellectual Property. CBT regards its software as proprietary and relies primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use CBT's courseware or technology without authorization, or to develop similar courseware or technology independently. Furthermore, the laws of certain countries in which CBT sells its products do not protect CBT's software and intellectual property rights to the same extent as do the laws of the United States. CBT generally does not include in its software any mechanisms to prevent or inhibit unauthorized use, but generally requires the execution of a license agreement which restricts copying and use of CBT's products. If unauthorized copying or misuse of CBT's products were to occur to any substantial degree, CBT's business and results of operations could be materially adversely affected. There can be no assurance that CBT's means of protecting its proprietary rights will be adequate or that CBT's competitors will not independently develop similar technology.

  There can be no assurance that third parties will not claim CBT's current or future products infringe the proprietary rights of others. CBT expects that software developers will increasingly be subject to such claims as the number of products and competitors in the IT education and training industry grows and the functionality of products in the industry overlaps. Any such claim, with or without merit, could result in costly litigation or might require CBT to enter into royalty or licensing agreements. Such royalty or license agreements, if required, may not be available on terms acceptable to CBT or at all.

  Volatility of Stock Price. The initial public offering of the CBT ADSs was completed in April 1995, and there can be no assurance that a viable public market for the CBT ADSs will be sustained. The market price of the CBT ADSs has fluctuated significantly since CBT's initial public offering. CBT believes that factors such as announcements of developments related to CBT's business, announcements of new products or enhancements by CBT or its competitors, sales of the CBT ADSs into the public market, developments in CBT's relationships with its customers, partners and distributors, shortfalls or changes in revenues, gross margins, earnings or losses or other financial results from analysts' expectations, regulatory developments, fluctuations in results of operations and general conditions in CBT's market or the markets served by CBT's customers or the economy could cause the price of the CBT ADSs to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the market for shares of small capitalization and technology stocks in particular, have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Many companies in the software industry, including CBT, have recently experienced historic highs in the market price of their equity securities. There can be no assurance that the market price of the CBT ADSs will not decline substantially from such historic highs, or otherwise continue to experience significant fluctuations in the future, including fluctuations that are unrelated to CBT's performance.

  Year 2000 Risk. CBT is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "Year 2000" issue is pervasive and complex, as virtually every computer operation will be affected in the same way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

  CBT is assessing both the internal readiness of its computer systems and the compliance of its software sold to customers for handling the year 2000. CBT expects to implement successfully the systems and programming changes necessary to address year 2000 issues, and does not believe that the cost of such actions will have a material effect on CBT's results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes, and CBT's ability to implement such changes could have an adverse effect on future results or operations. With the exception of CBT's DOS-based courseware and its WinTracs administrative tracking tool, CBT is satisfied that the software it supplies to its customers is year 2000 compliant and it is not dependant on its customers implementing the systems and programming changes necessary to handle the year 2000.

  CBT is utilizing both internal and external resources to identify, correct or reprogram, and test the systems for year 2000 compliance. It is anticipated that all reprogramming, except for CBT products which will no longer be available beginning December 31, 1999, will be complete by June 30, 1999, allowing adequate time for testing. This process includes getting confirmations for CBT's primary vendors that plans are being developed or are already in place to address processing transactions in the year 2000. However, there can be no assurance that the systems of other companies on which CBT's systems rely also will be timely converted or that any such failure to convert by another company would not have an adverse effect on CBT's systems.

RISKS RELATED TO FOREFRONT'S BUSINESS

  Limited Operating History; Accumulated Deficit. ForeFront commenced operations in 1992 and completed an initial public offering of its Common Stock in December 1995. ForeFront's initial business was the development and sale of a content management and productivity software application designed to enable information sharing and collaboration over computer networks, which was subsequently adapted and segmented with the emergence of the World Wide Web to create a line of Internet content management products. ForeFront made several acquisitions in 1996 to supplement its line of Internet content management products and to expand it sales and marketing capabilities. In mid-1997, ForeFront repositioned its business to focus on the marketing and sale of computer-based training products to IT professionals through the telesales organization it acquired in 1996. Accordingly, ForeFront has only a limited operating history on which an evaluation of its business and prospects can be based. Although ForeFront was profitable in its fiscal quarters ended September 30, 1997 (excluding one-time charges), December 31, 1997 and March 31, 1998, it incurred losses in each of its fiscal periods prior thereto. There can be no assurance that profitability will continue in the future or that levels of profitability, if any, will not vary significantly among fiscal periods. As of December 31, 1997, ForeFront had an accumulated deficit of approximately $16.4 million.

  Fluctuations in Operating Results. ForeFront has in the past experienced fluctuations in its quarterly operating results and anticipates that such fluctuations will continue and could intensify in the future. Fluctuations in operating results may result in volatility in the price of ForeFront Common Stock. ForeFront's operating results may fluctuate as a result of many factors, including: the size and timing of orders and shipments; the mix of sales between products developed solely by ForeFront and products licensed from third parties; royalty rates; the announcement, introduction and acceptance of new products, product enhancements and technologies by ForeFront and its competitors; competitive conditions in the industry; delays in availability of existing or new products; spending patterns of ForeFront's customers; the number of selling days in each quarter; and general economic conditions. ForeFront's expense levels are based in significant part on its expectations regarding future revenues and are fixed to a larger extent in the short term. Accordingly, ForeFront may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant revenue shortfall would therefore have a material adverse effect on ForeFront's results of operations.

  Growth Strategy; Dependence on New Products. ForeFront's growth strategy is dependent on a program of: (i) licensing new products from others for distribution; (ii) developing new products internally; and (iii) acquiring companies with attractive products and product development capabilities. There can be no assurance that ForeFront will be able to enter into product license agreements on acceptable terms, develop products internally in sufficient quantity or identify attractive acquisition candidates and negotiate acquisition terms acceptable to ForeFront. There can be no assurance that ForeFront will be able to successfully implement its growth strategy, and the failure to do so would have a material adverse effect on ForeFront's business and results of operations.

  ForeFront presently maintains a relatively limited library of computer-based training products and believes that its future success will depend in large part on its ability to develop, acquire or in-license new products to enable it to offer a more complete library of computer-based training products. Furthermore, the subject matter of ForeFront's courseware is influenced by rapidly changing technology, evolving industry standards, changes in customer needs and frequent introductions of new products by software vendors. Accordingly, ForeFront believes that its future success will depend in large part on its ability to meet these changes by enhancing its existing courses and developing and introducing new courses on a timely basis. There can be no assurance that ForeFront will be successful in addressing the changing needs of the marketplace by developing and marketing new products or enhancing its existing products on a timely basis. If ForeFront were unable, due to resource, technological or other constraints, to anticipate and respond adequately to changes in customers' software technology and preferences, ForeFront's business and results of operations would be materially adversely affected.

  Developing Market for IT Education and Training. The market for IT education and training is rapidly evolving. New methods of delivering interactive education software are being developed, including intranet and Internet deployment systems. Many of these systems will involve new and different methodologies and business models and may include multimedia and other product features. ForeFront's future success will depend on, among other factors, its ability to develop and distribute products that address the changing market needs for IT education and training. There can be no assurance that ForeFront will be successful in meeting the changing market needs.

  Rapid Technological Change. ForeFront's development or acquisition of new training courses, or enhancements to existing courses, must keep pace with the introduction in the marketplace of new and evolving hardware platforms, operating systems software, applications and computer industry standards. Therefore, ForeFront must continually anticipate and adapt its products to emerging desktop and computer network platforms and environments. ForeFront believes that its ability to compete in the future will depend significantly on its ability to adapt to emerging technologies and to include those technologies in its courses. If ForeFront were unable to anticipate and respond to changes in computer technology, its business and results of operations would be materially and adversely affected.

  Management of Expanding Operations and Acquisitions. ForeFront has recently experienced rapid expansion of its operations, which has placed, and is expected to continue to place, significant demands on ForeFront's administrative, operational and financial personnel and systems. ForeFront's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its operational, financial control and reporting systems. If ForeFront is unable to respond to and manage changing business conditions, its business and results of operations could be materially and adversely affected.

  As a result of the acquisition of Lan Professional Inc. ("LanTec") in September 1997, ForeFront's operating expenses have increased. There can be no assurance that the integration of LanTec can be successfully completed in a timely fashion, or at all, or that the revenues from products under development by LanTec will be sufficient to support the costs associated with its development efforts without adversely affecting ForeFront's operating margins. Any failure to successfully complete integrating in a timely fashion or to generate sufficient revenues from the acquired business could have a material adverse effect on ForeFront's business and results of operations.

  ForeFront regularly evaluates acquisition opportunities and is likely to make acquisitions in the future in the event the Merger is not consummated. Future acquisitions by ForeFront could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect ForeFront's results of operations. Product and technology acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations, technologies and products, diversion of management's attention from other business concerns, risk of entering markets in which ForeFront has no or limited prior experience and the loss of key employees of acquired companies. In addition, ForeFront could encounter unanticipated business risks or liabilities with respect to acquired businesses, and substantial write-offs of acquired research and development costs may be required in connection with such acquisitions. ForeFront's management has had limited experience in assimilating acquired organizations and products into ForeFront's operations. No assurance can be given as to the ability of ForeFront to integrate successfully any operations, personnel or products of businesses that have been acquired or that might be acquired in the future, and the failure of ForeFront to do so could have a material adverse effect on ForeFront's results of operations.

  Risks of Telesales Marketing. Although telesales as a form of direct marketing has grown significantly in the last ten years, advances in new forms of direct marketing, such as the development of interactive commerce through television, computer networks (including the Internet) and other media, could have an adverse effect on the effectiveness of telemarketing. In addition, telemarketing's effectiveness as a direct marketing tool also may decrease as a result of consumer saturation and consumer resistance to telemarketing in general. Although ForeFront attempts to monitor marketing trends and respond accordingly, ForeFront may not be able to anticipate and successfully respond to such trends on a timely basis. Furthermore, ForeFront obtains leads for its telesales marketing through responses to advertising in trade publications and direct mail. Any material decline in the effectiveness of such advertisements in reaching ForeFront's targeted market or in generating responses from prospective customers would have a material adverse effect on ForeFront's business and results of operations.

  The success of ForeFront's telemarketing activities is dependent on its ability to attract, train, and retain an increasing number of sales and customer and technical support personnel. Should ForeFront be unable to attract a sufficient number of new employees, or if ForeFront's turnover rate among new and/or experienced telesales employees were to increase materially, its business, financial condition, results of operations and growth prospects could be materially adversely affected.

  Risks of Development and Marketing Alliances. ForeFront has not entered into an alliance with an IT software vendor or publisher of text-based training materials at this time, and there can be no assurance that ForeFront will be able to do so on terms acceptable to ForeFront, on a timely basis, if at all, or that any such alliances would be successful. In addition, ForeFront's alliance partners could pursue their existing or alternative training programs in preference to and in competition with those being developed with ForeFront or licensing arrangements with competitors of ForeFront. Furthermore, ForeFront could be required to pay royalties to any such alliance partners on products developed with or licensed from them, which would reduce ForeFront's gross margins. Finally, the collaborative nature of the development process under such alliances may result in longer development periods and less control over the timing of product introductions than for courses developed solely by ForeFront.

  Dependence on Key Personnel. ForeFront's future success depends in larger part on the continued service of its key management, sales, product development and operational personnel, and on its ability to continue to attract, motivate and retain highly qualified employees and management personnel. In particular, the loss of certain senior management personnel or other key employees could have a material adverse effect on ForeFront's business and results of operations.

  International Operations. ForeFront presently has operations in Canada and Ireland. International operations are subject to certain risks common to international activities, such as changes in foreign governmental regulations, tariffs and taxes, export license requirements, the imposition of trade barriers, difficulties in staffing and managing foreign operations, currency fluctuations and political and economic instability.

                                SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

  The Special Meeting will be held at The Four Oaks Place Tenant Conference Room, 1300 Post Oak Boulevard, Houston Texas, on May 28, 1998 at 9:00 a.m., local time.

PURPOSE

  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Reorganization Agreement and approve the Merger. ForeFront stockholders will also consider and vote upon any other matters that may properly come before the Special Meeting.

RECORD DATE AND OUTSTANDING SHARES

  Only ForeFront stockholders of record on the Record Date are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were approximately 246 stockholders of record and approximately 6,876,609 shares of ForeFront Common Stock issued and outstanding.

  This Proxy Statement/Prospectus is being mailed on or about May 1, 1998 to all stockholders of record of ForeFront as of the Record Date.

VOTE REQUIRED

  Pursuant to the DGCL and the ForeFront Certificate, the affirmative vote of the holders of a majority of ForeFront Common Stock outstanding as of the Record Date is required to approve and adopt the Reorganization Agreement and approve the Merger. Each ForeFront stockholder of record on the Record Date will be entitled to cast one vote per share on the proposal to be acted upon at the Special Meeting. As of the Record Date, the directors and executive officers of ForeFront and their affiliates held approximately 23% of the outstanding shares of ForeFront Common Stock. See "Security Ownership of Management and Principal Stockholders of ForeFront."

  The presence, in person or by proxy, of at least a majority of the outstanding shares of ForeFront Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted for purposes of determining a quorum. For purposes of obtaining the required vote of a majority of the outstanding shares of ForeFront Common Stock for approval and adoption of the Reorganization Agreement and approval of the Merger, abstentions and broker non-votes will have the effect of votes against the proposal.

  Certain directors and executive officers of ForeFront have entered into agreements with CBT that obligate them to vote all shares of ForeFront Common Stock they hold in favor of the proposal to approve and adopt the Reorganization Agreement and approve the Merger.

VOTING OF PROXIES

  Each of the persons named in the proxy is an officer of ForeFront. All shares of ForeFront Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. IF NO SUCH INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE REORGANIZATION AGREEMENT AND TO APPROVE THE MERGER. The ForeFront Board knows of no other matters to be presented at the Special Meeting other than as described in this Proxy Statement/Prospectus. If any other matters are properly presented at the Special Meeting, including a motion to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgement.

  Execution of a proxy does not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering a written revocation or a later-dated proxy to the Secretary of ForeFront, or by attending the Special Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to ForeFront at 1360 Post Oak Boulevard, Suite 2050, Houston, Texas 77056,
Attention: Secretary, or hand-delivered to the Secretary of ForeFront, in each case at or before the taking of the vote at the Special Meeting.

SOLICITATION OF PROXIES; EXPENSES

  All costs of soliciting proxies will be borne by ForeFront. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and ForeFront will reimburse them for their reasonable out-of-pocket costs. In addition, proxies may also be solicited by directors, officers and employees of ForeFront personally or by mail, telephone or telegraph following the original solicitation. Such persons will not receive additional compensation for such solicitation. ForeFront has retained Corporate Investor Communications, Inc., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $4,500 plus reimbursement of reasonable expenses.

RECOMMENDATION OF FOREFRONT BOARD OF DIRECTORS

  The ForeFront Board has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to and in the best interests of ForeFront stockholders. AFTER CAREFUL CONSIDERATION, THE FOREFRONT BOARD UNANIMOUSLY RECOMMENDS THAT FOREFRONT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE REORGANIZATION AGREEMENT AND APPROVE THE MERGER.

                              INDUSTRY BACKGROUND

  Business organizations continue to be dependent upon computer systems in order to remain competitive in their markets. This trend has resulted in significant growth in IT education and training. According to International Data Corporation ("IDC"), the 1996 worldwide and United States markets for IT education and training were approximately $16.4 billion and $8.0 billion, respectively, compared to $11.0 billion and $4.4 billion, respectively, in 1992. According to IDC, the factors driving these markets include (i) the shift by organizations from legacy mainframe systems to new client/server technologies, driving corporate information services ("IS") groups to seek additional IT education and training; (ii) business requirements that IS staff be certified in certain technologies in order to assure performance and productivity; (iii) corporate downsizing, resulting in increased training requirements for employees who perform multiple job tasks that require knowledge of varied software applications and technologies; (iv) the proliferation of computers and networks throughout all levels of organizations, increasing the number of employees who need training in client/server and Internet/intranet technologies; and (v) the continuous introduction and evolution of client/server and Internet/intranet technologies, contributing to the need for continuing education.

  Traditionally, organizations have primarily fulfilled their requirements for IT education and training through instructor-led training from external vendors or internal training departments. Instructor-led training, however, has a number of limitations. Instructor-led training typically requires employees to leave their desks for prolonged periods, often to attend classes at off-site locations. Such training is also difficult to tailor to individuals' training needs, cannot be easily reviewed and assessed by IS managers and may not offer a cost-effective training solution. The limitations of instructor-led training, combined with constrained IS budgets, larger numbers of employees requiring training and the greater breadth of training needed per employee, have prompted organizations to consider alternative training methodologies. IDC estimates that the instructor-led training market will see a decline in share from 79% in 1996 to 62.5% in 2001 and further estimates that technology-based training will experience a 1996-2001 compounded annual growth rate of 30% versus 7.3% growth for instructor-led training.

  The proliferation of computers throughout organizations and the increasing multimedia capabilities of computers are supporting the emergence of interactive IT education and training software. According to IDC, the United States market for interactive IT education and training software, including multimedia software and electronic performance support systems, was $928 million in 1996, compared to $749 million in 1995, representing a 24% compounded annual growth rate year over year. CBT believes that as businesses seek out alternative methods of training employees, there is a significant market opportunity for software that can meet businesses' needs for productive, flexible and cost-effective IT education and training.

  Although interactive IT education and training software programs have been available for many years, they currently account for only a small portion of the overall market for IT training. Accordingly, CBT's future success will depend upon, among other factors, the extent to which companies continue to adopt interactive education and training programs. There can be no assurance that the use of interactive education and training software programs will become widespread or that CBT's products will achieve commercial success.

  The need for IT professionals is substantial and continues to grow. The Information Technology Association of America estimated that approximately 350,000 job openings for qualified IT professionals remained unfilled in 1997. The Bureau of Labor Statistics ("BLS") projects that the United States will require more than 1,000,000 new IT workers between 1994 and 2005 to fill newly-created jobs and replace workers leaving as a result of retirement, change of profession or for other reasons. Additionally, as a result of the corporate IT skills imbalance, qualified IT professionals are seeking to augment their existing knowledge and skill base in order to provide them with the means to seek job opportunities that offer increased compensation, responsibilities and opportunities for career advancement.

                                BUSINESS OF CBT

GENERAL

  CBT is a leading provider of interactive education software designed to meet the IT education and training needs of businesses and organizations worldwide. CBT develops, publishes and markets a comprehensive library of 558 software titles at the end of 1997 covering a range of client/server, mainframe, Internet and intranet technologies. CBT's products are used by 1,576 of the world's leading corporations to train employees to develop and apply mission-critical technologies in the workplace. CBT works with leading software companies, including Cisco, Informix, Lotus, Marimba, Microsoft, Netscape, Novell, Oracle, SAP, Sybase and the IBM-Netscape-Sun Microsystems, Inc. collaborative Java education effort to develop and market vendor-specific training. CBT has also formed the Internet Security Training Consortium with Check Point, Cisco, IBM, Intel Corporation, the Javasoft business unit of Sun Microsystems, Inc., Lotus, Netscape, Network Associates, RSA, Security Dynamics, and VeriSign to address the Internet security training needs of enterprises worldwide.

  CBT was initially formed to act as a holding company for investment purposes and acquired a controlling interest in a number of companies in a variety of business areas. In November 1990, CBT acquired its United States subsidiary, CBT Systems USA, Ltd. (effective as of April 3, 1995 CBT Systems USA, Ltd. was merged with and into its parent, Thornton Holdings, Ltd. which subsequently changed its name to CBT Systems USA, Ltd.) ("CBT USA").

  In September 1991, CBT acquired its Irish and U.K. subsidiaries, including CBT Systems Limited ("CBT Ireland") and CBT Systems UK Limited ("CBT UK") and sold or dissolved its other unrelated investment businesses. In January 1994, CBT acquired CBT Systems Africa (Proprietary) Ltd. ("CBT South Africa") for the purpose of establishing a direct sales presence in Southern Africa. In August 1995, CBT incorporated CBT Finance Limited ("CBT Finance") under the laws of the Cayman Islands for the purpose of investing certain of CBT's funds.

  In November 1995, CBT completed a merger with Personal Training Systems ("PTS"), a provider of end-user and consumer interactive educational software, for an aggregate of 424,228 of its ADSs. On May 31, 1996, CBT acquired CLS Consult, Gesellschaft fur Beratung, Management und Beteiligung mbH ("CLS"), a German limited liability company, and New Technology Training Ltd., an Ontario, Canada corporation ("NTT"). CLS is a developer and marketer of interactive education software for SAP client/server applications, and NTT's primary business had been to act as CBT's exclusive distributor in Canada. CBT issued a total of 72,932 Ordinary Shares to the former shareholders of CLS and NTT in connection with the acquisitions. On February 28, 1997, CBT completed the acquisitions of Applied Learning Limited, a company organized under the laws of Tasmania, Australia ("ALA") and CBT Systems Benelux B.V., a Netherlands limited liability company ("Benelux"). ALA was an Australian distributor of interactive education software and had been CBT's exclusive distributor in Australia and New Zealand; and Benelux had been CBT's exclusive distributor in the Netherlands, Belgium, and Luxembourg. CBT issued the equivalent of 103,611 Ordinary Shares to the former shareholders of ALA and Benelux in connection with the acquisitions. On August 31, 1997, CBT completed the acquisition of Ben Watson Associates Ltd., a New Brunswick, Canada corporation carrying on business under the registered business name Scholars.com ("Scholars"). Scholars is a provider of online IT certification training. CBT issued a total of 9,408 Ordinary Shares to the sole shareholder of Scholars in connection with the acquisition. On December 1, 1997, CBT completed the acquisition of CBT Systems Middle East Limited, a Bahamian company ("MidEast"). MidEast had been CBT's exclusive distributor in the Middle East and a non-exclusive distributor in India. CBT issued a total of 64,500 Ordinary Shares to the former shareholders of MidEast in connection with the acquisition.

  The acquisition of each of Scholars, ALA, Benelux, PTS, CLS, NTT and Mid East was accounted for as a "pooling-of-interests" in accordance with United States generally accepted accounting principles. In compliance with such principles, CBT's operating results have been restated to include the results of Scholars, ALA, Benelux, PTS, CLS, NTT and Mid East as if the acquisitions had occurred at the beginning of the first period presented or subsequent date of incorporation of the pooled entity as applicable.

  Since September 1991, substantially all of CBT's revenues and operating expenses have been attributable to developing and selling interactive IT education and training software.

  CBT was incorporated in the Republic of Ireland on August 8, 1989. CBT's registered office is located at Beech Hill, Clonskeagh, Dublin 4, Ireland, and its telephone number at that address from the United States is (011) 353-1-283-0077. The address of CBT USA is 1005 Hamilton Court, Menlo Park, California 94025 and its telephone number at that address is (650) 614-5900.

  For additional information about CBT's business, see the consolidated financial statements of CBT and related notes thereto included herein.

RECENT DEVELOPMENTS

  On March 9, 1998, CBT effected a two-for-one split of its issued and outstanding ADSs, whereby each issued and outstanding ADS is now represented by one-fourth of one Ordinary Share and each issued and outstanding Ordinary Share that is deposited with The Bank of New York, as Depositary (the "Depositary"), is represented by four ADSs. Unless stated otherwise, all references herein to CBT ADSs are on a post-split basis.

  In December 1996, CBT and Street Technologies, Inc. ("Street Technologies"), a developer of technology to "stream" multimedia and other large data files to permit real-time delivery over local and wide area networks, corporate intranets and the Internet, entered into an agreement pursuant to which the companies would work together to deploy CBT's interactive education software over corporate intranets and the Internet. As part of the agreement, CBT acquired a 12.5% ownership interest in Street Technologies and Street Technologies agreed that its license will be exclusive to CBT within a defined group of companies. In December 1997, CBT exchanged its 12.5% ownership interest in Street Technologies, and $300,000 in cash, for a perpetual license of Street Technologies' deployment tools.

THE CBT SOLUTION

  CBT's solutions include a comprehensive library of 558 interactive software titles at the end of 1997 designed to meet business' and organizations' IT education and training needs. CBT's courseware may be used on networked and standalone PCs and may be deployed over intranets via CBT's intranet deployment product, CBTWeb, and the Internet via CBT's Internet deployment product, CBTWeb Plus. The courseware titles are organized into curricula and are designed to cover specific aspects of client/server, mainframe, Internet and intranet technologies. Each curriculum provides comprehensive training in an area of technology such as client/server concepts, operating systems, networking, graphical user interfaces and database design. In addition, CBT has developed network-based administration and assessment tools designed to allow IS and human resource managers to track employee usage and performance of CBT courseware.

  CBT has developed or is developing, both independently and through development and marketing alliances, titles focused on vendor-specific products including Microsoft Windows NT, Oracle Database Administrator 7.3 and
8.0 and Developer 2000, SAP's R/3 3.0, Netscape Navigator, Javascript and LiveWire, IBM/Lotus Notes, Informix Online Dynamic Server, Cisco Router Configuration curricula, Novell NetWare, Sybase/Powersoft PowerBuilder, and Marimba Castanet. In addition, CBT has developed courseware titles in conjunction with IBM, Sun Microsystems and Netscape for the Java Education World Tour and has developed or is developing titles for COBOL on MVS, AIX, OS/390 and the Internet Security Courseware Consortium, which titles will include Concept, Platform, Web Server, and Security Technology curricula.

  In September 1997, CBT and Asymetrix Corporation, a leading provider of online learning solutions, entered into a strategic partnership to provide organizations with a powerful and easy-to-use tool for creating their own customized computer-based courseware. The companies are developing Toolbook II for CBT Systems which will incorporate the CBT user interface, navigation, and overall look and feel with the power and flexibility of ToolBook II. This will allow companies to create their own new customized courseware with the same look and feel that distinguishes CBT library of interactive education software. As with CBT's standard courseware, content developed using ToolBook II for CBT will be deployable over LANs, WANs, intranets, or on stand-alone PCs.

  Also in September 1997, CBT announced that it had acquired Scholars, a pioneering leader in Internet-based training, offering the services of online mentors as a resource for students taking CBT courseware to help them pass vendor certification exams. Scholars focuses on integrating Internet technologies with proven learning methodologies to deliver Internet-based, certification-level mentoring services to students worldwide. CBT pairs its Microsoft and Novell approved interactive courseware with a team of vendor-certified mentors, known as Learning Advisors, to provide flexible, self-paced study via the Internet. This learning model extends the advantages of online learning by having Learning Advisors available to students twelve hours a day, seven days a week. This methodology enables students to receive personalized assistance as they need it through online chats, E-mail, and newsgroups.

  CBT's solutions offer many advantages to both end-users and administrators over traditional instructor-led training. CBT's courseware allows employees to tailor training to their work schedules, begin training at a level which is suitable to their needs, integrate training with on-the-job practice, train in only those topics that are relevant to their needs, and access training materials on an ongoing basis as reference tools. CBT software is interactive, allowing users to practice and test skills as they learn. The courseware also incorporates sophisticated graphics and simulation technologies to demonstrate many of the concepts introduced.

  In addition, CBT's products are designed to allow administrators to leverage their training budgets by tailoring training programs to their organization's needs and tracking training usage and effectiveness. Organizations that invest in the CBT solution can offer CBT's training software across a network, corporate intranet or the Internet to all employees. CBT licenses its courseware primarily through one, two or three year license agreements that provide access to its library of titles, which allows customers to build tailored training solutions. Under these license agreements, customers are able to exchange and update their courses on an annual basis as their internal training needs evolve or as technologies advance. In addition, using CBT's administrative software, IS and human resource administrators can design and monitor training programs for each employee.

CBT'S STRATEGY

  CBT has entered into alliances with Checkpoint, Cisco, Informix, Lotus, Marimba, Microsoft, Netscape, Network Associates, Novell, Oracle, RSA Data Security, SAP, Security Dynamics, Sybase, Verisign and the IBM/Sun Microsystems/Netscape collaborative Java education effort to develop and market product-specific training. In addition, CBT has developed relationships with Checkpoint Software Technologies, Inc., Network Associates, Inc., RSA Data Security, Inc., Security Dynamics Technologies, Inc. and VeriSign, Inc. as a result of its formation of the Internet Security Curriculum Consortium.

  CBT markets its software to Fortune 3000 companies and other major United States and international organizations primarily through a direct sales force. CBT has increased sales to smaller corporate customers through distributors and its telesales organization.

  As of December 31, 1997, CBT had approximately 1,576 corporate customers worldwide, including the following companies or their affiliates: Alcatel Business Systems Corporation, American Management Systems, AT&T, The Bear Stearns Companies, Inc., Bell Atlantic Corporation, Blue Cross Blue Shield Mutual of Ohio, British Airways, Cambridge Technology Partners, Compaq Computer Corporation, Computer Sciences Corporation, CTG, Dell Computer Corporation, Electronic Data Systems Corporation, GTE Data Services, International Business Machines Corporation, MCI Communications, Inc., MedPartners, Inc., Price Waterhouse LLP, Reuters plc, Sprint Corporation, Tandem Computers, Unisys Corporation, The University of California System, the United States Air Force and Wells Fargo & Company.

  CBT's objective is to maintain and expand its market position through the following strategies:

  Offer a Broad Library to its Customers. CBT offers its customers a broad product library of 558 software titles at the end of 1997 which it believes has created a competitive barrier to entry. In 1997, CBT also delivered 120 titles in German and French, and plans to deliver more translated titles in Japanese, Spanish, Portuguese and other languages. CBT's strategy is to continue to expand its product library to allow CBT to sign larger initial contracts and support incremental sales to its customer base over time.

  Leverage Proprietary Development Technologies and Processes. CBT has created a proprietary development engine and a streamlined development process to assist CBT in bringing its products to market in a relatively short time-frame and at a relatively low cost. In addition, CBT's technology generally supports a common product architecture, resulting in products which have a recognizable and consistent interface and are easier to support. CBT plans to continue investing significant resources in research and development to further enhance its underlying development engine and to accelerate the growth of its product library.

  Build Alliances with Key IT Vendors. CBT's strategy is to enter into development and marketing alliances with key IT vendors to produce and distribute vendor-specific authorized training programs. To date, CBT has entered into alliances with Cisco, Informix, Lotus, Marimba, Microsoft, Netscape, Network Associates, Novell, Oracle, RSA Data Security, SAP, Security Dynamics, Sybase, Verisign and the IBM/Sun Microsystems/Netscape collaborative Java education effort. CBT believes these alliances provide a number of competitive advantages, including access to partners' product development plans, source material and distribution channels.

  Expand Channels of Distribution. CBT has primarily targeted Fortune 3000 companies and other major United States and international organizations primarily through its direct sales force. During 1997, CBT began marketing its software to educational institutions and governmental agencies through a direct sales force. CBT's strategy is to expand its telesales organization and its channels of indirect sales in order to reach organizations which could not otherwise be effectively targeted by its direct sales force and to accelerate its market penetration worldwide. CBT's indirect sales channels are currently comprised of distributors, resellers and training organizations. Over the long term, CBT intends to continue to explore electronic distribution through on-line services, the Internet and corporate intranets.

  Capitalize on Multimedia Technologies. CBT's current products include multimedia elements such as rich graphics, interactive text and simulations, and can be delivered on networked and standalone PCs. CBT's strategy is to enhance its products over time as its customers adopt enterprise-wide systems which have the capability to handle the requirements of more advanced multimedia elements such as sound, video and complex animation. In this regard, CBT has entered into a licensing and development relationship with Street Technologies pursuant to which CBT will have the ability to deliver such rich data types over the Internet, corporate intranets and LANs.

  Serve Emerging Internet/Intranet Market Opportunity. CBT believes that Internet technologies, including the Internet itself and the use of these technologies to create enterprise-wide intranets, is radically altering the way certain critical computing activities are performed. As the Internet and intranets emerge as one computing platform, CBT believes that new education and training needs will emerge as well. CBT will seek to build upon its current activities in order to build a franchise around Internet and intranet education opportunities.

CBT PRODUCTS

  CBT's product library has grown from 44 titles at December 31, 1992 to 558 titles at December 31, 1997, encompassing over 2,200 hours of IT education and training. In general, CBT's courseware includes a graphically sophisticated interface that leads students through the subject software, simulating the technology and requiring students to respond actively to the course. CBT interactive training typically provides the user with anywhere from four to eight hours of instruction per individual title. Students may also use the courses to pre-test their capabilities in order to position themselves properly within the course and to train only in relevant areas. At the end of the course, students may take a test to measure accurately their mastery of the course content. The results of this test may be viewed by a central administrator using CBT's administrative program or exported to a standard database or spreadsheet.

  CBT has developed an enterprise-wide network-based administrative software program designed to allow a central administrator to audit the use of each course, track employee performance and create specialized curricula for employees by granting access to selected courses.

  CBT licenses its products primarily through license agreements under which customers may use the delivered products for a period of one, two or three years. The license agreement format allows customers to exchange courses on each anniversary date where the agreement is for more than one year. In order to increase the number of titles or gain access to the library at a time other than the specified dates, the customer may enter into a new license agreement or upgrade the existing license agreement. Volume and multi-year discounts encourage customers to expand license agreements as their needs grow and as they become more familiar with CBT's product library. CBT's pricing varies primarily based on the number of users, the number of titles selected and the length of the contract.

  CBT's strategy is to develop comprehensive curricula, each of which provides training in areas related to client/server, mainframe and Internet and intranet technologies. CBT's courses are generally compatible with Windows-based desktop PCs and netBIOS LANs, and most of CBT's recently developed courses are based on native Windows implementations. All of CBT's courses are available for delivery on floppy disk or PC CD-ROM for installation on servers or standalone workstations.

  In addition to its continued support of traditional LAN environments, CBT has developed a number of products which address the emerging Internet and corporate markets. CBTWeb is an intranet deployment system which allows users to download CBT courseware titles across an intranet. Access to these titles is gained through a standard browser. CBTWeb enables customers to access and manage CBT courses over an intranet via internally managed web servers. Using CBTWeb, learners can choose to either download CBT courseware or interact with it in real time over an intranet using CBT Systems' LivePlay capability. The downloaded courseware contains a utility to send the student records back to a central administrator so that the student progress may be monitored. CBTWeb Plus is a turnkey training solution that enables customers to benefit from Internet-based deployment of CBT's entire library of titles without the need to install server-side software on their own network. CBTWeb Plus is an externally hosted version of CBTWeb that allows customers to have their CBT courseware managed over the Internet from an external site. CBTWeb Plus is designed to relieve customers of any network infrastructure or security issues, and minimizes human resource requirements, while providing the highest level of deployment flexibility since each student receives CBT's training from his or her preferred location. Additionally, training administrators and IS managers are assured that students receive the most up-to-date curricula since the CBTWeb Plus servers are maintained by CBT and are continuously updated with the latest courseware at CBT's centralized courseware Development Center in Dublin, Ireland.

  In July 1997, CBT announced the release of CBTCampus, CBT's next-generation training management and deployment architecture. Coupled with CBT's library of titles, CBTCampus provides CBT's customers with a modular, fully integrated, and extensible solution for delivering sophisticated interactive technology training wherever and however it's needed, whether running over an intranet or across a LAN. CBTCampus features a university campus metaphor as an easy-to-navigate student interface, which can be accessed either as a Windows client application or a web browser plug-in. Behind this intuitive interface is a suite of sophisticated technologies that creates a seamless integrated learning environment for students and administrators. CBTCampus was designed to give high-performance results across a full range of environments. It provides powerful deployment flexibility regardless of an organization's mix of networked systems, and will enable students to access courses seamlessly over an intranet or the Internet, over a LAN, or on their stand-alone desktop or laptop computers.

  The market for IT education and training is rapidly evolving. New methods of delivering interactive education software are being developed and offered in the marketplace, including intranet and Internet deployment systems. Many of these new delivery systems will involve new and different business models and contracting mechanisms. In addition, multimedia and other product functionality features are being added to the educational software. Accordingly, CBT's future success will depend upon, among other factors, the extent to which CBT is able to develop and implement products which address these emerging market requirements. There can be no assurance that CBT will be successful in meeting changing market needs. Failure to develop and implement products which address these emerging market requirements could have a material adverse affect on CBT's business and results of operations.

  Moreover, software products as complex as those offered by CBT may contain undetected errors or fail when first introduced or upon release of new versions of CBT's products. There can be no assurance that, despite testing by CBT and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in a loss of or delay in market acceptance.

  The subject matter of CBT's courseware is influenced by rapidly changing technology, evolving industry standards, changes in customer needs and frequent introductions of new products by software vendors. Accordingly, CBT believes that its future success will depend in large part upon its ability to meet these changes by enhancing its existing courses and developing and introducing new courses on a timely basis. There can be no assurance that CBT will be successful in addressing the changing needs of the marketplace by developing and marketing new products or enhancing its existing products on a timely basis. If CBT were unable, due to resource, technological or other constraints, to anticipate and respond adequately to changes in customers' software technology and preferences, CBT's business and results of operations would be materially adversely affected.

RESEARCH AND DEVELOPMENT

  CBT believes that the development of an effective training product requires the convergence of source material, instructional design and computer technology. The first step in developing a new training program is to obtain content through subject matter experts, existing courses, including self-study courses, and product reference materials, including product manuals. The CBT development team then writes a script for the program which includes a structure covering all of the relevant concepts, tasks to be completed, interactive features and tests to measure achievement and to reinforce the lesson. During the development of a script for a new program, CBT's developers, working with animators, simulation programmers and graphic designers, simultaneously plan and develop the course elements. These elements are then integrated into a single program. The program is then tested to ensure that each course delivers the desired education and training.

  The core of CBT's product development is its product development engine--an environment comprising CBT proprietary software and off-the-shelf tools--which has been optimized for the creation of interactive software training programs. CBT believes that its product development engine provides a competitive advantage by allowing CBT to create modular courses, identify and change portions of a course without rewriting the entire course, port courses more easily across operating systems and enhance the multimedia content of its courses more quickly and efficiently. CBT's technology generally supports a common product architecture, resulting in products that have a recognizable and consistent interface and are easier to support. CBT's goal is to continue to enhance its product development engine to meet CBT's future development needs, including ensuring that its courseware is able to incorporate a wide variety of multimedia elements.

  CBT performs substantially all of its research and development activities and develops substantially all of its courses at its Dublin, Ireland development facility. From time to time, CBT subcontracts outside development services to develop portions of particular courses. In addition, all products produced using these outside developers remain the sole property of CBT. During 1995, 1996 and 1997, research and development expenses totaled approximately $6.6 million, $11.5 million and $19.1 million, respectively. During 1997, CBT's research and development staff grew from 221 to 272 employees. CBT intends to continue to make substantial investments in research and development.

DEVELOPMENT AND MARKETING ALLIANCES

  CBT's strategy is to expand its position in the IT education and training market by forming development and marketing alliances with leading IT software vendors. To date, CBT has formed alliances with Checkpoint, Cisco, Informix, Lotus, Marimba, Microsoft, Netscape, Network Associates, Novell, Oracle, RSA Data Security, SAP, Security Dynamics, Sybase, Verisign and the IBM/Sun Microsystems/Netscape collaborative Java education effort. CBT believes its development and marketing alliances offer it a number of competitive advantages, including early access to the vendor's software engineers and technical advisors for assistance in developing courses on new products. With the approval of the development partner, products developed under the relationship can be identified as "authorized" by that software vendor, which CBT believes improves the marketability of such courses. In addition, these alliances may result in additional distribution channels for CBT, by allowing each party to distribute courses to its respective customer base. In some of these alliances, the software vendor has contributed financial resources toward the development of specified courses. CBT has recognized the revenue from such development payments on a percentage of completion basis as products are produced or, where required in the contract, as CBT has met specified milestones. CBT believes that these alliances also provide significant benefits to the software vendors by allowing them to achieve additional market penetration generated by increasing the base of trained users.

  CBT believes that an increasing proportion of its revenues in the future may be attributable to products developed through its alliances. There can be no assurance that any of these parties will continue to cooperate with CBT, that CBT will be able to develop successfully courses for its development and marketing alliances in a timely fashion or at all, or that CBT will be able to negotiate additional alliances in the future on acceptable terms or at all. There can be no assurance that the marketing efforts of CBT's partners will not disrupt CBT's direct sales efforts. In addition, CBT's development and marketing partners could pursue their existing or alternative training programs in preference to and in competition with those being developed with CBT. In the event that CBT is not able to maintain or expand its current development and marketing alliances or enter into new development and marketing alliances, CBT's operating results and financial condition could be materially adversely affected. Furthermore, CBT is required to pay royalties to its development and marketing partners on products developed with them, which reduces CBT's gross margins. CBT expects that cost of revenues may fluctuate from period to period in the future based upon many factors, including the mix of titles licensed (between titles developed exclusively by CBT and royalty-bearing titles developed pursuant to development and marketing alliances) and the timing of expenses associated with development and marketing alliances. In addition, the collaborative nature of the development process under these alliances may result in longer development times and less control over the timing of product introductions than for courses developed solely by CBT.

CUSTOMERS

  CBT primarily licenses its courses to Fortune 3000 companies and other major United States and international organizations in a wide range of industries, including manufacturing, transportation, telecommunications, utilities, banking, healthcare, securities, computers and insurance. CBT also licenses its courseware to educational institutions and governmental agencies. CBT markets its courseware through its direct sales organization to approximately 1,576 corporate customers worldwide and through its telesales organization to approximately 2,174 customers worldwide. CBT also distributes its courses through a number of resellers. No customer accounted for more than 5% of revenues in 1997.

BACKLOG

  CBT generates a substantial portion of its revenue through multi-year license agreements. The initial annual license fee is generally recognized at the time of delivery of products. Subsequent annual license fees are recognized on the anniversary date of such delivery, or if the customer exchanges courses at the anniversary date, upon delivery of the exchanged courses. Backlog at any given date represents the amount of all license fees under current agreements which have not yet been recognized as revenue. Although CBT's license agreements are noncancellable by their terms, there can be no assurance that any customer will fulfill the contractual obligations under its agreement. Cancellation, reduction or delay in orders by or shipments to any of these customers could have a material adverse effect on CBT's business and results of operations.

  The amount and timing of the recognition of revenue associated with this backlog can vary depending on the timing of future deliveries of products and amendments to customers' license agreements. CBT had backlog of approximately $27.1 million, $60.3 million and $110 million as of December 31, 1995, 1996 and 1997, respectively. Approximately 35% of CBT's backlog as of December 31, 1997 was concentrated among seven customers.

INTELLECTUAL PROPERTY AND LICENSES

  CBT regards its software as proprietary and relies primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. Despite these precautions, it may be possible for a third-party to copy or otherwise obtain and use CBT's courseware or technology without authorization, or to develop similar courseware or technology independently. Furthermore, the laws of certain countries in which CBT sells its products do not protect CBT's software and intellectual property rights to the same extent as do the laws of the United States. CBT generally does not include in its software any mechanisms to prevent or inhibit unauthorized use, but generally requires the execution of a license agreement which restricts copying and use of CBT's products. If unauthorized copying or misuse of CBT's products were to occur to any substantial degree, CBT's business and results of operations could be materially adversely affected. There can be no assurance that CBT's means of protecting its proprietary rights will be adequate or that CBT's competitors will not independently develop similar technology.

  There can be no assurance that third parties will not claim that CBT's current or future products infringe on the proprietary rights of others. CBT expects that software developers will increasingly be subject to such claims as the number of products and competitors in the IT education and training industry grows and the functionality of products in the industry overlaps. Any such claim, with or without merit, could result in costly litigation or might require CBT to enter into royalty or licensing agreements. Such royalty or license agreements, if required, may not be available on terms acceptable to CBT, or at all.

COMPETITION

  The IT education and training market is highly fragmented and competitive, and CBT expects this competition to increase. CBT expects that because of the lack of significant barriers to entry into the IT education and training market, new competitors may enter the market in the future. In addition, larger companies are competing with CBT in the IT education and training market through the acquisition of CBT's competitors, and CBT expects this trend to continue. Such competitors may also include publishing companies and vendors of application software, including those vendors with whom CBT has formed development and marketing alliances.

  CBT competes primarily with third-party suppliers of instructor-led IT education and training and internal training departments. To a lesser extent, CBT also competes with other suppliers of IT education and training, including several other companies that produce interactive software training, consultants, value-added resellers and network integrators. Certain of these value-added resellers also market products competitive with those of CBT. CBT expects that as organizations increase their dependence on outside suppliers of training, CBT will face increasing competition from these other suppliers as IT education and training managers more frequently compare training products provided by outside suppliers.

  Many of CBT's current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, than CBT. In addition, the IT education and training market is characterized by significant price competition, and CBT expects that it will face increasing price pressures from competitors as IS managers demand more value for their training budgets. Accordingly, there can be no assurance that CBT will be able to provide products that compare favorably with new instructor-led techniques or other interactive training software or that competitive pressures will not require CBT to reduce its prices significantly.

SALES, MARKETING AND CUSTOMER SUPPORT

  Direct Sales and Support. At December 31, 1997, CBT employed 286 direct sales and support people worldwide, of which 151 were located in the United States. CBT's telesales organization, which CBT established in December 1995 to focus on sales of CBT courseware to smaller corporate customers and end-users as well as to work with CBT's alliance partners' channel efforts, employed 48 people worldwide, of which 39 were located in the United States, at December 31, 1997. CBT plans to continue to build the telesales organization in 1998.

  Indirect Sales. In order to accelerate worldwide market penetration, CBT is broadening its sales strategy by expanding its indirect sales channels, which include resellers, development partners, and industry catalogs circulated by leading IT distributors. The indirect sales channels give CBT access to a more diverse client base which CBT believes cannot be targeted cost-effectively through its direct sales force.

  CBT's marketing partners also generally have the right to resell products developed under their alliances with CBT.

EMPLOYEES

  As of December 31, 1997, CBT had a total of 702 full-time employees, of whom 334 were engaged in sales, marketing and customer support, 96 in management, administration and finance and 272 in product development. On December 31, 1997, 242 employees were located in the United States, 276 in the Republic of Ireland, 48 in the United Kingdom, 28 in Germany, 35 in Canada, 49 in Australia, 13 in the Benelux countries, 6 in the Middle East and 10 in South Africa. None of CBT's employees is subject to a collective bargaining agreement, and CBT has not experienced any work stoppages. CBT believes that its employee relations are good.

  CBT's future success depends, in large part, on the continued service of its key management, sales, product development and operational personnel and on its ability to attract, motivate and retain highly qualified employees, including management personnel. In particular, the loss of certain senior management personnel or other key employees could have a material adverse effect on CBT's business. In addition, CBT depends on writers, programmers and graphic artists, as well as third-party content providers. CBT expects to continue to hire additional product development, sales and marketing, IS and accounting staff. However, there can be no assurance that CBT will be successful in attracting, retaining or motivating key personnel. The inability to hire and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect upon CBT's current business, new product development efforts and future business prospects.

FOREIGN OPERATIONS

  In 1997, CBT's products were marketed in over 20 countries, and sales outside the United States represented approximately 40%, 33% and 30% of CBT's revenues in 1995, 1996 and 1997, respectively. CBT expects that international operations will continue to account for a significant portion of its revenues and intends to continue to expand its operations outside of the United States. In addition, CBT's research and development organization is located outside the United States. Operations outside the United States are subject to inherent risks, including fluctuations in exchange rates, difficulties or delays in developing and supporting non-English language versions of CBT's products, political and economic conditions in various jurisdictions, unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing foreign subsidiary operations, longer accounts receivable payment cycles and potentially adverse tax consequences. There can be no assurance that such factors will not have a material adverse effect on CBT's future operations outside of the United States.

  CBT's consolidated financial statements are prepared in dollars, while several of CBT's subsidiaries have functional currencies other than the dollar, and a significant portion of CBT's revenues, costs and assets are denominated in currencies other than their respective functional currencies. Fluctuations in exchange rates may have a material adverse affect on CBT's results of operations, particularly its operating margins, and could also result in exchange losses. As a result of currency fluctuations, CBT recognized exchange losses of $161,000 in 1995, and exchange gains of $4,000 and $112,000 in 1996 and 1997, respectively. The impact of future exchange rate fluctuations on CBT's results of operations cannot be accurately predicted. To date, CBT has not sought to hedge the risks associated with fluctuations in exchange rates, but may undertake such transactions in the future. There can be no assurance that any hedging techniques implemented by CBT will be successful or that CBT's results of operations will not be materially adversely affected by exchange rate fluctuations.

  Certain of CBT's subsidiaries have significant operations and generate significant taxable income in the Republic of Ireland, and certain of CBT's Irish subsidiaries are taxed at rates substantially lower than tax rates in effect in the United States and in other countries in which CBT has operations. If such subsidiaries were no longer to qualify for such tax rates or if the tax laws were rescinded or changed, CBT's operating results could be materially adversely affected. In addition, if tax authorities were to challenge successfully the manner in which profits are recognized among CBT's subsidiaries, CBT's taxes could increase, and its cash flow and results of operations could be materially adversely affected.

PROPERTIES

  CBT conducts its operations primarily out of its facilities in Menlo Park, California, and Dublin, Ireland. CBT currently occupies approximately 25,000 square feet at its United States headquarters. In Dublin, Ireland, CBT currently leases two properties, one of which comprises approximately 25,000 square feet and houses CBT's main product development center, and the other comprises approximately 8,000 square feet containing CBT's fulfillment operations, including disk duplication, packaging and delivery. CBT has also entered into a lease for approximately 25,000 square feet in Scottsdale, Arizona. This will serve as a second site for CBT's growing telesales organization as well as serve as the United States location for Scholars.

  CBT also leases sales office space in a number of countries including the United Kingdom, Australia, the Middle East, the Benelux countries, Canada, Germany and South Africa and throughout the United States.

LEGAL PROCEEDINGS

  In April 1990, Patrick J. McDonagh, a director of CBT, transferred certain securities of Datacode Electronics Ltd. ("Datacode") to CBT. Certain other shareholders of Datacode have alleged that the transfer had the effect of depriving them of certain benefits and have claimed that they are owed 21,126 of CBT's Ordinary Shares. On September 14, 1995, a complaint was filed with the High Court of Ireland against CBT and certain of its then officers and former officers. CBT believes that the plaintiff's allegations are entirely without merit and intends to contest the complaint vigorously.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF CBT

  The following selected consolidated financial data for each of the five years in the period ended December 31, 1997 and at December 31, 1993, 1994, 1995, 1996 and 1997 relates to CBT's continuing IT education and training business and should be read in conjunction with the consolidated financial statements and related notes thereto in "Management's Discussion and Analysis of Financial Condition and Results of Operations of CBT." The results of operations for each of the three years in the period ended December 31, 1997 and the balance sheets as at December 31, 1997 and 1996 are derived from the audited consolidated financial statements of CBT, which have been prepared in accordance with United States generally accepted accounting principles
("US GAAP"). The data at December 31, 1993, 1994 and 1995 and for the years ended December 1993 and 1994 is derived from audited consolidated financial statements of CBT prepared in accordance with US GAAP not included herein. The consolidated statements of operations data for any particular period are not necessarily indicative of the results of operations for any future period, including CBT's fiscal year ending December 31, 1998.

                                         YEARS ENDED DECEMBER 31,
                                ----------------------------------------------
                                 1993     1994      1995      1996      1997
                                -------  -------  --------  --------  --------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues......................  $22,735  $34,500  $ 49,342  $ 73,566  $118,639
Cost of revenues..............    5,198    8,424    11,288    12,770    19,475
                                -------  -------  --------  --------  --------
Gross profit..................   17,537   26,076    38,054    60,796    99,164
Operating Expenses:
  Research and development....    3,148    3,603     6,597    11,481    19,068
  Sales and marketing.........   10,085   14,856    20,282    30,382    47,035
  General and administrative..    2,329    2,854     4,325     6,379     8,012
  Amortization of acquired
   intangibles................      558      604       --        --        --
  Costs of acquisitions.......      --       --        198       596     1,534
                                -------  -------  --------  --------  --------
    Total operating expenses..   16,120   21,917    31,402    48,838    75,649
                                -------  -------  --------  --------  --------
Income from operations........    1,417    4,159     6,652    11,958    23,515
Other income (expense), net...     (224)    (539)      801     2,300     2,598
                                -------  -------  --------  --------  --------
Income before provision for
 income taxes.................    1,193    3,620     7,453    14,258    26,113
Provision for income taxes....     (737)  (1,038)   (1,424)   (2,419)   (3,916)
                                -------  -------  --------  --------  --------
Net income....................      456    2,582     6,029    11,839    22,197
                                =======  =======  ========  ========  ========
Net income per equivalent
 ADS--Diluted.................  $  0.02  $  0.09  $   0.17  $   0.30  $   0.53
                                =======  =======  ========  ========  ========
ADSs used in computing per
 equivalent ADS amounts.......   22,452   29,944    35,366    39,912    41,708
                                =======  =======  ========  ========  ========
                                               DECEMBER 31,
                                ----------------------------------------------
                                 1993     1994      1995      1996      1997
                                -------  -------  --------  --------  --------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash and short-term invest-
 ments........................  $ 3,558  $ 4,656  $ 47,863  $ 47,819  $ 64,915
Working capital...............   (2,720)  (1,798)   43,459    46,248    79,142
Total assets..................   13,162   19,149    68,722    87,028   131,321
Long-term debt, excluding cur-
 rent portion.................    2,257      787       787       --        --
Redeemable convertible pre-
 ferred shares................    2,666    4,736       --        --        --
Shareholders' equity (defi-
 cit).........................   (4,562)  (5,724)   46,299    61,231   100,979

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF CBT

  The following discussion should be read in conjunction with the consolidated financial statements and related notes thereto, which have been restated to reflect the acquisitions of ALA, Benelux, Scholars and MidEast.

  Important Note About Forward Looking Statements. The following discussion contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Predictions of future events are inherently uncertain. Actual events could differ materially from those predicted in the forward looking statements as a result of the risks set forth in the following discussion, and in particular, the risks discussed above under the caption "Risk Factors."

OVERVIEW

  CBT is a leading provider of interactive software generally designed to meet businesses' IT education and training needs. CBT develops, publishes and markets a broad library of over 558 software titles focused on client/server, Internet and corporate intranet technologies and delivered on networked and standalone PCs and over corporate intranets.

  CBT derives revenues primarily from license agreements under which customers license CBT's titles for periods of one, two or three years. The license agreement format generally allows the customer to exchange titles for other titles in CBT's library on an annual basis if the agreement is for more than one year. The initial annual license fee is generally recognized as revenue at the time of delivery of products, and subsequent annual license fees are generally recognized on the anniversary of each delivery date. Although CBT's license agreements are noncancellable by their terms, there can be no assurance that any customer will fulfill the contractual obligations under its agreement. Cancellation, reduction or delay in orders by or shipments to any of these customers could have a material adverse effect on CBT's business and results of operations. In addition, CBT derives revenues from sales of its courses, primarily through its direct sales and telesales organizations and resellers.

  In recent years, CBT has entered into several development and marketing alliances with key vendors of client/server, internet/intranet and enterprise software, under which CBT develops titles for training on specific products. Under certain of its development and marketing alliances, CBT's partners have agreed to fund certain product development costs. CBT recognizes such funding as revenues on a percentage of completion basis, and the costs associated with such revenues are reflected as cost of revenues. These agreements have the effect of shifting expenses associated with developing certain new products from research and development to cost of revenues. CBT expects that cost of revenues may fluctuate from period to period in the future based upon many factors, including, but not limited to, the timing of expenses associated with development and marketing alliances. CBT does not expect funding from development partners to contribute significantly to revenues in future years.

RECENT DEVELOPMENTS

  In December 1996, CBT and Street Technologies, a developer of technology to "stream" multimedia and other large data files to permit real-time delivery over local and wide area networks, corporate intranets and the Internet, entered into an agreement pursuant to which the companies would work together to deploy CBT's interactive education software over corporate intranets and the Internet. As part of the agreement, CBT acquired a 12.5% ownership interest in Street Technologies and Street Technologies agreed that its license will be exclusive to CBT within a defined group of companies. In December 1997, CBT exchanged its 12.5% ownership interest in Street Technologies, and $300,000 in cash, for a perpetual license of Street Technologies' deployment tools.

  On March 9, 1998, CBT effected a two-for-one split of its issued and outstanding ADSs, whereby each issued and outstanding ADS is now represented by one-fourth of one Ordinary Share and each issued and outstanding Ordinary Share that is deposited with The Bank of New York, as Depositary (the "Depositary"), is represented by four ADSs. Unless stated otherwise, all references herein to CBT ADSs are on a post-split basis.

RESULTS OF OPERATIONS

  The following table sets forth certain consolidated statement of operations data as a percentage of revenues for the three years in the period ended December 31, 1997:

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1995      1996      1997
                                                   --------  --------  --------
Revenues..........................................      100%      100%      100%
Cost of revenues..................................     22.9      17.4      16.4
                                                   --------  --------  --------
Gross profit......................................     77.1      82.6      83.6
Operating expenses:
  Research and development........................     13.4      15.6      16.1
  Sales and marketing.............................     41.1      41.3      39.6
  General and administrative......................      8.7       8.7       6.8
  Costs of acquisitions...........................      0.4       0.8       1.3
                                                   --------  --------  --------
    Total operating expenses......................     63.6      66.4      63.8
                                                   --------  --------  --------
Income from operations............................     13.5      16.2      19.8
Other income, net.................................      1.6       3.1       2.2
                                                   --------  --------  --------
Income before provision for income taxes..........     15.1      19.3      22.0
Provision for income taxes........................     (2.9)     (3.2)     (3.3)
                                                   --------  --------  --------
Net income........................................     12.2%     16.1%     18.7%
                                                   ========  ========  ========

  Revenues. Revenues increased from $49.3 million in 1995 to $73.6 million in 1996 and to $118.6 million in 1997. The increases in revenues during these periods were primarily attributable to an increase in the number of available courses, strong customer contract renewals and upgrades and expanded marketing and distribution efforts. Approximately 0.8%, 0.8% and 0.4% of revenues in 1995, 1996 and 1997, respectively, were attributable to development revenues derived from agreements with CBT's development partners. CBT does not expect funding from development partners to contribute significantly to revenues in future years.

  Revenues in the United States increased from $29.4. million (or 60% of revenues) in 1995 to $49.3 million (or 67% of revenues) in 1996 and to $83.6 million (or 71% of revenues) in 1997. The increases in 1996 and 1997 were primarily the result of significant increases in the number of sales and related personnel employed in the United States, an increase in the number of available courses and an expansion of CBT's customer base. While revenues in the United States increased significantly in absolute terms over these periods, CBT's sales and marketing expenses and general and administrative expenses in the United States also increased rapidly as CBT hired and expanded its staff to support the United States sales growth.

  Revenues in Europe were $9.0 million (or 18% of revenues) in 1995, $14.3 million (or 19% of revenues) in 1996, and $20.3 million (or 17% of revenues) in 1997, respectively. Revenues from outside the United States and Europe (principally from Australia, Canada and South Africa and also Middle East in
1997) were $10.9 million (or 22% of revenues) in 1995, $10.0 million (or 14% of revenues) in 1996, and $14.7 million (or 12% of revenues) in 1997, respectively. Because a significant portion of CBT's business is conducted outside the United States, CBT is subject to numerous risks of doing business in other countries, including risks related to currency fluctuations.

  No customer accounted for more than 5% of revenues in 1995, 1996 or 1997. However, approximately 35% of CBT's backlog at December 31, 1997 was concentrated among seven customers, compared to 35% among nine customers at December 31, 1996. Backlog at any given date represents the amount of all license fees under current agreements which have not yet been recognized as revenues. Although CBT's license agreements are noncancellable by their terms, there can be no assurance that any customer will fulfill the contractual obligations under its agreement. Cancellation, reduction or delay in orders by or shipments to any of these or other customers could have a material adverse effect on CBT's business and results of operations.

 Cost of Revenues

  Cost of revenues includes the cost of materials (such as CD-ROMs, diskettes, packaging and documentation), royalties to third parties, the portion of development costs associated with funded development projects and fulfillment costs.

  Gross margins increased from 77.1% in 1995 to 82.6% in 1996 and to 83.6% in 1997. The increase in gross margins in 1996 and 1997 is primarily due to the inclusion in cost of revenues for 1995 of certain costs CLS Consult GmbH, CBT's German subsidiary, had incurred in developing its SAP interactive training software. CLS, which was in an earlier stage of development in 1995, outsourced a substantial portion of its product development to third parties, and the associated expenses have been included in cost of revenues for 1995. During 1996 and 1997, these activities were conducted at CLS, and no royalties were therefore payable. Accordingly, these expenses are included in research and development expenses for 1996 and 1997. The inclusion of these development costs in cost of revenues had the corresponding effect of reducing research and development expenses in 1995.

  The inclusion of ALA also impacted gross margins in 1995 and 1996. Gross margins were lower in 1997 principally as a result of royalty payments to third party providers which were higher than the average royalty payments paid by CBT. In 1997, the previously outsourced products for resale were replaced by CBT product.

  CBT expects that cost of revenues may fluctuate from period to period in the future based upon many factors, including the mix of titles licensed (between titles developed exclusively by CBT and royalty-bearing titles developed pursuant to development and marketing alliances) and the timing of expenses associated with development and marketing alliances.

  Research and Development Expenses. Research and development expenses consist primarily of salaries and benefits, occupancy expenses, fees paid to outside consultants and travel expenses. Research and development expenses increased in absolute terms and as a percentage of revenues from $6.6 million (or 13.4% of revenues) in 1995 to $11.5 million (or 15.6% of revenues) in 1996 and to $19.1 million (or 16.1% of revenues) in 1997, principally as a result of an increase in research and development personnel employed to expand and enhance CBT's library of software products. In addition, approximately $245,000, $803,000 and $442,000 of development expenses incurred in connection with development and marketing alliances were charged to cost of revenues in 1995, 1996 and 1997, respectively. CBT believes that significant investment in research and development is required to remain competitive in the IT education and training market, and CBT therefore expects research and development expenses to continue to increase in future periods.

  Software development costs are accounted for in accordance with the Statement of Financial Accounting Standards No. 86, under which CBT is required to capitalize software development costs after technological feasibility has been established. To date, development costs after establishment of technological feasibility have been immaterial, and all software development costs have been expensed as incurred.

  Sales and Marketing Expenses. Sales and marketing expenses consist primarily of salaries and commissions, occupancy expenses, advertising and promotional expenses and travel expenses. These expenses increased in absolute terms from $20.3 million (or 41.1% of revenues) in 1995 to $30.4 million (or 41.3% of revenues) in 1996 and to $47.0 million (or 39.6% of revenues) in 1997. The increase in absolute terms of sales and marketing expenses is primarily attributable to an increase in the number of sales and sales support personnel. Commission costs have also increased in absolute terms along with the increases in revenues during these periods. CBT also increased significantly advertising and promotional expenses in each of 1996 and 1997.

The decrease in sales and marketing expenses as a percentage of revenues from 1996 to 1997 was principally due to more rapid increases in revenues than in associated expenses. CBT expects to increase sales and marketing expenses in the future to support expansion of its sales and marketing efforts.

  General and Administrative Expenses. General and administrative expenses increased in absolute terms from $4.3 million (or 8.7% of revenues) in 1995 to $6.4 million (or 8.7% of revenues) in 1996 and to $8.0 million (or 6.8% of revenues) in 1997. The increases in absolute terms were primarily due to increased staffing to support expanding operations. The decrease as a percentage of revenues from 1996 to 1997 was principally due to more rapid increases in revenues than in associated expenses. CBT anticipates that general and administrative expenses will increase in future periods due to increases in staffing and infrastructure.

  Other Income, Net. Other income, net, comprises interest expense, interest income and exchange gains and losses. CBT recognized other income, net, of approximately $1 million, $2.3 million and $2.5 million in 1995, 1996 and 1997, respectively. The increases in other income in 1996 and 1997 were primarily the result of interest received on proceeds deposited from CBT's initial and secondary public offerings in 1995. In addition, CBT recognized an exchange loss of $161,000 in 1995, and exchange gains of $4,000 and $112,000 in 1996 and 1997, respectively.

  CBT's consolidated financial statements are prepared in dollars, although several of CBT's subsidiaries have functional currencies other than the dollar, and a significant portion of CBT's and its subsidiaries' revenues, costs and assets are denominated in currencies other than their respective functional currencies. Fluctuations in exchange rates may have a material adverse effect on CBT's results of operations, particularly its operating margins, and could result in exchange losses. The impact of future exchange rate fluctuations on CBT's results of operations cannot be accurately predicted. To date, CBT has not sought to hedge the risks associated with fluctuations in the exchange rate, but may undertake such transactions in the future. There can be no assurance that any hedging techniques implemented by CBT would be successful in eliminating or reducing the effects of currency fluctuations.

  Provision for Income Taxes. CBT operates as a holding company with operating subsidiaries in several countries, and each subsidiary is taxed based on the laws of the jurisdiction in which it operates. Because taxes are incurred at the subsidiary level, and one subsidiary's tax losses cannot be used to offset the taxable income of subsidiaries in other tax jurisdictions, CBT's consolidated effective tax rate may increase to the extent that CBT reports tax losses in some subsidiaries and taxable income in others.

  CBT has significant operations and generates a majority of its taxable income in the Republic of Ireland, and certain of CBT's Irish operating subsidiaries are taxed at rates substantially lower than tax rates in effect in the United States and other countries in which CBT has operations. One Irish subsidiary currently qualifies for a 10% tax rate and another Irish subsidiary is income tax exempt. If such subsidiaries were no longer to qualify for such tax rates or if the tax laws were rescinded or changed, CBT's operating results could be materially adversely affected. The standard rate of Irish corporation tax on both trading and non-trading income presently (from January 1, 1998) is 32%. The 10% incentive rate referred to above applies in respect of income derived from certain activities carried out in the Republic of Ireland. The incentive rate will continue up to December 31, 2010. From January 1, 2006 it has been confirmed by the Government of Ireland in an announcement by the Irish Minister for Finance on December 3, 1997 that the corporation tax rate will be 12.5% on trading income and 25% on non-trading income. Moreover, because CBT incurs income tax in several countries, an increase in the profitability of CBT in one or more of these countries could result in a higher overall tax rate. In addition, if tax authorities were to challenge successfully the manner in which profits are recognized among CBT's subsidiaries, CBT's taxes could increase and its cash flow and net income could be materially adversely affected.

  CBT's provision for income taxes was $1.4 million, $2.4 million and $3.9 million for each of 1995, 1996 and 1997, respectively.

  The effective tax rate for CBT was 19.1%, 17.0% and 15.0% in 1995, 1996 and 1997, respectively. The decrease in the effective tax rate from 1995 to 1996 and to 1997 was principally the result of losses incurred by pooled entities in both 1995 and 1996 which were not available to offset taxable income earned in other jurisdictions.

  Quarterly Results of Operations. The following table sets forth certain unaudited statement of operations data for each of CBT's last eight quarters. This unaudited quarterly financial information has been prepared on a basis consistent with the annual information presented elsewhere in this Proxy Statement/Prospectus and, in management's opinion, reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the information presented. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                    QUARTERS ENDED
                          --------------------------------------------------------------------------
                          MAR 31,  JUNE 30,  SEPT 30,  DEC 31,  MAR 31,  JUNE 30,  SEPT 30,  DEC 31,
                           1996      1996      1996     1996     1997      1997      1997     1997
                          -------  --------  --------  -------  -------  --------  --------  -------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues................  $15,000  $16,370   $18,755   $23,441  $22,575  $25,589   $30,412   $40,063
Cost of revenues........    2,659    2,889     3,160     4,062    3,798    4,351     4,862     6,464
                          -------  -------   -------   -------  -------  -------   -------   -------
Gross profit............   12,341   13,481    15,595    19,379   18,777   21,238    25,550    33,599
Operating expenses
 Research and
  development...........    2,319    2,596     2,914     3,652    3,743    4,227     4,941     6,157
 Sales and marketing....    6,854    7,136     7,756     8,636    9,435   10,336    12,094    15,170
 General and
  administrative........    1,264    1,708     1,374     2,033    1,707    1,837     2,005     2,463
 Costs of acquisitions..      --       596       --        --       926      --        242       366
                          -------  -------   -------   -------  -------  -------   -------   -------
  Total operating
   expenses.............   10,437   12,036    12,044    14,321   15,811   16,400    19,282    24,156
                          -------  -------   -------   -------  -------  -------   -------   -------
Income from operations..    1,904    1,445     3,551     5,058    2,966    4,838     6,268     9,443
Other income, net.......      520      549       567       664      488      606       680       824
                          -------  -------   -------   -------  -------  -------   -------   -------
Income before provision
 for income taxes.......    2,424    1,994     4,118     5,722    3,454    5,444     6,948    10,267
Provision for income
 taxes..................     (402)    (382)     (645)     (990)    (518)    (817)   (1,042)   (1,539)
                          -------  -------   -------   -------  -------  -------   -------   -------
Net income..............    2,022    1,612     3,473     4,732    2,936    4,627     5,906     8,728
                          =======  =======   =======   =======  =======  =======   =======   =======
Diluted net income per
 equivalent ADS(1)......  $  0.05  $  0.04   $  0.09   $  0.12  $  0.07  $  0.11   $  0.14   $  0.21
                          =======  =======   =======   =======  =======  =======   =======   =======

(1) Diluted net income per equivalent ADS gives effect to the two-for-one splits of the CBT ADSs effected in May 1996 and March 1998. Diluted net income per ordinary share was $0.21, $0.16, $0.35 and $0.47 for the quarters ended March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996, respectively, and $0.29, $0.45, $0.56 and $0.82 for the quarters ended March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, respectively.

  The following table sets forth, as a percentage of revenues, certain line items in CBT's statement of operations for the periods indicated.

                                                    QUARTERS ENDED
                          -------------------------------------------------------------------
                          MAR 31, JUNE 30, SEPT 30, DEC 31, MAR 31, JUNE 30, SEPT 30, DEC 31,
                           1996     1996     1996    1996    1997     1997     1997    1997
                          ------- -------- -------- ------- ------- -------- -------- -------
Revenues................    100%     100%     100%    100%    100%     100%     100%    100%
Cost of revenues........   17.7     17.7     16.9    17.3    16.8     17.0     16.0    16.1
                           ----     ----     ----    ----    ----     ----     ----    ----
Gross profit............   82.3     82.3     83.1    82.7    83.2     83.0     84.0    83.9
Operating expenses
  Research and
   development..........   15.5     15.9     15.5    15.6    16.6     16.5     16.2    15.4
  Sales and marketing...   45.7     43.6     41.4    36.8    41.8     40.4     39.8    37.9
  General and
   administrative.......    8.4     10.4      7.3     8.7     7.6      7.2      6.6     6.2
  Costs of
   acquisitions.........    --       3.6      --      --      4.1      --       0.8     0.9
                           ----     ----     ----    ----    ----     ----     ----    ----
    Total operating
     expenses...........   69.6     73.5     64.2    61.1    70.1     64.1     63.4    60.4
                           ----     ----     ----    ----    ----     ----     ----    ----
Income from operations..   12.7      8.8     18.9    21.6    13.1     18.9     20.6    23.5
Other income, net.......    3.5      3.4      3.0     2.8     2.2      2.4      2.2     2.1
                           ----     ----     ----    ----    ----     ----     ----    ----
Income before provision
 for income taxes.......   16.2     12.2     21.9    24.4    15.3     21.3     22.8    25.6
Provision for income
 taxes..................   (2.7)    (2.4)    (3.4)   (4.2)   (2.3)    (3.2)    (3.4)   (3.8)
                           ----     ----     ----    ----    ----     ----     ----    ----
Net income..............   13.5%     9.8%    18.5%   20.2%   13.0%    18.1%    19.4%   21.8%
                           ====     ====     ====    ====    ====     ====     ====    ====

  CBT's growth in revenues over the last eight quarters has been primarily attributable to an increase in the number of available courses in CBT's library, an increase in the number of customers and increases in sales to existing customers, as well as CBT's expanded marketing and distribution efforts in the United States, and to a lesser extent, the United Kingdom. CBT's revenues historically have been highest in the fourth quarter of each year. Sales in the fourth quarter represented 32% and 34% of total revenues in 1996 and 1997, respectively. Sales in this fourth quarter increased more rapidly than expenses and, accordingly, net income in the fourth quarter of 1996 and 1997 represented approximately 40% and 39%, respectively, of total net income for such years. There can be no assurance that CBT will continue to experience significant increases in revenues and profitability in the fourth quarter of future years. Any failure to do so would have a material adverse effect on CBT's operating results for the year as a whole.

  In each quarter of 1996, gross margins were lower than the comparable quarter in 1997 principally as a result of the inclusion in cost of revenues on a quarterly basis of certain costs which ALA had incurred in outsourcing product for resale. In 1997, the previously outsourced products for resale were replaced by CBT product and the corresponding cost of revenues was lower.

  During 1997, CBT hired a number of employees, particularly sales and marketing personnel, which resulted in an increase in sales and marketing expenses for the year. CBT also added a significant number of research and development personnel. As a result of these increases, as well as continued hiring in other departments, CBT expects operating expenses in future periods to be significantly higher than in prior periods. CBT anticipates that it will continue this hiring in the first half of 1998, which will reduce operating margins, particularly in the first and second quarters.

LIQUIDITY AND CAPITAL RESOURCES

  Cash and short-term investments were $47.9 million, $47.8 million and $64.9 million in 1995, 1996 and 1997, respectively. The decrease from 1995 to 1996 was due to CBT's investment in Street Technologies and a significant increase in purchases of property and equipment which was partially offset by an increase in cash provided by operating activities and from the issuance of Ordinary Shares. The increase from 1996 to 1997 was from the exercise of options and by cash provided by operating activities which was offset by purchases of property, equipment and fixtures. Net cash provided by operating activities increased from $4.5 million in 1995 to $11.0 million in 1996 and decreased to $4.6 million in 1997. The increased cash flow from operations in 1996 was primarily attributable to net income of $11.8 million in 1996. The decrease in net cash provided by operating activities in 1997 was primarily due to a significant increase in accounts receivable in 1997.

  Capital expenditures were approximately $1.9 million in 1995, $6.4 million in 1996 and $5.3 million in 1997. Although CBT currently has no material capital commitments, it expects that it will continue to spend more in 1998, primarily as a result of setting up new facilities and to continuing to upgrade the capabilities of its computer equipment as well as improvements to its information systems.

  Cash requirements are expected to continue to increase in order to fund: (i) personnel and salary costs, (ii) research and development costs, (iii) investment in additional equipment and facilities and (iv) working capital requirements.

  CBT believes that its existing cash and short-term investments will be sufficient to meet its cash requirements for at least the next twelve months. CBT may from time to time consider the acquisition of complementary businesses, products or technologies, which may require additional financing. The foregoing statement regarding CBT's expectations for continued liquidity is a forward-looking statement, and actual results may differ materially depending on a variety of factors, including variable operating results or presently unexpected uses of cash such as mergers and acquisitions.

  Effects of Recent Accounting Pronouncements. In February 1997, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", and Statement No. 129, "Disclosure of Information about Capital Structure," which have been adopted in CBT's year ended December 31, 1997. See Note 2 of Notes to the CBT Consolidated Financial Statements for the effect of Statement No. 128. The introduction of Statement No. 129 had no impact on CBT in 1997.

                    DIRECTORS AND EXECUTIVE OFFICERS OF CBT

  Certain information about the directors and executive officers of CBT, and their respective ages and positions as of December 31, 1997, are as follows:

NAME                     AGE                      POSITION
----                     ---                      --------
William G. McCabe.......  41 Chairman of the Board
James J. Buckley........  47 Chief Executive Officer, President and Director
John P. Hayes...........  44 Group Financial Controller and Director
Gregory M. Priest.......  34 Director
Patrick J. McDonagh.....  46 Director
John M. Grillos.........  56 Director
Richard Y. Okumoto......  45 Vice President, Finance and Chief Financial Officer
William B. Lewis........  42 Vice President, North American Sales
Jeffrey N. Newton.......  43 Vice President, Business Development
Gregory G. Olson........  44 Vice President, Marketing
Barry D. Stockwell......  49 Vice President, Strategic Partners
William A. Beamish......  43 Vice President, Product Strategy and Development
Elizabeth K. Roemer.....  45 Vice President and General Counsel

  William G. McCabe has been Chairman of the Board of CBT since September 1991. From September 1991 to December 1996, Mr. McCabe also served as Chief Executive Officer of CBT.

  James J. Buckley has been President and Chief Operating Officer of CBT since September 1996. In October 1996, Mr. Buckley was elected to serve as a director of CBT, and in December 1996 he was elected Chief Executive Officer of CBT. Prior to joining CBT, Mr. Buckley served as President, Apple Americas and Senior Vice President of Apple Computer, Inc. from November 1995 to April 1996; President, Apple USA from October 1993 to November 1995; and Vice President and General Manager for Apple USA's Higher Education Division from April 1992 to October 1993. Mr. Buckley also served in various sales, marketing and managerial positions at Apple Computer, Inc. during his tenure there.

  John P. Hayes has been Group Financial Controller and a director of CBT since 1991. From 1987 to 1991, Mr. Hayes served as Financial Controller of CBT.

  Gregory M. Priest has been a director of CBT since June 1996. Since February 1998, Mr. Priest has been President and Chief Executive Officer of KnowledgeWell, Limited, ("KnowledgeWell"), a developer and marketer of interactive education software for business and professional areas other than information technology. From December 1995 to January 1998, Mr. Priest served as Vice President, Finance, Chief Financial Officer and Assistant Secretary of CBT. Prior to joining CBT, Mr. Priest was an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation, a private law firm representing technology companies, where he was elected to the partnership in 1995. From June 1989 to July 1990, Mr. Priest served as a law clerk to Justice Thurgood Marshall of the United States Supreme Court.

  Patrick J. McDonagh was a founding member of CBT and has been a director of CBT since September 1989. He has not taken an active role in CBT's management since 1991 and is currently a private investor.

  John M. Grillos has been a director of CBT since February 1994. Mr. Grillos is a Partner of ITech Partners, L.P., a venture capital partnership focused on very early stage information technology companies. Mr. Grillos has been employed by BancAmerica Robertson Stephens, an investment banking firm, in its venture capital group, since 1988.

  Richard Y. Okumoto has been Vice President, Finance and Chief Financial Officer of CBT since February 1, 1998. From February 1993 to January 1998, Mr. Okumoto served as Executive Vice President and Chief Financial Officer for Credence Systems Corporation.

  William B. Lewis has been Vice President, North American Sales of CBT since March 1997. From January 1996 until March 1997, Mr. Lewis served as CBT's Area Vice President of Sales for the southern region and served as Regional Vice President of Sales for the southern region from January 1994 to January 1996. Mr. Lewis joined CBT as a sales manager for the southern region in April 1992 and served in that capacity until January 1994.

  Jeffrey N. Newton has been Vice President, Business Development of CBT since March 1997. From January 1996 until March 1997, Mr. Newton served as CBT's Area Vice President of Sales for the northern region and served as Regional Vice President of Sales for the northern region from January 1994 to January 1996. Mr. Newton joined CBT as a sales manager for the northern region in April 1992 and served in that capacity until January 1994.

  Gregory G. Olson has been Vice President, Marketing of CBT since December 1996. Prior to joining CBT, Mr. Olson served as Manager, Direct Marketing and Advertising for Apple Computer, Inc.'s America's Division from December 1995 to December 1996. Mr. Olson also served as Manager, Direct Marketing and Advertising for Apple Computer, Inc. in the United States from June 1994 to December 1995 and held various marketing and advertising managerial positions with Apple Computer, Inc. from July 1989 to June 1994.

  Barry D. Stockwell has been Vice President, Strategic Partners of CBT since November 1997. From June 1993 to October 1997, Mr. Stockwell held various positions with Silicon Graphics, Inc., including Director of OEM Marketing and Director of Strategic Partner Management. From October 1991 to June 1993, Mr. Stockwell was Manager of Strategic Business Development for NEXT Software, Inc.

  William A. Beamish has been Vice President, Product Strategy and Development of CBT since 1993. Mr. Beamish joined CBT Systems Ltd. ("CBT Ireland") in 1985 as a design consultant. He became head of product development in 1988 and Development Center Manager in 1990. As of April 1, 1998, Mr. Beamish became a consultant to CBT and resigned his office as Vice President, Product Strategy and Development. Mr. Beamish has agreed to provide consulting services to CBT through December 31, 1998 to assist in the transition.

  Elizabeth K. Roemer has been Vice President and General Counsel of CBT since January 1998. From 1983 until January 1998, Ms. Roemer held various legal positions with Pacific Telesis Group, including Senior Counsel and Assistant Secretary.

  Executive officers of CBT are elected by the CBT Board on an annual basis and serve until their successors have been duly elected. There are no family relationships among the directors or executive officers of CBT.

EXECUTIVE COMPENSATION

  The following table discloses, for the year ended December 31, 1997 (the "Last Fiscal Year"), compensation earned by each individual serving as CBT's Chief Executive Officer and each of the four other most highly compensated executive officers for the Last Fiscal Year (collectively, the "Named Executive Officers") and compensation earned by the Named Executive Officers for the fiscal years ended December 31, 1996 and 1995:

                ANNUAL COMPENSATION AND LONG-TERM COMPENSATION

                                    ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                          --------------------------------------- ------------------------------
                                                                    OPTIONS TO
   NAME AND PRINCIPAL                              OTHER ANNUAL    PURCHASE ADS     ALL OTHER
        POSITION          YEAR SALARY(1)  BONUS   COMPENSATION(2) EQUIVALENTS(#) COMPENSATION(3)
   ------------------     ---- --------- -------- --------------- -------------- ---------------
James J. Buckley(4).....  1997 $385,000  $    --     $    --              --         $  --
 President, Chief Execu-  1996  125,618    50,000         --          970,000           --
 tive
 Officer and Director
William B. Lewis(5).....  1997  215,000    75,000     139,047          70,000           --
 Vice President, North    1996   72,000   118,000         --           72,000           --
 American Sales
Jeffrey N. Newton(6)....  1997  223,000    57,000      86,086          70,000           --
 Vice President,          1996   72,000   116,000         --           80,000           --
 Business Development
Gregory M. Priest(7)....  1997  180,000   177,200         --           90,000           --
 Vice President,          1996  125,000    89,250         --           10,000           --
 Finance, Chief           1995    5,208       --          --          320,000           --
 Financial Officer and
 Director
William G. McCabe(8)....  1997  250,000       --          --              --         30,362
 Chairman of the Board    1996  120,000   380,000         --          200,000        31,800
                          1995  120,000   410,000         --          250,000        32,080

--------
(1) Salary includes amount deferred pursuant to CBT's 401(k) plan.
(2) Includes $139,047 and $86,086 paid in 1997 to Messrs. Lewis and Newton, respectively, for relocation expenses.
(3) Includes $32,080 paid to Mr. McCabe in 1995, $31,800 paid to Mr. McCabe in 1996 and $30,362 paid to Mr. McCabe in 1997 pursuant to a defined contribution pension scheme.
(4) Mr. Buckley joined CBT in September 1996 as President and Chief Operating Officer. In December 1996, Mr. Buckley became the Chief Executive Officer of CBT. Consequently, Mr. Buckley's 1996 compensation information is from September 1996 through December 1996.
(5) Mr. Lewis became Area Vice President of Sales for the southern region in January 1996 and Vice President, North American Sales in March 1997.
(6) Mr. Newton became Area Vice President of Sales for the northern region in January 1996 and Vice President, Business Development in March 1997.
(7) Mr. Priest was elected an executive officer of CBT in December 1995, and resigned as an executive officer of CBT effective January 31, 1998.
(8) Mr. McCabe was the Chairman of the Board, Chief Executive Officer and President until September 1996, when he resigned as President. Mr. McCabe is compensated for his management services pursuant to a consulting agreement (the "Consulting Agreement") with a third-party consulting firm. Amounts are paid by CBT Systems Limited to the consulting firm, which separately compensates its employees, including Mr. McCabe. CBT has not reviewed any agreement between the consulting firm and its employees with respect to compensation amounts. See "Certain Relationships and Related Transactions."

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to options granted during the Last Fiscal Year to the Named Executive Officers:

                                                                                 POTENTIAL REALIZABLE VALUE
                            NUMBER OF       PERCENT OF                           AT ASSUMED ANNUAL RATES OF
                         EQUIVALENT ADSS   TOTAL OPTIONS    EXERCISE              STOCK PRICE APPRECIATION
                           OVER WHICH       GRANTED TO     PRICE PER                 FOR OPTION TERM(1)
                          OPTIONS WERE   EMPLOYEES IN LAST EQUIVALENT EXPIRATION ---------------------------
          NAME            GRANTED(2)(3)     FISCAL YEAR      ADS(4)      DATE         5%            10%
          ----           --------------- ----------------- ---------- ---------- ------------- -------------
James J. Buckley........        --              --           $  --         --              --            --
William B. Lewis........     70,000             4.7%         $20.25    3/18/07   $     891,458 $   2,259,130
Jeffrey N. Newton.......     70,000             4.7%         $20.25    3/18/07   $     891,458 $   2,259,130
Gregory M. Priest.......     90,000             6.1%         $20.25    3/18/07   $   1,146,160 $   2,904,595
William G. McCabe.......        --              --           $  --         --              --            --

--------
(1) Potential realizable value assumes that the share price (based on the fair market value of the ADSs) increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). If the price of the ADSs were to increase at such rates from the price at December 31, 1997, the last trading day of the Last Fiscal Year ($41.06 per ADS) over the next ten years, the resulting ADS price at 5% and 10% appreciation would be approximately $67 and $107, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent CBT's estimate or projection of future share price. CBT does not necessarily agree that this method can properly determine the value of an option.
(2) All options in this table were granted under the 1994 Plan or 1990 Share Option Scheme (the "1990 Plan"). The options expire ten years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with CBT. The 1994 Plan and the 1990 Plan are currently administered by the Stock Option Committee of the CBT Board, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.
(3) Unless otherwise indicated, options generally vest over four years such that 1/4th of the equivalent ADSs subject to the option vest on each of the first and second anniversary of the respective date of grant and 1/48th vest each month thereafter.
(4) Options were granted at an exercise price equal to the fair market value of CBT's ADSs, as determined by reference to the closing price of the ADSs as reported on Nasdaq on the last trading day prior to the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

  The following table provides information with respect to option exercises in the fiscal year ended December 31, 1997 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1997:

                                                    NUMBER OF EQUIVALENT ADSS
                                                     SUBJECT TO UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                           EQUIVALENT                          END               FISCAL YEAR END(3)
                         ADSS ACQUIRED     VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE(1) REALIZED(2) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------------- ----------- ----------- ------------- ----------- -------------
James J. Buckley........     140,000    $ 2,234,856   101,770      313,230    $ 4,363,397  $13,431,302
William B. Lewis........     272,716    $ 6,755,555     6,332       95,820    $   442,769  $ 5,486,329
Jeffrey N. Newton.......     253,108    $ 6,036,687     6,664      103,738    $   434,087  $ 5,559,365
Gregory M. Priest.......      84,876    $ 1,711,995     3,546      124,586    $   208,839  $ 6,580,523
William G. McCabe.......   1,145,000    $36,276,113   277,498          --     $17,645,926          --

--------
(1) Employees of CBT, including the Named Executive Officers, have a choice of acquiring either Ordinary Shares or ADSs representing such Ordinary Shares upon exercise of options.
(2) Market value of underlying shares based on the closing price of the ADSs on Nasdaq on the date of exercise, minus the exercise price.
(3) Market value of shares underlying in-the-money share options based on the closing price of $41.06 per ADS on Nasdaq on December 31, 1997 (the last trading day of the Last Fiscal Year), minus the exercise price.

MEETINGS OF THE CBT BOARD AND COMMITTEES

  The CBT Board, which has an Audit Committee, Compensation Committee, Stock Option Committee and Non-Officer Stock Option Committee, held a total of four meetings during the Last Fiscal Year. No incumbent director attended fewer than seventy-five percent (75%) of the meetings of the CBT Board and committees thereof on which such director served during the Last Fiscal Year.

  The Audit Committee currently consists of Messrs. McDonagh and Grillos. During the Last Fiscal Year, the Audit Committee held two meetings. The Audit Committee oversees actions taken by CBT's independent auditors, and recommends the engagement of auditors.

  The Stock Option Committee currently consists of Messrs. McDonagh and Grillos. During the Last Fiscal Year, the Stock Option Committee did not hold any formal meetings but took several actions by unanimous written consent. The Stock Option Committee administers CBT's employee share option plans, grants share options to officers of CBT and grants share options to non-officers of CBT in excess of 10,000 shares per grant.

  In January 1996, the CBT Board established the Non-Officer Stock Option Committee which consists of Messrs. McCabe and Hayes. During the Last Fiscal Year, the Non-Officer Stock Option Committee did not hold any formal meetings but took several actions by unanimous written consent. The Non-Officer Stock Option Committee grants share options which are less than 10,000 shares per grant to non-officers of CBT.

  The Compensation Committee currently consists of Messrs. McCabe, Grillos and McDonagh. During the Last Fiscal Year, the Compensation Committee did not hold any formal meetings but took several actions by unanimous written consent. The Compensation Committee reviews and approves the compensation of executives of CBT and makes recommendations to the CBT Board with respect to standards for setting compensation levels.

  The CBT Board does not have a Nominating Committee or any committee performing similar functions.

COMPENSATION OF DIRECTORS

  No director receives any cash compensation for his services as a member of the CBT Board, although each director is reimbursed for his expenses in attending CBT Board and related committee meetings. Directors who serve on committees of the CBT Board receive no additional compensation.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

  On July 24, 1996, CBT entered into an agreement with James J. Buckley pursuant to which Mr. Buckley became the President and Chief Operating Officer of CBT, effective as of September 1, 1996. In accordance with the terms of Mr. Buckley's agreement, Mr. Buckley receives an annual base salary of $385,000 and a targeted bonus of approximately $150,000, subject to the achievement of certain performance objectives. In addition, Mr. Buckley received an option to purchase an aggregate of 970,000 equivalent ADSs at an exercise price equal to the fair market value of the ADSs on such date. The ADSs subject to the option vest over four years, with the initial 25% vesting after one year and remainder on a monthly basis thereafter.

  On January 2, 1996, CBT entered into an Employment Agreement with Gregory M. Priest, pursuant to which Mr. Priest became Vice President, Finance and Chief Financial Officer of CBT and also agreed that Mr. Priest would be nominated to serve as a director of CBT. Under the terms of the agreement, Mr. Priest received during the Last Fiscal Year an annual minimum base salary of $180,000.

  Mr. Priest also received a bonus of $177,200 in the Last Fiscal Year, based upon the satisfaction of certain performance goals for CBT. Mr. Priest resigned his position as an executive officer of CBT effective January 31, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Approximately 9% of the CBT (Technology) Limited ("CBT T") outstanding share capital, representing a special non-voting class, is owned by Stargazer Productions ("Stargazer"), an unlimited company which is wholly owned by certain officers and key employees of CBT. CBT T has in the past and may in the future declare and pay dividends to Stargazer, and Stargazer may pay dividends to its shareholders out of such amounts. Any such dividends would be treated as compensation expense by CBT and would be included in CBT's operating expenses under US GAAP.

  In February 1996, Gregory M. Priest, a director of CBT and former Vice President, Finance and Chief Financial Officer of CBT, received an interest-free loan from CBT in the amount of $125,000 with principal payable in four annual installments, commencing in February 1997. As of the date hereof, $62,500 remains outstanding under the loan. The largest amount outstanding under the loan during the Last Fiscal Year was $125,000.

  CBT and Mr. Priest entered into a Consulting Agreement effective February 1, 1998, pursuant to which Mr. Priest has agreed to provide certain consulting services to CBT, initially including the transition to Mr. Priest's successor as Chief Financial Officer. Mr. Priest resigned his position as Chief Financial Officer effective January 31, 1998. Pursuant to the Consulting Agreement, Mr. Priest is paid on an hourly basis in accordance with a schedule of hourly rates, and previously granted stock options continue to vest. Mr. Priest's agreement contains customary provisions regarding confidentiality and assignment of intellectual property. Mr. Priest continues to serve as a director of CBT.

  CBT Systems Limited ("CBT Ireland") has entered into a consulting agreement (the "Consulting Agreement") with a third-party consulting firm pursuant to which the consulting firm provides certain management services to CBT Ireland, including those of Messrs. McCabe, Beamish and Hayes. Messrs. McCabe, Beamish and Hayes were employees of the consulting firm during 1997. Amounts paid by CBT Ireland under the Consulting Agreement are paid to the consulting firm and Messrs. McCabe, Beamish and Hayes are separately compensated by the consulting firm. During 1997, CBT Ireland accrued amounts in the aggregate of $1.4 million due to the consulting firm.

  CBT and KnowledgeWell entered into a Software License Agreement (the "License Agreement") in October 1997, pursuant to which CBT granted KnowledgeWell a non-exclusive license to use certain of its technology in the development of interactive education software. The License Agreement explicitly forbids any use by KnowledgeWell of CBT's technology within CBT's information technology market area. In exchange, KnowledgeWell has agreed to maintain functional compatibility of KnowledgeWell's products with CBT's products. KnowledgeWell is also required to pay CBT an annual licensing fee. The License Agreement also contains customary provisions involving the provision of product updates and the protection of confidential information. Messrs. McCabe and Priest are Chairman of the Board, and President, Chief Executive Officer, and director, respectively, of KnowledgeWell and Chairman of the Board and director, respectively, of CBT. The License Agreement was unanimously approved by the disinterested directors of CBT.

                             BUSINESS OF FOREFRONT

OVERVIEW

  ForeFront is a leading provider of interactive software designed to meet the IT education and training needs of network professionals, PC technicians, Web masters/managers and other IT professionals. ForeFront develops and markets high-quality, cost-effective computer-based training products on CD-ROMs which enable IT professionals to conveniently prepare for technical certification exams. Each of ForeFront's products is designed to provide comprehensive training in the subject matter necessary to obtain technical certifications. In addition to computer-based training products, ForeFront publishes and markets a line of PC/Network utilities which enable technical professionals to diagnose problems quickly and easily, manage systems, and enhance the performance of networks and PCs. ForeFront also develops and markets off-line browsing and metasearching products for use on the Internet.

  ForeFront sells its computer-based training products through telesales primarily to individual IT professionals as career advancement tools. ForeFront believes that its highly-refined prospecting and marketing strategy provides it with a significant competitive advantage in selling products to its targeted customers. ForeFront employs a proprietary direct marketing program to generate customer prospects for its more than 165 full-time telesales representatives. ForeFront has increased its telesales force by 200% in the past 18 months and in October 1997, it expanded from its original base in Florida serving North American markets to a second telesales operation in Dublin, Ireland serving European markets. ForeFront has sold its computer-based training and PC/Network products to more than 60,000 customers and has generated over 600,000 customer prospects from its marketing efforts to date.

THE FOREFRONT SOLUTION

  ForeFront provides a range of software-based solutions to meet the education and training needs of IT professionals. ForeFront's solution consists of interactive CD-ROM software products designed for network professionals, PC technicians, Web masters/managers and other IT professionals. ForeFront believes that its computer-based training products offer advantages to IT professionals seeking technical certification for career advancement by offering a comprehensive solution to their needs in preparing for technical certification exams.

  ForeFront's computer-based training titles offer many advantages over traditional instructor-led training. ForeFront's products allow IT professionals to tailor training to their work schedules, begin training at a level which is suitable to their needs, integrate training with on-the-job practice, train in only those topics that are relevant to their needs, and access training materials on an ongoing basis as reference tools. In general, ForeFront's courseware includes a graphically sophisticated interface that leads students through the subject software, simulating the technology and requiring students to respond actively to the course. ForeFront's courses also contain test questions designed to permit users to assess their capabilities and review their progress.

  ForeFront's computer-based training product library currently consists of nine intermediate and advanced level certification programs for IT professionals, encompassing over 1,000 hours of IT education and training, as well as introductory-level courses that do not lead to certification. ForeFront's comprehensive technical certification products provide IT professionals with approximately 25 to 200 hours of instruction per title. ForeFront believes that its products significantly reduce the costs to its customers of obtaining technical certification in comparison to traditional instructor-led formats.

FOREFRONT'S GROWTH STRATEGY

  ForeFront's growth strategy has incorporated the following elements:

    Broaden Computer-Based Training Product Line. ForeFront currently offers IT professionals a variety of computer-based training products designed to offer a convenient, comprehensive and interactive method of facilitating training and performance enhancement in key segments of the IT market. ForeFront has been engaged in efforts to broaden its line of computer-based training products to provide additional career development and enhancement resources for both novice and experienced IT professionals by (i) expanding its advanced-level IT product offerings to cover additional technical certification exams in additional technical fields, (ii) adding introductory and intermediate-level IT education and training products,
  (iii) creating products geared to non-IT professionals, (iv) segmenting its current and future comprehensive product offerings into focused, subject-specific sub-units for use in corporate IT training, and (v) developing foreign language versions of its computer-based training products. ForeFront believes that its access to the products of CBT as a result of the Merger will provide an effective means to implement this strategy.

    Leverage Proprietary Direct Marketing and Sales Systems. ForeFront has created and refined proprietary direct marketing and sales processes to maximize the sale of its computer-based training and PC/Network products. Currently, ForeFront's primary telesales operation in Clearwater, Florida employs 136 direct sales representatives responsible for generating United States sales. In October 1997, ForeFront opened its European telesales operation in Dublin, Ireland, which currently employs 36 direct sales representatives and provides evidence of ForeFront's ability to replicate its proprietary sales and marketing methodologies in other markets. ForeFront intends to further leverage these methodologies through:
  (i) expansion of its telesales force in both Clearwater, Florida and Dublin, Ireland; (ii) establishment of its telesales operations in additional international markets; and (iii) the addition of new products and services, capitalizing on ForeFront's relationships with its existing customers and customer prospects.

    Expand into New Related Markets. ForeFront currently sells products to individual IT professionals (including IT services managers, PC technicians, MIS managers and network professionals, among others) and to small businesses. ForeFront's strategy is to expand into related markets by
  (i) establishing a direct sales force targeted at the IT education and training needs of small to mid-size businesses, (ii) leveraging new product development by expanding into segments of the IT professional market that are not served by ForeFront's current products, such as computer programmers, database managers, enterprise application managers, and general computer users, and (iii) expanding its product offerings and distribution to reach individuals who are seeking to become IT professionals.

    Pursue Strategic Acquisition and License Agreements. Historically, ForeFront has obtained new products primarily through acquiring development companies and negotiating license agreements. In September 1997, ForeFront acquired LanTec in order to own the titles it had previously been licensing and to enable it to develop computer-based training products internally. ForeFront believes that the Merger will provide an effective means to implement its historic strategy of seeking strategic acquisitions of companies and negotiate new license agreements to complement its existing line of computer-based training products, accelerate time to market, and expand its research and development capabilities.

    Build Alliances with Key IT Vendors. ForeFront has been engaged in efforts to pursue and enter into development and marketing alliances with key IT vendors to produce and distribute vendor-specific authorized training programs. ForeFront believes that its access through CBT to such alliances should provide it with the benefit of the competitive advantages of such arrangements, including access to the partner's product development plans and source material, facilitating the launch of computer-based training products concurrently with the launch of new IT applications, and access to additional distribution channels.

    Serve Emerging Internet/Intranet Market Opportunities. As individuals and companies increasingly utilize the Internet and intranet, ForeFront believes that new education and training needs will emerge. ForeFront will seek to use its Internet expertise to capitalize on expanding Internet and intranet education opportunities.

  There can, however, be no assurance that ForeFront will be successful in implementing any of the foregoing elements of its growth strategy. See "Risks Factors--Risks Related to ForeFront's Business--Growth Strategy; Dependence on New Products," "--Developing Market for IT Education and Training," "--Rapid Technological Change," "--Management of Expanding Operations and Acquisitions," and "--Risks of Telesales Marketing."

PRODUCTS

  Computer-Based Training Products. The following table outlines the nine separate certification programs for IT professionals currently marketed and sold by ForeFront, and the subject matter of the various modules incorporated in each:

          CERTIFICATION                             MODULES
          -------------                             -------
   MCSE 4.0 Self-Study Course  . Networking Essentials
                               . Implementing and Supporting Microsoft Windows
                                95
                               . Implementing and Supporting Microsoft Windows
                                NT Server 4.0
                               . Implementing and Supporting Microsoft Windows
                                NT Server 4.0 in the Enterprise
                               . Internetworking Microsoft TCP/IP on Microsoft
                                Windows NT 4.0 (MCSE Elective)
                               . Implementing and Supporting Microsoft Exchange
                                Server 5.0 (MCSE Elective)
                               . Microsoft Mail 3.2 for PC Network Enterprise
                                (MCSE Elective)
                               . Implementing and Supporting Microsoft Windows
   MCP Self-Study Course        95
   MCP Self-Study Course       . Implementing and Supporting Microsoft Windows
                                NT Workstation 3.51
                               . Implementing and Supporting Microsoft Windows
   MCP Self-Study Course        NT Server 3.51
                               . Implementing and Supporting Microsoft Windows
   MCP Self-Study Course        NT Server 4.0
   CNE 4.1 Self-Study Course   . Administration 4.11
                               . Advanced Administration 4.11
                               . 4.1x Installation and Configuration
                               . Service and Support for NetWare
                               . Networking Technologies
                               . Design and Implementation
                               . Building Intranets with IntranetWare
   CNA Self-Study Course       . NetWare Administrator 3.x
   CNA Self-Study Course       . NetWare Administrator 4.11 (Internetware)
   A+ Certification Self-Study . Core Module (Hardware)
    Course
                               . Win/DOS Specialty Module

  In general, ForeFront's courseware includes a graphically sophisticated interface that leads students through the subject software, simulating the technology and requiring students to respond actively to the course. ForeFront's courses also contain test questions designed to permit users to assess their capabilities and review their progress.

  Each of ForeFront's computer-based training products can be integrated and managed with its new Student Manager system. This network-based administrative software program, introduced in 1998, is designed to allow an administrator to audit and control the use of each course, track employee performance and create specialized curricula for employees by granting access to selected courses. Student Manager enables ForeFront to offer a fully-integrated product to small to mid-sized companies, with centralized reporting, monitoring and evaluation.

  ForeFront's current computer-based training products are focused on the following categories of IT professionals: network professionals and PC technicians. ForeFront believes that the Merger will provide it access to additional products aimed at the intermediate and advanced level IT professionals that it would otherwise be required to develop, license or acquire. In addition, ForeFront plans to expand into markets for other IT professionals that it does not presently fully serve: Web masters/managers, database managers, computer programmers, enterprise application managers and general end-users. If the Merger is not consummated, there can be no assurance that ForeFront will be able to successfully develop or negotiate the license or acquisition of new products on a timely basis and on terms satisfactory to ForeFront, if at all. See "Risk Factors--Risks Related to ForeFront's Business--Growth Strategy; Dependence on New Products."

  ForeFront's courses are generally compatible with Windows-based desktop PCs and LANs. At present, all of ForeFront's courses are available exclusively on CD-ROM and are sold individually or on a site-license basis. Over the long term, however, ForeFront intends to explore the use of new delivery techniques through on-line services and the Internet. ForeFront believes that its future success will depend in large part on its ability to enhance its existing courses and to develop, license or acquire and introduce new courses on a timely basis. New courses and enhancements to existing courses must keep pace with rapidly changing, vendor-specific certification standards and competitive offerings and adapt to new hardware platforms and emerging industry standards and provide additional functionality. ForeFront believes that its access to CBT's products and development capabilities as a result of the Merger will enhance its ability to respond to these changes. See "Risk Factors--Risks Related to ForeFront's Business--Growth Strategy; Dependence on New Products" and "--Rapid Technological Change."

  PC/Network Products. In addition to computer-based training titles, ForeFront publishes and markets a line of PC/Network utilities which enable technical professionals to quickly and easily diagnose problems, manage systems, and enhance the performance of networks and PCs. This line of more than a dozen products includes: (i) The Troubleshooter, a comprehensive diagnostic tool for PCs and file servers; and (ii) Rescue Professional, a data recovery solution.

  Internet Content Management Products. ForeFront also continues to develop and market its line of Internet content management products, including WebWhacker, WebSeeker and WebPrinter. Following ForeFront's 1997 repositioning of its business to focus on computer-based training applications, ForeFront consolidated all Internet product development, sales and marketing at its Blue Squirrel division located in Salt Lake City, Utah. ForeFront sold the rights to certain Internet printing technology in September 1997 to Hewlett-Packard Company for a net gain of approximately $1.9 million, and may out-license or sell some or all of its remaining Internet content management products in the future. However, ForeFront intends to retain the rights to use the technology to develop methods of delivering education and training products over the Internet.

PRODUCT DEVELOPMENT

  ForeFront believes that it must continue to invest in product development to remain competitive in the computer-based training marketplace. ForeFront believes that the development of an effective training product requires the convergence of source material, instructional design and computer technology. The development of an effective training product involves a three-step process: (i) obtaining or developing source material; (ii) utilizing instructional design methodologies; and (iii) deploying computer technology. The first step in developing a new training program is to obtain content through subject matter experts, existing courses, product reference manuals and other materials. The development team then structures a program template which covers all of the relevant concepts, tasks to be completed, interactive features and tests to measure achievement. Concurrently, ForeFront's developers, working with animators, simulation programmers and graphic designers, simultaneously plan and develop graphics, animations and simulations.

  ForeFront develops substantially all of its internally-developed courses at its development facility in Ottawa, Canada. From time to time, ForeFront contracts with third parties to develop portions of particular courses, although ForeFront retains complete control over all phases of such development. All products produced by outside developers remain the sole property of ForeFront. ForeFront has explored the possibility of licensing content from publishers of text-based training material to shorten the development cycle for its computer-based training products. If ForeFront were successful in doing so, ForeFront would likely be required to pay royalties to the publishers of such content. There can be no assurance, however, that ForeFront will be successful in acquiring such content on favorable terms or at all or that such an arrangement would in fact expedite development of computer-based training products. See "Risk Factors--Risks Related to ForeFront's Business--Growth Strategy; Dependence on New Products" and "-- Management of Expanding Operations and Acquisitions."

DEVELOPMENT AND MARKETING ALLIANCES

  ForeFront's strategy is to expand its position in the IT education and training market by forming development and marketing alliances with leading IT software vendors and publishers of text-based training products. ForeFront believes such development and marketing alliances could offer it a number of competitive advantages, including: (i) early access to the software vendors' engineers and technical advisors for assistance in developing courses on new products; (ii) increased access to product vendors' content to drive ForeFront's internal development cycles; (iii) the ability to designate those products developed in concert with reputable vendors as "authorized" by that vendor; and (iv) expanded distribution channels through cross-marketing arrangements. ForeFront believes that these alliances also provide significant benefits to software vendors by allowing them to achieve additional market penetration generated by increasing the overall number of trained users. ForeFront has not entered into an alliance with an IT software vendor or publisher of text-based training materials at this time, and there can be no assurance that ForeFront will be able to do so on terms acceptable to ForeFront, on a timely basis, if at all, or that any such alliances would be successful. See "Risk Factors--Risks Related to ForeFront's Business--Risks of Development and Marketing Alliances."

CUSTOMERS

  ForeFront licenses its computer-based training products primarily to individual IT professionals (including IT services managers, PC Technicians, MIS Managers and network professionals, among others) and to small businesses. No customer accounted for more than 10% of revenues in 1997. ForeFront has over 60,000 customers, representing thousands of corporations, and approximately 600,000 customer leads in its database, substantially all of which have been generated through its direct marketing operations. ForeFront plans that its course curricula will enable its customers to periodically enhance their career development by acquiring new, or improving on existing, knowledge and skills. ForeFront anticipates that many of its customers will become "repeat" customers, purchasing successively advanced-level products, and progressing from one course curriculum to another over time.

  ForeFront has also recently commenced site licenses of its computer-based training titles for use by a specified number of users. With the introduction of the Student Manager product, ForeFront is endeavoring to capitalize on the substantial opportunity to sell site licenses to small to mid-size organizations.

SALES, MARKETING AND CUSTOMER SUPPORT

  Sales. ForeFront's direct sales and support organization, which includes personnel responsible for new sales as well as personnel responsible for follow-up support efforts, generated approximately 74% and 90% of ForeFront's revenues in 1996 and 1997, respectively. ForeFront also distributes its courses through a small number of resellers and international distributors. ForeFront's direct sales telemarketing operation is composed of teams of sales representatives, each of which is led by a sales manager who is responsible for managing the needs of the sales representatives, assisting them in individual sales calls, and supporting and motivating them. As of January 31, 1998, ForeFront employed 136 direct sales representatives and 14 customer and technical support representatives in the United States and 28 direct sales representatives and one customer and technical support representative in Ireland.

  ForeFront's telesales operation in Clearwater, Florida was developed and refined over a seven-year period from the inception of AllMicro, Inc. ("AllMicro"). ForeFront employs a variety of training, sales and performance-tracking methodologies designed to monitor and optimize sales performance. In addition to the close monitoring of ForeFront's direct sales campaign, the sales force employs highly-refined, proprietary training methodologies and systems that enhance the likelihood of building a successful customer relationship.

  The opening of ForeFront's sales office in Dublin, Ireland in October 1997 has demonstrated ForeFront's ability to replicate this system and the more than doubling of the sales force in 1997 (from 65 to 136 representatives) in the United States demonstrates ForeFront's ability to grow the system.

  Marketing. ForeFront believes that the success of its telesales operation is, in large part, attributable to its highly-refined marketing systems and methodologies. Using a targeted marketing and lead-based system, ForeFront employs a variety of direct marketing activities to generate leads, including direct mail, advertising and related activities such as trade shows.

  Customer Support. ForeFront currently provides e-mail and telephone support to its customers, and is evaluating a fee-based support system for customers who purchase computer-based training products to support their efforts to obtain certification.

COMPETITION

  The IT education and training market is highly fragmented, extremely competitive, and lacks meaningful barriers to entry. ForeFront competes primarily with third-party suppliers of computer-based training products, instructor-led IT education and training, internal training departments and other suppliers of IT education and training, including several other companies that produce interactive software training products. To a lesser extent, ForeFront also competes with consultants, value-added resellers, network integrators, applications software vendors and publishing companies.

  Many of ForeFront's current and potential competitors have substantially greater financial, technical, sales, marketing and other resources as well as greater name recognition than ForeFront. Certain of ForeFront's competitors in the computer-based training market possess comprehensive libraries of computer-based training products that have substantially greater scope than ForeFront's line of computer-based training products. In addition, the IT education and training market is characterized by significant price competition, and ForeFront expects that it will face increasing price pressures from competitors in the future. Accordingly, there can be no assurance that ForeFront will be able to provide products that compare favorably with new instructor-led techniques, on-line training or other interactive training software or that competitive pressures will not require ForeFront to reduce its prices significantly.

INTELLECTUAL PROPERTY AND LICENSES

  ForeFront regards its software as proprietary and relies primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use ForeFront's courseware or technology without authorization or to develop similar courseware or technology independently. Furthermore, the laws of certain countries in which ForeFront sells its products do not protect ForeFront's software and intellectual property rights to the same extent as do the laws of the United States. ForeFront generally does not include in its software any mechanisms to prevent or inhibit unauthorized use, and relies primarily on "shrink wrap" licenses that are not signed by the user and therefore may be unenforceable in some jurisdictions. If unauthorized copying or misuse of ForeFront's products were to occur to any substantial degree, ForeFront's business and results of operations could be materially and adversely affected. There can be no assurance that ForeFront's means of protecting its proprietary rights will be adequate or that ForeFront's competitors will not independently develop similar technology. There can be no assurance that third parties will not claim that ForeFront's current or future products infringe the proprietary rights of others. ForeFront expects that software developers will increasingly be subject to such claims as the number of products and competitors in the IT education and training industry grows and the functionality of products in the industry overlaps. Any such claim, with or without merit, could result in costly litigation or might require ForeFront to enter into license agreements under which ForeFront would pay royalties or fees to third parties or modify or discontinue sales of products subject to such claim, at costs to ForeFront which could be substantial.

EMPLOYEES

  As of January 31, 1998, ForeFront had a total of 267 full-time employees, of whom 203 were engaged in sales, marketing and customer support, 36 in management, administration and finance and 28 in product development. On January 31, 1998, 207 employees were located in the United States, 34 in the Republic of Ireland and 26 in Canada. None of ForeFront's employees is subject to a collective bargaining agreement, and ForeFront has not experienced any work stoppages. ForeFront believes that its employee relations are good.

PROPERTIES

  ForeFront's executive offices are located in Houston, Texas, where ForeFront leases approximately 2,800 square feet of office space. All of ForeFront's sales and marketing activities are conducted at its Clearwater, Florida and Dublin, Ireland locations, where it leases approximately 16,000 and 2,300 square feet, respectively. ForeFront's research and development activities are conducted in Ottawa, Canada, where it leases approximately 6,000 square feet. ForeFront also leases approximately 2,400 square feet in Salt Lake City, Utah, where ForeFront's Internet product efforts are directed. ForeFront's leases expire or are terminable at ForeFront's option at varying times through 2002.

  ForeFront believes that its current facilities are adequate to meet its needs for the foreseeable future. Management does not anticipate any major problems in negotiating new leases on expiration of any existing leases. Further, management also believes that additional space is available at satisfactory rates for expansion beyond the current space should that be necessary.

LEGAL PROCEEDINGS

  ForeFront is a party to claims arising in the ordinary course of business. ForeFront management does not believe that the ultimate resolution of these claims will have a material adverse effect on ForeFront's results of operations or financial position.

               SELECTED CONSOLIDATED FINANCIAL DATA OF FOREFRONT
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The selected consolidated financial data of ForeFront for each of the three years in the period ended December 31, 1997 are derived from the audited consolidated financial statements of ForeFront. The selected consolidated financial data of ForeFront for each of the two years in the period ended December 31, 1994 are derived from the unaudited consolidated financial statements of ForeFront. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the financial condition and results of operations for these periods. The following data should be read in conjunction with "Management's Discussion and Analysis of the Financial Condition and Results of Operations of ForeFront" and ForeFront's Consolidated Financial Statements, including the Notes thereto, included herein.

                                       YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------
                            1993      1994       1995       1996       1997
                          --------- ---------  ---------  ---------  ---------
                              (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Net revenues............     $3,714    $4,689     $6,053    $13,798    $18,408
Cost of product li-
 censes.................      1,641     1,058      1,217      2,675      3,027
                          --------- ---------  ---------  ---------  ---------
Gross profit............      2,073     3,631      4,836     11,123     15,381
Operating expenses:
  Selling and
   marketing............      1,100     2,516      3,246      8,906     12,125
  General and
   administrative.......        563     1,243      1,159      4,255      3,589
  Research and
   development..........        333       748        888      3,021      1,810
  Acquired research and
   development..........        --        --         --       2,799      4,097
                          --------- ---------  ---------  ---------  ---------
Operating income
 (loss).................         77      (876)      (457)    (7,858)    (6,240)
Interest income, net....         21        36          5        525        243
Gain on sale of assets..        --        --         --         --       1,869
                          --------- ---------  ---------  ---------  ---------
Net income (loss).......     $   98    $ (840)    $ (452)   $(7,333)   $(4,128)
                          ========= =========  =========  =========  =========
Basic and diluted income
 (loss) per share(1)....     $ 0.03    $(0.24)    $(0.12)   $ (1.22)   $ (0.63)
                          ========= =========  =========  =========  =========
Shares used in computing
 basic and diluted in-
 come (loss) per
 share(1)...............  3,135,538 3,548,967  3,647,930  6,002,427  6,547,041
                                            DECEMBER 31,
                          ----------------------------------------------------
                            1993      1994       1995       1996       1997
                          --------- ---------  ---------  ---------  ---------
                              (UNAUDITED)
BALANCE SHEET DATA:
Working capital.........     $1,959      $254    $12,575     $5,824    $ 4,880
Total assets............      2,386       991     13,994      9,634     10,008
Stockholders' equity....      2,125       477     12,786      7,017      6,700

--------
(1) Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Common equivalent shares are excluded from the per share calculations because the effect of their inclusion would be antidilutive. See ForeFront's Consolidated Financial Statements and Note 2 thereto.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FOREFRONT

  The following section contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "anticipate," "believe," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, expected, estimated or projected. Although ForeFront believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurances that the forward-looking statements included below will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by ForeFront that the objectives and plans of ForeFront will be achieved. The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements, including the notes thereto, and selected consolidated financial data included elsewhere in this Proxy Statement/Prospectus. Historical results are not necessarily indicative of trends in operating results for any future period.

OVERVIEW

  ForeFront is a leading provider of interactive software designed to meet the IT education and training needs of network professionals, PC technicians, Web masters/managers and other IT professionals. ForeFront develops and markets high-quality, cost-effective computer-based training products on CD-ROMs. These products enable IT professionals to conveniently prepare for technical certification exams on the leading network operating systems, Microsoft Windows NT and Novell NetWare. Each of ForeFront's products is designed to provide comprehensive training in the subject matter necessary to obtain technical certifications. In addition to computer-based training products, ForeFront publishes and markets a line of PC/Network utilities which enable technical professionals to diagnose problems quickly and easily, manage systems, and enhance the performance of networks and PCs. ForeFront also develops and markets off-line browsing and metasearching products for use on the Internet.

  During 1997, ForeFront's computer-based training products accounted for 61% of ForeFront's revenues and PC/Network utilities represented 25% of revenues. ForeFront's Internet content management products accounted for the remaining 14% of ForeFront's 1997 revenues. The computer-based training products represented 43% of revenues in the first quarter of 1997 and increased to 72% during the fourth quarter of 1997. No customer accounted for more than 10% of ForeFront's net revenues during the year ended December 31, 1996 or 1997. ForeFront derived approximately 90% of its 1997 revenue from its telesales operations in Clearwater, Florida and Dublin, Ireland which currently employ more than 170 sales representatives. In addition, ForeFront also distributes its products through its proprietary InstantX electronic storefront system and other online resellers over the Internet, international resellers, distributors and original equipment manufacturers ("OEMs"). To a lesser extent, ForeFront also markets certain of its products through alliances with other computer software companies and publishers that incorporate bundled versions of ForeFront's PC/Network utility products and Internet content management products with the products of such other companies.

  The cost of product licenses primarily includes costs associated with product packaging, documentation, software duplication and shipping as well as royalties paid to third parties. Since ForeFront's acquisition of LanTec in September 1997, ForeFront no longer pays royalties on its computer-based training products.

  Research and development expenses consist primarily of personnel costs, including salaries and benefits, occupancy and travel expenses as well as outside consultant costs related to the research and development of ForeFront's products. These costs are charged to operating expense as they are incurred. Selling and marketing expenses consist primarily of salaries and commissions of marketing and sales personnel, advertising and promotion expenses, and customer service and support costs. General and administrative expenses consist primarily of salaries of administrative and executive personnel, expenses associated with merger and acquisition activity, and other professional services.

  Interest income consists primarily of interest earned on cash and cash equivalents. The gain on sale of assets is attributable to ForeFront's sale of certain Internet-printing technology during 1997.

  ForeFront acquired AllMicro on July 22, 1996 pursuant to a merger in which ForeFront issued 1,056,152 shares of ForeFront Common Stock. The AllMicro merger was accounted for as a pooling-of-interests. Accordingly, the consolidated financial statements of ForeFront give retroactive effect to the merger and are presented as if ForeFront and AllMicro had been combined for all periods presented. On September 29, 1997, ForeFront acquired LanTec for $1.8 million in cash and securities exchangeable for 557,413 shares of ForeFront Common Stock. The acquisition was accounted for under the purchase method and, accordingly, the operating results of LanTec are included in ForeFront's operating results since the date of acquisition.

RESULTS OF OPERATIONS

  The following table sets forth for the periods indicated certain financial data for ForeFront expressed as a percentage of total revenues.

                               YEAR ENDED DECEMBER 31,
                               ---------------------------
                                1995      1996      1997
                               -------   -------   -------
   STATEMENT OF OPERATIONS
    DATA:
   Net revenues..............    100.0%    100.0%    100.0%
   Cost of product licenses..     20.1%     19.4%     16.4%
   Gross profit..............     79.9%     80.6%     83.6%
   Operating Expenses:
     Selling and marketing...     53.6%     64.5%     65.9%
     General and
      administrative.........     19.1%     30.8%     19.5%
     Research and
      development............     14.7%     21.9%      9.8%
     Acquired research and
      development............      --       20.3%     22.3%
   Operating loss............     (7.5%)   (56.9%)   (33.9%)
   Net loss..................     (7.5%)   (53.1%)   (22.4%)

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  Net Revenues. ForeFront's revenues increased $4,610,000, or 33%, from $13,798,000 in 1996 to $18,408,000 in 1997. For the year ended December 31,
1996, ForeFront's revenues were derived primarily through its direct sales channel and through OEM agreements. For 1997, revenues were generated primarily from ForeFront's direct sales channels and its electronic storefront. Revenues from the direct sales channels increased approximately $6,261,000, or 61%, while revenues from the remaining channels decreased approximately $1,651,000, or 46%. This change in revenue sources reflects ForeFront's increased focus on computer-based training products, which are primarily sold through the direct sales channel, and its decreased focus on the Internet content management products, which were traditionally sold through the retail, OEM and electronic storefront channels.

  Cost of Product Licenses. ForeFront's cost of product licenses increased $352,000, or 13%, from $2,675,000 in 1996 to $3,027,000 in 1997 due to the increase in revenue, but decreased as a percentage of revenue from 19% in 1996 to 16% in 1997. The decrease in the cost of product licenses as a percentage of revenue is attributable to the change in the mix of distribution channels used by ForeFront and the mix of products sold. As a result of the LanTec acquisition in September 1997, ForeFront no longer pays royalties on all of its computer-based training products acquired from LanTec and expects to continue to increase its gross margins in the future; however, to the extent ForeFront licenses additional products from third parties, the margins may decline due to royalties paid to the licensors of such products.

  Selling and Marketing Expenses. Selling and marketing expenses increased $3,219,000, or 36%, from $8,906,000 in 1996 to $12,125,000 in 1997. The increase was primarily due to increased sales personnel, sales commissions, and advertising relating to computer-based training products as well as pre- committed advertising contracts for Internet content management products that were entered into prior to ForeFront's reorganization in April 1997. Future selling and marketing costs relating to ForeFront's Internet products will be reduced as a result of ForeFront's reorganization; however, ForeFront expects to increase its sales and marketing staff and related expenses relating to computer-based training products in accordance with the targeted revenue goals and expectations of management. This increase will include expenses for ForeFront Europe Limited, ForeFront's Ireland-based business unit that initiated sales, marketing and technical support operations in October 1997.

  General and Administrative Expenses. General and administrative costs decreased $666,000, or 16%, from $4,255,000 in 1996 to $3,589,000 in 1997.
Excluding the one-time charge of $1,559,000 for transaction costs associated with the merger with AllMicro in July 1996 and the one-time restructuring charge of $1,144,000 incurred in the second quarter of 1997, general and administrative costs declined $251,000, or 9%, from $2,696,000 in 1996 to $2,445,000 in 1997. The decrease is primarily due to the reduction in personnel relating to Internet content management products. In addition, the increase in personnel and related costs within ForeFront has been in the sales and marketing functions relating to computer-based training and PC/Network utility products while general and administrative personnel costs have not increased significantly.

  Research and Development Expenses. ForeFront's research and development expenses decreased $1,211,000, or 40%, from $3,021,000 in 1996 to $1,810,000 in 1997. Compared to the prior year, expenses increased $326,000 in the first three months of 1997 due to continued research and development relating to Internet content management products but declined $1,537,000 during the remainder of 1997. The decline in 1997 was primarily due to ForeFront's reorganization in April 1997, which included a reduction in personnel and related expenses for ForeFront's Internet content management products as contrasted with an increase in such personnel during the same period in 1996 when ForeFront was making significant investments in research and development efforts relating to Internet content management products. In addition, 1996 expenses include a one-time charge of approximately $410,000 for the purchase of several software licenses intended for development. ForeFront expects to incur fewer research and development expenses in the Internet content management products division, but will incur additional research and development expenses relating to computer-based training products as a result of ForeFront's acquisition of LanTec, which will serve as the center of ForeFront's research and development operations to develop new products.

  Acquired Research and Development Expenses. Total expenses for acquired research and development in 1996 were $2,799,000 compared to $4,097,000 in 1997. In May 1997, ForeFront agreed to release 100,128 shares of its Common Stock from escrow in April 1998 in termination of an earn-out obligation relating to a 1996 acquisition. As a result, ForeFront recorded additional acquired research and development expenses of $447,000 during the second quarter of 1997. During September 1997, ForeFront acquired LanTec in exchange for $1.8 million in cash and securities exchangeable for 557,413 shares of ForeFront's Common Stock. ForeFront recorded the fair value of net assets acquired, which resulted in a one-time charge of $3,650,000 for acquired research and development expenses. The acquired research and development expenses in 1996 relate to ForeFront's acquisitions of Blue Squirrel, Inc. ("Blue Squirrel") and BookMaker Corporation ("BookMaker"). ForeFront recorded the fair value of net assets acquired, which resulted in a non-cash charge of $440,000 and $2,359,000, respectively, for acquired research and development expenses.

  Interest Income. Interest income decreased $282,000, or 54%, from $525,000 in 1996 to $243,000 in 1997. The decrease is attributable to ForeFront's continued use of cash proceeds during 1997 that were raised in December 1995 on the completion of ForeFront's initial public offering.

  Gain on Sale of Assets. During September 1997, ForeFront sold certain Internet printing technology to Hewlett-Packard and recorded a one-time gain of $1,869,000 (net of closing costs).

  Income Taxes. ForeFront has incurred losses since inception (excluding the pro forma effects of the pooling with AllMicro in July 1996), except for the fourth quarter ended December 31, 1997, and therefore, has not been subject to federal income taxes. A valuation allowance was applied to fully offset ForeFront's net deferred tax assets of $2.9 million at December 31, 1997. See Note 3 of Notes to ForeFront's Consolidated Financial Statements. The net deferred tax asset (before applying the valuation allowance) is comprised primarily of the estimated tax effect of tax net operating loss ("NOL") carryforwards and other temporary differences. Management believes it is not appropriate to record a deferred tax asset until ForeFront can establish that it becomes more likely than not that ForeFront will realize some or all of the benefits of the net deferred tax assets. The net deferred tax assets, prior to the application of valuation allowances, for fiscal 1997 was $2.9 million and for fiscal 1996 was $2.2 million. Federal tax laws provide for a limitation on the use of NOL tax credit carryforwards following certain ownership changes that could limit ForeFront's ability to use its NOL and tax credit carryforwards. Certain transactions during 1996 resulted in an ownership change for federal income tax purposes.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net Revenues. Net revenues increased $7,745,000, or 128%, from $6,053,000 in 1995 to $13,798,000 in 1996, primarily due to three strategic acquisitions, the introduction of eight additional products into existing and new distribution channels and increasing market acceptance of ForeFront's products. No customer accounted for more than 10% of ForeFront's net revenues during the years ended December 31, 1995 and 1996.

  The merger with AllMicro, which was accounted for as a pooling-of-interests, resulted in the restatement of ForeFront's historical consolidated financial statements. The impact of the pooling-of-interests resulted in increasing ForeFront's consolidated net revenues by approximately $5,800,000 and $4,600,000 for the years ended December 31, 1995 and 1996, respectively. If ForeFront had accounted for the AllMicro transaction as a purchase instead of a pooling-of-interests, consolidated net revenues would have increased from $280,000 in 1995 to $9,198,000 in 1996.

  Cost of Product Licenses. The cost of product licenses increased $1,458,000, or 120%, from $1,217,000 in 1995 to $2,675,000 in 1996. The increase was due principally to the corresponding 128% increase in product license revenues during this period. Gross margin as a percentage of net revenues may fluctuate due to increased price competition, the mix of distribution channels used by ForeFront and the mix of products sold.

  Selling and Marketing Expenses. Selling and marketing expenses increased $5,660,000, or 174%, from $3,246,000 in 1995 to $8,906,000 in 1996. The increase reflected increased sales personnel and commissions as a result of higher revenues, the establishment and expansion of various distribution channels in the United States and Europe for the Internet content management products, as well as increased marketing activities, including trade show participation, advertising and promotions.

  General and Administrative Expenses. General and administrative expenses increased $3,097,000, or 267%, from $1,158,000 in 1995 to $4,255,000 in 1996.
The increase is attributable to increased personnel and associated recruiting costs, merger and acquisition costs, including one-time charges of $1,559,000 for transaction costs related to the merger with AllMicro, as well as higher administrative costs as a result of becoming a public company. Excluding the one-time charges, general and administrative expenses increased $1,538,000, or 133%, from $1,158,000 in 1995 to $2,696,000 in 1996.

  Research and Development Expenses. Research and development expenses increased $2,133,000, or 240%, from $888,000 in 1995 to $3,021,000 in 1996.
The increase was attributable to the additional research and development personnel for the Internet content management products and the purchase of two software licenses for $410,000 used for development for the Internet content management products.

  Acquired Research and Development Expenses. In March 1996, ForeFront acquired the assets of Blue Squirrel, a Utah-based company, and during June 1996, ForeFront acquired the assets of BookMaker, a California-based company. ForeFront recorded the fair value of net assets acquired, which included purchased software of $71,000 and $67,000, respectively, and recorded a charge of $440,000 and $2,359,000, respectively, for acquired research and development expenses.

  Interest Income, net. Net interest income increased $520,000 from $5,000 in 1995 to $525,000 in 1996. The increase was primarily attributable to the interest income earned as a result of the completion of ForeFront's initial public offering in December 1995 and resulting cash proceeds.

  Income Taxes. ForeFront has incurred losses since inception (excluding the pro forma effects of the pooling with AllMicro in July 1996) and therefore, has not been subject to federal income taxes. A valuation allowance was applied to fully offset ForeFront's net deferred tax assets of $2.2 million at December 31, 1996 (see Note 3 of Notes to ForeFront's Consolidated Financial Statements). The net deferred tax asset (before applying the valuation allowance) is composed primarily of the estimated tax effect of tax NOL carryforwards and other temporary differences. Management believes it is not appropriate to record a deferred tax asset until ForeFront can establish that it becomes more likely than not that ForeFront will realize some or all of the benefit of the net deferred tax assets. The net deferred tax assets, prior to the application of valuation allowances, for fiscal 1996 and fiscal 1995 were $2.2 million and $1.3 million, respectively. Federal tax laws provide for a limitation on the use of NOL tax credit carryforwards following certain ownership changes that could limit ForeFront's ability to use its NOL and tax credit carryforwards. Certain transactions during 1996 resulted in an ownership change for federal income tax purposes.

UNAUDITED SELECTED QUARTERLY OPERATING RESULTS (DOLLARS IN THOUSANDS)

  The following table sets forth certain unaudited quarterly operating information for the eight quarters ended December 31, 1997. This data has been prepared on the same basis as the audited consolidated financial statements contained elsewhere herein and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this information for the periods presented, when read in conjunction with ForeFront's Consolidated Financial Statements and Notes thereto contained elsewhere herein. The operating results for any previous quarter are not necessarily indicative of results of any future period.

                                      1996                                1997
                         ----------------------------------  -------------------------------------
                           1ST      2ND      3RD      4TH      1ST      2ND      3RD         4TH
                         QUARTER  QUARTER  QUARTER  QUARTER  QUARTER  QUARTER  QUARTER     QUARTER
                         -------  -------  -------  -------  -------  -------  -------     -------
Revenue................. $2,753   $ 3,110  $ 3,594  $ 4,341  $ 4,152  $ 4,167  $ 4,723     $5,366
Gross Profit............  2,247     2,545    2,887    3,444    3,269    3,343    3,928      4,841
Operating income
 (loss).................   (427)   (2,846)  (2,798)  (1,787)  (1,453)  (2,466)  (3,091)(1)    770
Net income (loss).......   (262)   (2,690)  (2,686)  (1,695)  (1,384)  (2,408)  (1,173)(2)    837

--------
(1) Includes the effects of a charge for acquired research and development expenses of $3,650,000 incurred in connection with the LanTec acquisition. Excluding the effects of such charge, ForeFront would have had operating income of $559,000 for the third quarter of 1997.
(2) Includes the effects of a charge for acquired research and development expenses of $3,650,000 incurred in connection with the LanTec acquisition and of a gain of $1,869,000 on the sale of certain technology to Hewlett-Packard Company. Excluding the effects of such charge and gain, ForeFront would have had net income of $608,000 for the third quarter of 1997.

LIQUIDITY AND CAPITAL RESOURCES

  ForeFront had working capital of $5,824,000 and $4,880,000 as of December 31, 1996 and December 31, 1997, respectively. During 1997, net cash used in operating activities was $472,000 as compared to $4,785,000 in 1996. The reduction in cash used by operating activities is a result of the decrease in net loss. Cash used in investing activities in 1997 totaled $66,000 compared to cash provided by investing activities of $6,938,000 in 1996. The cash used in investing activities in 1997 was primarily for the LanTec Acquisition offset by the proceeds from the sale of assets to Hewlett-Packard. Cash provided by investing activities in 1996 primarily consisted of the sale of marketable securities. Cash provided by financing activities in 1997 was $974,000 compared to cash used in financing activities of $1,451,000 in 1996. The 1997 primary source of cash from financing activities was proceeds from the exercise of stock options while the primary use of cash used in financing activities in 1996 was the payment of distributions to the former shareholder of AllMicro.

  ForeFront believes that funds provided by operations will be sufficient to meet its needs for working capital and capital expenditures and ForeFront's anticipated needs to fund growth for the foreseeable future. An element of ForeFront's growth strategy is to pursue strategic acquisitions. ForeFront may be required to seek external financing sources to pursue such acquisitions. There can be no assurance that ForeFront would be able to obtain such financing on reasonable or attractive terms, if at all.

NEW ACCOUNTING PRONOUNCEMENTS

  In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This statement establishes standards for computing and presenting earnings per share. ForeFront adopted the provisions of SFAS No. 128 in 1997. Such adoption did not have an effect on ForeFront's financial position or results of operations; however, the effect on net loss per share is disclosed in ForeFront's Consolidated Financial Statements set forth herein.

  In March, 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure." This statement establishes standards for disclosing information about an entity's capital structure. ForeFront adopted the provisions of SFAS No. 129 in 1997. Such adoption did not have a material impact on ForeFront's financial position, results of operations or cash flows.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                      PRINCIPAL STOCKHOLDERS OF FOREFRONT

  The following table sets forth certain information regarding beneficial ownership of ForeFront Common Stock as of the Record Date (except as otherwise noted) by: (i) each director of ForeFront, (ii) ForeFront's Chief Executive Officer and each of the four other most highly compensated executive officers of ForeFront during the fiscal year ended December 31, 1997, (iii) all directors and executive officers of ForeFront as a group, and (iv) all those known by ForeFront to be beneficial owners of more than five percent of outstanding shares of ForeFront Common Stock. This table is based on information provided to ForeFront or filed with the SEC by ForeFront's directors, executive officers and principal stockholders.

                                                   AMOUNT AND
                                                    NATURE OF    PERCENTAGE OF
                                                   BENEFICIAL     OUTSTANDING
                                                  OWNERSHIP OF   COMMON STOCK
                BENEFICIAL OWNER                 COMMON STOCK(1)   OWNED(2)
                ----------------                 --------------- -------------
William S. Farish(3)............................      645,323         9.31%
 William S. Farish & Company
 1100 Louisiana, Suite 1200
 Houston, Texas 77002
Evan B. Pappas(4)...............................      386,470         5.62%
 938 Brunswick Dr.
 Sugar Land, Texas 77478
David Sikora(5).................................      675,884         8.98%
Ernest D. Rapp(6)...............................      113,122         1.62%
Jeffrey R. Harder(7)............................      129,583         1.85%
Michael Kaplan(8)...............................      847,052        11.97%
G. Anthony Gorry(9).............................      222,363         3.22%
Stephen J. Banks(10)............................      113,702         1.65%
Grant Dove(11)..................................       50,000            *
Terry W. Ward(12)...............................      651,467         9.38%
All directors and executive officers as a group
 (8) persons)(13)...............................    2,803,173        34.65%

--------
 *  Represents less than 1% of ForeFront Common Stock outstanding.
 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of ForeFront Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership for each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
 (2) Based on shares of ForeFront Common Stock outstanding as of the Record
     Date.
 (3) Consists of (i) 544,763 shares owned by W.S. Farish & Company, of which Mr. Farish is a principal stockholder, director and executive officer,
     (ii) 35,491 shares owned by Mr. Farish, and (iii) 13,297 shares owned by William S. Farish, Jr. Such share numbers also include warrants to purchase 48,664 shares of ForeFront Common Stock held by W.S. Farish & Company, warrants to purchase 1,776 shares of ForeFront Common Stock held by Mr. Farish, and warrants to purchase 1,332 shares of ForeFront Common Stock held by William S. Farish, Jr.
 (4) Includes 2,726 shares which may be acquired by Mr. Pappas on exercise of outstanding warrants.
 (5) Includes 648,683 shares which may be acquired by Mr. Sikora on exercise of outstanding stock options.
 (6) Includes 112,657 shares which may be acquired by Mr. Rapp on exercise of outstanding stock options.
 (7) Includes 122,325 shares which may be acquired by Mr. Harder on exercise of outstanding stock options.
 (8) Includes 200,000 shares which may be acquired by Mr. Kaplan on exercise of outstanding stock options.

 (9) Includes 37,201 shares which may be acquired by Dr. Gorry on exercise of outstanding stock options.
(10) Includes (i) 93,152 shares owned by BCM Technologies, Inc., of which Mr. Banks is President and a director, as to which he disclaims beneficial ownership, and (ii) 15,000 shares which may be acquired by Mr. Banks on exercise of outstanding stock options.
(11) Includes (i) 9,700 shares owned by Mr. Dove, (ii) 300 shares held by a trust established for the benefit of Mr. Dove's grandchildren, as to which Mr. Dove disclaims beneficial ownership, and (iii) 40,000 shares which may be acquired by Mr. Dove on exercise of outstanding stock options.
(12) Includes (i) 544,763 shares owned by W.S. Farish & Company, of which Mr. Ward is Financial Vice President, Chief Trust Officer and a director, as to which Mr. Ward disclaims beneficial ownership, (ii) 41,708 shares owned by Mr. Ward, and (iii) 15,000 shares which may be acquired by Mr. Ward on exercise of outstanding stock options. Such share numbers also include warrants to purchase 48,664 shares of ForeFront Common Stock held by W.S. Farish & Company, as to which Mr. Ward disclaims beneficial ownership, and a warrant to purchase 1,332 shares of ForeFront Common Stock held by Mr. Ward.
(13) Includes (i) 544,763 shares owned by W.S. Farish & Company, (ii) 93,152 shares owned by BCM Technologies Inc., and (iii) an aggregate of 1,240,842 shares which may be acquired on exercise of outstanding stock options and stock purchase warrants.

                         COMPARATIVE MARKET PRICE DATA

  CBT ADSs and ForeFront Common Stock are traded on Nasdaq under the symbols "CBTSY" and "FFGI," respectively. The following table sets forth the high and low closing prices per share of such securities as reported on Nasdaq, based on published financial sources, since CBT's initial public offering on April 13, 1995 and ForeFront's initial public offering on December 18, 1995. No cash dividends have been paid on the CBT ADSs or ForeFront Common Stock. The per share information presented below and elsewhere in this Proxy Statement/Prospectus has been adjusted to reflect two two-for-one splits of the CBT ADSs, which occurred on May 15, 1996 and March 9, 1998.

                                                                    FOREFRONT
                                                       CBT ADSS    COMMON STOCK
                                                     ------------- ------------
                                                      HIGH   LOW    HIGH   LOW
                                                     ------ ------ ------ -----
   1995:
     Second Quarter................................. $10.75 $ 5.50
     Third Quarter..................................  12.50   9.44
     Fourth Quarter.................................  13.85  11.10 $ 8.63 $8.25
   1996:
     First Quarter..................................  18.38  10.75  10.09  6.50
     Second Quarter.................................  25.13  17.00  20.75  7.50
     Third Quarter..................................  27.13  19.63  13.88  8.94
     Fourth Quarter.................................  29.38  22.38  10.88  5.00
   1997:
     First Quarter..................................  35.25  19.07   7.00  2.88
     Second Quarter.................................  31.63  20.00   4.25  2.00
     Third Quarter..................................  40.13  28.63   8.88  2.13
     Fourth Quarter.................................  41.19  30.25  10.75  4.75
   1998:
     First Quarter..................................  51.75  36.00  15.38  7.69
     Second Quarter (through April 24, 1998)........  54.75  49.75  17.13 15.13

  Set forth below are the last reported sale prices of CBT ADSs and ForeFront Common Stock on March 16, 1998, the last trading day prior to the execution of the Reorganization Agreement, and on April 24, 1998, the last trading day prior to the date of the Proxy Statement/Prospectus, as well as the equivalent pro forma sale prices of ForeFront Common Stock on such dates, as determined by multiplying the Exchange Ratio by the CBT ADS price.

                                                          FOREFRONT   FOREFRONT
                                                CBT ADSS COMMON STOCK EQUIVALENT
                                                -------- ------------ ----------
   March 16, 1998..............................  $50.00     $13.38      $15.69
   April 24, 1998..............................  $50.63     $15.56      $15.88

  FOREFRONT STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET INFORMATION FOR CBT ADSS AND FOREFRONT COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICES OF CBT ADSS OR FOREFRONT COMMON STOCK AT THE EFFECTIVE TIME.

  Dividends. CBT has never declared or paid any dividends on its Ordinary Shares. CBT currently intends to retain all future earnings to finance future operations and therefore does not anticipate paying any dividends in the foreseeable future. Under the Companies Acts of the Republic of Ireland, dividends may only be paid out of the profits of CBT legally available for distribution.

  ForeFront has never declared or paid a cash dividend on its Common Stock. It is the present policy of the ForeFront Board to retain all earnings to support operations and to finance expansion of ForeFront's business. Therefore, ForeFront does not anticipate declaring or paying dividends on the ForeFront Common Stock in the foreseeable future. The declaration and payment of cash dividends in the future will be at discretion of the ForeFront Board and will depend on ForeFront's earnings, financial condition, capital needs and other factors deemed pertinent by the ForeFront Board, including limitations, if any, on the payment of dividends under state law and any then-existing credit agreement.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

  Other than statements of historical fact, the statements made in this section, including statements about the benefits expected to result from the Merger and about future financial performance and the analyses performed by ForeFront's financial advisor, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Proxy Statement/Prospectus.

CBT'S REASONS FOR THE MERGER

  CBT's management believes that the Merger will benefit CBT for the following reasons:

  . potential revenue synergies, including the ability to market CBT's products through ForeFront's direct marketing and telesales distribution channels; and

  . potential cost synergies, through consolidation and integration of certain distribution, sales, development and administrative operations and functions.

FOREFRONT'S REASONS FOR THE MERGER

  The ForeFront Board has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, ForeFront and its stockholders. In reaching its determination, the ForeFront Board consulted with ForeFront's management, as well as its legal counsel and financial advisor, and considered the following material factors:

  . the opportunity the Merger affords ForeFront's stockholders to reduce their exposure to the risks inherent in ForeFront's reliance on a limited number of products, and the difficulties in competing against larger companies with more diversified product lines and greater financial resources;

  . the Merger will allow holders of ForeFront Common Stock to retain an equity interest in the combined company, to achieve greater liquidity than could be achieved by continuing to hold ForeFront Common Stock, and to participate in the potential growth of CBT;

  . potential revenue synergies, including the ability to market CBT's products through ForeFront's direct marketing and telesales distribution channels;

  . potential cost synergies, through consolidation and integration of certain distribution, sales, development and administrative operations and functions;

  . information concerning the financial performance and condition, business operations and prospects of each of CBT and ForeFront;

  . the desire of ForeFront to gain greater market strength and market recognition with its customer base by combining with a larger company;

  . the Exchange Ratio and recent trading prices for ForeFront Common Stock and CBT ADSs;

  . the likelihood that the Merger will be consummated, including the terms and conditions of the Reorganization Agreement, and the limited conditions to the consummation of the Merger;

  . the expectation that the Merger will be nontaxable to the stockholders of ForeFront for federal income tax purposes; and

  . the oral opinion of Piper Jaffray delivered March 13, 1998 (subsequently confirmed in a written opinion dated March 13, 1998) that as of such date the Exchange Ratio was fair from a financial point of view, to the holders of ForeFront Common Stock. (See "Approval of the Merger and Related Transactions--Opinion of ForeFront's Financial Advisor").

  The ForeFront Board also considered the following potentially negative material factors in its deliberations concerning the Merger: (i) the loss of control over the future operations of ForeFront following the Merger; (ii) the risk that the benefits sought to be achieved in the Merger may not be achieved; and (iii) the other risks described above under "Risk Factors." After reviewing these potentially negative factors, the ForeFront Board concluded that they were outweighed by the positive factors described above and accordingly determined that the Merger is fair to, and in the best interests of, ForeFront and its stockholders.

  In view of the wide variety of factors considered by the ForeFront Board, it did not find it practicable to quantify, or otherwise attempt to assign relative weights to the specific factors considered in making its determination. Consequently, the ForeFront Board did not quantify the assumptions and results of its analysis in reaching its determination that the Merger is fair to, and in the best interests of, ForeFront and its stockholders. THE FOREFRONT BOARD UNANIMOUSLY RECOMMENDS THAT FOREFRONT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE REORGANIZATION AGREEMENT AND APPROVE THE MERGER.

BACKGROUND OF THE MERGER

  In mid-1997, ForeFront began seeking new products to sell through its rapidly growing telesales marketing operations as a part of a shift in its strategic focus emphasizing sales of computer-based training products. During the remainder of 1997 and the first part of 1998, ForeFront engaged in discussions with a number of parties, including CBT, regarding ForeFront's potential acquisition of rights to market and sell such products. In its pursuit of such products, ForeFront acquired LanTec in September 1997 to obtain ownership of the computer-based training products it had previously licensed from LanTec and to enable it to develop computer-based training products internally, but continued to pursue the possibility of acquiring a broader library of such products to satisfy its strategic objectives. On February 6, 1998, ForeFront engaged Piper Jaffray to assist it in evaluating various alternatives to achieve those objectives.

  In February 1998, James J. Buckley, the President and Chief Executive Officer of CBT, contacted David Sikora, the President and Chief Executive Officer of ForeFront, to set up a meeting to discuss potential relationships between CBT and ForeFront. On February 24, 1998, Mr. Buckley met with Mr. Sikora to discuss a potential business combination of CBT and ForeFront. Mr. Buckley and Mr. Sikora discussed the operations and business objectives of the two companies and the potential benefits of a business combination. At the conclusion of the meeting, Mr. Buckley expressed his intention to discuss the matter further with the CBT Board.

  On February 25, 1998, Mr. Buckley contacted Mr. Sikora to express CBT's interest in submitting a proposal for a business combination transaction between the two companies, and requested that Mr. Sikora meet with him the following day to discuss the possibility of such a transaction. On February 26, 1998, Mr. Sikora, Jeffrey R. Harder, ForeFront's Vice President of Corporate Development and General Counsel, and Kyle R. Crowe of Piper Jaffray met with Mr. Buckley, Richard Y. Okumoto, CBT's Vice President, Finance and Chief Financial Officer, and Elizabeth K. Roemer, CBT's Vice President and General Counsel, and were subsequently joined by William G. McCabe, the Chairman of the CBT Board. At the meeting, Mr. Buckley advised Mr. Sikora of CBT's intention to submit a proposal for a business combination transaction the following day.

  On February 26, 1998, the CBT Board authorized CBT management to submit a proposal for a possible business combination with ForeFront.

  On February 27, 1998, the ForeFront Board held a meeting to consider a possible business combination. At the meeting, the ForeFront Board received a proposal for such a transaction submitted by CBT. After discussions with representatives of Piper Jaffray and outside legal counsel, the ForeFront Board authorized ForeFront management to conduct further discussions with CBT. Following the meeting, Mr. Sikora and Mr. Buckley engaged in further discussions regarding CBT's proposal and modifications to the proposal. On the evening of February 27, 1998, Mr. Sikora reconvened the ForeFront Board by telephone. The ForeFront Board discussed the modified proposal and authorized ForeFront management to proceed with negotiations toward a definitive Reorganization Agreement substantially on the terms discussed in the telephonic ForeFront Board meeting.

  From March 3, 1998 to March 13, 1998, CBT representatives and ForeFront representatives discussed and conducted various due diligence procedures and analyses, discussed employee issues such as retention, compensation, benefits and communications, and negotiated the terms of the Reorganization Agreement and the ancillary documents.

  In a meeting held on March 13, 1998, Mr. Sikora provided the ForeFront Board with a copy of the most current draft of the definitive Reorganization Agreement between ForeFront and CBT. In addition, Mr. Harder and representatives of Piper Jaffray described to the ForeFront Board the results of the due diligence performed by Piper Jaffray and outside legal counsel on CBT, and outside legal counsel described the material terms of the transaction and the nature and status of the remaining unresolved issues. At this meeting, Piper Jaffray provided its oral opinion to the ForeFront Board to the effect that the Exchange Ratio was fair from a financial point of view to the holders of ForeFront Common Stock. The ForeFront Board thereafter unanimously approved the Reorganization Agreement.

  On March 14, 1998, CBT representatives and ForeFront representatives continued negotiations regarding the terms of the Reorganization Agreement and the ancillary documents. On March 15, 1998, Mr. Buckley and Mr. Sikora discussed certain unresolved issues in connection with the proposed transaction. In a telephone meeting on March 16, 1998, the CBT Board unanimously approved the Reorganization Agreement.

  In a telephone meeting held on the morning of March 16, 1998, Mr. Sikora, together with representatives of Piper Jaffray and outside legal counsel, provided the ForeFront Board with an update of the status of negotiations between ForeFront and CBT on a definitive agreement. Following final discussions with CBT, Mr. Sikora reconvened the ForeFront Board, together with representatives of Piper Jaffray and outside legal counsel, in a telephone meeting held on the afternoon of March 16, 1998, at which time the ForeFront Board unanimously reaffirmed its approval of the Reorganization Agreement.

  The Reorganization Agreement was finalized and executed on behalf of CBT, ForeFront and Merger Sub on March 16, 1998.

  ForeFront and CBT USA subsequently entered into a separate license agreement pursuant to which ForeFront has the right to market certain CBT products on terms and conditions consistent with CBT's existing reseller agreements.

OPINION OF FOREFRONT FINANCIAL ADVISOR

  On February 6, 1998, ForeFront and Piper Jaffray executed an engagement letter (the "Piper Jaffray Engagement Letter") pursuant to which Piper Jaffray was engaged to act as ForeFront's financial advisor in connection with the Merger. Pursuant to the Piper Jaffray Engagement Letter, ForeFront retained Piper Jaffray to provide financial advisory and investment banking services in connection with a possible strategic transaction, including a potential strategic combination, and to render an opinion as to the fairness of any such transaction, from a financial point of view, to the holders of ForeFront Common Stock. See "Background of the Merger."

  At a meeting of the Board of Directors of ForeFront held on March 13, 1998, Piper Jaffray gave a presentation on the financial terms of the Merger and rendered its oral opinion, which opinion was subsequently confirmed in writing (the "Piper Jaffray Opinion"), that as of March 13, 1998 and based on the matters described therein, the Exchange Ratio was fair, from a financial point of view, to the holders of ForeFront Common Stock. The Exchange Ratio was determined through negotiations between Piper Jaffray and the senior management of ForeFront and the senior management of CBT. Piper Jaffray does not admit that it is an "expert" within the meaning of the term "expert" as used in the Securities Act or the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

  The full text of the Piper Jaffray Opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. Stockholders of ForeFront are urged to read the Piper Jaffray Opinion in its entirety. The Piper Jaffray Opinion was prepared for the benefit and use of the ForeFront Board in its consideration of the Merger and does not constitute a recommendation to stockholders of ForeFront as to how they should vote at the Meeting in connection with the Merger. The Piper Jaffray Opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the ForeFront Board as alternatives to the Reorganization Agreement or, except with respect to the fairness of the Exchange Ratio from a financial point of view to the holders of ForeFront Common Stock, the underlying business decision of the ForeFront Board to proceed with or effect the Merger. The summary of the Piper Jaffray Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Piper Jaffray Opinion.

  In connection with the preparation of the Piper Jaffray Opinion, Piper Jaffray, among other things, (i) reviewed the draft dated March 13, 1998 of the Reorganization Agreement; (ii) reviewed the draft Annual Report on Form 10-K for ForeFront for the year ended December 31, 1997 and the Annual Reports for the years December 31, 1995 and December 31, 1996; (iii) reviewed the Quarterly Reports on Form 10-Q for ForeFront for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (iv) reviewed the earnings release issued by ForeFront for the year ended December 31, 1997; (v) reviewed the earnings release issued by CBT for the year ended December 31, 1997; (vi) reviewed the Annual Reports on Form 10-K for CBT for the two years ended December 31, 1996; (vii) reviewed the Quarterly Reports on Form 10-Q for CBT for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997;
(viii) reviewed a draft of CBT's audited financial statements for the year ended December 31, 1997; (ix) reviewed certain financial forecasts prepared by ForeFront's management ("Financial Forecasts"); (x) visited the headquarters of ForeFront and conducted discussions with members of senior management of ForeFront, including ForeFront's President and Chief Executive Officer, its Chief Financial Officer, and its Vice President--Corporate Development and General Counsel; (xi) visited the headquarters of CBT and conducted discussions with members of senior management of CBT, including CBT's Chairman, its President and Chief Executive Officer, its Vice President, Finance and Chief Financial Officer, its Vice President, Business Development and its Vice President and General Counsel; (xii) reviewed the historical prices and trading activity for ForeFront Common Stock and CBT ADSs; (xiii) performed a discounted cash flow analysis on the Financial Forecasts; (xiv) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which Piper Jaffray deemed relevant; (xv) compared certain financial data of ForeFront and CBT with certain financial and securities data of companies deemed similar to ForeFront and CBT or representative of the business sector in which they operate; and
(xvi) reviewed such other financial data, performed such other analyses and considered such other information as Piper Jaffray deemed necessary and appropriate under the circumstances.

  In conducting its review and arriving at the Piper Jaffray Opinion, Piper Jaffray relied upon and assumed the accuracy and completeness of the financial statements and other information provided by ForeFront and CBT or otherwise made available to Piper Jaffray and did not assume responsibility independently to verify such information. Piper Jaffray further relied upon the assurances of ForeFront's and CBT's management that the information provided was prepared on a reasonable basis in accordance with industry practice and with respect to financial planning data provided by ForeFront, reflected the best currently available estimates and good faith judgments of ForeFront's management as to the expected future financial performance of ForeFront and that ForeFront was not aware of any information or facts that would make the information provided to Piper Jaffray incomplete or misleading. With respect to CBT, Piper Jaffray was not provided any financial planning data or internal projections regarding CBT's financial prospects and Piper Jaffray relied exclusively on published reports prepared by financial analysts, as supported by Piper Jaffray's discussions with CBT's management. Without limiting the generality of the foregoing, for the purpose of the Piper Jaffray Opinion, Piper Jaffray assumed that neither ForeFront nor CBT was a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Merger or in the ordinary course of business. Piper Jaffray also assumed that the Merger would be free of Federal tax to ForeFront, CBT, and the holders of ForeFront Common Stock and that the Merger would be accounted for as a pooling-of-interests under generally accepted accounting principles. In arriving at the Piper Jaffray Opinion, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the Merger would be obtained in a manner that would not change the purchase price for ForeFront.

  In arriving at the Piper Jaffray Opinion, Piper Jaffray did not perform any appraisals or valuations of specific assets or liabilities of ForeFront or CBT and was not furnished with any such appraisals or valuations. Without limiting the generality of the foregoing, Piper Jaffray did not undertake any independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which ForeFront, CBT or any of their respective affiliates was a party or may be subject and, at ForeFront's direction and with its consent, the Piper Jaffray Opinion made no assumption concerning and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Although developments following the date of the Piper Jaffray Opinion may affect the Piper Jaffray Opinion, Piper Jaffray assumed no obligation to update, revise or reaffirm the Piper Jaffray Opinion.

  The following is a summary of the material financial analyses performed by Piper Jaffray in connection with rendering the Piper Jaffray Opinion:

  Comparable Company Analysis. Piper Jaffray compared certain financial information and valuation ratios relating to ForeFront to corresponding publicly-available data and ratios from a group of selected publicly traded companies deemed comparable to ForeFront. The comparable companies selected included six publicly traded companies involved in the training and education of IT professionals, including: ARIS Corporation, CBT, Computer Learning Centers, Inc., Learning Tree International, Inc., New Horizons Worldwide, Inc., and Wave Technologies, Inc.

  The analysis, with respect to ForeFront, produced multiples of selected valuation data based upon closing stock prices of the comparable companies as of February 13, 1998, which were then compared to the equity value of ForeFront of $15.80 per share implied by the Exchange Ratio. The multiples included in the analysis were: (i) market price per share to earnings per share recorded over the latest twelve months of the comparable companies ranging from 30.1x to 89.2x, with a mean and median of 49.7x and 42.9x, respectively, and a ratio which is not meaningful for ForeFront; (ii) market price per share to 1998 calendar earnings per share estimates of the comparable companies ranging from 13.2x to 64.6x, with a mean and median of 32.9x and 27.0x, respectively, and for management estimates for ForeFront falling within that range; (iii) market price per share to 1999 calendar earnings per share estimates of the comparable companies ranging from 22.9x to 45.6x, with a mean and median of 32.5x and 29.1x, respectively, and for management estimates for ForeFront falling within that range; (iv) market capitalization of the selected company, plus such company's debt, less such company's cash ("Company Value") to revenue recorded over the latest twelve months for comparable companies ranging from 0.8x to 18.1x, with a mean and median of 5.2x and 2.8x, respectively, and a ratio of 7.6x for ForeFront; and
(v) Company Value to calendar 1998 revenue estimate for comparable companies ranging from 1.7x to 12.8x, with a mean and median of 5.0x and 2.7x, respectively, and for management estimates for ForeFront falling within that range. Company Value for ForeFront was based upon the implied purchase price per share multiplied by the number of fully-diluted shares outstanding, plus outstanding debt less cash held. Earnings estimates for comparable companies were based on consensus earnings per share estimates taken from First Call, an investor service that monitors earnings estimates for publicly traded companies.

  Comparable Transaction Analysis. Using publicly available information, Piper Jaffray analyzed the ratio of Company Value to revenue recorded over the last twelve months, the ratio of Company Value to operating income recorded over the last twelve months and the ratio of the product of the total number of shares of ForeFront outstanding, on a fully diluted basis multiplied by the implied value of $15.80 per share (the "Equity Value") to net income over the last twelve months, involving two separate Comparable Transaction Analyses. The first set of Comparable Transaction Analysis was based on seven publicly traded and privately held companies involved in the training and education of IT professionals, including: Mastering, Inc./Platinum Technology, Inc. (Pending); ITI Education Corporation/Edutrek International, Inc. (Pending); ELS Educational Services, Inc./Berlitz International (August 1997); National Education Corp./Harcourt General, Inc. (July 1997); American Research Group/Global Knowledge Network, Inc. (January 1997); Westcott Communications, Inc./K-III Communications Corporation (June 1996); and Drake Prometric/Sylvan Learning Systems, Inc. (September 1995). An analysis of the comparable transactions produced multiples of selected valuation data with respect to the purchased companies as follows: Company Value to revenues recorded over the last twelve months ranging from 1.4x to 4.3x, with a mean and a median of 2.7x and 2.9x, respectively, and a multiple of 7.6x for ForeFront,

Company Value to operating income over the last twelve months ranging from 13.0x to 36.7x, with a mean and a median of 22.2x and 18.8x, respectively, and a multiple which was not meaningful for ForeFront and Equity Value to net income over the last twelve months ranging from 18.6x to 75.8x, with a mean and median of 42.3x and 34.4x, respectively, and a multiple which was not meaningful for ForeFront. Estimated multiples paid in the comparable transactions were based on information obtained from public filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

  The second set of Comparable Transaction Analysis was based on 18 publicly traded companies with SIC 7372, Prepackaged Software, including: Technology Modeling Associates, Inc./Avant! Corporation (January 1998); National Health Enhancement Systems/HBO & Company (December 1997); Unison Software, Inc./Tivoli Systems, Inc. (IBM Corporation) (December 1997); Visigenic Software, Inc./Borland International, Inc. (November 1997); DIGEX, Inc./Intermedia Communications, Inc. (July 1997); Maxis, Inc./Electronic Arts, Inc. (July 1997); Fractal Design Corporation/MetaTools, Inc. (May 1997); Softdesk, Inc./Autodesk, Inc. (April 1997); Datalogix International/Oracle Corporation (January 1997); Edmark Corporation/IBM Corporation (December
1996); Meta Software, Inc./Avant! Corporation (October 1996); Davidson & Associates, Inc./CUC International, Inc. (July 1996); Sierra On-Line, Inc./CUC International, Inc. (July 1996); MECC/Softkey International, Inc. (May 1996); TGV Software, Inc./Cisco Systems, Inc. (March 1996); Microtec Research, Inc./Mentor Graphics Corporation (February 1996); Legent Corporation/Computer Associates International, Inc. (November 1995); and Wavefront Technologies, Inc./Silicon Graphics, Inc. (June 1995). An analysis of the comparable transactions produced multiples of selected valuation data with respect to the purchased companies as follows: Company Value to revenues recorded over the last twelve months ranging from 1.3x to 8.6x, with a mean and a median of 4.4x and 3.9x, respectively, and a multiple of 7.6x for ForeFront, Company Value to operating income over the last twelve months ranging from 16.3x to 52.0x, with a mean and a median of 33.3x and 31.6x, respectively, and a multiple which was not meaningful for ForeFront and Equity Value to net income over the last twelve months ranging from 25.6x to 69.7x, with a mean and median of 45.4x and 45.4x, respectively, and a multiple which was not meaningful for ForeFront. Estimated multiples paid in the comparable transactions were based on information obtained from public filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

  No company, transaction or business used in the Comparable Company Analysis or Comparable Transaction Analysis as a comparison is identical to ForeFront or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, comparable transactions or the business segment, company or transactions to which they are being compared.

  Premiums Paid Analysis. Piper Jaffray reviewed comparable pooling-of-interests transactions of companies involved in the IT industry, as well as certain other transactions to determine the premiums paid, represented by the difference between the transaction values and the market prices for the target companies one day, one week and one month prior to the announcement (each, an "Announcement") of such comparable transaction. This analysis indicated premiums as follows: (i) one day before the Announcement, premiums ranging from -10.6% to 92.0%, with a mean and a median of 32.3% and 30.3%, respectively, and a premium for ForeFront of 26.4%; (ii) one week before the Announcement, premiums ranging from -8.6% to 99.3%, with a mean and a median of 38.7% and 40.4%, respectively, and a premium for ForeFront of 40.4%; and
(iii) one month before the Announcement, premiums ranging from 1.0% to 146.7%, with a mean and a median of 52.4% and 43.0%, respectively and a premium for ForeFront of 42.0%. Estimated premiums paid in the comparable transactions were based on information obtained from public filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

  Pro Forma Earnings Analysis--No Synergy Adjustments. Piper Jaffray analyzed pro forma effects resulting from the impact of the Merger on the projected EPS of the combined company for the calendar years 1998 and 1999, per Company management estimates for ForeFront and research analyst estimates for CBT, without taking into account certain operating cost synergies that the combined company may realize following consummation of the Merger. The results of the pro forma earnings analysis suggested that the Merger could be non-dilutive to the combined company's EPS in the calendar years 1998 and 1999. The actual results achieved by the combined company after the Merger may vary from projected results and the variations may be material.

  Pro Forma Earnings Analysis--Synergy Adjustments. Piper Jaffray analyzed pro forma effects resulting from the impact of the Merger on the projected EPS of the combined company for the calendar years 1998 and 1999, per Company management estimates for ForeFront and research analyst estimates for CBT after taking into account certain operating cost synergies that the combined company may realize following consummation of the Merger. The results of the pro forma earnings analysis suggested that the Merger could be non-dilutive to the combined company's EPS in the calendar years 1998 and 1999. The actual results achieved by the combined company after the Merger may vary from projected results and the variations may be material.

  Contribution Analysis. Piper Jaffray analyzed the respective contributions of ForeFront and CBT to the estimated total revenues, operating income, pre-tax income and net income for the years ended December 31, 1998 and 1999 per management estimates for ForeFront, documents filed with the Securities and Exchange Commission by CBT and other publicly available information and research analyst estimates with respect to CBT. The analysis indicated that
(i) in calendar year 1998, CBT would contribute approximately 85.3% of total revenues, approximately 87.8% of operating income, approximately 87.8% of pre-tax income and approximately 90.4% of net income, and ForeFront would contribute approximately 14.7% of total revenues, approximately 12.2% of operating income, approximately 12.2% of pre-tax income and approximately 9.6% of net income, of the combined company, (ii) in calendar year 1999, CBT would contribute approximately 85.7% of total revenues, approximately 88.3% of operating income, approximately 87.9% of pre-tax income and approximately 90.5% of net income, and ForeFront would contribute approximately 14.3% of total revenues, approximately 11.7% of operating income, approximately 12.1% of pre-tax income and approximately 9.5% of net income, of the combined company.

  Discounted Cash Flow Analysis. Piper Jaffray estimated the present value of the projected future cash flows of ForeFront on a stand-alone basis using internal financial planning data prepared by management of ForeFront for the years ending December 31, 1998 through December 31, 2002. Piper Jaffray applied terminal value multiples of forecasted 2002 earnings before interest and taxes of 16.0x, 17.0x and 18.0x. In all cases, Piper Jaffray used a range of discount rates from 21% to 25%. This analysis yielded a range of estimated present values of ForeFront's equity value from $11.73 per share to $14.56 per share, compared to the ForeFront equity value of $15.80 per share implied by the Exchange Ratio based on the closing price of CBT ADSs on March 13, 1998.

  Other Factors and Comparative Analyses. In rendering its opinion, Piper Jaffray considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of: (i) the history of trading prices and volume for ForeFront Common Stock from December 29, 1995 through March 13, 1998, and CBT ADSs from April 13, 1995 through March 13, 1998; and (ii) selected published analysts' reports on each of ForeFront and CBT, including analysts' estimates as to the earnings growth potential of ForeFront and CBT.

  While the foregoing summary describes certain analyses and factors that Piper Jaffray deemed material in its presentation to the ForeFront Board, it is not a comprehensive description of all analyses and factors considered by Piper Jaffray. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Piper Jaffray Opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Piper Jaffray. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by Piper Jaffray are based on all analyses and factors taken as a whole and also on application of Piper Jaffray's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Piper Jaffray therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Piper Jaffray considered general economic, market and financial conditions and other matters, many of which are beyond the control of ForeFront and CBT. The analyses performed by Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which CBT ADSs may trade at any future time.

  ForeFront engaged Piper Jaffray pursuant to the Piper Jaffray Engagement Letter on February 6, 1998. The Piper Jaffray Engagement Letter provides that, for its services, Piper Jaffray is entitled to receive, contingent upon consummation of the Merger, a fee equal to the following: (i) three percent of the first $10 million of the aggregate consideration paid to ForeFront and/or its stockholders in connection with the Merger; (ii) two percent of the second $10 million aggregate consideration paid to ForeFront and/or its stockholders in connection with the Merger and (iii) one percent of the remaining aggregate consideration in excess of $20 million paid to ForeFront and/or its stockholders in connection with the Merger; provided that in no event shall Piper Jaffray's fee be less than $600,000. A payment of $300,000 (which constitutes part of Piper Jaffray's fee equal to a percentage of the total sale price described above) became due and payable to Piper Jaffray upon delivery of its fairness opinion to the ForeFront Board. The remainder of the Piper Jaffray fee is due and payable upon consummation of the Merger. ForeFront has also agreed to reimburse Piper Jaffray for its out of pocket expenses and to indemnify and hold harmless Piper Jaffray and its affiliates and any person, director, employee or agent acting on behalf of Piper Jaffray or any of its affiliates, or any person controlling Piper Jaffray or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Piper Jaffray as financial advisor to ForeFront. The terms of the fee arrangement with Piper Jaffray, which ForeFront and Piper Jaffray believe are customary in transactions of this nature, were negotiated at arm's length between ForeFront and Piper Jaffray, and the ForeFront Board was aware of such fee arrangements.

  Piper Jaffray was retained based on Piper Jaffray's experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Piper Jaffray's investment banking relationship with ForeFront and familiarity with ForeFront's business and its market.

  Piper Jaffray is a nationally recognized investment banking firm. As part of its investment banking business, Piper Jaffray is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Piper Jaffray may actively trade the equity securities of ForeFront and CBT for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Jaffray regularly publishes research reports regarding the IT training industry and the business and securities of publicly traded companies in the IT training industry.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the ForeFront Board with respect to the Reorganization Agreement and the Merger, ForeFront stockholders should be aware that certain executive officers of ForeFront have certain interests in the Merger that are in addition to the interests of holders of ForeFront Common Stock generally. The ForeFront Board has considered these interests, among other matters, in approving the Reorganization Agreement and the Merger.

  Stock Options. At the Effective Time, each outstanding option issued pursuant to the ForeFront Amended and Restated 1992 Stock Option Plan (the "1992 Plan"), 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and Amended and Restated 1996 Stock Option Plan (the "1996 Plan") (collectively the "ForeFront Stock Option Plans") will be assumed by CBT. Each option so assumed will continue to have, and be subject to, the same terms and conditions set forth in the stock option plan under which it was issued and the stock option agreement by which it is evidenced, except that each option will be or become exercisable for CBT ADSs rather than shares of ForeFront Common Stock (as adjusted to reflect the Exchange Ratio). See "Terms of the Merger-- Treatment of Employee Equity Benefit Plans." The 1992 and 1996 Plans and all option agreements under the Directors' Plan contain terms which provide that vesting of all options covered by such plans or agreements will accelerate upon a change of control of ForeFront. The Merger will constitute such a change of control.

  As of the Record Date, certain executive officers and directors of ForeFront owned outstanding options and warrants to purchase or otherwise acquire up to an aggregate of 1,639,075 shares of ForeFront Common Stock. Assuming that the Merger is consummated on May 28, 1998, the following table shows the number of unvested options that would be held by each director and executive officer of ForeFront immediately prior to the consummation of the Merger, the vesting of which would be accelerated as a result of the Merger.

                                                         OPTIONS WHOSE VESTING
                                                           WOULD ACCELERATE
                                                           IMMEDIATELY UPON
                                                          CONSUMMATION OF THE
                                                                MERGER
   BENEFICIAL OWNER                                          (# OF SHARES)
   ----------------                                      ---------------------
   Executive Officers of ForeFront:
     David Sikora.......................................         57,030
     Ernest D. Rapp.....................................         88,156
     Jeffrey R. Harder..................................         72,294
     Sunil Sethi........................................         75,000
     Michael Kaplan.....................................              0
   Outside Directors of ForeFront:
     G. Anthony Gorry...................................              0
     Stephen J. Banks...................................              0
     Grant Dove.........................................              0
     Terry W. Ward......................................              0
   All directors and executive officers as a group (8
    persons)............................................        292,480

  Employment Arrangements. CBT has entered into employment agreements with each of Messrs. Rapp and Kaplan, which will become effective only at the Effective Time. Upon becoming effective, these agreements will supersede all prior employment agreements between ForeFront and each of Messrs. Rapp and Kaplan, except with respect to certain option vesting provisions contained in the existing employment agreements between ForeFront and each of Messrs. Rapp and Kaplan and except for certain severance benefits granted in Mr. Rapp's existing employment agreement with ForeFront.

  Pursuant to Mr. Rapp's employment agreement, Mr. Rapp will serve as a consultant to CBT for a period of six months following the Effective Time at a monthly salary of $12,500. In addition, if Mr. Rapp successfully executes plans to integrate the operations of CBT and ForeFront, and to accelerate the deployment of ForeFront's telemarketing processes and procedures into CBT's sales facilities, CBT will pay Mr. Rapp bonuses of $50,000 and $25,000, respectively. Following the initial term of Mr. Rapp's employment agreement, CBT will offer Mr. Rapp employment on certain specified conditions at CBT's executive offices. If CBT does not offer Mr. Rapp employment or if Mr. Rapp does not accept such offer of employment, then CBT will pay Mr. Rapp the severance payment to which Mr. Rapp is entitled pursuant to his existing employment agreement with ForeFront. In addition, if Mr. Rapp accepts CBT's offer of employment and is thereafter terminated without cause (as defined in Mr. Rapp's employment agreement) within 15 months of commencing such employment, CBT will pay Mr. Rapp a severance payment equal to six months salary under Mr. Rapp's employment agreement with CBT.

  Pursuant to Mr. Kaplan's employment agreement, Mr. Kaplan will serve as a consultant to CBT for a period of four months following the Effective Time at a monthly salary of $20,833 for each of the first three months and $10,416 for the fourth month of the employment agreement. Mr. Kaplan's employment agreement also provides that Mr. Kaplan will be eligible for a $25,000 bonus after his completion of four months employment under the agreement. After the four month term of Mr. Kaplan's employment agreement, Mr. Kaplan will be available to CBT on a consulting basis on terms to be agreed upon by the parties. Mr. Kaplan's employment agreement also provides that for a period of one year following his termination of employment under his employment agreement Mr. Kaplan will not participate in certain businesses that compete with CBT or solicit any employee, customer or supplier of CBT.

  Sikora Severance Benefits. Under ForeFront's employment agreement with Mr. Sikora, Mr. Sikora will be paid a change of control payment equal to the sum of his annual base salary of $200,000, his maximum annual bonus of $150,000, any expense reimbursement incurred and any other benefits accrued but unpaid upon consummation of the Merger. In addition, ForeFront will pay Mr. Sikora a bonus of $25,000 if the Merger is consummated. Mr. Sikora's agreement also provides that Mr. Sikora will receive his annual base salary of $200,000 and continued medical insurance benefits for twelve months in the event the Company terminates his employment with the Company for other than Cause (as defined in Mr. Sikora's employment agreement). As of the Record Date, Mr. Sikora held options to purchase 57,030 shares of ForeFront Common Stock, the vesting of which will accelerate upon the Merger, assuming that the Merger is consummated. Mr. Sikora's agreement also provides that if he is terminated without Cause, his options shall remain exercisable for a period of five years after the date of termination.

  Indemnification and Insurance. Pursuant to the Reorganization Agreement, CBT agreed that, after the Effective Time, it will cause the Surviving Corporation to provide certain indemnification and liability insurance benefits to certain indemnified parties, including directors and executive officers of ForeFront. Such obligations of the Surviving Corporation will be guaranteed by CBT's principal United States subsidiary. See "Terms of the Merger--Indemnification and Insurance."

GOVERNMENTAL AND REGULATORY MATTERS

  Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until notifications have been given to the FTC and the Antitrust Division and the specified waiting period has expired or terminated early. The notifications required under the HSR Act have been furnished to the FTC and the Antitrust Division and the parties have received early termination of the specified waiting period under the HSR Act for the Merger. At any time before or after consummation of the Merger, and notwithstanding the early termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws, the Antitrust Division, the FTC or any state or foreign governmental authority could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of ForeFront or businesses of CBT or ForeFront by CBT. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, CBT and ForeFront believe that the Merger will be effected in compliance with federal, state and foreign antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, CBT and ForeFront would prevail. The Merger also must satisfy the requirements of the federal and certain state and Canadian securities laws.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes in accordance with generally accepted accounting principles. This accounting method would permit the recorded assets and liabilities of both CBT and ForeFront to be carried forward to the consolidated financial statements of CBT at their recorded historical amounts. Consummation of the Merger is conditioned upon: (i) receipt by CBT of a letter from its independent accountants dated as of a date within two business days prior to the Closing Date to the effect that such accountants concur with CBT management's conclusion that pooling-of-interests accounting for the Merger is appropriate and (ii) receipt by ForeFront of a letter from its independent auditors dated as of a date within two business days prior to the Closing Date to the effect that such auditors concur with ForeFront management's conclusion that no conditions exist relating to ForeFront that would preclude CBT from accounting for the Merger as a pooling-of-interests.

NO APPRAISAL RIGHTS

  ForeFront stockholders are not entitled to appraisal rights in connection with the Merger under the DGCL.

                              TERMS OF THE MERGER

  The following is a summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. HOWEVER, THE FOLLOWING IS NOT A COMPLETE STATEMENT OF ALL PROVISIONS OF THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS. STATEMENTS MADE IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE TERMS OF THE MERGER AND SUCH RELATED AGREEMENTS ARE QUALIFIED IN THEIR RESPECTIVE ENTIRETIES BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE REORGANIZATION AGREEMENT AND SUCH RELATED AGREEMENTS.

EFFECTIVE TIME

  Subject to the provisions of the Reorganization Agreement, CBT, ForeFront and Merger Sub shall cause the Merger to be consummated by filing a Certificate of Merger with the Delaware Secretary of State in accordance with the relevant provisions of Delaware law as soon as practicable on or after the Closing Date (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time" of the Merger). The closing of the Merger (the "Closing") will take place at the offices of Wilson Sonsini Goodrich & Rosati at a time and date to be specified by the parties within two business days, but no earlier than May 28, 1998, after satisfaction or waiver of the conditions set forth in the Reorganization Agreement, or at such other date, time and location as CBT, Merger Sub and ForeFront may agree. The Closing is currently anticipated to occur on or about May 29, 1998.

MANNER AND BASIS FOR CONVERTING SHARES

  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, ForeFront or the holders of any of the following securities, each share of ForeFront Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of ForeFront Common Stock owned by CBT, ForeFront, Merger Sub or any direct or indirect wholly-owned subsidiary of CBT or ForeFront) will be canceled and extinguished and automatically converted into 0.3137 of CBT ADSs.

  Each share of ForeFront Common Stock owned by CBT, ForeFront, Merger Sub or any direct or indirect wholly-owned subsidiary of CBT or ForeFront immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

  At the Effective Time, all options to purchase ForeFront Common Stock then outstanding under the ForeFront Stock Option Plans will be assumed by CBT. See "--Treatment of Employee Equity Benefit Plans." At the Effective Time, each outstanding warrant to acquire shares of ForeFront Common Stock and each outstanding exchangeable share of ForeFront Canada Ltd. that is exchangeable for shares of ForeFront Common Stock will be assumed by CBT and become exchangeable for CBT ADSs on the same terms and conditions, adjusted to reflect the Exchange Ratio, that governed such warrants and exchangeable shares prior to the Effective Time.

  Each share of Common Stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock will continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

  The Exchange Ratio will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into CBT ADSs or ForeFront Common Stock), reorganization, recapitalization, reclassification or other like change with respect to CBT ADSs or ForeFront Common Stock occurring or having a record date on or after the date of the Reorganization Agreement and prior to the Effective Time.

  Promptly after the Effective Time, CBT, acting through the Exchange Agent, will deliver to each holder of record as of the Effective Time of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of ForeFront Common Stock a letter of transmittal with instructions to be used by such holder in surrendering such certificates in exchange for American Depositary Receipts ("ADRs") representing CBT ADSs. CERTIFICATES SHOULD NOT BE SURRENDERED BY FOREFRONT STOCKHOLDERS UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF THE LETTER OF TRANSMITTAL.

TREATMENT OF EMPLOYEE EQUITY BENEFIT PLANS

  Stock Options. At the Effective Time, each Option outstanding pursuant to the ForeFront Stock Option Plans, whether or not exercisable, will be assumed by CBT and will continue to have, and be subject to, the same terms and conditions set forth in the stock option plan under which it was issued and the stock option agreement by which it is evidenced (including, to the extent permissible, with respect to the status as an "incentive stock option" under
Section 422 of the Code), except that each Option will be or become exercisable for CBT ADSs rather than ForeFront Common Stock, as adjusted to reflect the Exchange Ratio. See "Approval of the Merger and Related Transactions--Interests of Certain Persons" for a discussion of certain Options held by directors and executive officers.

  Form S-8 Filing. CBT has agreed to file with the SEC, as soon as reasonably practical and in any event within twenty days after the Effective Time, a registration statement on Form S-8 to register the Ordinary Shares represented by the CBT ADSs issuable as the result of the assumption of the Options.

STOCK OWNERSHIP FOLLOWING THE MERGER

  Based upon the capitalization of ForeFront as of the close of business on the Record Date, an aggregate of approximately 2,157,192 CBT ADSs will be issued to ForeFront stockholders in the Merger and CBT will assume options, warrants and exchangeable shares to acquire up to approximately 1,058,000 additional CBT ADSs. Based upon the number of shares of CBT ADSs issued and outstanding as of the Record Date, and after giving effect to the issuance of CBT ADSs as described in the previous sentence and the exercise of all options, warrants and exchangeable shares to purchase ForeFront Common Stock assumed by CBT, the former ForeFront security holders would hold, and have voting power with respect to, approximately 7.96% of the total issued and outstanding CBT ADSs. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either CBT or ForeFront subsequent to the dates indicated and prior to the Effective Time, and there can be no assurance as to the actual capitalization of CBT or ForeFront at the Effective Time or CBT at any time following the Effective Time.

EFFECT OF THE MERGER

  Once the Merger is consummated, Merger Sub will cease to exist as a corporation, and ForeFront will remain as the Surviving Corporation.

  Pursuant to the Reorganization Agreement, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Merger Sub will become the Bylaws of the Surviving Corporation. The Board of Directors of the Surviving Corporation will consist of the directors who are serving as directors of Merger Sub immediately prior to the Effective Time. The officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly elected.

REPRESENTATIONS AND WARRANTIES

  Pursuant to the Reorganization Agreement, each of ForeFront, CBT and Merger Sub made certain representations and warranties relating to its respective business and various other matters. None of such representations and warranties will survive the Merger.

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

CONDUCT OF FOREFRONT'S BUSINESS PRIOR TO THE MERGER

  Pursuant to the Reorganization Agreement, ForeFront has agreed that, until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time, subject to certain exceptions, and except to the extent that CBT consents in writing, ForeFront will carry on its business, in all material respects, in the usual, regular and ordinary course, and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its reasonable best efforts consistent with past practices and policies (i) to preserve intact its present business organization, (ii) to keep available the services of its present officers and employees, and (iii) to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

  In addition, except as permitted by the terms of the Reorganization Agreement, and subject to certain exceptions, until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time, ForeFront has agreed not to do any of the following or permit its subsidiaries to do any of the following without the prior written consent of CBT:

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date of the Reorganization Agreement and as previously disclosed in writing or made available to CBT, or adopt any new severance plan;

    (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights (including without limitation distribution rights) to its intellectual property or products, or enter into grants to future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

    (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (e) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to agreements in effect as of the date of the Reorganization Agreement;

    (f) Issue, grant, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of ForeFront Common Stock pursuant to the exercise of options, warrants and exchangeable shares therefor outstanding as of the date of the Reorganization Agreement, and shares of ForeFront Common Stock issuable to participants in the ForeFront Employee Stock Purchase Program consistent with the terms thereof;

    (g) Cause, permit or propose any amendments to any charter document or bylaw (or similar governing instruments of any subsidiaries);

    (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business or enter into any material joint ventures, strategic partnerships or alliances;

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

    (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans in the ordinary course of business);

    (j) Incur any indebtedness for borrowed money (other than (i) in connection with the financing of ordinary course trade payables; (ii) pursuant to existing credit facilities in the ordinary course of business;
  (iii) in connection with leasing activities in the ordinary course of business or guarantee any indebtedness of any person for borrowed money (except that ForeFront may guarantee any indebtedness of any of its subsidiaries, and any such subsidiary may guarantee any indebtedness of ForeFront or of any other subsidiary of ForeFront), or issue or sell any debt securities or warrants or rights to acquire debt securities of ForeFront or guarantee any debt securities of others;

    (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, enter into any employment contract (other than offer letters and letter agreements with employees who are terminable "at will" or as required by law), pay any special bonus or special remuneration to any director or employee or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures (including those relating to hiring);

    (l) Make any payments outside of the ordinary course of business for purposes of settling any dispute;

    (m) Take any action that could interfere with CBT's ability to account for the Merger as a pooling-of- interests whether or not otherwise permitted by the Reorganization Agreement;

    (n) Agree in writing or otherwise to take any of the foregoing actions;
  or

    (o) Other than in the ordinary course of business, make or change any material tax election, adopt or change any accounting method with respect to taxes, file any material tax return or any amendment thereto, enter into any closing agreement, settle any claim or assessment with respect to taxes or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment.

CONDUCT OF CBT'S BUSINESS PRIOR TO THE MERGER

  Pursuant to the Reorganization Agreement, CBT has agreed that, until the earlier of the termination of the Reorganization Agreement pursuant to its terms and the Effective Time, subject to certain exceptions, and except to the extent that ForeFront consents, CBT will not (i) declare, accrue, set aside or pay any dividend or any other distribution in respect of any shares of its capital stock; (ii) repurchase, redeem or otherwise reacquire any shares of its capital stock in an extraordinary manner; (iii) amend or permit the adoption of any amendments to the CBT Charter; (iv) become a party to any recapitalization other than a merger, consolidation, acquisition or similar transaction with any unaffiliated third party, or (v) take any action that would interfere with its ability to account for the Merger as a pooling-of-interests. CBT also agrees that it will promptly notify ForeFront of any material event involving CBT's business or operations.

CONTROL OF EACH PARTY'S OPERATIONS

  Under the Reorganization Agreement, CBT and ForeFront have agreed that nothing contained in the Reorganization Agreement will give either party, directly or indirectly, the right to control or direct the operations of the other party. CBT and ForeFront further agreed that each of CBT and ForeFront will exercise, consistent with the terms and conditions of the Reorganization Agreement, complete control and supervision over its respective operations.

NO SOLICITATION

  Under the terms of the Reorganization Agreement, ForeFront has agreed that until the earlier of the Effective Time and termination of the Reorganization Agreement pursuant to its terms, it and its subsidiaries will not, and it will instruct its directors, officers, employees, representatives, investment bankers, agents and

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

affiliates not to, directly or indirectly (i) solicit or knowingly encourage submission of, any Acquisition Proposal (as defined below) by any person, entity or group (other than CBT and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose or provide access to any non-public information concerning ForeFront or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any Agreement or understanding with, any person, entity or group (other than CBT and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to ForeFront. An "Acquisition Proposal" means any proposal or offer for (i) any merger, consolidation, sale of substantial assets or similar transactions involving ForeFront or any of its subsidiaries (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of the Reorganization Agreement), (ii) sale by ForeFront of any shares of capital stock of ForeFront except as may be permitted by the Reorganization Agreement, (iii) the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of ForeFront, or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any Agreement to engage in any of the foregoing. Pursuant to the Reorganization Agreement, ForeFront further agreed to cease any and all activities, discussions or negotiations with any parties conducted prior to the date of the Reorganization Agreement with respect to any Acquisition Proposal. In addition, ForeFront agreed that it will (i) notify CBT within 24 hours if it receives any Acquisition Proposal or written inquiry or any written request for information or access in connection with a potential Acquisition Proposal, and (ii) as promptly as practicable notify CBT of the significant terms and conditions of any such Acquisition Proposal and any material modification thereto. In addition, subject to the other provisions of the section of the Reorganization Agreement summarized here, ForeFront agreed that, from and after the date of the Reorganization Agreement until the earlier of the Effective Time and termination of the Reorganization Agreement pursuant to its terms, ForeFront and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than CBT or any of its affiliates); provided, however, that CBT and ForeFront have agreed that nothing contained in the Reorganization Agreement will prohibit the ForeFront Board from taking and disclosing to ForeFront's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

  Notwithstanding the foregoing, prior to the Effective Time, to the extent the ForeFront Board determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, ForeFront may participate in discussions or negotiations with, and furnish information and afford access to any person, entity or group after such person, entity or group has delivered to ForeFront in writing, an unsolicited bona fide Acquisition Proposal that the ForeFront Board determines, in its good faith reasonable judgment after consultation with its independent financial advisors, (i) would (if consummated in accordance with its terms) result in a transaction more favorable than the Merger to the stockholders of ForeFront, (ii) for which financing, to the extent required, is committed or appears reasonably likely to be obtained, and (iii) is reasonably likely to be consummated (a "Superior Proposal"). In addition, in connection with a possible Acquisition Proposal, ForeFront may refer any third party to the provision of the Reorganization Agreement described here or make a copy of the provision available to a third party. In the event ForeFront receives a Superior Proposal, nothing contained in the Reorganization Agreement will prevent the ForeFront Board from recommending such Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of ForeFront may withdraw, modify or refrain from making its recommendation concerning the Merger, and, to the extent it does so, ForeFront may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by the Reorganization Agreement; provided, however, that ForeFront (i) shall provide CBT at least 24 hours prior notice of any ForeFront Board meeting at which the ForeFront Board is reasonably expected to contemplate a Superior Proposal, and (ii) shall not recommend to its stockholders a Superior Proposal for a period of not less than 48 hours after CBT receives

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

a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and, provided further, that, unless the Reorganization Agreement is terminated, subject to applicable laws, nothing in the provision summarized in this paragraph limits ForeFront's obligation to hold and convene the Special Meeting (regardless of whether the recommendation of the Board of Directors of ForeFront shall have been withdrawn, modified or not yet made) or to provide the ForeFront stockholders with material information relating to such meeting. In addition, notwithstanding anything to the contrary contained in the Reorganization Agreement, the ForeFront Board may withdraw or modify in a manner adverse to CBT its recommendation regarding approval and adoption of the Reorganization Agreement and approval of the Merger or refrain from making such a recommendation to the extent that the ForeFront Board determines, in good faith, after consultation with outside legal counsel, that compliance with its fiduciary duties under applicable law would require it to do so.

  ForeFront has agreed not to provide any non-public information to a third party unless (i) ForeFront provides such non-public information pursuant to a nondisclosure Agreement with terms regarding the protection of confidential information at least as restrictive as such terms in an existing non-disclosure agreement entered into by CBT and ForeFront in connection with the Merger; and (ii) such non-public information has been previously delivered to CBT.

CONDITIONS TO THE MERGER

  The respective obligations of each party to the Reorganization Agreement to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions: (i) the Reorganization Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by ForeFront stockholders; (ii) the SEC shall have declared the Registration Statement of which this Proxy Statement/Prospectus is a part effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of this Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or state regulatory authorities; (iii) no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and all waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early, (iv) CBT and ForeFront shall each have received substantially identical written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati and Andrews & Kurth LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a Reorganization, and such opinions shall not have been withdrawn; provided, however, that, if the counsel to either CBT or ForeFront does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party, and (v) the CBT ADSs issuable to ForeFront stockholders in the Merger and such other shares required to be reserved for issuance in connection with the Merger have been authorized for listing on Nasdaq upon official notice of issuance.

  In addition, the obligation of ForeFront to consummate and effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
ForeFront: (i) subject to certain materiality thresholds, the representations and warranties of CBT and Merger Sub contained in the Reorganization Agreement shall have been true and correct on and as of the date of the Reorganization Agreement and such representations and warranties shall be true and correct on and as of the Closing Date except for changes contemplated by the Reorganization Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on CBT; (ii) CBT and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by them on or prior to the Closing Date; (iii) no event having a material adverse effect with respect to CBT shall have occurred since the date of the Reorganization Agreement; and (iv) ForeFront shall have received the legal opinion of Wilson Sonsini Goodrich

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

& Rosati, in form and substance reasonably acceptable to it, regarding certain legal matters in connection with the Merger.

  Further, the obligations of CBT and Merger Sub to consummate and effect the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by CBT: (i) subject to certain materiality thresholds, the representations and warranties of ForeFront contained in the Reorganization Agreement shall have been true and correct on and as of the date of the Reorganization Agreement and such representations and warranties shall be true and correct on and as of the Closing Date except for changes contemplated by the Reorganization Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on ForeFront;
(ii) ForeFront shall have performed or complied in all material respects with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by it on or prior to the Closing Date; (iii) no event having a material adverse effect with respect to ForeFront shall have occurred since the date of the Reorganization Agreement; (iv) certain officers of ForeFront shall have entered into employment agreements with CBT; (v) CBT shall have received from Arthur Andersen LLP, independent auditors for ForeFront, and Ernst & Young, Chartered Accountants for CBT, respectively, letters dated within two business days prior to the Effective Time regarding their concurrence with the conclusions of CBT management and ForeFront management, respectively, as to the appropriateness of pooling of interest accounting for the Merger; (vi) ForeFront shall have obtained certain consents required as a result of the Merger; and (viii) CBT shall have received the legal opinion of Andrews & Kurth L.L.P., in form and substance reasonably acceptable to it, regarding certain legal matters in connection with the Merger.

TERMINATION OF THE REORGANIZATION AGREEMENT

  The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Time (i) by mutual written consent of CBT and ForeFront duly authorized by the Boards of Directors of CBT and ForeFront; (ii) by either ForeFront or CBT if the Merger is not consummated by July 31, 1998 for any reason, provided that the right to terminate the Reorganization Agreement as provided in this clause (ii) is not available to any party whose failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Reorganization Agreement; (iii) by either ForeFront or CBT if a governmental entity issues an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; (iv) by either ForeFront or CBT if the required approvals of the stockholders of ForeFront contemplated by the Reorganization Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of ForeFront stockholders duly convened therefor or at any adjournment thereof (provided that ForeFront may not terminate the Reorganization Agreement pursuant to this provision if the failure to obtain ForeFront stockholder approval was caused by the action or failure to act of ForeFront and such action or failure to act constitutes a breach by ForeFront of the Reorganization Agreement); (v) by CBT at any time prior to the approval of the Merger by ForeFront's stockholders, if the ForeFront Board accepts or recommends a Superior Proposal to the stockholders of ForeFront; (vi) by CBT, if the ForeFront Board withholds, withdraws or modifies in a manner adverse to CBT its recommendation in favor of adoption and approval of the Reorganization Agreement and approval of the Merger; (vii) by ForeFront, upon a breach of any representation, warranty, covenant or agreement on the part of CBT set forth in the Reorganization Agreement, or if any such representation or warranty of CBT shall have become untrue, subject to certain materiality thresholds and cure provisions; or (viii) by CBT, upon a breach of any representation, warranty, covenant or agreement on the part of ForeFront set forth in the Reorganization Agreement, or if any such representation or warranty of ForeFront shall have become inaccurate, subject to certain materiality thresholds and cure provisions.

EFFECT OF TERMINATION

  If the Reorganization Agreement is terminated by CBT or ForeFront as described above, the Reorganization Agreement will be of no further force or effect, except that certain provisions contained therein, including those

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

discussed below relating to the "break-up" fee payable by ForeFront to CBT under certain circumstances, will survive such termination, and ForeFront, CBT and Merger Sub will remain liable for certain breaches of the Reorganization Agreement occurring prior to such termination.

BREAK-UP FEES

  ForeFront has agreed that if either (i) the ForeFront Board shall have withheld, withdrawn or modified in a manner adverse to CBT its recommendation in favor of adoption and approval of the Reorganization Agreement and approval of the Merger and at that time there shall not have been since the date of the Reorganization Agreement a material adverse effect on CBT and CBT shall not have materially breached the Reorganization Agreement, or (ii) the ForeFront Board recommends a Superior Proposal to the ForeFront stockholders, then ForeFront shall pay to CBT an amount equal to $5.075 million within three business days following the earlier to occur of the termination of the Reorganization Agreement and a Negative Vote (as defined below).

  ForeFront has also agreed that, if no payment is required pursuant to the provision of the Reorganization Agreement summarized in the preceding paragraph, and if (i) the vote of ForeFront stockholders approving and adopting the Reorganization Agreement and approving the Merger is not obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "Negative Vote"), and (ii) prior to such Negative Vote there was an Acquisition Proposal (as defined below) with respect to ForeFront which was publicly disclosed and was not withdrawn prior to such Negative Vote, and (iii) within twelve months following such Negative Vote, ForeFront enters into a definitive Agreement with respect to a ForeFront Acquisition (as defined below) or the ForeFront Board recommends to the ForeFront stockholders that they accept a tender or exchange offer, not by ForeFront or its subsidiaries, for 25% or more of the ForeFront Common Stock, then, provided that there has not been a material adverse effect on CBT prior to the ForeFront Negative Vote and provided that CBT shall not have materially breached the Reorganization Agreement, ForeFront will pay to CBT an amount equal to $5.075 million within three business days following, as the case may be, consummation of a ForeFront Acquisition (regardless of the timing of the consummation and with whom such ForeFront Acquisition is consummated) or consummation of such tender or exchange offer. For purposes of the foregoing, "ForeFront Acquisition" means any transaction or series of related transactions involving (i) any merger, consolidation, sale of substantial assets (including capital stock of subsidiaries) having a fair market value in excess of 30% of the fair market value of all the assets of ForeFront and its subsidiaries immediately prior to such sale; (ii) any sale by ForeFront of shares of capital stock of ForeFront which upon issuance would represent more than 30% or more of the outstanding shares of capital stock of ForeFront (provided that a public offering of equity or convertible securities will not be deemed to be a ForeFront Acquisition); or (iii) the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) or the formation of any "group" that beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of capital stock of ForeFront.

  CBT and ForeFront have agreed that payment of the fees described in the preceding two paragraphs will not be in lieu of damages incurred in the event of breach of the Reorganization Agreement.

  Except as set forth above, CBT and ForeFront have agreed that all fees and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the Merger is consummated, except that CBT and ForeFront will share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in connection with the printing and filing of this Proxy Statement/Prospectus.

INDEMNIFICATION AND INSURANCE

  Pursuant to the Reorganization Agreement, CBT has agreed that all rights to indemnification and the advancement of defense costs existing in favor of the directors and officers of ForeFront for acts and omissions occurring prior to the Effective Time, as provided in ForeFront Certificate or Bylaws as in effect as of the date of the Reorganization Agreement will survive the Merger and be the obligation of and observed by the Surviving

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

Corporation for a period of not less than six years. At the Effective Time, CBT will cause its wholly-owned subsidiary, CBT USA, to enter into a guarantee agreement to guarantee the performance of Surviving Corporation. In addition, CBT agreed that from the Effective Time until December 20, 1999, the Surviving Corporation will maintain in effect, for the benefit of the current directors and officers of ForeFront with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by ForeFront as of the date of the Reorganization Agreement subject to certain conditions.

AFFILIATE AGREEMENTS

  Each director of ForeFront and those officers of ForeFront who may be deemed affiliates of ForeFront have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of ForeFront Common Stock held by them prior to the Merger and the CBT ADSs received by them in the Merger so as to comply with the requirements of applicable federal securities laws and to help ensure that the Merger will be treated as a pooling-of-interests for accounting and financial reporting purposes.

  Certain persons who may be deemed affiliates of CBT have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the CBT ADSs held by them so as to help ensure that the Merger will be treated as a pooling-of-interests for accounting and financial reporting purposes.

  The CBT ADSs issued to affiliates of ForeFront in the Merger will be subject to Rule 145 promulgated under the Securities Act. Pursuant to Rule 145, the CBT ADSs or other equity securities of CBT that affiliates of ForeFront may acquire in connection with the Merger may be disposed of only in conformity with the provisions of Rule 145. In addition, the CBT ADSs to be issued to such individuals will be issued pursuant to the restricted ADR facility established by CBT for, among other things, CBT ADSs held by its affiliates or issued to affiliates of other entities in connection with transactions subject to Rule 145.

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

                           CERTAIN TAX CONSEQUENCES

GENERAL

  The following discussion summarizes the material United States federal income tax and Irish tax considerations relevant to the exchange of shares of ForeFront Common Stock for CBT ADSs pursuant to the Merger that are generally applicable to holders of ForeFront Common Stock as well as certain United States federal income tax and Irish tax consequences of ownership of CBT ADSs. It is included for general information purposes only and does not purport to be a complete description of all potential tax consequences affecting the decision whether to vote to approve the Merger. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings and court decisions and Irish tax law, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the consequences to CBT, ForeFront or ForeFront's stockholders as described herein.

  ForeFront stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular ForeFront stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, banks and insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are non-United States persons, who own (actually or constructively) 5% or more of either the total voting power or total value of all capital stock of CBT before or immediately after the Merger, who are residents of Ireland or engaged in a trade or business in Ireland through a permanent establishment, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, who do not hold their ForeFront Common Stock as capital assets, or who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the Merger under foreign (other than Irish), state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger). ACCORDINGLY, FOREFRONT STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES AND ANY INFORMATION REPORTING REQUIREMENTS ASSOCIATED WITH THE MERGER.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  As a condition to consummation of the Merger, Andrews & Kurth L.L.P., counsel to ForeFront, and Wilson Sonsini Goodrich & Rosati P.C., counsel to CBT, will each render an opinion (collectively, the "Tax Opinions") to ForeFront and CBT, respectively, to the effect that, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code (a "Reorganization"). The Tax Opinions will neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by CBT, Merger Sub and ForeFront, including representations in certificates delivered to counsel by the respective managements of CBT, Merger Sub and ForeFront. If the representations are inaccurate, the opinions of counsel could be adversely affected. No ruling has been or will be sought from the IRS with respect to any tax matters relating to the Merger and the opinions of counsel will not be binding upon the IRS or any court.

  SPECIAL FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER. Special federal income tax rules will apply to the Merger because CBT is a foreign corporation. Under section 367 of the Code and the regulations thereunder, the receipt of CBT ADSs by a ForeFront stockholder is not taxable if all of the following conditions are satisfied.

    (i) In the Merger, ForeFront's United States stockholders receive 50% or less of both the total voting power and total value of the stock of CBT;


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    (ii) Immediately following the Merger, 50% or less of each of the total voting power and total value of the stock of CBT is owned by United States persons who are either ForeFront officers or directors or ForeFront stockholders that own, directly or by attribution from related persons, 5% or more of either the total voting power or total value of the stock of ForeFront immediately before the Merger;

    (iii) CBT or an affiliate has been engaged in an active trade or business for at least 36 months immediately prior to the Merger, neither ForeFront nor CBT intend to substantially dispose of or discontinue such trade or business, and the fair market value of CBT is at least equal to the fair market value of ForeFront;

    (iv) The ForeFront stockholder does not own, directly or by attribution from related persons, at least 5% of the total voting power or total value of the stock of CBT immediately following the Merger; and

    (v) ForeFront files the requisite statement describing the Merger with its federal income tax return for the taxable year of the Merger.

  GENERAL CONSEQUENCES OF THE MERGER. The Merger is intended to constitute a Reorganization within the meaning of Section 368(a) of the Code, with each of CBT, Merger Sub and ForeFront intended to qualify as a "party to the reorganization" under Section 368(b) of the Code, in which case, subject to the limitations and qualifications referred to herein, the Merger will generally result in the following United States federal income tax consequences:

    (i) No gain or loss will be recognized by holders of ForeFront Common Stock, owning (directly or by attribution from related persons) less than 5% of the total voting power or value of the stock of CBT immediately following the Merger, solely upon their receipt of CBT ADSs in exchange for ForeFront Common Stock in the Merger (except to the extent of cash received in lieu of a fractional share of CBT ADSs).

    (ii) The aggregate tax basis of the CBT ADSs received in the Merger by ForeFront stockholders owning (directly or indirectly) less than 5% of the total voting power or value of the stock of CBT immediately following the Merger will be the same as the aggregate tax basis of the ForeFront Common Stock surrendered by such stockholders in exchange therefor (reduced by any tax basis attributable to fractional CBT ADSs deemed to be disposed of).

    (iii) The holding period of the CBT ADSs received by such ForeFront stockholder in the Merger will include the period for which the ForeFront Common Stock surrendered in exchange therefor was considered to be held.

    (iv) Cash payments received by holders of ForeFront Common Stock in lieu of a fractional share will be treated as if such fractional share of CBT ADSs had been issued in the Merger and then redeemed by CBT. A ForeFront stockholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

    (v) Neither CBT, Merger Sub nor ForeFront will recognize any gain solely as a result of the Merger.

  A successful IRS challenge to the Reorganization status of the Merger would result in ForeFront stockholders recognizing taxable gain or loss with respect to each share of ForeFront Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the CBT ADSs received in exchange therefor. In such event, a shareholder's aggregate basis in the CBT ADSs so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger.

  There will be no Irish tax consequences to holders of ForeFront Common Stock as a result of the Merger and the exchange of shares of ForeFront Common Stock for CBT ADSs. While the Republic of Ireland levies a capital duty on the initial allotment of the Ordinary Shares represented by the CBT ADSs, CBT will pay the capital duty with respect to the Ordinary Shares represented by the CBT ADSs issued to former ForeFront stockholders. In the event the Republic of Ireland levies a stamp duty with respect to the Merger, CBT will discharge this stamp duty. See "--Taxation of CBT."

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

  Any ForeFront United States stockholder that receives CBT ADSs in exchange for shares of ForeFront Common Stock pursuant to the Merger may be required to file a notice providing certain information relating to the Merger on IRS Form 926 with its United States federal income tax return for the taxable year of the Merger. Each ForeFront United States stockholder is advised to consult its tax advisor with respect to the requirements of such notice. Failure by a ForeFront United States stockholder to file such notice when required may result in the Merger being a taxable event for such ForeFront United States stockholder.

TAXATION OF CBT

  General. On July 28, 1997, a Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income and Capital Gains (the "1997 Convention") was signed. The 1997 Convention has been ratified and is generally effective January 1, 1998, except that where the provisions of the Convention between the Government of Ireland and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, signed September 13, 1949 (the "1949 Convention") would have afforded any greater relief from tax to a person entitled to its benefits than is afforded under the 1997 Convention, such provisions of the 1949 Convention will continue to have effect for a period of 12 calendar months from January 1, 1998. Except as set forth in the preceding sentence, the provisions of the 1949 Convention ceased to have effect as of January 1, 1998. The following discussion does not address the rules applicable to holders who elect to apply the 1949 Convention during the transition period. United States holders of CBT ADSs are treated as the owners of the underlying Ordinary Shares for purposes of the Code and for purposes of the 1997 Convention.

  Republic of Ireland Taxation. Companies which are resident (i.e. managed and controlled) in the Republic of Ireland are subject to Irish corporation tax on their total profits (wherever arising and whether or not remitted to the Republic of Ireland). The standard rate of Irish corporation tax on both trading and non-trading income presently is 32%. However, a corporation tax rate of 10% applies in respect of income derived from certain activities of CBT carried out in the Republic of Ireland.

  Irish capital duty, which is a tax on the issuance of capital shares by companies, is payable at the rate of one percent of the proceeds received by CBT in exchange for such issuance.

  United States Taxation. Under the 1997 Convention, CBT will not be subject to United States income tax unless it engages in a trade or business in the United States through a permanent establishment. CBT currently operates in the United States through its wholly-owned United States subsidiary, CBT USA. CBT expects to be able to conduct its business activities in a manner that will not result in its being considered to be engaged in a trade or business or to have a permanent establishment in the United States, even though CBT USA is a United States taxpayer.

TAXATION OF ADS HOLDERS

 Taxation of Dividends

  Republic of Ireland Taxation. CBT does not expect to pay dividends for the foreseeable future. Should CBT begin paying dividends, the dividends will carry an imputed tax credit (the "Tax Credit"). The amount of the Tax Credit is calculated as a weighted average of Tax Credits applicable to different portions of the dividend, the amount of which credits vary depending on the nature of the income out of which the dividend is paid. Accordingly, dividends paid out of profits taxable at the standard rate carry an imputed Tax Credit equal to 11/89ths of the amount of such dividend; dividends paid out of profits taxable at the 10% incentive rate carry an imputed tax credit equal to 1/18 of the amount of such dividend. Dividends paid out of income not subject to tax do not carry an imputed tax credit. It is proposed that Tax Credits will be abolished as of April 6, 1999.

  CBT will be required, when paying a dividend in respect of the Ordinary Shares, to account to the Irish Revenue Commissioners for a payment known as advance corporation tax ("ACT") equal to the amount of the Tax Credit. ACT is available for set off against the corporation tax liability exclusive of the liability arising on taxable gains of CBT or can be used by other Irish tax resident group companies for set off against their corporation tax liabilities exclusive of the liability arising on taxable gains.

  Persons who are neither resident nor ordinarily resident in the Republic of Ireland do not have an Irish income tax liability on dividends received from Irish resident companies. Although a net Irish income tax is imposed, the income tax liability of each such person is restricted to the amount of the Tax Credit attaching to the dividend and, as the Tax Credit is allowed against the restricted liability, the Irish income tax liability is fully offset by the Tax Credit. Individuals are liable for Irish health and employment levies of 2.25% on such dividends. These levies only apply to Irish income of IR(Pounds)10,750 or more paid to any one shareholder in any one year. There is no Irish withholding tax on dividends paid by an Irish resident company.

  United States Taxation. For United States Federal income tax purposes, the gross amount (i.e. including the amount of the imputed Tax Credit) of any dividend paid (to the extent of the current or accumulated earnings and profits of CBT) will be included in gross income and treated as foreign source dividend income. The dividend will not be eligible for the dividends received deduction allowed to United States corporations. The amount includible in income will be the United States dollar value of the payment on the date of payment regardless of whether the payment is in fact converted into United States dollars. Generally, gain or loss (if any) resulting from currency fluctuations during the period from the date any dividend is paid to the date such payment is converted into United States dollars will be treated as ordinary income or loss.

  The IRS has ruled privately that a United States Holder will be eligible for a United States foreign tax credit under Article XIII of the 1949 Convention for the Irish tax imposed on a dividend paid by an Irish company. The same result should occur under the 1997 Convention. Although private letter rulings are not binding authority and are directed only to the taxpayers who request them, they are considered persuasive in determining the position of the IRS. The amount of the allowable credit (the "Tax Credit Amount") is likely to be determined by applying a statutorily defined formula. To the extent that any distribution is made by CBT out of profits taxed in the Republic of Ireland at the standard rate, the Tax Credit Amount should be equal to 11/89 of the net distribution. To the extent that the distribution is paid out of profits taxable in the Republic of Ireland at the reduced 10% rate, the Tax Credit Amount should be equal to 1/18 of the net distribution.

  If the United States Holder is a United States partnership, trust or estate, the Tax Credit Amount will be available only to the extent that the income derived by such partnership, trust or estate is subject to United States tax as the income of a resident either in its hands or in the hands of its partners or beneficiaries, as the case may be.

 Taxation of Capital Gains

  A United States Holder who is not resident or ordinarily resident in the Republic of Ireland for Irish tax purposes will generally not be subject to Irish capital gains tax on capital gains realized or accrued on the sale or other disposition of ADSs which are quoted on a recognized stock market unless
(i) such gains are attributable to a permanent establishment in the Republic of Ireland or a fixed base that is available to a resident of the United States in the Republic of Ireland for the purpose of performing independent personal services or (ii) the ADSs are not quoted on a stock exchange and derive the greater of their value from Irish real property. Subject to the discussion below under the heading "Passive Foreign Investment Company Considerations," a United States Holder will be liable for United States Federal income tax on such gains to the same extent as on any other gains from sales or disposition of shares.

  A United States Holder that is liable for both Irish and United States tax on a gain on the disposal of the ADSs will generally be entitled, subject to certain limitations and pursuant to the 1997 Convention, to credit the amount of Irish capital gains or corporation tax, as the case may be, paid in respect of such gain against such United States Holder's United States Federal income tax liability in respect of such gain.

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

 Passive Foreign Investment Company Considerations

  CBT will be classified as a passive foreign investment company ("PFIC") for United States Federal income tax purposes if it satisfies either of the following two tests: (i) 75% or more of its gross income is passive income or
(ii) on average for the taxable year, 50% or more of its assets (by value or, if CBT so elects, by adjusted basis) produce or are held for the production of passive income.

  CBT does not believe that it satisfies (or, after the completion of the Merger, will satisfy) either of the tests for PFIC status. If CBT is a PFIC for any taxable year, United States Holders would be required to either (i) pay an interest charge together with tax calculated at maximum ordinary income rates on certain "excess distributions" (defined to include gain on a sale or other disposition of ADSs) or (ii) if a Qualified Electing Fund ("QEF") election is made by a United States stockholder, to include in their taxable income certain undistributed amounts of CBT's income. Each United States Holder should consult its own tax advisor regarding the advisability of making the QEF election.

 United States Information Reporting and Backup Withholding

  A holder of CBT ADSs may, under certain circumstances, be subject to certain information reporting requirements and backup withholding tax at the rate of 31% with respect to dividends paid on the CBT ADSs or the proceeds of sale of the CBT ADSs, unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number ("T.I.N."), certifies that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of CBT ADSs who does not provide a correct T.I.N. or Certificate of Foreign Status may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the holder's United States federal income tax liability, provided that the required information is provided to the IRS.

 Irish Capital Acquisitions Tax

  Irish capital acquisitions tax ("CAT") applies to gifts and inheritances (i) where the person making the gift or inheritance is domiciled in the Republic of Ireland or (ii) to the extent that the property of which the gift or inheritance consists is situated in the Republic of Ireland at the date of the gift or inheritance. The person by whom CAT is primarily payable is the person who receives the gift or inheritance. Persons who are secondarily liable include the donor, his personal representatives and an agent, trustee or other person in whose care the property constituting the gift or inheritance or the income therefrom is placed. All taxable gifts and inheritances received by an individual since June 2, 1982 are aggregated and only the excess over a certain tax free threshold is taxed. The tax free threshold is dependent on the relationship between the donor and donee and the aggregation of all previous gifts and inheritances. The tax free thresholds range from IR(Pounds)12,560 in the case of unrelated parties to IR(Pounds)25,120 in the case of linear descendants or ancestors, siblings, or children of siblings to IR(Pounds)188,400 in the case of gifts and inheritances taken from one's parents. Gifts and inheritances passing between spouses are exempt from CAT. CAT is charged at progressive rates ranging in the case of gifts from 15% to 30% and in the case of inheritances from 20% to 40%.

  Although ADSs may be held by persons who are neither domiciled nor resident in Ireland, ADSs may be regarded as located in Ireland and because the underlying Ordinary Shares are situated in Ireland because CBT is required to maintain its Ordinary Share register in Ireland. Accordingly, ADS may be subject to CAT notwithstanding the fact that the Holder may be domiciled and/or resident outside of the Republic of Ireland. The 1997 Convention relating to estate taxes generally provides for CAT paid on inheritances in the Republic of Ireland to be credited against tax payable in the United States and for tax paid in the United States to be credited against any tax payable in the Republic of Ireland, based on priority rules set forth in that Convention, in a case where an ADS is subject to both Irish CAT with respect to inheritance and United States Federal estate tax. The 1997 Convention does not apply to gifts.


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

 Irish Probate Tax

  In addition to CAT, a probate tax of 2% applies to the value of all assets passing under the will or intestacy of an Irish domiciled person. Where the deceased was not domiciled in Ireland, only assets situated in Ireland are liable for this tax. No probate tax applies on an inheritance from a spouse.

 Irish Stamp Duty

  Stamp duty, which is a tax on certain documents, is payable on all transfers of Ordinary Shares (other than between spouses) in companies registered in Ireland wherever the instrument of transfer may be executed. In the case of a transfer on sale, stamp duty will be charged at the rate of IR(Pounds)1 for every IR(Pounds)100 or part thereof (the ad valorem rate), of the amount or value of the consideration (i.e., purchase price). Where the consideration for the sale is expressed in a currency other than Irish pounds, the duty will be charged on the Irish pound equivalent calculated at the rate of exchange prevailing on the date of the transfer. In the case of a transfer by way of gift (subject to certain exceptions) or for considerations less than the market value of the Ordinary Shares transferred, stamp duty will be charged at the ad valorem rate on such market value.

  In the case of transfers of Ordinary Shares where no beneficial interest passes (e.g. a transfer of shares from a beneficial owner to his nominee), a rate of IR(Pounds)10 (the nominal rate) will apply.

  A transfer to the Depositary or custodian of Ordinary Shares for deposit under the Deposit Agreement in return for ADRs will be similarly chargeable with stamp duty at the ad valorem rate as will a transfer of Ordinary Shares from the Depositary or the custodian upon surrender of an ADR for the purpose of the withdrawal of the underlying Ordinary Shares in accordance with the terms of the Deposit Agreement, unless, in either case, the transfer does not relate to a sale or contemplated sale or any other change in the beneficial ownership of such Ordinary Shares, in which case the transfer will be chargeable with nominal duty of IR(Pounds)10.

  Transfers of ADRs issued in respect of CBT's shares will not be chargeable with Irish stamp duty for as long as the ADSs are dealt in and quoted on the Nasdaq National Market or any recognized stock exchange in the United States.

  The person accountable for payment of stamp duty is the transferee or, in the case of a transfer by way of gift or for a consideration less than the market value, both parties to the transfer. Stamp duty is normally payable within 30 days after the date of execution of the transfer. Late or inadequate payment of stamp duty will result in liability to interest, penalties and fines.

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                       DESCRIPTION OF CBT CAPITAL STOCK

  The following summary is a description of the material terms of CBT capital stock, does not purport to be complete and is subject in all respects to the applicable provisions of Irish law, the CBT Charter and the Deposit Agreement. The CBT Charter and the Deposit Agreement are included in or incorporated by reference as exhibits to the Registration Statement of which the Proxy Statement/Prospectus is a part.

  The authorized share capital of CBT is IR(Pounds)11,250,000, divided into 30,000,000 Ordinary Shares, nominal value IR37.5p per share. The number of CBT ADSs outstanding as of April 20, 1998 was 40,381,220. The number of Ordinary Shares outstanding as of April 20, 1998 was 10,188,983.

  At the 1998 Annual General Meeting of CBT, CBT stockholders will be asked to consider a proposal to subdivide each of the Ordinary Shares into four Ordinary Shares of IR9.375p par value each (the "Ordinary Share Split"). Currently, each CBT ADS represents and is exchangeable for one-fourth of one Ordinary Share of IR37.5p par value. The Ordinary Share Split will have no effect on the CBT ADSs except that, following the Ordinary Share Split, each CBT ADS will represent and be exchangeable for one Ordinary Share of IR9.375p par value. As a result, the Ordinary Share Split will have no effect on the number of CBT ADSs outstanding and, in and of itself, is not expected to have an effect on the market price of the CBT ADSs. To effect the Ordinary Share Split, CBT is required to amend the CBT Charter to reflect the subdivision of each of its Ordinary Shares of IR37.5p par value into four Ordinary Shares of IR9.375p par value each.

  The Transfer Agent and Registrar for the Ordinary Shares is AIB Bank plc, Registrars' & New Issue Department, Bankcentre, Ballsbridge, Dublin 4, Ireland. The telephone number at this location is 011-353-1-660-0311. The Transfer Agent and Registrar for the CBT ADSs is The Bank of New York, 101 Barclay Street, New York, New York 10286. The telephone number at this location is (212) 815-2291.

ORDINARY SHARES

  All of the outstanding Ordinary Shares are fully paid and nonassessable. The holders of Ordinary Shares are entitled to receive dividends as and when declared by the CBT Board out of funds legally available therefor and, in the event of the dissolution of CBT, to share ratably in all assets remaining after payment of liabilities. Each holder of an Ordinary Share is entitled to one vote for each share held of record on all matters presented to a vote at a stockholders' meeting, including the election of directors. Holders of Ordinary Shares have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Additional authorized Ordinary Shares may be issued without stockholder approval.

AMERICAN DEPOSITARY SHARES

  Each CBT ADS represents one-fourth of one Ordinary Share deposited under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each holder of a CBT ADS is entitled proportionately to all of the rights and preferences of one-fourth of one Ordinary Share represented thereby (including dividend, voting and liquidation rights) contained in the CBT Charter and summarized under "--Ordinary Shares." The CBT ADSs are evidenced by ADRs.

  The following is a summary of certain provisions of the Deposit Agreement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement, including the form of ADR. Terms used herein and not otherwise defined have the meanings set forth in the Deposit Agreement. Copies of the Deposit Agreement and the CBT Charter are available for inspection at the Corporate Trust Office of the Depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the principal office of the agent of the Depositary (the "Custodian"), currently located at the Dublin office of AIB Custodial Services. The Depositary's principal executive office is located at 48 Wall Street, New York, New York, 10286.

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  American Depositary Receipts. ADRs evidencing CBT ADSs are issuable by the
Depositary pursuant to the Deposit Agreement. Each CBT ADS represents one-fourth of one Ordinary Share or evidence of the right to receive one-fourth of one Ordinary Share (together with any additional Ordinary Shares at any time deposited or deemed deposited under the Deposit Agreement and any and all other securities, cash and property received by the Depositary or the Custodian in respect thereof and at such time held under the Deposit Agreement, "Deposited Securities"). Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and CBT as owners. When initially issued at the time of CBT's initial public offering, each issued and outstanding CBT ADS represented one issued and outstanding Ordinary Share. On May 15, 1996 and March 9, 1998, CBT effected two-for-one splits of the issued and outstanding CBT ADSs, whereby each issued and outstanding CBT ADS now represents one-fourth of one Ordinary Share and each issued and outstanding Ordinary Share that is deposited with the Depositary is represented by four CBT ADSs.

  Deposit of Ordinary Shares; Execution and Delivery of ADRs. Subject to the terms and conditions of the Deposit Agreement, Ordinary Shares or evidence of rights to receive Ordinary Shares may be deposited by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, an ADR for the number of CBT ADSs representing such deposit. No Ordinary Share will be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Republic of Ireland which is then performing the functions of the regulation of currency exchange.

  Pre-Release of ADRs. Subject to the terms of the Deposit Agreement, the Depositary may execute and deliver ADRs prior to the receipt of Ordinary Shares (a "Pre-Release"). The Depositary may deliver Ordinary Shares upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of Ordinary Shares in satisfaction of a Pre-Release.

  Transfer of ADRs. The Depositary, subject to the terms and conditions of the Deposit Agreement, will register transfers of ADRs on its transfer books from time to time, upon any surrender of an ADR by the owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States. Thereupon the Depositary will execute a new ADR and deliver the same to or upon the order of the person entitled thereto.

  Surrender of ADRs and Withdrawal of Ordinary Shares. Subject to the terms of the Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of an ADR for the purpose of withdrawal of the Deposited Securities represented by the CBT ADSs evidenced by such ADR, and upon payment of the Depositary fee for the surrender of ADRs and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, the owner of such ADR will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the CBT ADSs evidenced by such ADR.

  Obligations of ADR Owners. Any person presenting Ordinary Shares for deposit or any owner or beneficial owner of an ADR may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of CBT or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any ADR or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.


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

  If any tax or other governmental charge becomes payable by the Custodian or the Depositary with respect to any ADR or any Deposited Securities represented by any ADR, such tax or other governmental charge will be payable by the owner or beneficial owner of such ADR to the Depositary. The Depositary may refuse to effect any transfer of such ADR or any withdrawal of Deposited Securities represented by CBT ADSs evidenced by such ADR until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the owner or beneficial owner thereof any part or all of the Deposited Securities represented by the CBT ADSs evidenced by such ADR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the owner or beneficial owner of such ADR shall remain liable for any deficiency.

  Every person depositing Ordinary Shares under the Deposit Agreement is deemed thereby to represent and warrant that such Ordinary Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Ordinary Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that such Ordinary Shares and the ADRs evidencing CBT ADSs representing such Ordinary Shares would not be Restricted Securities. Such representations and warranties survive the deposit of Ordinary Shares and issuance of ADRs.

  Notwithstanding any other provision of the Deposit Agreement, each owner and beneficial owner agrees to be bound by and subject to Irish law and the CBT Charter (to the same extent as if such CBT ADSs evidenced by such ADRs were the Ordinary Shares represented by such CBT ADSs evidenced by such ADR, provided, however, that such provisions shall apply to such persons only to the extent feasible), and to provide such information to CBT relating to ownership of the Ordinary Shares as may be required thereunder.

  Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will convert such dividend or distribution into Dollars, and distribute the amount thus received (net of the fees and expenses of the Depositary) to the owners entitled thereto, in proportion to the number of CBT ADSs representing such Deposited Securities held by them respectively; provided, however, that in the event that CBT or the Depositary is required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the owner of the ADRs evidencing CBT ADSs representing such Deposited Securities will be reduced accordingly.

  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Ordinary Shares, the Depositary may distribute to the owners of outstanding ADRs entitled thereto, in proportion to the number of CBT ADSs representing such Deposited Securities held by them respectively, additional ADRs evidencing an aggregate number of CBT ADSs representing the amount of Ordinary Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Ordinary Shares and the issuance of CBT ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of the fees and expenses of the Depositary.

  In the event that CBT offers or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Ordinary Shares or any rights of any other nature, the Depositary has discretion as to the procedure to be followed in making such rights available to any owners or in disposing of such rights on behalf of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the Depositary may neither make such rights available to any owners nor dispose of such rights and make the net proceeds available to such owners, then the Depositary shall allow the rights to lapse. If at the time of any rights offering the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain owners but not to other owners, the Depositary may distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of CBT ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate.

  In circumstances in which rights would otherwise not be distributed, if an owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the CBT ADSs of such

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owner under the terms of the Deposit Agreement, the Depositary will make such rights available to such owner upon written notice from CBT to the Depositary that (a) CBT has elected in its sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as CBT has determined in its sole discretion are reasonably required under applicable law.

  If the Depositary has distributed warrants or other instruments for rights to all or certain owners, then upon instruction from such an owner pursuant to such warrants or other instruments to the Depositary from such owner to exercise such rights, upon payment by such owner to the Depositary for the account of such owner of an amount equal to the purchase price of the Ordinary Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such owner, exercise the rights and purchase the Ordinary Shares, and CBT shall cause the Ordinary Shares so purchased to be delivered to the Depositary on behalf of such owner. As agent for such owner, the Depositary will cause the Ordinary Shares so purchased to be deposited pursuant to the Deposit Agreement, and shall execute and deliver ADRs to such owner. In the case of a distribution pursuant to the second paragraph of this section, such ADRs will be legended in accordance with applicable United States laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may sell the rights, warrants or other instruments in proportion to the number of CBT ADSs held by the owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADR or otherwise.

  The Depositary will not offer rights to owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of CBT to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

  Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting CBT or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and CBT ADSs shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional ADRs as in the case of a dividend in Ordinary Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

  Conversion of Foreign Currency. Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary will convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars will be distributed to the owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions, the date of delivery of any ADR or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary.

  Fixing of Record Date. Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the Deposited Securities, or whenever the Depositary receives notice of any meeting of holders of Ordinary Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Ordinary Shares that are represented by each CBT ADS, or whenever the Depositary finds it necessary or convenient, the Depositary shall fix a record date, which shall be the record date, if any, established by CBT for such purpose or, if different, as close thereto as practicable, (a) for the determination of the owners who are (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or
(ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each CBT ADS will represent the changed number of Ordinary Shares.

  Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Ordinary Shares or other Deposited Securities, if requested in writing by CBT, the Depositary will, as soon as practicable thereafter, mail to the owners a notice, the form of which will be in the sole discretion of the Depositary, which will contain (a) all of the information contained in such notice of meeting received by the Depositary from CBT, (b) a statement that the owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and the CBT Charter, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Ordinary Shares or other Deposited Securities represented by their respective CBT ADSs, (c) a statement that owners who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll with respect to each matter for which such instructions are given, subject to any applicable provisions of Irish law and the CBT Charter and (d) if applicable, a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by CBT.

  Upon the written request of an owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, in so far as practicable, to vote or cause to be voted the amount of Ordinary Shares or other Deposited Securities represented by the CBT ADSs evidenced by such ADR in accordance with the instructions set forth in such request. Accordingly, pursuant to the CBT Charter and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Ordinary Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Ordinary Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.

  If no instructions are received by the Depositary from any owner with respect to any of the Deposited Securities represented by the CBT ADSs evidenced by such owner's ADRs on or before the date established by the Depositary for such purpose, the Depositary will deem such owner to have instructed the Depositary to give a discretionary proxy to a person designated by CBT with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by CBT to vote such Deposited Securities; provided, that no such instructions will be deemed given and no such discretionary proxy will be given when CBT notifies the Depositary (and CBT agrees to provide such notice as promptly as practicable in writing) that the matter to be voted upon is one which: (1) is a matter not submitted to shareholders by means of a proxy statement comparable to that specified in
Schedule 14A promulgated under the Securities Act; (2) is the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e., a contest); (3) relates to a merger or consolidation (except when CBT's proposal is to merge with its own wholly-owned subsidiary, provided its shareholders dissenting thereto do not have rights of appraisal); (4) involves right of appraisal; (5) authorizes mortgaging of property; (6) authorizes or creates indebtedness or increases the authorized amount of indebtedness; (7) authorizes or creates preferred shares or increases the authorized amount of existing preferred shares; (8) alters the terms or conditions of any shares of CBT's stock then outstanding or existing indebtedness; (9) involves waiver or modification of preemptive rights (except when CBT's proposal is to waive such rights with respect to Ordinary Shares being offered pursuant to stock option or purchase plans involving the additional issuance of not more than 5% of CBT's outstanding Ordinary Shares (see Item 12 below); (10) alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share (except where cumulative voting provisions govern the number of votes per share for election of directors and CBT's proposal involves a change in the number of its directors by not more than 10% or not more than one); (11) changes existing quorum requirements with respect to shareholder meetings; (12) authorizes issuance of Ordinary Shares, or options to purchase Ordinary Shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding (when no plan is amended to extend its duration, CBT will factor into the calculation the number of Ordinary Shares that remain available for issuance, the number of Ordinary Shares subject to outstanding options and any Ordinary Shares being added; should there be more than one plan being considered at the same meeting, all Ordinary Shares are aggregated); (13) authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of (a) retirement plans based on any agreement or negotiations with labor unions (or which have been or are to be approved by such unions); and (b) any related retirement plan for benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for the action of stockholders concurrently with such union-negotiated plan); (14) changes the purposes or powers of CBT to an extent which would permit it to change to a materially different line of business and it is CBT's stated intention to make such a change; (15) authorizes the acquisition of property, assets, or a company, where the consideration to be given has a fair value of 20% or more of the market value of the previously outstanding shares; (16) authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transaction; (17) authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest; or (18) reduces earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years' ordinary share dividends computed at the current dividend rate.

  Maintenance of Office and Transfer Books by the Depositary. Until termination of the Deposit Agreement in accordance with its terms, the Depositary will maintain in New York, New York, facilities for the execution and delivery, registration, registration of transfers and surrender of ADRs in accordance with the provisions of the Deposit Agreement. The Depositary will keep books at its Corporate Trust Office for the registration of ADRs and transfers of ADRs, which at all reasonable times will be open for inspection by the owners, provided that such inspection may not be for the purpose of communicating with owners in the interest of a business or object other than the business of CBT or a matter related to the Deposit Agreement or the ADRs. The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

  Reports. The Depositary will make available for inspection by owners at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from CBT which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by CBT. The Depositary will also send to the owners copies of such reports when furnished by CBT. Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by CBT will be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the SEC.

  Lists of Owners. Promptly upon request by CBT, the Depositary will, at the expense of CBT, furnish to it a list, as of a recent date, of the names, addresses and holdings of CBT ADSs by all persons in whose names ADRs are registered on the books of the Depositary.

  Charges of the Depositary. The following charges will be incurred by any party depositing or withdrawing Ordinary Shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by CBT or an exchange of stock regarding the ADRs or Deposited Securities or a distribution of ADRs pursuant to the Deposit Agreement), whichever is applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Ordinary Shares generally on the Ordinary Share register of CBT or Foreign Registrar and applicable to transfers of Ordinary Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency, (5) a fee of $5.00 or less per 100 CBT ADSs (or portion thereof) for the execution and delivery, and the surrender of ADRs, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (7) a fee for the distribution of securities, such fee being in an amount equal to the fee for the execution and delivery of CBT ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Ordinary Shares) but which securities are instead distributed by the Depositary to owners and (8) a fee not in excess of $1.50 per certificate for a ADR or ADRs for transfers made pursuant to the terms of the Deposit Agreement.

  Obligations and Liabilities of the Depositary, the Custodian, and CBT. Neither the Depositary nor CBT nor any of their respective directors, employees, agents or affiliates shall incur any liability to any owner or Beneficial owner of any ADR, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the CBT Charter, or by reason of any provision of any securities issued or distributed by CBT, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or CBT shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or CBT or any of their respective directors, employees, agents or affiliates incur any liability to any owner or Beneficial owner of any ADR by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution or an offering or distribution pursuant to the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to owners, and the Depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

  CBT assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to owners or beneficial owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any owner or beneficial owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor CBT shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

  Neither the Depositary nor CBT shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any owner or any other person believed by it in good faith to be competent to give such advice or information. The

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Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

  Amendment and Termination of the Deposit Agreement. The form of the ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between CBT and the Depositary without the consent of owners or beneficial owners of ADRs in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of owners, shall, however, not become effective as to outstanding ADRs until the expiration of thirty days after notice of such amendment shall have been given to the owners of outstanding ADRs. Every owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the owner of any ADR to surrender such ADR and receive therefore the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

  The Depositary shall, at any time at the direction of CBT, terminate the Deposit Agreement by mailing notice of such termination to the owners of all ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to CBT and the owners of all ADRs then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to CBT a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. On and after the date of termination, the owner of a ADR will, upon (a) surrender of such ADR at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ADRs, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the CBT ADSs evidenced by such ADR.

  If any ADRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADRs, shall suspend the distribution of dividends to the owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a ADR, any expenses for the account of the owner of such ADR in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADRs which have not theretofore been surrendered, such owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a ADR, any expenses for the account of the owner of such ADR in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

                    DESCRIPTION OF FOREFRONT CAPITAL STOCK

COMMON STOCK

  ForeFront has authorized 20,000,000 shares of Common Stock, par value $.01 per share. As of the Record Date there were 6,876,609 shares of Common Stock issued and outstanding and held by 258 holders of record.

  The holders of ForeFront Common Stock are entitled to one vote for each share held of record on all matters on which stockholders may vote, including the election of directors. The holders of ForeFront Common Stock are entitled to share ratably on a share for share basis with respect to any dividends when, as and if declared by the ForeFront Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of ForeFront, holders of ForeFront Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding ForeFront Preferred Stock (as defined below). Holders of ForeFront Common Stock have no preemptive rights and no right to convert their ForeFront Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to ForeFront Common Stock. All outstanding shares of ForeFront Common Stock are fully paid and nonassessable.

PREFERRED STOCK

  The ForeFront Board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock, par value $.01 per share ("ForeFront Preferred Stock"), in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of ForeFront Preferred Stock could adversely affect the voting power of the holders of ForeFront Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of ForeFront. ForeFront has no present plan to issue any shares of ForeFront Preferred Stock.

OUTSTANDING OPTIONS, WARRANTS AND OTHER RIGHTS TO ACQUIRE FOREFRONT COMMON
STOCK

  At the Record Date, ForeFront had outstanding options and warrants to purchase approximately 2,817,000 shares of ForeFront Common Stock, expiring at various periods through November 2007. At March 16, 1998, there were outstanding 557,413 exchangeable shares of ForeFront Canada Ltd., each of which is exchangeable for one share of ForeFront Common Stock.

TRANSFER AGENT AND REGISTRAR

  Harris Trust & Savings Bank is the transfer agent and registrar for the ForeFront Common Stock.

DELAWARE BUSINESS COMBINATION STATUTE

  ForeFront is subject to Section 203 of Delaware Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

  Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
(v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                       COMPARISON OF STOCKHOLDER RIGHTS

  After consummation of the Merger, the holders of ForeFront Common Stock who receive CBT ADSs under the terms of the Reorganization Agreement will become holders of CBT ADSs. As stockholders of ForeFront, their rights are presently governed by Delaware law and by the ForeFront Certificate and the ForeFront Bylaws (the "ForeFront Bylaws"). As holders of CBT ADSs, their rights will be governed by Irish law, the CBT Charter and the Deposit Agreement. The following discussion summarizes the material differences between the rights of holders of ForeFront Common Stock and the rights of holders of CBT ADSs and differences between the organizational documents of ForeFront and CBT. This summary does not purport to be complete and is qualified in its entirety by reference to the ForeFront Certificate and ForeFront Bylaws, the CBT Charter, the Deposit Agreement and the relevant provisions of Delaware and Irish law.

  Size of the Board of Directors. Delaware law permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The ForeFront Bylaws state that the number of directors will be set by the ForeFront Board and authorizes the ForeFront Board to change the number by resolution. The number of directors of ForeFront is currently fixed at five. The ForeFront Certificate does not fix the number of directors and, as a result, the ForeFront Board acting without stockholder approval may change such number. Under Irish law, companies must have at least two directors. CBT's Articles of Association provide that CBT may have up to a maximum of ten directors, which number may be changed by a resolution of CBT's stockholders. CBT currently has six directors.

  Loans to Officers and Employees. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

  Under Irish law, a company may not, except in certain specified circumstances, make a loan or a quasi loan to, or enter into a credit transaction as creditor for, or enter into a guarantee or provide any security in connection with a loan, quasi loan or credit transaction made by another person for any of its directors or any of the directors of its holding company or a person connected with such a director. This prohibition does not prevent a company, however, from entering into an arrangement with a director or a person connected with a director if the value of the arrangement and the total amount outstanding under any other arrangements by the company with any director or any person connected with a director is together less than 10% of the company's relevant assets.

  Voting by Ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The ForeFront Certificate provides that the election of directors need not be by

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ballot unless the ForeFront Bylaws so provide. The ForeFront Bylaws provide that no vote on the election of directors or any other matter brought before a stockholders' need be by ballot, unless otherwise required by law or unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. The ForeFront Certificate does not eliminate the written ballot requirement. Under Irish law, the voting rights of stockholders are governed by the Companies Acts of the Republic of Ireland and by a company's articles of association. Voting at any general meeting of stockholders is by a show of hands unless a poll (i.e., a written vote) is duly demanded. The Articles of Association of CBT provide that votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attaching to any class or classes of shares, on a show of hands each stockholder present in person or by proxy, shall have one vote provided, however, that no individual shall have more than one vote and, on a poll, each stockholder present in person or by proxy shall have one vote for each share of which he or she is the holder. Three or more stockholders present in person or by proxy, being entitled to vote upon the business to be transacted at the meeting and who together hold not less than one-third of the voting share capital of CBT in issue, constitute a quorum at stockholders' meetings. A poll may be demanded by: (i) the chairman of the meeting; or (ii) at least three stockholders present (in person or by proxy) entitled to vote at the meeting; or (iii) any stockholder or stockholders present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the stockholders entitled to vote at the meeting; or (iv) any stockholder or stockholders present (in person or by proxy) holding shares conferring the right to vote at the meeting being shares on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any other vote he may have.

  Cumulative Voting. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Under Delaware law, cumulative voting in the election of directors is not available unless specifically provided for in the certificate of incorporation. The ForeFront Certificate does not provide for cumulative voting. Cumulative voting is essentially unknown under Irish law.

  Classified Board of Directors. A classified board is one on which a certain number of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The ForeFront Certificate does not provide for a classified board of directors.

  Irish law permits a company to provide for the classification of the board of directors with respect to the time for which directors severally hold office. The Articles of Association of CBT do not provide for such classification of the CBT Board of Directors. The Articles of Association of CBT provide that at each annual general meeting of stockholders, one-third of the existing directors or, if their number is not three or a multiple of three, then the number nearest to, but not exceeding, one-third shall retire from office by rotation. Such directors are eligible for re-election. The directors to retire at each annual general meeting shall be those who have been longest in office since their last appointment. As between directors of equal seniority, the directors to retire shall, in the absence of agreement, be selected from among them by lot. Although this rotation of directors is similar to a classified board, it is different in that any director who is one of the one-third of the directors who have been longest in office since their last appointment at the time of the annual general meeting must retire from office, irrespective of the actual year of such director's last appointment.

  Power to Call Special Stockholders' Meetings; Advance Notice of Stockholder Business and Nominees. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The ForeFront Bylaws authorize the ForeFront Board and the holders of ten percent or more of the votes to be cast on an issue at a

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special meeting to call special meetings of stockholders. Under Irish law, extraordinary general meetings of a company may be convened by the board of directors or at the request of stockholders holding not less than one-tenth of such of the paid-up capital of that company as at the relevant date carries the right of voting at general meetings of the company. Unless all the stockholders of a company and the company's auditors consent to shorter notice, Irish company law requires at least 14 days written notice of a meeting, except that an annual general meeting or a meeting convened for the passing of a special resolution requires at least 21 days written notice. Meetings for the passing of a special resolution may also be called on shorter notice if so agreed by a majority in number of the stockholders who together hold not less than 90% in nominal value of the shares giving the right to attend and vote at such meeting. Extended notice of not less than 28 days is required in certain circumstances in respect of resolutions relating to the appointment or removal of a company's auditors or the removal of a director before the expiration of his period of office and the appointment of someone as a director in place of the director so removed.

  To be passed, a special resolution requires the approval of at least 75% of the votes cast at the meeting. "Special Resolutions" generally involve proposals to change the name of the company, to alter its capital structure in certain respects, to change or amend the rights of stockholders, to permit the company to issue new shares for cash without applying the stockholders' preemptive rights, to amend the company's objects (purpose clause) and articles of association and to carry out certain other matters where either the company's articles of association or the Companies Acts of the Republic of Ireland prescribe that a "special resolution" is required. All other proposals relating to the ordinary course of the company's business, such as the election of directors, would be the subject of an "ordinary resolution."

  The terms of any resolution (whether special or otherwise) before a general meeting may be amended by ordinary resolution moved at the meeting provided that the terms of the resolution as amended will still be such that adequate notice of the intention to pass the same can be deemed to have been given.

  Elimination of Actions by Written Consent of Shareholders. Under Delaware law, stockholders may take action by written consent in lieu of voting at a stockholders meeting. Delaware law permits a corporation to eliminate the ability of stockholders to act by written consent. Elimination of written consents of stockholders could lengthen the amount of time required to take stockholder actions because certain actions by written consent are not subject to the minimum notice requirements of a stockholders' meeting, and could deter hostile takeover attempts. Without a stockholders' written consent provision, a holder or group of holders controlling a majority in interest of a corporation's capital stock would not be able to amend such corporation's bylaws or remove its directors pursuant to a stockholders' written consent. The ForeFront Certificate and the ForeFront Bylaws do not eliminate the ability of stockholders to act by written consent.

  Under Irish law, a company's articles of association may provide that a resolution in writing executed by or on behalf of each stockholder who would have been entitled to vote upon it if it had been proposed at a general meeting will be as valid and effective as if it had been passed at a general meeting properly convened and held. The Articles of Association of CBT contain such a provision.

  Business Combinations and Share Acquisitions. Section 203 provides that certain "business combinations" by Delaware corporations with "interested stockholders" are subject to a three-year moratorium unless specified conditions are met or unless the corporation elects in its certificate of incorporation or bylaws to opt out of Section 203. ForeFront has not elected to opt out of Section 203.

  Takeovers of certain Irish public companies are regulated by the Irish Takeover Panel Act, 1997 (the "Takeover Act"). The Takeover Act provides that if (i) any person, or any persons acting in concert, acquire control of a relevant company or (ii) any person, or any persons acting in concert, who control a relevant company but do not hold securities conferring in the aggregate more than 50% of the voting rights in that company acquire in any 12 month period additional securities conferring in the aggregate more than 1% of the voting rights in that company; such person or, in the case of persons acting in concert, such one or more of them as the Irish Takeover Panel shall direct, must make an offer to the holders of each class of equity share capital of

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the relevant company, whether or not such class confers voting rights, and also to the holders of each class of non-equity share capital of the company conferring voting rights of which such person or, in the case of persons acting in concert, any of those persons hold shares. "Control" in relation to a relevant company means the holding, whether directly or indirectly, of securities of the company that confer, in aggregate, not less than 30% of the voting rights in that company. CBT is not a "relevant company" for purposes of the Takeover Act.

  Under Irish law, the Minister for Enterprise and Employment exercises control over mergers and certain takeovers, including the acquisition of more than 25% of the voting power of a company, when the revenues or gross assets of two or more parties involved in the transaction exceed certain thresholds (currently IR(Pounds)20 million and IR(Pounds)10 million, respectively). Accordingly, any person or entity or group of persons acting in concert proposing to acquire Ordinary Shares in CBT or CBT ADSs must provide advance notice of such proposed acquisition to the Minister if, after such acquisition, that person or entity or group of persons can control 25% or more of the voting rights in CBT. Subject to certain exceptions, such person or entity or group of persons must also notify the Minister of any subsequent acquisition of Ordinary Shares in CBT or CBT ADSs. Failure to notify properly is an offense under Irish law. Under Irish law, title to the Ordinary Shares or ADSs involved will not pass unless either clearance for such acquisition is obtained from the Minister or the prescribed statutory period following notification of such acquisition lapses.

  Disclosure Requirements. Under Irish law, where a person either acquired an interest in or ceased to be interested in or becomes aware that he has acquired an interest in or ceased to be interested in 5% or more of the issued voting share capital of any class of a public limited company, such as CBT, then such person is obliged to notify the company (in the prescribed manner and normally within five business days) of the interest which he has or had in its shares and of certain circumstances and events affecting that interest. Any interest of a person in a CBT ADS would be regarded as an interest in the Ordinary Shares for this purpose. Failure by any person to notify punctually and properly is an offence under Irish law. Additionally, no right or interest whatsoever in respect of any of the relevant shares will be enforceable, whether directly or indirectly, by action or legal proceeding by the person having such an interest should they fail to notify the company of such interest. Application may be made to the Irish courts to remove this restriction, but this would not be successful unless the court was satisfied that the failure to notify was not due to any deliberate act or omission on the part of the applicant.

  United States Federal securities laws contain similar disclosure requirements, and failure to comply with such disclosure requirements may result in a United States court restricting the rights of the shares acquired, including the right to vote such shares, until the acquiring person provides the required disclosure.

  In addition, Section 81 of the Irish Companies Act, 1990, provides that a public limited company, such as CBT, may by notice in writing (a "Section 81 Notice") require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's "relevant share capital" to confirm that fact or (as the case may be) to indicate whether or not that is the case, and where he holds or has during the relevant time held an interest in such shares, to give such further information as may be required relating to his interest and any other interest in the shares of which he is aware. The disclosure must be made within such reasonable period as may be specified in the relevant notice (which may, depending on the circumstances, be as short as one or two days).

  For purposes of the foregoing obligations, the interest of a person in shares means, subject to certain exceptions, any kind of interest in shares including interests in any shares (i) in which his or her spouse, or minor child is interested; (ii) in which a corporate body is interested and either:
(a) that corporate body is or its directors are accustomed to act in accordance with that person's directions or instructions; or (b) that person controls the exercise of one-third or more of the voting power of that corporate body; or (iii) in which another party is interested and the person and that other party are parties to an agreement (being an agreement which provides for the acquisition by one or more of the parties to it of interests in shares of the company, which imposes obligations or restrictions on any one or more of the parties with respect to the use, retention or disposal of such

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interests acquired pursuant to such agreement and pursuant to which any interest in the company's shares is in fact acquired by any of the parties). The holding of a CBT ADR evidencing a CBT ADS would generally constitute an interest in the underlying Ordinary Share.

  Where a Section 81 Notice is served by a company on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that any transfer of those shares will be void, no voting rights in respect of such shares may be exercised, no further shares shall be issued in respect of such shares or otherwise to such person and, other than in a liquidation, no payment, including dividends, shall be made in respect of such shares. Such restrictions may also void any agreement to transfer such shares. In addition, a person who fails to comply with a Section 81 Notice is guilty of an offence.

  Removal of Directors. Under Delaware law, a director of a corporation that has a classified board of directors or cumulative voting may be removed only with cause unless otherwise provided in the corporation's certificate of incorporation. A director of a corporation that does not have a classified board of directors or cumulative voting may be removed with the approval of a majority of the outstanding shares entitled to vote with or without cause. The ForeFront Certificate and the ForeFront Bylaws do not provide either for a classified board or for cumulative voting.

  Under the Companies Acts of the Republic of Ireland, the stockholders of a company may, by ordinary resolution, remove a director before the expiration of his period of office, notwithstanding anything in the articles of association of that company or in any agreement between that company and the director, provided that notice of the intention to propose such a resolution has been given to the stockholders of the company not less than 28 days before the relevant meeting.

  Filling Vacancies on the Board of Directors. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director so elected, shall fill such vacancy). The ForeFront Certificate and the ForeFront Bylaws allow any vacancy on the Board to be filled by a majority of the directors then in office even though less than a quorum.

  CBT's Articles of Association provide that the company may, by ordinary resolution, appoint a person as a director either to fill a vacancy or as an additional director. The board of directors also has the power to appoint a person as a director either to fill a vacancy or as an additional director, provided that any director so elected during the year must stand for re-election at the company's next annual general meeting of stockholders.

  Indemnification and Limitation of Liability. Delaware law permits corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Under Delaware law, such provision may not eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve ForeFront or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The ForeFront Certificate and ForeFront Bylaws eliminate the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future.

  Irish law does not permit a company to exempt any director or other officer of the company or any person employed by the company as auditor from, or to indemnify any such person against, any liability which by virtue

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of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company, save that a company may indemnify any such person against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in certain proceedings in which it appears to the court hearing the case that, although he is or may be liable, he acted honestly and reasonably and that, having regard to all the circumstances, he ought fairly to be excused, in which case that court may relieve him either wholly or partly from his liability on such terms as the court may think fit. The Articles of Association of CBT contain such an indemnity in respect of such persons.

  A subsidiary of CBT, CBT USA, has agreed to indemnify CBT's officers and directors serving at the request of CBT USA as directors of CBT against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. CBT has obtained directors and officers insurance providing indemnification for certain of its directors, officers, affiliates, partners or employees for certain liabilities.

  Inspection of Shareholders List. Delaware law allows any stockholder to inspect and copy the stockholders list for a purpose reasonably related to such person's interest as a stockholder.

  Except when closed in accordance with the provisions of the Companies Acts of the Republic of Ireland, the register and index of the names of the stockholders in an Irish company may be inspected during business hours by its stockholders, including in the case of CBT, holders of CBT ADSs, without charge and by any other person upon payment of a nominal charge, and copies may be obtained on payment of a charge. The stockholders of an Irish company, including in the case of CBT, holders of CBT ADSs, may also, without charge, during business hours, inspect the minutes of proceedings of any general meeting of the company and obtain copies of any such minutes upon payment of a charge. The published annual accounts of an Irish company are required to be laid before the stockholders of that company in general meeting and a stockholder is entitled to a copy of such accounts. Unless otherwise determined by the directors of CBT, the stockholders of CBT, including the holders of CBT ADSs, have no rights to inspect the accounting records of CBT or minutes of meetings of directors. Certain registers required to be kept by the company are open to public inspection, and service contracts of directors of the company (which have at least three years unexpired or require at least three years' notice to terminate without compensation) must be available for inspection by stockholders of the company during business hours, without charge.

  Dividends and Repurchases of Shares. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

  Under Irish law, dividends are payable by a company on its ordinary shares subject to the prior rights of holders of its preferred shares, only out of profits available for distribution (accumulated, realized profits less accumulated, realized losses) and not out of share capital, which includes share premiums (paid-in surplus). Amounts credited to the share premium account (representing the excess of the consideration for the issue of outstanding shares over the aggregate par value of such shares) may not be paid out as cash dividends but may be used, among other things, to pay up unissued shares which may then be distributed to stockholders in proportion to their holdings.

  In addition, a public limited company such as CBT may only make a distribution at any time if, at that time and immediately after such distribution, the amount of its net assets is not less than the aggregate of its called-up share capital and its undistributable reserves.

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  Under Irish law the stockholders of a company are entitled to receive such dividends as may be recommended by its board of directors and approved by the stockholders and/or such interim dividends as its board of directors may decide. CBT has not paid any dividends on its Ordinary Shares since the date of its incorporation. Any dividend recommended by the CBT Board may be in such currency or currencies as the CBT Board decides. CBT intends that any dividends, if and when declared, will be paid in United States dollars.

  Under Irish law, a company may, if so authorized by its articles of association, issue redeemable shares and purchase its own shares, including any redeemable shares, and CBT has such authority in its Articles of Association.

  The power to purchase its own shares may not be exercised by CBT unless, in the case of a purchase, other than on a recognized stock exchange, (currently the Irish Stock Exchange is the only recognized stock exchange for this purpose) the terms of the contract relating to such purchase have first been authorized by a special resolution of CBT before the contract is entered into and, in the case of a purchase on a recognized stock exchange, the purchase has first been authorized by CBT in general meeting.

  Under Irish law, a company may only redeem or purchase its shares if they are fully paid and such redemption or purchase may only be made out of the distributable profits of the company unless the shares are to be canceled on redemption or purchase, in which case they may also be redeemed or, as the case may be, purchased out of the proceeds of a new issue of shares made for the purpose of the redemption or purchase. Any amount in excess of the par value thereof, payable on the redemption or purchase of any shares must be paid out of the distributable profits of the company unless the shares are to be canceled upon redemption or purchase, in which case any premium payable on their redemption or purchase may be paid out of the proceeds of a new issue of shares up to an amount equal to the lesser of the aggregate of the premiums received by the company on the issue of the shares to be redeemed or purchased and the amount of the company's share premium account at the time of the redemption or purchase (including amounts transferred to that account in respect of premiums on the new issue). The share premium account must be reduced by the amount of any such payment.

  Shareholder Voting on Mergers and Similar Transactions. Delaware law generally requires that the holders of a majority of the outstanding voting shares of the acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of the surviving corporation outstanding before the merger is equal to an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. Irish law contains a similar exception to its voting requirements for reorganizations where stockholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Delaware law also requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

  The Companies Acts of the Republic of Ireland provide for schemes of arrangement, which are arrangements or compromises between a company and its stockholders, or any class of them, or its creditors, or any class of them, and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval, at a specially convened meeting, of a majority in number representing 75% in value of the stockholders, or class of stockholders, or creditors, or class of creditors, as the case may be, present and voting, either in person or by proxy at the meeting, and the sanction of the courts. Once approved and sanctioned, the compromise or arrangement is binding on all stockholders, or the relevant class of stockholders, or on all creditors, or the relevant class of creditors, as the case may be, and also on the company. A dissenting stockholder would have no dissenters' rights.

  The Companies Acts of the Republic of Ireland also provide that when a takeover offer is made for the shares of a certain class (except those already owned by the offeror) of a company incorporated in Ireland and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or

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contracted to acquire not less than 80% in value of the shares to which the offer relates, the offeror may before the expiration of six months after the date of the offer by notice compulsorily require stockholders of the relevant class who do not accept the offer to transfer their shares on the terms of the offer. A dissenting stockholder may apply to the court within one month of the date on which such notice was given objecting to the compulsory transfer or its terms. The court is unlikely (in the absence of fraud or oppression) to exercise its discretion to order that the compulsory transfer not take effect, but it may vary the terms of the transfer as it thinks fit. Where in consequence of such an offer 80% in value of the shares of the relevant company have become beneficially owned by the offeror then the offeror must, within 1 month of the date of acquiring such shares, give notice of that fact to all outstanding shareholders and any such shareholder may, within three months of the giving of such notice, require the offeror to acquire his or her shares on the terms of the offer or such other terms as may be agreed or as the court, on the application of either party, may order.

  Interested Director Transactions. Under Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under Delaware law, either (i) the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, or (ii) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum).

  Irish law provides that it shall be the duty of a director of a company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company to declare the nature of his interest at a meeting of the directors of the company. A director includes a "shadow director" who is any person in accordance with whose directions or instructions the directors are accustomed to act. Irish law and the Articles of Association of CBT provide, among other things, that a director may not generally vote in respect of any contract or arrangement or any other proposal in which he has any material interest otherwise than by virtue of his interests in shares or other securities of or otherwise in or through CBT. The Articles of Association of CBT also provide that if any question shall arise at any meeting as to the materiality of a director's interest or as to the right of any director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may, before the conclusion of the meeting, be referred to the meeting of directors whose votes are not in question. Additionally, the Articles of Association of CBT provide that the stockholders of CBT may, by ordinary resolution, suspend or relax these provisions to any extent to ratify any transaction not duly authorized by reason of a contravention of the Articles of Association of CBT.

  Dissenters' Rights. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may be entitled, under varying circumstances, to dissenters' or appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such rights are not available
(i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

  While Irish law does not generally provide for dissenters' or appraisal rights, if a shareholder applies to a court as described under "Shareholder Voting on Mergers and Similar Transactions" above, the court may specify such terms for the acquisition as it considers appropriate.

  Dissolution. Under Delaware law, unless the board of directors approves a proposal to dissolve, a dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if a dissolution is initially approved by the board of directors may it be approved by a simple majority of the corporation's stockholders. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the Board. The ForeFront Certificate contains no such supermajority voting requirement.

  Irish law and the Articles of Association of CBT provide that in the event of a liquidation, dissolution or winding up of CBT, the assets remaining for distribution to the holders of Ordinary Shares, after payment of liabilities and after provision has been made for each class of shares, if any, having preference over the Ordinary Shares shall be divided, pari passu, among the holders of Ordinary Shares in proportion to the amounts paid up on the shares held by them, respectively. The liquidator may, with the sanction of a special resolution of CBT and any other sanction required by the Companies Acts of the Republic of Ireland, divide among the members in cash or property the whole or any part of the assets of CBT and may vest any assets in trustees upon such trusts for the benefit of contributories provided that no stockholder shall be compelled to accept any assets upon which there is a liability.

  Shareholder Derivative Suits. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

  As a general principle of Irish law, only a company itself can be the proper plaintiff for the purposes of maintaining proceedings in respect of wrongs done to the company. Neither an individual stockholder nor any group of stockholders has any right of action in such circumstances. There are, however, certain exceptions to this principle available under equitable principles on a case-by-case basis. For example, the controlling stockholders cannot perpetuate a fraud on the minority stockholders or commit an act that is illegal or ultra vires. Additionally, if a company purports to act on the strength of a decision by a simple majority of votes where such a decision requires more than a simple majority, an individual stockholder is entitled to bring suit. In certain circumstances, if the controlling stockholders fail to institute proceedings in the name of the company when such proceedings are properly called for, one or more of the aggrieved minority stockholders may apply to the court to bring what has come to be known as a derivative action, namely an action that derives from the injury to the company rather than the injury to individual stockholders. The defendants in any such proceedings would normally be the company itself and those persons who are alleged to have committed the wrong.

  Issuance of Shares. Irish company law restricts the power of the directors of a company (other than under certain employee share plans) to allot shares or to grant share subscription rights and rights to convert any security into shares unless either the articles of association of such company or a resolution of the stockholders authorizes the board of directors to do so. No such authority may be given for a period in excess of five years. The Articles of Association of CBT contain a provision giving the CBT Board the necessary authority for a five year period from the date of adoption of the Articles of Association of CBT (March 31, 1995).

  Delaware law does not contain such a restriction.

  Preemptive Rights. Irish law provides that, in general, a company may not allot any shares (or grant a right to subscribe for or to convert any securities into shares in a company) for cash unless it has first offered those shares, on a pro rata basis, to the existing stockholders of the company. This preemptive right may be disapplied for a period of up to five years by the articles of association of the company or by a special resolution passed by the stockholders of the company. The Articles of Association of CBT contain a provision disapplying this preemptive right for a five year period from the date of adoption of the Articles of Association of CBT (March 31, 1995) in respect of all allotments of shares to be made by the CBT Board pursuant to the authorization given to them by the Articles of Association of CBT referred to above under "--Issuance of Shares."

  Under Delaware law, no stockholder of a Delaware corporation has preemptive rights unless such rights are granted in the corporation's certificate of incorporation. The ForeFront Certificate does not grant preemptive rights.

  Class Action Suits. In contrast to a derivative action, Irish law permits an action by a stockholder in his own right when he alleges that his personal rights have been infringed. Such a stockholder may commence a suit in a representative capacity on behalf of himself and other affected consenting stockholders of the same class if their rights are identical. Additionally, under Irish law any stockholder of a company who claims that the affairs of the company are being conducted, or that the powers of the directors of the company are being exercised, in a manner oppressive to him or any of the stockholders (including himself) or in disregard of his or their interests as stockholders, may apply to the courts for an appropriate order. Such an order could include the requirement that the claimant's shares be purchased by other stockholders or by the company.

  Delaware and United States Federal law contain similar provisions.

  Amendment of Governing Instruments. Under Irish law, the stockholders of a company have the authority to alter most provisions of that company's memorandum and all of the provisions of its articles of association by a special resolution subject, in the case of certain amendments to the memorandum of association, to the rights of dissenting stockholders to apply to the courts to cancel the amendments. Under Irish law, the board of directors is not authorized to change the memorandum or the articles of association. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attaching to such class and the nature of the amendments, also require approval of the class affected at a separate class meeting, although an amendment so approved will be subject to confirmation by the court if the holders of at least 10% of the shares of that class apply to the court for the cancellation of the amendment.

  Under Delaware law, the board of directors of a Delaware corporation may propose amendments to a corporation's certificate of incorporation. Under the DGCL, proposed amendments must be approved by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote. In addition, the DGCL requires that certain amendments must be approved by a separate vote of a class or series of stock if, among other things, the amendment would adversely affect the rights or preferences of such shares. Under the DGCL, the power to adopt, amend or repeal the bylaws is vested in the stockholders entitled to vote, unless the certificate of incorporation confers the power to adopt, amend or repeal the bylaws upon the directors. The ForeFront Certificate confers the power to adopt, amend or repeal the ForeFront Bylaws on the ForeFront Board.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Merger and the federal income tax consequences of the Merger will be passed upon for ForeFront by Andrews & Kurth L.L.P., The Woodlands, Texas. The legality of the Ordinary Shares represented by the CBT ADSs to be issued in the Merger will be passed upon by Binchys, Solicitors, Dublin, Ireland. Certain legal matters in connection with the Merger and the federal income tax consequences of the Merger will be passed upon for CBT by Wilson Sonsini Goodrich & Rosati, Palo Alto, California.

                                    EXPERTS

  The consolidated financial statements of CBT at December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this Proxy Statement/Prospectus have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  The consolidated financial statements of ForeFront as of December 31, 1996 and 1997, and for each of the years ended December 31, 1995, 1996 and 1997, presented in this Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are presented in reliance upon the authority of said firm as experts in giving said reports. Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting and such representatives will have the opportunity to make a statement if they should desire to do so and they are expected to be available to respond to appropriate questions.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma consolidated financial information of CBT are based on the historical consolidated financial statements and have been prepared to illustrate the effects of the Merger as though such Merger had occurred at the beginning of the earliest period presented for the pro forma statements of operations.

  The unaudited pro forma results of operations for CBT for the years ended December 31, 1997, 1996 and 1995 have been derived from CBT's and ForeFront's audited financial statements. The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the Merger as though such transaction had occurred on January 1, 1995.

  The unaudited pro forma consolidated financial information is not necessarily indicative of how CBT's balance sheet and results of operations would have been presented had the transactions referenced above actually been consummated at the assumed dates, nor is it necessarily indicative of CBT's balance sheet and results of operations for any future period. The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included in this Proxy Statement/Prospectus.

                                 CBT GROUP PLC

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                 AT DECEMBER 31, 1997
                                       ------------------------------------------
                                                            PRO FORMA
                                         CBT    FOREFRONT  ADJUSTMENTS  PRO FORMA
                                       -------- ---------  -----------  ---------
                ASSETS
Current assets
  Cash................................ $ 28,877 $  6,629      $--       $ 35,506
  Short term investments..............   36,038      --        --         36,038
  Accounts receivable, net............   38,985    1,045       --         40,030
  Inventories.........................      446      169       --            615
  Deferred tax assets, net............      140      --        --            140
  Prepaid expenses....................    3,857      341       --          4,198
                                       -------- --------      ----      --------
    Total current assets..............  108,343    8,184       --        116,527
Notes receivable......................      --        99       --             99
Intangibles, net......................    5,297      303       --          5,600
Property and equipment, net...........    9,140    1,067       --         10,207
Investment............................      200      --        --            200
Deferred tax asset....................      342      --        --            342
Other assets..........................    7,999      355       --          8,354
                                       -------- --------      ----      --------
    Total assets......................  131,321   10,008       --        141,329
                                       ======== ========      ====      ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Borrowings under bank overdraft
   facility and overdrafts............       13      --        --             13
  Accounts payable....................    4,107      713       --          4,820
  Accrued payroll and related
   expenses...........................    5,786      625       --          6,411
  Other accrued liabilities...........   15,450    1,265       --         16,715
  Deferred revenues...................    3,845      706       --          4,551
                                       -------- --------      ----      --------
    Total current liabilities.........   29,201    3,309       --         32,510
Non current liabilities
  Minority equity interest............      622      --        --            622
  Other accrued liabilities...........      519      --        --            519
                                       -------- --------      ----      --------
    Total non current liabilities.....    1,141      --        --          1,141
Shareholders' equity
  Ordinary shares, IR37.5p par value:
   30,000,000 shares authorized at
   December 31, 1997: issued and
   outstanding: 9,910,664 shares at
   December 31, 1997..................    6,058       67       205 (1)     6,330
  Additional paid-in capital..........   74,958   23,156      (205)(1)    97,909
  Deferred compensation...............      --      (112)      --           (112)
  Treasury stock 82,145 shares at
   cost...............................      --        (2)      --             (2)
  Accumulated profit (deficit)........   19,383  (16,398)      --          2,985
  Cumulative translation adjustment...      580      (12)      --            568
                                       -------- --------      ----      --------
    Total shareholders' equity........  100,979    6,699       --        107,678
                                       -------- --------      ----      --------
    Total liabilities and
     shareholders' equity.............  131,321   10,008       --        141,329
                                       ======== ========      ====      ========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

(1) Adjustment to Share Capital and Additional Paid In Capital relates to the issuance of 803,642 CBT Ordinary Shares to effect the merger.

                                 CBT GROUP PLC

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           YEAR ENDED DECEMBER 31, 1997
                                     ------------------------------------------
                                                           PRO FORMA
                                       CBT     FOREFRONT  ADJUSTMENTS PRO FORMA
                                     --------  ---------  ----------- ---------
Revenues...........................  $118,639  $ 18,408      $--      $137,047
Cost of revenues...................    19,475     3,027       --        22,502
                                     --------  --------      ----     --------
Gross profit.......................    99,164    15,381       --       114,545
Operating expenses:
  Research and development.........    19,068     1,810       --        20,878
  Sales and marketing..............    47,035    12,125       --        59,160
  General and administrative.......     8,012     3,589       --        11,601
  Acquired research and
   development.....................       --      4,097       --         4,097
  Cost of acquisition..............     1,534       --        --         1,534
                                     --------  --------      ----     --------
    Total operating expenses.......    75,649    21,621       --        97,270
                                     --------  --------      ----     --------
Income (loss) from operations......    23,515    (6,240)      --        17,275
Other income, net..................     2,598       243       --         2,841
Gain on sale of assets.............       --      1,869       --         1,869
                                     --------  --------      ----     --------
Income (loss) before provisions for
 income taxes......................    26,113    (4,128)      --        21,985
Provision for income taxes.........    (3,916)      --        --        (3,916)
                                     --------  --------      ----     --------
Net income (loss)..................    22,197    (4,128)      --        18,069
                                     ========  ========      ====     ========
Net income per equivalent
 ADS/Share-Basic(1)................  $   0.58  $  (0.63)              $   0.45
                                     ========  ========               ========
Net income per equivalent
 ADS/Share-Diluted(1)..............  $   0.53  $  (0.63)              $   0.41
                                     ========  ========               ========

--------
(1) Figures in the "CBT," "Pro Forma Adjustments" and "Pro Forma" columns are per equivalent ADS. Figures in the "ForeFront" column are per share of ForeFront Common Stock.

                                 CBT GROUP PLC

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           YEAR ENDED DECEMBER 31, 1996
                                     ------------------------------------------
                                                           PRO FORMA
                                       CBT     FOREFRONT  ADJUSTMENTS PRO FORMA
                                     --------  ---------  ----------- ---------
Revenues...........................  $ 73,566  $ 13,798      $ --     $ 87,364
Cost of revenues...................    12,770     2,675        --       15,445
                                     --------  --------      -----    --------
Gross profit.......................    60,796    11,123        --       71,919
Operating expenses:
  Research and development.........    11,481     3,021        --       14,502
  Sales and marketing..............    30,382     8,906        --       39,288
  General and administrative.......     6,379     4,255        --       10,634
  Acquired research and
   development.....................       --      2,799        --        2,799
  Cost of acquisition..............       596       --         --          596
                                     --------  --------      -----    --------
    Total operating expenses.......    48,838    18,981        --       67,819
                                     --------  --------      -----    --------
Income (loss) from operations......    11,958    (7,858)       --        4,100
Other income, net..................     2,300       525        --        2,825
                                     --------  --------      -----    --------
Income (loss) before provisions for
 income taxes......................    14,258    (7,333)       --        6,925
Provision for income taxes.........    (2,419)      --         --       (2,419)
                                     --------  --------      -----    --------
Net income (loss)..................    11,839    (7,333)       --        4,506
                                     ========  ========      =====    ========
Net income per equivalent
 ADS/Share-Basic(1)................  $   0.33  $  (1.22)              $   0.12
                                     ========  ========               ========
Net income per equivalent
 ADS/Share-Diluted(1)..............  $   0.30  $  (1.22)              $   0.11
                                     ========  ========               ========

--------
(1) Figures in the "CBT," "Pro Forma Adjustments" and "Pro Forma" columns are per equivalent ADS. Figures in the "ForeFront" column are per share of ForeFront Common Stock.

                                 CBT GROUP PLC

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           YEAR ENDED DECEMBER 31, 1995
                                      ----------------------------------------
                                                          PRO FORMA
                                        CBT    FOREFRONT ADJUSTMENTS PRO FORMA
                                      -------  --------- ----------- ---------
Revenues............................. $49,342   $6,053      $ --      $55,395
Cost of revenues.....................  11,288    1,217        --       12,505
                                      -------   ------      -----     -------
Gross profit.........................  38,054    4,836        --       42,890
Operating expenses:
  Research and development...........   6,597      888        --        7,485
  Sales and marketing................  20,282    3,246        --       23,528
  General and administrative.........   4,325    1,159        --        5,484
  Acquired research and development..     --       --         --          --
  Cost of acquisition................     198      --         --          198
                                      -------   ------      -----     -------
    Total operating expenses.........  31,402    5,293        --       36,695
                                      -------   ------      -----     -------
Income (loss) from operations........   6,652     (457)       --        6,195
Other income, net....................     801        5        --          806
                                      -------   ------      -----     -------
Income (loss) before provisions for
 income taxes........................   7,453     (452)       --        7,001
Provision for income taxes...........  (1,424)     --         --       (1,424)
                                      -------   ------      -----     -------
Net income (loss)....................   6,029     (452)       --        5,577
                                      =======   ======      =====     =======
Net income per equivalent ADS/Share-
 Basic(1)............................ $  0.20   $(0.12)               $  0.18
                                      =======   ======                =======
Net income per equivalent ADS/Share-
 Diluted(1).......................... $  0.17   $(0.12)               $  0.15
                                      =======   ======                =======

--------
(1) Figures in the "CBT," "Pro Forma Adjustments" and "Pro Forma" columns are per equivalent ADS. Figures in the "ForeFront" column are per share of ForeFront Common Stock.

                                 CBT GROUP, PLC

                         INDEX TO FINANCIAL STATEMENTS

Report of Ernst & Young, Chartered Accountants............................. F-2
Consolidated Balance Sheets as at December 31, 1996 and 1997............... F-3
Consolidated Statements of Operations for Each of the Three Years in the
 Period Ended December 31, 1997............................................ F-4
Consolidated Statements of Changes in Redeemable Convertible Preferred
 Shares and Shareholders' Equity (Deficit) for Each of the Three Years in
 the Period Ended December 31, 1997........................................ F-5
Consolidated Statements of Cash Flows for Each of the Three Years in the
 Period Ended December 31, 1997............................................ F-7
Notes to the Consolidated Financial Statements............................. F-8

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS

The Board of Directors and Shareholders,
CBT Group PLC

  We have audited the accompanying consolidated balance sheets of CBT Group PLC as of December 31, 1996 and 1997 and the related consolidated statements of operations, changes in redeemable convertible preferred shares and shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CBT Group PLC at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with United States generally accepted accounting principles.

                                          /s/ Ernst & Young
                                          Ernst & Young
                                          Chartered Accountants

Dublin, Ireland
Date: January 20, 1998

                                 CBT GROUP PLC

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                              AT DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------  --------
                           ASSETS
Current assets
  Cash....................................................... $11,037  $ 28,877
  Short term investments.....................................  36,782    36,038
  Accounts receivable, net...................................  19,951    38,985
  Inventories................................................     319       446
  Deferred tax assets, net...................................     140       140
  Prepaid expenses...........................................   3,553     3,857
                                                              -------  --------
    Total current assets.....................................  71,782   108,343
Intangible assets............................................     --      5,297
Property and equipment, net..................................   6,983     9,140
Investments..................................................   4,997       200
Deferred tax assets, net.....................................     391       342
Other assets.................................................   2,875     7,999
                                                              -------  --------
    Total assets............................................. $87,028  $131,321
                                                              =======  ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Borrowings under bank overdraft facility and overdrafts....     153        13
  Accounts payable...........................................   3,770     4,107
  Accrued payroll and related expenses.......................   3,297     5,786
  Other accrued liabilities..................................  11,401    15,450
  Deferred revenues..........................................   6,913     3,845
                                                              -------  --------
    Total current liabilities................................  25,534    29,201
Non Current Liabilities......................................
Minority equity interest.....................................      16       622
Other liabilities............................................     247       519
                                                              -------  --------
Total non current liabilities................................     263     1,141
Shareholders' equity
  Ordinary shares, IR37.5p par value: 30,000,000 shares
   authorized at December 31, 1996 and 1997; issued and
   outstanding: 9,043,943 at December 31, 1996 and 9,910,664
   shares at December 31, 1997...............................   5,516     6,058
Additional paid-in capital...................................  58,282    74,958
Accumulated profit (deficit).................................  (2,926)   19,383
Cumulative translation adjustment............................     359       580
                                                              -------  --------
    Total shareholders' equity...............................  61,231   100,979
                                                              -------  --------
    Total liabilities and shareholders' equity............... $87,028  $131,321
                                                              =======  ========

                            (see accompanying notes)

                                 CBT GROUP PLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                      1995     1996      1997
                                                     -------  -------  --------
Revenues............................................ $49,342  $73,566  $118,639
Cost of revenues....................................  11,288   12,770    19,475
                                                     -------  -------  --------
Gross profit........................................  38,054   60,796    99,164
Operating expenses:
  Research and development..........................   6,597   11,481    19,068
  Sales and marketing...............................  20,282   30,382    47,035
  General and administrative........................   4,325    6,379     8,012
  Costs of acquisitions.............................     198      596     1,534
                                                     -------  -------  --------
    Total operating expenses........................  31,402   48,838    75,649
                                                     -------  -------  --------
Income from operations..............................   6,652   11,958    23,515
Interest income, net................................     962    2,296     2,486
Net exchange gain (loss)............................    (161)       4       112
                                                     -------  -------  --------
Income before provision for income taxes............   7,453   14,258    26,113
Provision for income taxes..........................  (1,424)  (2,419)   (3,916)
                                                     -------  -------  --------
Net income.......................................... $ 6,029  $11,839  $ 22,197
                                                     =======  =======  ========
Net income per share--Basic......................... $  0.80  $  1.34  $   2.32
                                                     =======  =======  ========
Net income per share--Diluted....................... $  0.68  $  1.19  $   2.13
                                                     =======  =======  ========
Net income per equivalent ADS--Basic................ $  0.20  $  0.33  $   0.58
                                                     =======  =======  ========
Net income per equivalent ADS--Diluted.............. $  0.17  $  0.30  $   0.53
                                                     =======  =======  ========



                            (see accompanying notes)

                                 CBT GROUP PLC
          CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE
              PREFERRED SHARES AND SHAREHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                     SHAREHOLDERS' EQUITY (DEFICIT)
                          -------------------------------------------------------------------------------------
                          REDEEMABLE
                          CONVERTIBLE          ADDITIONAL ACCUMULATED  RECEIVABLE  CUMULATIVE       TOTAL
                           PREFERRED  ORDINARY  PAID-IN     PROFIT        FROM     TRANSLATION  SHAREHOLDERS'
                            SHARES     SHARES   CAPITAL    (DEFICIT)  SHAREHOLDERS ADJUSTMENT  EQUITY (DEFICIT)
                          ----------- -------- ---------- ----------- ------------ ----------- ----------------
Balance at December 31,
 1994...................    $ 4,736    $3,678   $12,150    $(20,725)     $(396)       $(89)        $(5,382)
Issuance of 1,150,000
 Ordinary Shares under
 initial public
 offering, net of
 issuance costs of
 $5,197.................        --        702    12,501         --         --          --           13,203
Redemption of Series A
 redeemable convertible
 preferred shares.......     (2,666)      241     2,425         --         --          --            2,666
Discount on redemption
 of Series A redeemable
 convertible preferred
 shares.................        --        --      1,316         --         --          --            1,316
Cancellation of
 converted Series A
 Ordinary Shares........        --       (241)   (2,425)        --         --          --           (2,666)
Conversion of Series B
 redeemable convertible
 preferred shares.......     (2,070)      355     1,715         --         --          --            2,070
Issuance of 700,000
 Ordinary Shares under
 secondary public
 offering, net of
 issuance costs of
 $2,913.................        --        408    27,654         --         --          --           28,062
Issuance of 170,598
 Ordinary Shares as a
 result of option
 exercises, net of
 issuance costs of $58..        --        105       531         --         --          --              636
Issuance of 17,480
 Ordinary Shares as a
 result of pooling
 Benelux................        --         10        11         --         --          --               21
Received from
 shareholders...........        --        --        --          --         217         --              217
Translation adjustment..        --        --        --          --         --           90              90
Exchange adjustment.....        --        --        --          --         (11)        --              (11)
Adjustment to record the
 overlap in accounting
 for Personal Training
 Systems' net income
 from January 1, 1995 to
 June 30, 1995..........        --        --        --          (69)       --          --              (69)
Net income..............        --        --        --        6,029        --          --            6,029
                            -------    ------   -------    --------      -----        ----         -------
Balance at December 31,
 1995...................    $   --     $5,258   $55,878    $(14,765)     $(190)       $  1         $46,182


                            (see accompanying notes)

                                 CBT GROUP PLC
          CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE
              PREFERRED SHARES AND SHAREHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                     SHAREHOLDERS' EQUITY (DEFICIT)
                          -------------------------------------------------------------------------------------
                          REDEEMABLE
                          CONVERTIBLE          ADDITIONAL ACCUMULATED  RECEIVABLE  CUMULATIVE       TOTAL
                           PREFERRED  ORDINARY  PAID-IN     PROFIT        FROM     TRANSLATION  SHAREHOLDERS'
                            SHARES     SHARES   CAPITAL    (DEFICIT)  SHAREHOLDERS ADJUSTMENT  EQUITY (DEFICIT)
                          ----------- -------- ---------- ----------- ------------ ----------- ----------------
Balance at December 31,
 1995...................     $--       $5,258   $55,878    $(14,765)     $(190)       $  1          $46,182
Issuance of 9,408
 Ordinary Shares as a
 result of pooling
 Scholars.com...........      --            5        (5)        --         --          --               --
Issuance of 387,045
 Ordinary Shares as a
 result of option
 exercises and 34,895
 from employee share
 purchase plan..........      --          253     2,409         --         --          --             2,662
Received from
 shareholders...........      --          --        --          --         190         --               190
Translation adjustment..      --          --        --          --         --          358              358
Net income..............      --          --        --       11,839        --          --            11,839
                             ----      ------   -------    --------      -----        ----         --------
Balance at December 31,
 1996...................     $--       $5,516   $58,282    $ (2,926)     $ --         $359         $ 61,231
Issuance of 64,500
 Ordinary Shares as a
 result of pooling
 MidEast................      --           37       370         --         --          --               407
Issuance of 779,348
 Ordinary Shares as a
 result of option
 exercises and 22,873
 from employee share
 purchase plan..........      --          505    15,481         --         --          --            15,986
Taxation credit as a
 result of disqualifying
 dispositions...........      --          --        825         --         --          --               825
Translation adjustment..      --          --        --          --         --          221              221
Adjustment to record the
 overlap in accounting
 for ALA's net loss from
 January 1, 1997 to June
 30, 1997...............      --          --        --          112        --          --               112
Net income..............      --          --        --       22,197        --          --            22,197
                             ----      ------   -------    --------      -----        ----         --------
Balance at December 31,
 1997...................     $--       $6,058   $74,958    $ 19,383      $ --         $580         $100,979
                             ====      ======   =======    ========      =====        ====         ========


                            (see accompanying notes)

                                 CBT GROUP PLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                   YEARS ENDED DECEMBER 31,
                                                   ---------------------------
                                                     1995     1996      1997
                                                   --------  -------  --------
Increase (decrease) in cash
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.......................................  $  6,029  $11,839  $ 22,197
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization....................       874    1,882     3,122
Taxation credit from disqualifying dispositions..       --       --        825
Overlap in accounting for ALA net loss, excluding
 depreciation....................................       --       --        (67)
Overlap in accounting for PTS' net income,
 excluding depreciation..........................      (108)     --        --
Accrued interest on short-term investments.......      (469)     221      (465)
Changes in operating assets and liabilities:
Accounts receivable..............................    (6,218)  (4,753)  (19,546)
Inventories......................................       185       45      (170)
Deferred tax assets..............................       (64)    (132)       49
Prepaid expenses and other assets................      (777)  (3,732)   (5,501)
Accounts payable.................................     1,070    1,013       185
Accrued payroll and related expenses and other
 accrued liabilities.............................     2,726    2,780     7,175
Deferred revenue.................................     1,234    1,865    (3,195)
                                                   --------  -------  --------
Net cash provided by operating activities........     4,482   11,028     4,609
                                                   --------  -------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets...................       --       --     (5,297)
Purchases of property and equipment..............    (1,894)  (6,369)   (5,279)
Payments to acquire short-term investments.......   (40,200)  (1,334)   (2,291)
Proceeds from short-term investments.............       --     5,000     3,500
Proceeds from investments........................       --       --      4,997
Payment to acquire investment....................       --    (4,997)     (200)
                                                   --------  -------  --------
Net cash used in investing activities............   (42,094)  (7,700)   (4,570)
                                                   --------  -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of notes payable........................    (1,325)     (79)      --
Redemption of Series A shares....................    (1,350)     --        --
Proceeds (repayments) under bank overdraft
 facility........................................       671   (1,381)     (140)
Repayments of bank loan..........................       --      (742)      --
Payment of receivables from shareholders.........       217      190       --
Proceeds from issuance of preferred shares in
 subsidiary......................................       --       --        606
Proceeds from issuance of Ordinary Shares, net...    41,901    2,662    16,393
                                                   --------  -------  --------
Net cash provided by financing activities........    40,114      650    16,859
                                                   --------  -------  --------
Effect of exchange rate changes on cash..........        74     (135)      942
                                                   --------  -------  --------
Net increase in cash.............................     2,576    3,843    17,840
Cash at beginning of period......................     4,618    7,194    11,037
                                                   --------  -------  --------
Cash at end of period............................  $  7,194  $11,037  $ 28,877
                                                   ========  =======  ========
Supplemental disclosure of cash flow information:
Interest paid....................................  $     84  $   108  $     43
Taxes paid.......................................  $  1,098  $   847  $    994

                            (see accompanying notes)

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  CBT Group PLC is organized as a public limited company under the laws of the Republic of Ireland. CBT Group PLC and its wholly owned subsidiaries (collectively, the "Company" or "CBT") develops and markets interactive information technology ("IT") education and training software. The principal market for the Company's products comprises major United States national and multinational organizations.

 Basis of Presentation and Principles of Consolidation

  The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States and include the Company and its wholly owned subsidiaries in the United States, United Kingdom, Ireland, South Africa, Canada, Germany, Australia, Netherlands, Sweden, the Commonwealth of the Bahamas, Dubai and Grand Cayman after eliminating all material inter-company accounts and transactions. All acquisitions have been accounted for under the purchase accounting method, except for the mergers with Personal Training Systems ("PTS"), CBT Systems Canada Limited (formerly known as New Technology Training Limited) ("NTT"), CLS Consult Gessellschaft fur Beratung, Management und Beteiligung mbH ("CLS"), CBT Systems Benelux B.V. ("Benelux"), Applied Learning Limited ("ALA"), Ben Watson & Associates Limited ("Scholars.com") and CBT Systems Middle East Limited ("MidEast") which have been included in the consolidated financial statements under the pooling-of-interests method (see note 3).

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Translation of Financial Statements of Foreign Entities

  The reporting currency for the Company is the United States dollar ("dollar"). The functional currency of the Company's subsidiaries in the United States, United Kingdom, Republic of South Africa, Canada, Germany, Australia, Netherlands and Sweden are the currencies of those countries. The functional currency of the Company's subsidiaries in Ireland, the Commonwealth of the Bahamas and Grand Cayman is the dollar.

  Balance sheet amounts are translated to the dollar from the local functional currency at year-end exchange rates, while statements of operations amounts in local functional currency are translated using average exchange rates. Translation gains or losses are recorded in a separate component of shareholders' equity. Currency gains or losses on transactions denominated in a currency other than an entity's functional currency are recorded in the results of the operations. The Company has not undertaken hedging transactions to cover its currency exposures.

 Revenue Recognition

  The Company derives its revenues primarily pursuant to license agreements under which customers license usage of delivered products for a period of one, two or three years. On each anniversary date during the term of multiyear license agreements, customers are allowed to exchange any or all of the licensed products for an equivalent amount of new products. The first year license fee is generally recognized as revenue at the time of delivery of all products, provided there are no significant vendor obligations remaining. Subsequent annual license fees are recognized on each anniversary date, provided there are no remaining significant vendor obligations. The cost of satisfying any insignificant vendor obligations is accrued at the time revenue is recognized. In addition, the Company derives revenues from sales of its products, primarily through resellers.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Revenues from product development arrangements are generally recognized on a percentage of completion basis as milestones are completed or products produced under the arrangement.

  Revenues from license agreements providing product exchange rights other than annually during the term of the agreement are deferred and recognized ratably over the contract period. Such amounts, together with unearned development and license revenues, are recorded as deferred revenues in the consolidated financial statements.

 Cost of Revenues

  Cost of revenues include materials (such as diskettes, packaging and documentation), royalties paid to third parties, the portion of development costs associated with product co-development arrangements, fulfillment costs and the amortization of the cost of purchased products. Approximately $245,000, $803,000 and $442,000 of development expenses incurred in connection with development and marketing alliances were charged to cost of revenues in 1995, 1996 and 1997, respectively.

 Inventories

  Inventories are stated at the lower of cost (first in, first out) or net realizable value and consist principally of compact discs, diskettes and manuals. Net realizable value is the estimated selling price less all applicable selling costs.

 Research and Development

  Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Development costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Through December 31, 1997, all research and development costs have been expensed as incurred.

 Intangible Fixed Assets

  In December 1997 the Company and Street Technologies, Inc. ("Street") a developer of technology to "stream" multimedia and other large data files to permit real-time delivery over local and wide area networks, corporate intranets and the Internet, entered into an agreement pursuant to which Street granted to the Company a perpetual license to its software in return for a once off payment of $5,297,000. As part of the agreement the Company disposed of its investment in Street for $4,997,000, which was the cost of its original investment. The Company will commence to amortize this asset, using the straight line method, over a period of five years commencing January 1, 1998.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are computed using the straight- line method over estimated useful lives of two to five years. Major classes of property and equipment are summarized as follows (dollars in thousands):

                                                                 1996    1997
                                                                ------- -------
   Office and computer equipment............................... $ 8,450 $12,624
   Furniture, fixtures and others..............................   2,749   3,171
                                                                ------- -------
   Total property and equipment................................  11,199  15,795
   Accumulated depreciation....................................   4,216   6,655
                                                                ------- -------
   Property and equipment, net................................. $ 6,983 $ 9,140
                                                                ======= =======

  Depreciation of property and equipment amounted to $874,000, $1,882,000, and $3,122,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

 Net Income Per Share

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 (SFAS 128), "Earnings per Share," which is effective for the Company's fiscal 1997 year. Under SFAS 128, the Company will present two net income per share amounts. Basic net income per share is computed using the weighted average number of Ordinary Shares outstanding during the period. Diluted net income per share will include additional dilution from potential Ordinary Shares, such as incremental Ordinary Shares issuable upon conversion of the Series A and Series B redeemable convertible preferred shares and shares issuable pursuant to the exercise of options outstanding (using the treasury stock method). All prior period net income per share amounts have been restated to conform with SFAS 128.

  On January 20, 1998 the Company announced that its Board of Directors had authorized a two-for-one split of the company's American Depositary Shares. Each Ordinary Share is now represented by four (previously two) American Depositary Shares ("ADSs") which are the Company's securities that are publicly traded. Net income per Ordinary Share is therefore, within rounding, four times net income per equivalent ADS.

  Basic net income per equivalent ADS is therefore calculated using four times the weighted average number of Ordinary Shares outstanding during the period. Diluted net income per equivalent ADS is similarly calculated using four times the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. All other period net income per equivalent ADS amounts have been restated to give effect to the ADS split.

  Basic net income per share is calculated using the combined weighted average number of ordinary shares of the Company including the issuance of 106,057 shares of Company Ordinary Shares in exchange for all of the stock of PTS, the issuance of 36,401 shares of Company Ordinary Shares in exchange for all the stock of CLS, the issuance of 36,531 shares of Company Ordinary Shares in exchange for all the stock of NTT, the issuance of 85,771 shares of Company Ordinary Shares in exchange for all the stock of ALA, the issuance of 17,840 shares of Company Ordinary Shares in exchange for all the stock of Benelux, the issuance of 9,408 shares of Company Ordinary Shares in exchange for all the stock of Scholars.com and the issuance of 64,500 shares of Company Ordinary Shares in exchange for all the stock of MidEast at the beginning of the earliest period presented or subsequent date of incorporation of the pooled entity as applicable.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Diluted net income per share is similarly calculated using the combined weighted average number of ordinary and dilutive ordinary equivalent shares of the Company including the issuance of Company Ordinary Shares as a result of pooling-of-interests above.

 Defined Contribution Plan

  The Company sponsors and contributes to a defined contribution plan for certain employees and directors. Contribution amounts by the Company are determined by management and allocated to employees on a pro rata basis based on the employees' contribution. The Company contributed approximately $164,000, $232,000 and $270,000 to the Plan in the years ended December 31, 1995, 1996 and 1997, respectively.

 Stock Based Compensation

  Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB25"), and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Under APB25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

 Advertising Costs

  Costs incurred for producing and communicating advertising are expensed when incurred. Advertising expenses amounted to $729,000, $1.3 million and $5.1 million for the years ended December 31, 1995, 1996 and 1997 respectively.

 Research and Development Grants

  Research and development grants are credited to the income statement and offset against the related expense.

 Concentration of Credit Risk

  The principal market for the Company's products comprises major United States national and multi-national organizations. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. To date such losses have been within management's expectations. The Company had an allowance for doubtful accounts of $588,000 and $900,000 at December 31, 1996 and 1997, respectively. The Company generally requires no collateral from its customers.

  The Company maintains its cash with various financial institutions. At December 31, 1996 and 1997 $36,782,000 and $36,038,000 respectively (inclusive of accrued interest of $248,000 and $713,000 respectively) was held in debt securities issued by the United States Treasury, under the management of a single financial institution. In addition, at December 31, 1996 and 1997, $927,000 and $213,000 respectively in cash was held with this institution. The Company also maintains deposits with another financial institution. Cash balance held with this institution at December 31, 1996 and 1997 was $nil and $11.1 million respectively. The Company performs periodic evaluations of the relative credit standing of all the financial institutions dealt with by the Company, and considers the related credit risk to be minimal.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Accounting for Income Taxes

  The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws which will be in effect when the differences are expected to reverse.

 Short-Term Investments

  Short-term investments at December 31, 1996 and 1997 comprise debt securities issued by the United States Treasury with a maturity of six months or less at the date of acquisition by the Company. These are included at cost plus accrued interest which approximates the fair market value of the securities. The Company classifies available for sale securities as short-term investments.

 Other Assets

  Other assets at December 31, 1996 and 1997 consist primarily of deferred sales commissions. Deferred sales commissions are charged to expense when the related revenue is recognized.

2. NET INCOME PER SHARE

  The following table sets forth the computation of basic and diluted net income per share:

                                                       1995     1996     1997
                                                     -------- -------- --------
                                                       (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE AMOUNTS)
Numerator:
  Numerator for basic and diluted net income per
   share--income available to common shareholders... $  6,029 $ 11,839 $ 22,197
                                                     ======== ======== ========
Denominator:
  Denominator for basic net income per share--
   weighted average shares..........................    7,518    8,848    9,560
  Effect of dilutive securities:
    Employee stock options..........................    1,059    1,130      867
    Equivalent shares attributable to redeemable
     convertible preferred shares...................      265      --       --
                                                     -------- -------- --------
  Dilutive potential common shares..................    1,324    1,130      867
    Denominator for diluted net income per share--
     adjusted weighted average shares and assumed
     conversion.....................................    8,842    9,978   10,427
                                                     ======== ======== ========
Basic net income per share.......................... $   0.80 $   1.34 $   2.32
                                                     ======== ======== ========
Diluted net income per share........................ $   0.68 $   1.19 $   2.13
                                                     ======== ======== ========
ADS's used in computing net income per equivalent
 ADS--Basic.........................................   30,070   35,391   38,240
                                                     ======== ======== ========
ADS's used in computing net income per equivalent
 ADS--Diluted.......................................   35,366   39,912   41,708
                                                     ======== ======== ========

3. ACQUISITIONS AND MERGERS

  On November 30, 1995, a merger occurred between the Company and PTS under which the Company issued 106,057 Ordinary Shares in exchange for all the outstanding stock of PTS.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


3. ACQUISITIONS AND MERGERS--(CONTINUED)

  On May 31, 1996 a merger occurred between the Company and CLS, a distributor of multimedia training and education software based in Germany, under which the Company issued 36,401 Ordinary Shares for all the outstanding stock of CLS. On the same date a merger occurred between the Company and NTT, the Company's Canadian distributor, under which the Company issued 36,531 Ordinary Shares for all the outstanding stock of NTT.

  On February 28, 1997, a merger occurred between the Company and ALA, a distributor of multimedia training and education software based in Australia, under which the Company issued 85,771 Ordinary Shares for all the outstanding stock of ALA. On the same date a merger occurred between the Company and Benelux, the Company's Benelux distributor, under which the Company issued 17,840 Ordinary Shares for all the outstanding stock of Benelux.

  On August 31, 1997, a merger occurred between the Company and Scholars.com., a provider of online mentoring, under which the Company issued 9,408 Ordinary Shares for all the outstanding stock of Scholars.com.

  On December 1, 1997 a merger occurred between the Company and MidEast, the Company's Middle Eastern distributor, under which the Company issued 64,500 Ordinary Shares for all the outstanding stock of MidEast. The financial results of the Company, PTS, CLS, NTT, ALA, Benelux, Scholars.com and MidEast have been accounted for using the "pooling-of-interests" method. The "pooling-of-interests" method gives effect to the mergers as if they had occurred at the beginning of the earliest period presented or subsequent date of incorporation of the pooled entity as applicable. The consolidated financial statements as presented are based on the Company's historical consolidated financial statements and PTS's, CLS's, NTT's, ALA's, Benelux's, Scholars.com's and MidEast's historical financial statements.

  The consolidated financial information for the year ended December 31, 1997 includes the results of the Company and PTS, CLS, NTT, ALA, Benelux, Scholars.com, and MidEast (from the date of its incorporation), for the period January 1 to December 31, 1997 and the assets and liabilities of the Company and PTS, CLS, NTT, ALA, Benelux, Scholars.com, and MidEast as at December 31, 1997. The comparative figures for the year ended December 31, 1996 comprise the results of the Company and PTS, CLS, NTT, Benelux, and Scholars.com for that period combined with the results of ALA for the year ended June 30, 1997 and the assets and liabilities of the Company and PTS, CLS, NTT, Benelux, and Scholars.com as at December 31, 1996 combined with the assets and liabilities of ALA as at June 30, 1997. The comparative figures for the year ended December 31, 1995 comprise the results of the Company and PTS, CLS, NTT, and Benelux (from the date of its incorporation) for that period combined with the results of ALA for the year ended June 30, 1996.

  ALA and Benelux, in the two month period ended February 28, 1997 had net revenues of $1,094,315 and $374,390 respectively. Net income in that period was $123,642 and $21,190, respectively.

  Scholars.com, in the eight month period ended August 31, 1997 had net revenues of $1,293,518. Net income in that period was $111,418.

  MidEast was established in April 1997 and in the period to December 1, 1997 had net revenues of $225,171. The net loss in the period was $532,046.

  PTS's results of operations for the six month period ended June 30, 1995, which reflected net revenues of $1,470,000, expenses of $1,385,000 and net income of $69,000, have been duplicated in the accompanying 1995 Financial Statements to conform operating results to the Company's fiscal year end. The duplicate periods have been adjusted by including the net income as a decrease to the Company's accumulated deficit as of December 31, 1995.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


3. ACQUISITIONS AND MERGERS--(CONTINUED)

  ALA's results of operations for the six month period ended June 30, 1997 which reflected net revenues of $2,991,712, expenses of $3,104,193 and a net loss of $112,481 have been duplicated in the accompanying 1997 Financial Statements to conform operating results to the Company's fiscal year end. The duplicate periods have been adjusted by including the net loss as an increase to the Company's accumulated profit as of December 31, 1997.

  The results of the operations for the enterprises acquired in 1997 and the combined amounts presented in the consolidated financial statements are summarized below (dollars in thousands):

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                      1995     1996      1997
                                                     -------  -------  --------
   Revenues:
     CBT Group PLC.................................. $40,192  $66,324  $105,239
     Pooled entities................................   9,179    7,817    14,299
     Intercompany Sales.............................     (29)    (575)     (899)
                                                     -------  -------  --------
     Combined....................................... $49,342  $73,566  $118,639
                                                     =======  =======  ========
   Net income:
     CBT Group PLC.................................. $ 5,574  $12,573  $ 22,489
     Pooled entities................................     455     (734)     (292)
                                                     -------  -------  --------
     Combined....................................... $ 6,029  $11,839  $ 22,197
                                                     =======  =======  ========

4. BANK OVERDRAFT FACILITY AND OVERDRAFTS

  The Company has a bank overdraft facility with AIB Bank PLC. This facility is renewable on an annual basis at the bank's discretion. Under the facility the Company may incur overdrafts with the bank up to IR195,000 (approximately $278,000 at December 31, 1997), with a variable interest rate based on the Dublin Inter-Bank Overnight Rate ("DIBOR") plus five percent (10.4 percent at December 31, 1997). This facility is collateralized by the assets of CBT Systems Limited, a wholly owned subsidiary of CBT Group PLC. The Company's UK subsidiary also has an arrangement with its bank which allows the subsidiary to maintain funds in a deposit account and to have the bank transfer the funds as necessary to pay checks written against a checking account with the same bank. At December 31, 1996 and 1997 the subsidiary had written no checks in excess of the balance in the checking account.

  PTS had available a $400,000 line of credit which expired on January 12, 1996. The line bore interest at the bank's prime rate plus 2%. No amount was drawn against this line of credit during 1996.

5. OTHER ACCRUED LIABILITIES

  Other accrued liabilities consist of the following at December 31 (dollars in thousands):

                                                                 1996    1997
                                                                ------- -------
   Royalties................................................... $ 2,912 $ 3,305
   Income and other taxes payable..............................   3,237   6,467
   Other.......................................................   5,252   5,678
                                                                ------- -------
                                                                $11,401 $15,450
                                                                ======= =======

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


6. OPERATING LEASE COMMITMENTS

  The Company leases various facilities, automobiles and equipment under non-cancellable operating lease arrangements. The major facilities leases are for terms of 2 to 5 years, (except for CBT Systems Limited's new premises which has a non-cancellable lease term of 11 years) and generally provide renewal options for terms of up to 3 additional years. Rent expense under all operating leases was approximately $1,405,000, $2,012,000 and $2,199,000 in 1995, 1996 and 1997, respectively. Future minimum lease payments under these non-cancellable operating leases as of December 31, 1997, are as follows (dollars in thousands):

     1998.............................................................. $ 3,164
     1999..............................................................   2,807
     2000..............................................................   2,639
     2001..............................................................   1,685
     2002..............................................................   1,469
     Thereafter........................................................   3,527
                                                                        -------
        Total minimum lease payments................................... $15,291
                                                                        =======

7. CONTINGENCIES

  In May 1995, the Company was made aware of the following matter. During 1990, the Company acquired an interest in Datacode Electronics Limited ("Datacode"). Certain of the remaining shareholders in Datacode have alleged that the acquisition by the Company had the effect of depriving them of certain benefits and have claimed 21,126 of the Company's Ordinary Shares in compensation and have initiated legal action against the Company. The Company believes that the action taken against the Company with respect to this matter is without merit and intends to defend the action vigorously.

  A major shareholder in the Company at the time of the acquisition and from whom the Company acquired its interest in Datacode has agreed to indemnify the Company against all losses arising from any action against the Company.

  In addition, certain claims and litigation have arisen against the Company in the ordinary course of its business. The Company believes that all claims and lawsuits against the Company are without merit, and the Company intends to vigorously contest such disputes. In the opinion of management, the outcome of such disputes will not have a material effect on its financial position, results of operations or liquidity, as reported in these financial statements.

  Depending on the amount and timing of any unfavorable resolution of these matters, it is possible that the Company's future results of operations or cash flows could be materially affected in a particular period.

8. NOTES PAYABLE TO SHAREHOLDERS

  In conjunction with the acquisition of certain of its wholly owned subsidiaries in 1991, the Company assumed non-interest bearing liabilities of certain of the subsidiaries due to the subsidiaries' former parent. The original terms of the liability provided for monthly repayments commencing in 1992. The repayment terms were altered in July 1993. In October 1994, the liability totaled approximately $1,450,000. At that time, the Company renegotiated the terms of the liability into a non-interest bearing note payable under which payments of approximately $250,000 were made during the remainder of 1994 and the balance of $1,226,000 was repaid in four quarterly installments of approximately $306,000 beginning on March 31, 1995 through December 31, 1995.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


9. REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY

  Prior to 1995, the Company's authorized share capital was divided into three classes of shares, Series A and Series B redeemable convertible preferred shares and Ordinary Shares, each with a par value of IR37.5p.

  Dividends may only be declared and paid out of profits available for distribution determined in accordance with accounting principles generally accepted in Ireland and applicable Irish Company Law. Any dividends, if and when declared, will be declared and paid in dollars. No reserves are available for distribution as dividends at December 31, 1997.

 Redeemable Convertible Preferred Shares

  In November 1994, CBT Systems Limited, a subsidiary of the Company, agreed to repurchase the Series A redeemable convertible preferred shares ("Series A shares") for a consideration contingent on the date of repurchase.

  At March 31, 1995, CBT Systems Limited exercised its right to purchase the Series A shares for $1.35 million. The purchase of the shares was paid for from the proceeds of the initial public offering. The converted Series A shares were subsequently converted to treasury shares and canceled in April 1995.

  The Series B redeemable convertible preferred shares ("Series B shares") automatically converted into Ordinary Shares on a one-for-one basis, on the closing of the initial public offering on April 21, 1995.

 Share Option Plans

  The Company has elected to follow Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  The Company has three share option plans, the 1990 Share Option Scheme (the "1990 Plan"), the 1994 Share Option Plan (the "1994 Plan") and the Supplemental Share Option Scheme (the "1996 Plan"), (collectively the "Plans").

  Under the 1990 Plan, options to acquire Ordinary Shares in the Company may be granted to any director or employee of the Company. Under the 1994 Plan, all employees and directors of the Company and any independent contractor who performs services for the Company are eligible to receive grants of non statutory options ("NSO"). Employees are also eligible to receive grants of incentive share options ("ISO") which are intended to qualify under section 422 of the United States Internal Revenue Code of 1986, as amended. Under the 1996 Plan all employees, with the exception of directors and executive officers, are eligible to receive grants of NSO's. As of December 31, 1997, approximately 1,175,000, 1,560,751 (which includes an increase in the number of shares reserved for issuance of 464,905, authorized by a resolution passed at the Annual General Meeting of the Company on June 17, 1997) and 250,000 Ordinary Shares have been reserved for issuance under the 1990 Plan, the 1994 Plan and 1996 Plan, respectively. The Plans are administered by the Stock Option Committee (the "Committee").

  The terms of the options granted are generally determined by the Committee. The exercise price of options granted under the 1990 Plan and ISO's granted under the 1994 Plan cannot be less than the fair market value of

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY--
   (CONTINUED)

Ordinary Shares on the date of grant. In the case of ISO's granted to holders of more than 10% of the voting power of the Company the exercise price cannot be less than 110% of such fair market value. Under the 1994 Plan, the exercise price of NSO's is set by the Committee at its discretion. The term of an option under the 1994 and 1996 Plans cannot exceed ten years and, generally, the terms of an option under the 1990 Plan cannot exceed ten years. The term of an ISO granted to a holder of more than 10% of the voting power of the Company cannot exceed five years. An option may not be exercised unless the option holder is at the date of exercise, or within three months of the date of exercise has been, a director, employee or contractor of the Company. There are certain exceptions for exercises following retirement or death. Options under the Plans generally expire not later than 90 days following termination of employment or service or six months following an optionees' death or disability.

  In the event that options under the Plans terminate or expire without having been exercised in full, the shares subject to those options are available for additional option grants. Vesting periods of the options are determined by the Committee and are currently for periods of up to four years. Under the 1990, 1994 and 1996 Plans, options to purchase approximately 122,746, 154,929 and 1,276 shares respectively were exercisable as of December 31, 1997. As of December 31, 1997, 611,146 options are available for grant under the plans.

  Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995, 1996 and 1997, respectively; risk-free interest rates of approximately 6%; dividend yields of 0%; volatility factors of the expected market price of the Company's Ordinary Shares of .39, .37 and .45 respectively; and a weighted-average expected life of the option of five years.

  The Black-Scholes option model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the management's opinion, the existing models do not provide a reliable single measure of the fair value of its stock options.

  For the purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

  Pro forma net income for the years ended December 31, 1995, 1996 and 1997 was $5.1 million, $5.9 million and $14.7 million, respectively. Pro forma basic net income per share was $0.68, $0.67 and $1.54 for the years ended December 31, 1995, 1996 and 1997, respectively. Pro forma diluted net income per share was $0.58, $0.60 and $1.41 for the years ended December 31, 1995, 1996 and 1997, respectively. Because options vest over several years and additional grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


9. REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY--
   (CONTINUED)

  A summary of the Company's stock option activity, and related information for the years ended December 31, 1995, 1996 and 1997 follows:

                                                  OPTIONS OUTSTANDING
                                         ---------------------------------------
                                                                     WEIGHTED
                                         NUMBER OF      PRICE        AVERAGE
                                          SHARES      PER SHARE   EXERCISE PRICE
                                         ---------  ------------- --------------
Balance at December 31, 1994............   922,932  $ 0.58-  5.63     $ 1.55
Granted in 1995.........................   397,537  $16.00- 45.13     $22.72
Exercised in 1995.......................  (131,066) $ 0.58-  3.37     $ 0.59
Canceled in 1995........................    (1,373) $        3.37     $ 3.37
                                         ---------  -------------     ------
Balance at December 31, 1995............ 1,188,030  $ 0.58- 45.13     $ 8.68
Granted in 1996.........................   764,999  $45.25-116.00     $61.45
Exercised in 1996.......................  (387,045) $ 0.58-110.00     $ 3.90
Canceled in 1996........................   (24,525) $ 2.02-110.00     $24.61
                                         ---------  -------------     ------
Balance at December 31, 1996............ 1,541,459  $ 0.58-116.00     $35.81
Granted in 1997.........................   370,604  $81.00-139.00     $95.00
Exercised in 1997.......................  (779,348) $ 0.58-114.25     $18.34
Canceled in 1997........................   (35,448) $10.71-102.50     $51.16
                                         ---------  -------------     ------
Balance at December 31, 1997............ 1,097,267  $ 1.58-139.00     $67.95
                                         =========  =============     ======

                                     OPTIONS OUTSTANDING
                                    AT DECEMBER 31, 1997               OPTIONS EXERCISABLE
                         ------------------------------------------- ------------------------
                                         WEIGHTED
                                         AVERAGE         WEIGHTED                 WEIGHTED
        RANGE OF           SHARES       REMAINING        AVERAGE     NUMBER OF    AVERAGE
    EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE  SHARES   EXERCISE PRICE
    ---------------      ----------- ---------------- -------------- --------- --------------
$  1.58-  3.37..........      1,707        6.49          $  1.67        1,707     $  1.72
$  5.63- 10.71..........     16,849        6.46          $  5.68        3,456     $  5.80
$ 16.00- 16.00..........     95,431        7.28          $ 16.00       63,183     $ 16.00
$ 45.13- 45.13..........     40,003        7.84          $ 45.13        1,669     $ 45.13
$ 45.25- 53.25..........    264,585        8.04          $ 45.31      134,477     $ 45.28
$ 68.00- 77.00..........     91,120        8.30          $ 68.87       18,497     $ 68.99
$ 78.50- 78.50..........    207,500        8.56          $ 78.50       50,885     $ 78.50
$ 81.00- 91.50..........    261,747        5.40          $ 81.20        1,932     $ 85.18
$102.50-110.00..........      9,875        9.05          $103.22        1,895     $103.30
$116.00-139.00..........    108,450        9.64          $131.38        1,250     $116.00
                          ---------        ----          -------      -------     -------
$  1.58-139.00..........  1,097,267        7.60          $ 67.95      278,951     $ 46.52
                          =========        ====          =======      =======     =======

  At December 31, 1995 and 1996 there were 648,541 and 678,997 options exercisable, respectively, at a weighted average exercise price of $1.22 and $12.51 respectively. The weighted average fair value of options granted during the years ended December 31, 1995, 1996 and 1997 was $9.84, $25.97 and $43.45,
respectively.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


9. REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY--
   (CONTINUED)

 Other Options

                                                   OPTIONS OUTSTANDING
                                          --------------------------------------
                                          NUMBER OF             WEIGHTED AVERAGE
                                           SHARES   SHARE PRICE  EXERCISE PRICE
                                          --------- ----------- ----------------
Granted in 1994..........................   46,666     $1.58         $1.58
Exercised in 1996........................   (6,666)    $1.58         $1.58
Canceled in 1996.........................  (13,000)    $1.58         $1.58
                                           -------     -----         -----
Balance at December 31, 1997.............   27,000     $1.58         $1.58
                                           =======     =====         =====

  In November 1996, the Company granted to Forbairt, in conjunction with their approval of an employment grant, a rent reduction grant and a management development grant, an option to purchase 2,500 Ordinary Shares with an exercise price equal to the fair market value at the time of exercise. The option expires at December 31, 1998.

10. INCOME TAXES

  Income before provision for income taxes consists of the following:

                                                             DECEMBER 31
                                                        -----------------------
                                                         1995    1996    1997
                                                        ------  ------- -------
                                                        (DOLLARS IN THOUSANDS)
   Ireland............................................. $6,308  $12,264 $22,517
   Rest of world.......................................  1,145    1,994   3,596
                                                        ------  ------- -------
     Total............................................. $7,453  $14,258 $26,113
                                                        ======  ======= =======

  The provision for income taxes consists of the following:

   Current............................................. $1,486  $ 2,161 $ 3,916
   Deferred............................................    (62)     258     --
                                                        ------  ------- -------
     Total provision for income tax.................... $1,424  $ 2,419 $ 3,916
                                                        ======  ======= =======

  The current provision for 1997 relates predominantly to provision for income taxes in Ireland and includes an adjustment at the beginning of the year to valuation allowance of $402,000.

  The provision for income taxes differs from the amount computed by applying the statutory income tax rate to income before taxes. The sources and tax effects of the difference are as follows:

                                                        DECEMBER 31,
                                                   -------------------------
                                                    1995     1996     1997
                                                   -------  -------  -------
                                                   (DOLLARS IN THOUSANDS)
   Income taxes computed at the Irish statutory
    income tax rate of 38.5% for 1995, 38% for
    1996, and 36.5% for 1997...................... $ 2,869  $ 5,418  $ 9,531
   Income from Irish manufacturing operations
    taxed at lower rates..........................  (1,804)  (3,815)  (7,143)
   Income subject to higher rate of tax...........     542    1,099    1,780
   Operating losses not utilized..................     129    1,261      347
   Operating losses utilized......................    (136)    (554)    (876)
   Intangible asset amortization and other non-
    deductible expenses...........................      53     (461)     662
   Change in valuation allowance..................     --       242      402
   Profits arising not subject to tax.............    (229)    (771)    (787)
                                                   -------  -------  -------
                                                   $ 1,424  $ 2,419  $ 3,916
                                                   =======  =======  =======

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES--(CONTINUED)

  Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes consist of the following:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1997
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
   Deferred tax assets
   Net operating loss carry forwards................... $    3,568  $    15,151
   Valuation allowance.................................     (3,037)     (14,669)
                                                        ----------  -----------
   Net deferred tax assets............................. $      531  $       482
                                                        ==========  ===========

  At January 1, 1996 the valuation allowance was $750,000.

  At December 31, 1997, the Company had net operating loss carry forwards in its UK subsidiary of approximately $1,266,000. The utilization of these net operating loss carry forwards is limited to the future profitable operations of the Company in the UK tax jurisdiction where such carry forwards arose. These losses carry forward indefinitely.

  At December 31, 1997, the Company has a net operating loss carry forward of approximately $37 million for United States federal income tax purposes which will expire in the tax years 2010 through 2012 if not previously utilized. Utilization of the United States net operating loss carry forward may be subject to an annual limitation due to the change in ownership rules provided by the Internal Revenue Code of 1986. This limitation and other restrictions provided by the Internal Revenue Code of 1986 may reduce the net operating loss carry forward such that it would not be available to offset future taxable income of the United States subsidiary.

  The net operating loss carry forwards in the United States result from disqualifying dispositions. The tax value of the disqualifying dispositions has not been recognized in the tax reconciliation note as it is not expected that it will reverse. At December 31, 1997, $13.7 million of the valuation allowance related to such disqualifying dispositions. As noted in the tax reconciliation note the valuation allowance has increased by $402,000 in respect of other net operating loss carryforwards.

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


11. INDUSTRY AND GEOGRAPHIC INFORMATION

  The Company and its subsidiaries operate in one industry segment, the development and marketing of interactive education and training software. Operations outside of Ireland consist principally of sales and marketing. Transfers between geographic areas are accounted for at amounts which are generally above costs. Such transfers are eliminated in the consolidated financial statements. Identifiable assets are those assets that can be directly associated wth a particular geographic area. The following is a summary of operations within geographic areas:

                                                        DECEMBER 31,
                                                 ----------------------------
                                                  1995      1996      1997
                                                 -------  --------  ---------
                                                   (DOLLARS IN THOUSANDS)
   Revenue from unaffiliated customers
     Ireland.................................... $     8  $    774  $   1,079
     Europe, excluding Ireland..................   9,051    13,557     19,218
     United States..............................  29,380    49,312     83,572
     Australia..................................   9,112     6,757      7,897
     Other......................................   1,791     3,166      6,873
                                                 -------  --------  ---------
       Total revenue............................ $49,342  $ 73,566  $ 118,639
                                                 =======  ========  =========
   Transfers between geographic areas
    (eliminated on consolidation)
     Ireland.................................... $18,018  $ 31,732  $  57,708
     Europe, excluding Ireland..................      29       120        940
     United States..............................     450       --         529
     Australia..................................     --        --         --
     Other......................................     --        --         --
                                                 -------  --------  ---------
       Total transfers.......................... $18,497  $ 31,852  $  59,177
                                                 =======  ========  =========
   Income from operations
     Ireland.................................... $ 6,373  $ 12,266  $  22,419
     Europe, excluding Ireland..................  (1,093)   (1,066)      (144)
     United States..............................     328     1,068      1,793
     Australia..................................   1,000      (116)      (312)
     Other......................................      44      (194)      (241)
                                                 -------  --------  ---------
       Income from operations................... $ 6,652  $ 11,958  $  23,515
                                                 =======  ========  =========
   Identifiable assets
     Ireland....................................          $ 88,130  $ 127,786
     Europe, excluding Ireland..................             7,689     13,189
     United States..............................            28,648     53,709
     Australia..................................             2,627      2,959
     Grand Cayman...............................            42,709     50,860
     Other......................................             1,999      5,165
     Eliminations...............................           (84,774)  (122,347)
                                                          --------  ---------
                                                          $ 87,028  $ 131,321
                                                          ========  =========

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. GOVERNMENT GRANTS

  Under agreements between the Company and Forbairt, the Company has offset against related salary and rent expense amounts of $nil, $598,000 and $1,021,000 in the years ended December 31, 1995, 1996 and 1997, respectively. Under the terms of the agreement between the Company and Forbairt, these grants may be revoked in certain circumstances, principally failure to maintain the related jobs for a period of five years from the payment of the first installment of the related grant. The Company has complied with the terms of the grant agreements through December 31, 1997.

13. RELATED PARTY TRANSACTIONS

 Ownership of CBT Technology

  Approximately 9% of the outstanding share capital of CBT (Technology) Limited ("CBT T"), one of the Company's Irish subsidiaries, representing a special non-voting class, is owned by Stargazer Productions ("Stargazer"), an unlimited company which is wholly-owned by officers and key employees of the Group. CBT T has in the past and may in the future declare and pay dividends to Stargazer, and Stargazer may pay dividends to its shareholders out of such amounts.

 Loan to Director

  In February 1996, Gregory M. Priest, a director of the Company and former Vice President, Finance and Chief Financial Officer of the Company, received an interest free loan from the Group in the amount of US$125,000 repayable in four equal annual installments. At December 31, 1996 and 1997 the balance outstanding on this loan was $125,000 and $93,750, respectively.

14. SUBSEQUENT EVENT

 New Research and Development Facility

  On January 6, 1998, the Company signed a twenty-five year lease, with a ten year break clause, for new premises, in Dublin, at an annual rent of $1.4 million.

15. EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

  In 1997, The American Institute of Certified Public Accountants issued Statement of Position 97 -2 ("SOP 97-2"), "Software Revenue Recognition". The Company has considered SOP 97-2 and concluded that it has no material effect on the Company's current revenue recognition policy.

  In June 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 131 (SFAS 131) "Disclosures about Segments of an Enterprise and Related Information". Companies are required to adopt SFAS 131 for fiscal years beginning after December 15, 1997. The Company is not required to disclose this segment information until its 1998 annual report, at which time it will restate prior year's segment disclosures to conform with SFAS 131 segment presentation. The Company has not completed its review of SFAS 131, but anticipates that the adoption of this statement will not have a fundamental effect on the Company's reported segments.

16. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT--UNAUDITED


  On March 16, 1998, the Company entered into a definitive agreement to acquire The ForeFront Group, Inc., a Houston-based provider of high-quality, cost-effective, computer-based training products and network utilities for technical professionals ("ForeFront"). In the merger, each share of ForeFront common stock will be exchanged for 0.3137 ADSs and the Company will assume outstanding ForeFront stock options, warrants and

                                 CBT GROUP PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT--UNAUDITED--(CONTINUED)

other rights to acquire ForeFront common stock. As a result of the merger, the Company will issue approximately 2.1 million ADSs and assume options, warrants and other rights that may be converted into up to approximately 1.1 million ADSs. The transaction is intended to be tax free to shareholders and is intended to be accounted for as a pooling-of-interests. Consummation of the transaction is subject to expiration or termination of the applicable Hart-Scott-Rodino waiting period, approval of the merger by ForeFront shareholders and other customary closing conditions. The merger is expected to be completed during the second quarter of 1998.

                        SELECTED PRO FORMA CONSOLIDATED

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                  --------------
   Revenue....................................................... $137.0 million
   Net Income.................................................... $18.1 million
   Net Income per share--Basic................................... $1.80
   Net Income per share--Diluted................................. $1.64

                                 ERNST & YOUNG
                             CHARTERED ACCOUNTANTS

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS

The Board of Directors and Shareholders,
CBT Group PLC

  We have audited the consolidated balance sheets of CBT Group PLC as of December 31, 1996 and 1997 and the related consolidated statements of operations, changes in redeemable convertible preferred shares and shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated January 20, 1998. Our audits also included the financial statement schedule of the Company listed in Item 21(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

  In our opinion, based on our audits, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          /s/ Ernst & Young
                                          -------------------------------------
                                          ERNST & YOUNG
                                          Chartered Accountants

Dublin, Ireland
Date: January 20, 1998

                           THE FOREFRONT GROUP, INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants................................. F-26
Consolidated Balance Sheets as of December 31, 1996 and 1997............. F-27
Consolidated Statements of Operations for Each of the Three Years in the
 Period Ended December 31, 1997.......................................... F-28
Consolidated Statements of Stockholders' Equity for Each of the Three
 Years in the Period Ended December 31, 1997............................. F-29
Consolidated Statements of Cash Flows for Each of the Three Years in the
 Period Ended December 31, 1997.......................................... F-30
Notes to Consolidated Financial Statements............................... F-31

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The ForeFront Group, Inc.:

  We have audited the accompanying consolidated balance sheets of The ForeFront Group, Inc., and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The ForeFront Group, Inc., and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Houston, Texas
January 30, 1998

                           THE FOREFRONT GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                            DECEMBER 31
                                                     --------------------------
                                                         1996          1997
                                                     ------------  ------------
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................  $  6,204,213  $  6,628,628
  Accounts receivable, net of allowance of $138,600
   and $319,500....................................     1,450,241     1,045,379
  Inventory........................................       340,163       168,664
  Prepaid expenses and other.......................       429,957       341,133
                                                     ------------  ------------
    Total current assets...........................     8,424,574     8,183,804
NOTES RECEIVABLE, related parties..................           --         99,078
PROPERTY AND EQUIPMENT, net of accumulated
 depreciation of $346,726 and $677,912.............     1,063,976     1,067,111
PURCHASED SOFTWARE, net of accumulated amortization
 of $53,490 and $165,510...........................        84,520       302,500
OTHER ASSETS, net of accumulated amortization of $0
 and $12,620.......................................        60,864       355,618
                                                     ------------  ------------
    Total assets...................................  $  9,633,934  $ 10,008,111
                                                     ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................  $    857,780  $    713,376
  Accrued liabilities..............................     1,393,519     1,889,682
  Deferred revenue.................................       349,391       700,789
                                                     ------------  ------------
    Total current liabilities......................     2,600,690     3,303,847
DEFERRED REVENUE...................................        16,660         4,658
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 5,000,000 shares
   authorized, none outstanding....................           --            --
  Common stock, $.01 par value, 20,000,000 shares
   authorized, 6,488,275 and 6,760,586 shares
   issued, 6,182,031 and 6,578,313 shares
   outstanding.....................................        62,641        66,605
  Additional paid-in capital.......................    19,594,230    23,156,442
  Deferred compensation............................      (369,336)     (112,181)
  Cumulative translation adjustment................           --        (11,738)
  Accumulated deficit..............................   (12,269,101)  (16,397,672)
  Treasury stock, 82,145 shares at cost............        (1,850)       (1,850)
                                                     ------------  ------------
    Total stockholders' equity.....................     7,016,584     6,699,606
                                                     ------------  ------------
    Total liabilities and stockholders' equity.....  $  9,633,934  $ 10,008,111
                                                     ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                           THE FOREFRONT GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              YEARS ENDED DECEMBER 31
                                         ------------------------------------
                                            1995        1996         1997
                                         ----------  -----------  -----------
NET REVENUES............................ $6,052,786  $13,798,466  $18,407,770
COST OF PRODUCT LICENSES................  1,217,182    2,675,434    3,027,289
                                         ----------  -----------  -----------
    Gross profit........................  4,835,604   11,123,032   15,380,481
OPERATING EXPENSES:
  Selling and marketing.................  3,246,174    8,906,307   12,125,070
  General and administrative............  1,158,406    4,254,646    3,589,088
  Research and development..............    887,717    3,021,318    1,809,567
  Acquired research and development.....        --     2,798,604    4,097,251
                                         ----------  -----------  -----------
    Operating loss......................   (456,693)  (7,857,843)  (6,240,495)
OTHER:
  Interest income, net..................      4,862      525,255      243,424
  Gain on sale of assets................        --           --     1,868,500
                                         ----------  -----------  -----------
    Net loss............................ $ (451,831) $(7,332,588) $(4,128,571)
                                         ==========  ===========  ===========
BASIC AND DILUTED LOSS PER SHARE........ $     (.12) $     (1.22) $      (.63)
                                         ==========  ===========  ===========
SHARES USED IN COMPUTING BASIC AND
 DILUTED LOSS PER SHARE.................  3,647,930    6,002,427    6,547,041
                                         ==========  ===========  ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                           THE FOREFRONT GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                              SERIES B
                  SERIES A CONVERTIBLE      CONVERTIBLE            COMMON
                    PREFERRED STOCK       PREFERRED STOCK           STOCK
                  ---------------------- -------------------  -----------------
                                                                                ADDITIONAL                CUMULATIVE
                                 PAR                   PAR                PAR     PAID IN      DEFERRED   TRANSLATION
                    SHARES      VALUE      SHARES     VALUE    SHARES    VALUE    CAPITAL    COMPENSATION ADJUSTMENT
                  -----------  --------- ----------  -------  --------- ------- -----------  ------------ -----------
Total Balance,
December 31,
1994............    2,000,000  $ 20,000         --   $   --   2,670,853 $26,708 $ 2,557,221   $     --         $--
Exercise of
stock options...          --        --          --       --       4,440      44         956         --          --
Issuance of
Series B
preferred stock
in September
1995 at $1.25
per share, net
of offering
costs of
$10,000.........          --        --      840,000    8,400        --      --    1,031,600         --          --
Issuance of
preferred stock
in September
1995 at $1.25
per share for
conversion of
notes payable...          --        --      464,000    4,640        --      --      575,360         --          --
Deferred
compensation
relating to
issuance of
certain stock
options.........          --        --          --       --         --      --      726,375    (726,375)        --
Amortization of
deferred
compensation....          --        --          --       --         --      --          --      140,270         --
Issuance of
common stock in
conjunction with
Initial Public
Offering at
$8.00 per share,
net of offering
costs of
$1,745,478......          --        --          --       --   1,700,000  17,000  11,837,522         --          --
Conversion of
all preferred
stock upon
closing of
Initial Public
Offering........   (2,000,000)  (20,000) (1,304,000) (13,040) 1,462,953  14,630      18,410         --          --
Issuance of
common stock
purchase
warrants upon
closing of
Initial Public
Offering........          --        --          --       --         --      --          170         --          --
Distributions to
Stockholders....          --        --          --       --         --      --          --          --          --
Net loss........          --        --          --       --         --      --          --          --          --
                  -----------  --------  ----------  -------  --------- ------- -----------   ---------    --------
Balance,
December 31,
1995............          --        --          --       --   5,838,246  58,382  16,747,614    (586,105)        --
Issuance of
common stock for
Blue Squirrel
Acquisition.....          --        --          --       --     125,000   1,250     397,188         --          --
Issuance of
common stock for
Bookmaker
Acquisition.....          --        --          --       --     223,538   2,235   2,411,975         --          --
Amortization of
deferred
compensation....          --        --          --       --         --      --      (15,719)    216,769         --
Exercise of
stock options...          --        --          --       --      77,392     774      53,172         --          --
Distributions to
Stockholders....          --        --          --       --         --      --          --          --          --
Net loss........          --        --          --       --         --      --          --          --          --
                  -----------  --------  ----------  -------  --------- ------- -----------   ---------    --------
Balance,
December 31,
1996............          --        --          --       --   6,264,176  62,641  19,594,230    (369,336)        --
Amortization of
deferred
compensation....          --        --          --       --         --      --     (176,055)    257,155         --
Exercise of
stock options...          --        --          --       --     358,528   3,587     970,626         --          --
Issuance of
common stock for
Bookmaker
Acquisition.....          --        --          --       --      37,754     377     215,202         --          --
Issuance of
common stock for
Lantec
Acquisition.....          --        --          --       --         --      --    2,552,439         --          --
Cumulative
translation
adjustment......          --        --          --       --         --      --          --          --      (11,738)
Net Loss........          --        --          --       --         --      --          --          --          --
                  -----------  --------  ----------  -------  --------- ------- -----------   ---------    --------
Balance,
December 31,
1997............          --   $    --          --   $   --   6,660,458 $66,605 $23,156,442   $(112,181)   $(11,738)
                  ===========  ========  ==========  =======  ========= ======= ===========   =========    ========
                  ACCUMULATED   TREASURY
                    DEFICIT      STOCK       TOTAL
                  ------------- --------- ------------
Total Balance,
December 31,
1994............  $ (2,125,100) $(1,850)  $   476,979
Exercise of
stock options...           --       --          1,000
Issuance of
Series B
preferred stock
in September
1995 at $1.25
per share, net
of offering
costs of
$10,000.........           --       --      1,040,000
Issuance of
preferred stock
in September
1995 at $1.25
per share for
conversion of
notes payable...           --       --        580,000
Deferred
compensation
relating to
issuance of
certain stock
options.........           --       --            --
Amortization of
deferred
compensation....           --       --        140,270
Issuance of
common stock in
conjunction with
Initial Public
Offering at
$8.00 per share,
net of offering
costs of
$1,745,478......           --       --     11,854,522
Conversion of
all preferred
stock upon
closing of
Initial Public
Offering........           --       --            --
Issuance of
common stock
purchase
warrants upon
closing of
Initial Public
Offering........           --       --            170
Distributions to
Stockholders....      (854,620)     --       (854,620)
Net loss........      (451,831)     --       (451,831)
                  ------------- --------- ------------
Balance,
December 31,
1995............    (3,431,551)  (1,850)   12,786,490
Issuance of
common stock for
Blue Squirrel
Acquisition.....           --       --        398,438
Issuance of
common stock for
Bookmaker
Acquisition.....           --       --      2,414,210
Amortization of
deferred
compensation....           --       --        201,050
Exercise of
stock options...           --       --         53,946
Distributions to
Stockholders....    (1,504,962)     --     (1,504,962)
Net loss........    (7,332,588)     --     (7,332,588)
                  ------------- --------- ------------
Balance,
December 31,
1996............   (12,269,101)  (1,850)    7,016,584
Amortization of
deferred
compensation....           --       --         81,100
Exercise of
stock options...           --       --        974,213
Issuance of
common stock for
Bookmaker
Acquisition.....           --       --        215,579
Issuance of
common stock for
Lantec
Acquisition.....           --       --      2,552,439
Cumulative
translation
adjustment......           --       --        (11,738)
Net Loss........    (4,128,571)     --     (4,128,571)
                  ------------- --------- ------------
Balance,
December 31,
1997............  $(16,397,672) $(1,850)  $ 6,699,606
                  ============= ========= ============

  The accompanying notes are an integral part of these consolidated financial statements.

                           THE FOREFRONT GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                YEARS ENDED DECEMBER 31
                                          -------------------------------------
                                             1995         1996         1997
                                          -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss................................  $  (451,831) $(7,332,588) $(4,128,571)
Adjustments to reconcile net loss to net
 cash provided (used) by operating
 activities:
 Depreciation and amortization..........       65,526      354,503      378,724
 Amortization of deferred compensation
  related to certain stock options......      140,270      201,050       81,100
 Non-cash acquired research and
  development...........................          --     2,798,604    4,097,251
 Gain on sale of assets.................          --           --    (1,868,500)
Changes in operating assets and
 liabilities
(Net of asset acquisitions):
 (Increase) decrease in receivables.....       61,006   (1,157,170)     347,403
 (Increase) decrease in inventory.......      (91,899)    (161,407)     171,499
 (Increase) decrease in prepaid expenses
  and other current assets..............       (7,821)    (476,049)      88,824
 (Increase) decrease in other assets....       (6,093)     (51,621)      37,639
 Increase (decrease) in accounts payable
  and accrued liabilities...............      653,411      808,655      (16,978)
 Increase (decrease) in deferred
  revenues..............................       (3,382)     230,970      339,396
                                          -----------  -----------  -----------
 Net cash provided (used) by operating
  activities............................      359,187   (4,785,053)    (472,213)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment.....      (56,166)  (1,009,574)    (131,119)
(Purchase) sale of marketable
 securities.............................   (7,998,417)   7,998,417          --
Net cash paid for Blue Squirrel
 acquisition............................          --      (128,018)         --
Net cash received from BookMaker
 acquisition............................          --        77,234          --
Net proceeds from sale of assets........          --           --     1,868,500
Net cash paid for LanTec acquisition....          --           --    (1,803,228)
                                          -----------  -----------  -----------
 Net cash provided (used) by investing
  activities............................   (8,054,583)   6,938,059      (65,847)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock..   11,854,522          --           --
Proceeds from issuance of preferred
 stock..................................    1,040,000          --           --
Proceeds from exercise of stock
 options................................        1,000       53,946      974,213
Proceeds from issuance of warrants......          170          --           --
Proceeds from notes payable to
 stockholders and others................      660,705          --           --
Repayments of notes payable to
 stockholders and others................      (80,705)         --           --
Distribution payable....................       43,000          --           --
Dividend distributions..................     (854,620)  (1,504,962)         --
                                          -----------  -----------  -----------
 Net cash provided (used) by financing
  activities............................   12,664,072   (1,451,016)     974,213
EFFECT OF EXCHANGE RATES ON CASH........          --           --       (11,738)
                                          -----------  -----------  -----------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS............................    4,968,676      701,990      424,415
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR................................      533,547    5,502,223    6,204,213
                                          -----------  -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF
 YEAR...................................  $ 5,502,223  $ 6,204,213  $ 6,628,628
                                          ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           THE FOREFRONT GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND OPERATIONS:

  The ForeFront Group, Inc. (ForeFront or the Company) is a Delaware corporation incorporated on December 6, 1990. ForeFront is a leading provider of interactive software designed to meet the IT education and training needs of network professionals, personal computer technicians, Webmasters/managers and other IT professionals. The Company develops and markets high-quality, cost effective Computer-Based Training (CBT) products, which enable IT professionals to conveniently prepare for technical certification exams. These certifications enable technical professionals to advance in their careers and support overall quality assurance within corporate IT departments. ForeFront's current CBT titles include the MCSE Self-Study Course and CNE Self-Study Course, programs which provide training for certification to manage Microsoft Windows NT and Novell NetWare, today's dominant network operating systems, and the A+ Certification Self-Study Course, which provides training for the most-recognized certification for PC technicians.

  In addition to CBT titles, ForeFront publishes and markets a line of PC/Network utilities which enable technical professionals to quickly and easily diagnose problems, manage systems, and enhance the performance of networks and personal computers. This line of more than a dozen products, which address needs of the same IT professionals to which the Company sells CBT products, includes The Troubleshooter, a comprehensive diagnostic tool for PCs and file servers, and Rescue Professional, a data recovery solution. The Company also develops and markets offline browsing and metasearching products for use on the Internet.

  The Company sells its products primarily through its direct sales operations in Clearwater, Florida and Dublin, Ireland, as well as through other distribution channels, including its electronic storefront and original equipment manufacturers (OEMs). The Company also has alliances with other computer software companies to incorporate bundled versions of the Company's Internet content management products with the products of such other companies.

  As of December 31, 1997, the Company had an accumulated deficit of approximately $16.4 million and its future operating results could be subject to significant fluctuations and volatility. The future success of the Company is dependent upon many factors, including technological change and risk of obsolescence, its ability to develop, acquire or in-license new products to offer a more complete library of CBT products, increased competition due to lack of significant barriers to entry into this rapidly evolving market, the Company's ability to attract and retain key personnel and the successful integration of the operations and businesses of acquired companies, including its international operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Presentation

  The accompanying consolidated financial statements include the accounts of The ForeFront Group, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Certain prior year amounts in the consolidated financial statements have been reclassified to conform to the current year presentation.

 Foreign Currency Translation

  Assets and liabilities denominated in foreign currencies are translated to United States dollars at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the year. Foreign currency transaction gains and losses are not material and are included in the determination of net loss.

                           THE FOREFRONT GROUP, INC.

 Statement of Cash Flows

  The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1996 and 1997, the Company's entire investment portfolio consisted of United States Treasury Bills and is classified as cash and cash equivalents.

  In September 1995, the Company issued 464,000 shares of Series B preferred stock and warrants to purchase 48,369 shares of common stock in settlement of notes payable to stockholders and others aggregating $580,000.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventory

  Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory consists primarily of prepackaged software.

 Property and Equipment

  Furniture and computer software and hardware are carried at cost and depreciated on the straight-line method using a four-year estimated useful life. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Property and equipment as of December 31, 1996 and 1997 consist of the following:

                                                            1996        1997
                                                         ----------  ----------
   Furniture............................................ $  215,332  $  334,163
   Computer software and hardware.......................  1,170,753   1,349,147
   Leasehold improvements...............................     24,617      61,713
                                                         ----------  ----------
                                                          1,410,702   1,745,023
   Less--Accumulated depreciation.......................   (346,726)   (677,912)
                                                         ----------  ----------
   Property and equipment, net.......................... $1,063,976  $1,067,111
                                                         ==========  ==========

 Other Assets

  Other assets is primarily composed of goodwill and other intangibles related to the acquisition of Lan Professional, Inc. (see Note 8). Such assets will be amortized to expense over 3-10 years. Accumulated amortization at December 31, 1996 and 1997 was $-0- and $12,620, respectively.

                           THE FOREFRONT GROUP, INC.

 Accrued Liabilities

  Accrued liabilities consist of the following:

                                                             1996       1997
                                                          ---------- ----------
   Professional Fees..................................... $  258,113 $  221,344
   Salaries/benefits.....................................    606,637    624,781
   Marketing.............................................     34,585    272,327
   Acquisition costs.....................................        --     306,692
   Insurance.............................................    130,719        --
   Other.................................................    363,465    464,538
                                                          ---------- ----------
     Total accrued liabilities........................... $1,393,519 $1,889,682
                                                          ========== ==========

 Net Revenues

  Revenue from the sale of software products is recognized upon shipment, net of allowances for estimated future returns and for excess quantities in distribution channels, provided that no significant vendor obligations exist and collections of accounts receivable are probable. Provisions for sales returns and exchanges were $0, $124,000 and $208,000 in fiscal 1995, 1996 and 1997, respectively. Estimates of returns and exchanges may change in the future based upon future facts and circumstances. For sales which provide for upgrades, the portion of the sale associated with the upgrade is unbundled and recognized ratably over the terms of the agreements. Consulting service revenues, which include development and professional fees, are recognized as the services are rendered.

 Cost of Product Licenses

  The cost of product licenses primarily includes costs associated with product packaging, documentation, software duplication and shipping as well as royalties paid to third parties. Commissions on product sales are included in selling and marketing expenses. At the initial license date, the Company recognizes the liability for the estimated cost of warranties and insignificant postdelivery obligations. As a result of the LanTec acquisition in September 1997, the Company no longer pays royalties on the CBT products previously licensed from LanTec.

 Research and Development

  Research and development costs are expensed as they are incurred. Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

 Net Loss Per Share

  The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," that requires a presentation of basic earnings per share (basic EPS) and diluted earnings per share (diluted EPS). Basic EPS excludes dilution and is determined by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. There are no differences in basic EPS and diluted EPS for all periods presented due to the Company incurring net losses for each of the periods.

                           THE FOREFRONT GROUP, INC.

  In February 1998, the Securities and Exchange Commission issue a Staff Accounting Bulletin revising the guidance on computing earnings (loss) per share in initial public offerings and other situations. Accordingly, the Company's historical earnings (loss) per share for 1995 and prior years has been adjusted retroactively.

 Capital Structure

  In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information About Capital Structure." This statement establishes standards for disclosing information about an entity's capital structure. The Company adopted the provisions of SFAS No. 129 in 1997. Such adoption did not have a material impact on the Company's financial position, results of operations or cash flows.

3. FEDERAL INCOME TAXES:

  The Company has incurred losses since inception and, therefore, has not been subject to United States federal income taxes. As of December 31, 1997, the Company has net operating loss carryforwards (NOLs) of approximately $6.5 million available to reduce future income taxes. These carryforwards begin to expire in 2007. Federal tax laws provide for a limitation on the use of NOL and tax credit carryforwards following certain ownership changes that could limit ForeFront's ability to use its NOL and tax credit carryforwards. Certain transactions during 1996 resulted in an ownership change for federal income tax purposes.

  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized differently in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates and laws in effect in the years in which the differences are expected to reverse. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided. As the Company has had cumulative losses and there is no assurance of future taxable income, a valuation allowance has been established to fully offset the deferred tax asset at December 31, 1996 and 1997. The valuation allowance increased approximately $700,000 over the prior year. The components of the Company's deferred tax assets as of December 31, 1996 and 1997 are as follows:

                                                        1996         1997
                                                     -----------  -----------
   Net operating loss carryforwards................. $ 1,886,443  $ 2,197,672
   Research and development tax credit
    carryforwards...................................      80,925      170,998
   Allowance for returns/deferred
    revenue/depreciation............................     209,078      493,369
                                                     -----------  -----------
   Total deferred tax assets........................   2,176,446    2,862,039
   Less--Valuation allowance........................  (2,176,446)  (2,862,039)
                                                     -----------  -----------
   Net deferred tax asset........................... $       --   $       --
                                                     ===========  ===========

  Prior to the merger, AllMicro, Inc. was an S Corporation for federal income tax purposes. In accordance with the S Corporation provisions of the Internal Revenue Code, this company's earnings (losses) are included in the personal tax returns of its stockholders; therefore, no income tax expense is recorded in the accompanying consolidated financial statements for the periods prior to the merger with ForeFront.

4. STOCKHOLDERS' EQUITY:

  In October 1995, the board of directors approved a .44403-for-one reverse stock split. An amount equal to the decreased par value of the common shares has been reflected as a transfer from common stock to the

                           THE FOREFRONT GROUP, INC.

additional paid-in capital account. Retroactive effect has been given to the reverse stock split in stockholders' equity and in all share and per share data in the accompanying consolidated financial statements.

  In September 1995, the Company's board of directors authorized the management of the Company to file a registration statement with the Securities and Exchange Commission permitting the Company to sell shares of its common stock to the public. The offering of 1,700,000 shares at $8.00 per share was consummated on December 26, 1995, with all of the preferred stock outstanding automatically converting into 1,462,953 shares of common stock.

 Convertible Notes

  In March, April and July 1995, the Company issued senior convertible promissory notes to certain stockholders, institutions and the former chief executive officer (the Former Officer) totaling $660,705. The note to the Former Officer was issued for the remaining amount due of his severance pay in the amount of $30,705. The notes bore interest at prime plus 2 percent and were due at the earlier of a common stock offering in which the offering raised at least $1,000,000 in capital or March 31, 1996.

  On September 26, 1995, the Company paid $80,705 in principal to two of the noteholders and paid interest totaling approximately $35,000 to all of the noteholders. The remaining principal of $580,000 was converted into 464,000 shares of Series B preferred stock at $1.25 per share in conjunction with the issuance of Series B preferred stock. The noteholders received warrants to purchase an aggregate of 48,369 shares of common stock at $2.82 per share pursuant to the note subscription agreements.

 Preferred Stock

  In June 1992 through November 1992, the Company issued 2,000,000 shares of Series A preferred stock in exchange for net proceeds totaling $986,605. On September 26, 1995, the Company issued 1,304,000 shares of Series B preferred stock for $1.25 per share. The placement included the conversion of $580,000 in principal of senior convertible notes payable and net cash proceeds of approximately $924,000.

  In December 1995, concurrent with the closing of the Company's initial public offering, all shares of Series A and Series B preferred stock were converted into 1,462,953 shares of the Company's common stock at a conversion rate of one share of common stock for every 2.26 shares of Series A preferred stock and one share of common stock for every 2.256 shares of Series B preferred stock. Except for certain registration rights, all rights, preferences and privileges associated with the Company's previously outstanding preferred stock were terminated upon conversion.

 Warrants

  The Company issued warrants to purchase 37,295 shares of common stock to the purchasers of the Series B preferred stock. Warrants to purchase 48,369 shares of common stock were also issued to the senior convertible promissory noteholders that exchanged notes into shares of Series B preferred stock. The warrants have a five-year term and allow the holders to purchase 85,664 shares of common stock at a price of $2.82 per share. Through December 31, 1997, certain warrant holders exercised their rights to purchase 7,104 shares netting 4,878 shares on the execution of a cashless exercise.

  The Company issued warrants to purchase 170,000 shares of common stock to the underwriters upon the closing of the initial public offering. The purchase price of the warrants was $.001 per warrant. The warrants have a five-year term from the date of the consummation of the initial public offering and are exercisable at a price of $9.60 per share. In July 1997, warrants to purchase 54,673 shares were repriced to have an exercise price of $5.00 per share.

                           THE FOREFRONT GROUP, INC.

5. CAPITAL STOCK

 Stock Option Plans

  In July 1996, the Board of Directors approved the 1996 Non-Qualified Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, 1,250,000 shares of common stock were reserved for issuance upon exercise of non-qualified options. The term of each option is determined by the Board with a maximum term of 10 years from the date of grant, but the options generally vest over a four-year period. In May 1997, the stockholders approved the Amended and Restated 1996 Stock Option Plan (the "Amended 1996 Plan"), which amended the 1996 Plan by increasing the number of shares subject to the Amended 1996 Plan to 2,000,000, and authorizing the issuance of up to 750,000 incentive stock options under
Section 422 of the Internal Revenue Code. At December 31, 1996 and 1997, options to purchase 182,407 and 236,604 shares, respectively, were available for future grants under the Amended 1996 Plan.

  In 1996, the stockholders approved the 1996 Non-Employee Directors' Stock Option Plan (the "1996 Directors' Plan"). Under the 1996 Directors' Plan, 150,000 shares of common stock have been reserved for issuance upon exercise of the options. Each non-employee director receives an option to purchase 20,000 shares of common stock upon election to the Board of Directors. Each subsequent year, each non-employee director receives an option to purchase 10,000 shares of common stock. These options generally vest over a one-year period.

  In June 1992, the Company's stockholders approved the 1992 Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, as amended, 1,500,000 shares of common stock have been reserved for issuance upon exercise of non-qualified and/or incentive stock options. The term of each option is determined by the board of directors with a maximum term of 10 years from the date of grant, but the options generally vest over a four-year period. At December 31, 1995, 1996 and 1997, options to purchase 488,014, 70,176 and 129,265 shares, respectively, were available for future grants under the 1992 Plan.

  In June 1995, the Company amended option agreements providing for the purchase of 125,630 shares of common stock with an original exercise price of $2.82. In November 1995, the Company granted options to purchase 352,480 shares of common stock at $5.60 per share; however, the exercise prices were subsequently amended to $7.00 per share in December 1995. The revised exercise prices were equal to management's estimated fair value of the Company's Common Stock at the amendment dates.

  The Company believes that, at date of grant, the exercise price approximates fair value except for certain grants in August and September 1995. For options granted in August and September 1995, the Company recognized deferred compensation for the excess of the deemed value for accounting purposes of the common stock on the date the options were granted ($2.82 per share) over the $1.13 exercise price of such options. Aggregate deferred compensation of $726,375 resulted from the issuance of these options, and compensation expense is recognized ratably over the vesting period of each option, generally four years. The Company recognized $140,270, $201,050 and $81,100 of this amount as compensation expense for the years ended December 31, 1995, 1996 and 1997, respectively.

  In November 1996, the Compensation Committee of the Board of Directors approved the repricing of substantially all of the Company's outstanding options held by the existing employees to the then current fair market value of $5.31 per share (the closing price on the date of such repricing) in order to incentivize the Company's employees.

  In accordance with the terms of APB No. 25, the Company records no compensation expense for its stock option awards with an exercise price equal to the fair market value on the date of grant. As provided by SFAS No. 123 "Accounting for Stock-Based Compensation," the Company has adopted the disclosure requirements

                           THE FOREFRONT GROUP, INC.

of SFAS No. 123 and has elected not to record compensation expense in accordance with this statement. Had compensation expense for the Company's stock option plans been recorded under the provisions of SFAS No. 123, the Company's hypothetical net loss and net loss per share would have been as follows:

                                              1995        1996         1997
                                            ---------  -----------  -----------
   Net loss:           As reported........  $(451,831) $(7,332,588) $(4,128,571)
                       Pro Forma..........   (376,388)  (8,476,163)  (5,816,370)
   Net loss per share: As reported........  $   (0.12) $     (1.22) $     (0.63)
                       Pro Forma..........      (0.10)       (1.41)       (0.89)

  Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting hypothetical pro forma compensation cost may not be representative of costs to be expected in future years.

  The weighted average fair value of options granted was $2.34, $5.21 and $4.48 for the years ended December 31, 1995, 1996 and 1997, respectively. The fair market value of each option is estimated on the grant date using the Black-Scholes option pricing model, with the following assumptions:

                                                       1995     1996     1997
                                                      -------  -------  -------
   Stock volatility..................................      73%      73%      65%
   Risk-free interest rate...........................       6%       6%       6%
   Option term....................................... 4 years  4 years  4 years
   Stock dividend yield..............................     --       --       --

  A summary of stock option activity follows:

                         1992 STOCK OPTION PLAN     1996 STOCK OPTION PLAN   1996 DIRECTORS' PLAN
                         -------------------------- -----------------------------------------------
                                         WEIGHTED                  WEIGHTED               WEIGHTED
                                         AVERAGE                   AVERAGE                AVERAGE
                                         EXERCISE                  EXERCISE               EXERCISE
                           OPTIONS        PRICE       OPTIONS       PRICE     OPTIONS      PRICE
                         -------------  ----------- ------------  ---------------------  ----------
Balance at December 31,
 1994...................       151,315   $    0.54           --          --         --           --
  Granted...............     1,008,908        2.64           --          --         --           --
  Canceled..............      (152,677)       1.13           --          --         --           --
  Exercised.............        (4,440)       0.23           --          --         --           --
                         -------------              ------------             ----------
Balance at December 31,
 1995...................     1,003,106        2.56           --          --         --           --
  Granted...............     1,278,500        5.50     1,912,876   $    5.29     20,000   $     8.63
  Canceled..............      (856,222)       5.36      (845,283)       5.31        --           --
  Exercised.............       (77,392)       0.70           --          --         --           --
                         -------------              ------------             ----------
Balance at December 31,
 1996...................     1,347,992                 1,067,593                 20,000
  Granted...............       367,000        3.00       919,347   $    5.14     40,000   $     3.06
  Canceled..............      (426,084)       4.12      (223,544)       4.95        --           --
  Exercised.............      (272,467)       2.21       (67,208)       5.00        --           --
                         -------------              ------------             ----------
Balance at December 31,
 1997...................     1,016,441        3.64     1,696,188   $    5.26     60,000   $     4.92
                         =============              ============             ==========
Exercisable at December
 31,
  1995..................       346,784   $    1.87           --                     --
                         =============              ============             ==========
  1996..................       651,463   $    3.22       130,531   $    5.30     11,664   $     8.63
                         =============              ============             ==========
  1997..................       775,651   $    3.55       800,652   $    4.21     43,332   $     5.63
                         =============              ============             ==========

                           THE FOREFRONT GROUP, INC.

                            OPTIONS OUTSTANDING                   WEIGHTED-AVG
   RANGE OF AVERAGE         --------------------  WEIGHTED-AVG     REMAINING
    EXERCISE PRICES         AT DECEMBER 31, 1997 EXERCISE PRICE CONTRACTUAL LIFE
   ----------------         -------------------- -------------- ----------------
   $0.23...................         22,201           $0.23         4.8 years
   $1.13--2.63.............        481,206           $1.74         8.1 years
   $3.00--7.20.............      1,953,951           $4.86         8.6 years
   $8.00--9.50.............        315,271           $8.17         8.9 years

                                             OPTIONS EXERCISABLE
   RANGE OF AVERAGE                          --------------------  WEIGHTED-AVG
     EXERCISE PRICES                         AT DECEMBER 31, 1997 EXERCISE PRICE
   -----------------                         -------------------- --------------
   $0.23....................................         22,201           $0.23
   $1.13--2.63..............................        424,326           $1.67
   $3.00--7.20..............................      1,134,559           $4.69
   $8.00--9.50..............................         38,549           $8.67

 Employee Stock Purchase Plan

  In November 1996, the Board of Directors approved the Employee Stock Purchase Plan (the "Purchase Plan") for all eligible employees. Under the Purchase Plan, shares of the Company's common stock were purchased at three-month intervals during 1997 at 85% of the lower of the fair market value on January 1, 1997 or the last day of each three-month period. Employees may purchase shares having a value not exceeding 15% of their gross compensation during an offering period. Under the terms of the Purchase Plan, 100,000 shares were reserved for issuance during the 1997 offering period, of which 24,794 shares were issued and 100,000 shares have been reserved for issuance under the 1998 offering period. A total of 500,000 are reserved for issuance for the entire Purchase Plan.

 Employee Benefit Plan

  In October 1996, the Company adopted a defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, United States employees who work a minimum of 1,000 hours per year, are at least 21 years of age and have completed at least six consecutive months of service are eligible for the plan. Participants may contribute 1% to 15% of their compensation, but not more than statutory limits. At the present time, the Company does not match employee contributions.

6. COMMITMENTS AND CONTINGENCIES:

 Lease Agreements.

  The Company leases facilities and other equipment under operating leases that expire or are terminable at the Company's option through 2002. Rental expense for the years ended December 31, 1995, 1996 and 1997 amounted to approximately $114,000, $233,000 and $495,000, respectively.

  Minimum annual rental payments under these leases are as follows:

   1998..............................................................    398,000
   1999..............................................................    359,000
   2000..............................................................    344,000
   2001..............................................................     66,000
   2002..............................................................     37,000
                                                                      ----------
     Total........................................................... $1,204,000
                                                                      ==========

                           THE FOREFRONT GROUP, INC.

 Employment Agreements

  The Company has entered into employment agreements with certain of its officers and employees which provide for annual salaries, bonuses or commissions and incentive and non-qualified stock options which vest according to continued employment. In addition, the Company maintains a $1,000,000 life insurance policy for its president for the benefit of his designated beneficiaries.

 Claims

  The Company is a party to claims arising in the ordinary course of business. Management does not believe that the ultimate resolution of these claims will have a material adverse effect on the Company's results of operations or financial position.

7. RELATED PARTY TRANSACTIONS

  In May 1997, the Company issued a letter of credit for $75,000 to its landlord secured by a certificate of deposit maturing in August 1998 for the benefit of an unrelated corporation (which is owned in part by a stockholder of the Company), in exchange for the corporation assuming the balance of the lease for the Company's former office space in Houston, Texas. The letter of credit expires in June 1998. The Company also executed a note receivable totaling $54,078 and maturing June 1, 2001 from this unrelated corporation for its purchase of certain furniture and equipment from the Company.

  Receivables also include $45,000 loaned to two officers of the Company. The notes are due March 31, 2000, are unsecured and bear interest at 6.1%.

8. ACQUISITIONS

 Blue Squirrel, Inc.

  On March 8, 1996, the Company acquired the assets of Blue Squirrel, Inc. The consideration consisted of 125,000 shares of the Company's common stock and $100,000 in cash to retire debt assumed by the Company. The acquisition has been accounted for under the purchase method and, accordingly, the operating results of Blue Squirrel have been included in the operating results since the date of acquisition. In applying the purchase method, the Company recorded the fair value of net assets acquired, which included software costs of $71,110, and recorded a $439,881 charge for acquired research and development costs. Computer equipment and furniture acquired were capitalized at their estimated fair market value of $15,465.

 BookMaker Corporation

  On June 12, 1996, the Company acquired the assets of BookMaker Corporation. The consideration consisted of 248,375 shares of the Company's common stock issued at closing (the "Closing Shares") and 199,262 shares of the Company's common stock (the "Earnout Shares") issued at closing and deposited in escrow to be delivered to BookMaker subject to satisfaction of certain milestones for the remainder of 1996 and 1997. In May 1997, the Company entered into Amendment No. 1 to the Asset Purchase Agreement and Escrow Agreement ("Purchase and Escrow Agreement") with the principals of and successors to BookMaker Corporation ("BookMaker"), terminating the remaining earnout provisions of the Asset Purchase Agreement relating to the acquisition of the BookMaker assets by the Company and releasing the escrow shares (24,837 shares) to the successors and assigns of BookMaker. In connection therewith, a total of 99,134 earnout shares deposited in escrow at the closing were returned to the Company for cancellation and the remaining earnout shares (100,128) will continue to be held in escrow until April 1998 at which time they will be delivered to BookMaker's assigns. In connection with this Amendment, the Company recorded a non-cash charge of $447,251 for acquired research

                           THE FOREFRONT GROUP, INC.

and development costs primarily related to the 100,128 shares that will be released in April 1998. Holders of the Earnout Shares and Escrow Shares are entitled to voting and dividend rights during the period such shares are held in escrow. In addition, the Company issued 12,917 shares of the Company's Common Stock to a consultant for services rendered in connection with the acquisition. The acquisition has been accounted for under the purchase method and, accordingly, the operating results of BookMaker are included in the operating results since the date of acquisition. The purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The initial purchase price was allocated as follows:

      Working capital, other than cash.............................. $   81,658
      Furniture and equipment.......................................     25,528
      Purchased software............................................     66,900
      Other assets..................................................      1,500
      Acquired research and development.............................  2,358,723
                                                                     ----------
      Purchase price, net of cash received.......................... $2,534,309
                                                                     ==========

 AllMicro, Inc.

  On July 22, 1996, the Company consummated the merger with AllMicro, Inc. (now ForeFront Direct), pursuant to the terms of the agreement and plan of reorganization, dated as of July 19, 1996 (the Merger Agreement), by and among the Company, AllMicro Acquisition Corporation, AllMicro and the stockholders of AllMicro (the Stockholders). The acquisition was effected by way of a merger (the Merger) of a wholly owned subsidiary of the Company with and into AllMicro. As a result of the Merger, AllMicro became a wholly owned subsidiary of the Company. The Merger was treated as a pooling-of-interests for accounting purposes. Pursuant to the Merger Agreement, the Stockholders received an aggregate of 1,056,152 shares of common stock of the Company, 10 percent of which was placed in escrow to satisfy claims of the Company that may arise for any breach of the representations and warranties made by AllMicro and the Stockholders in the Merger Agreement. The escrow shares were released upon the filing of audited financial statements for 1996 by ForeFront.

  The shares of the Company's common stock were issued to the Stockholders pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the Securities Act). The Stockholders have also been granted certain other piggyback registration rights under certain circumstances. In addition, any sales of ForeFront Common Stock by the Stockholders must be in compliance with the volume limitations of Rule 145 under the Securities Act.

  As a result of the pooling-of-interests, the accompanying consolidated financial statements give retroactive effect to the merger and, as a result, the consolidated financial statements are presented as if ForeFront and AllMicro, Inc. had been combined for all periods presented.

 Lan Professional, Inc.

  On September 29, 1997, the Company acquired Lan Professional Inc., an Ottawa, Canada based Company (LanTec, now ForeFront Canada) in exchange for $1.8 million in cash and 557,413 shares of the Company's Common Stock which are issuable upon exchange of an equivalent number of Exchangeable Shares of LanTec retained by the LanTec shareholders at closing. The holders of the Exchangeable Shares of LanTec signed a lockup agreement with respect to the Exchangeable Shares held by them and the 557,413 shares of ForeFront Common Stock which may be acquired by them upon exchange of the Exchangeable Shares, prohibiting the sale or transfer of the Exchangeable Shares of LanTec and the shares of ForeFront Common Stock which may be acquired upon exchange thereof for a one-year period following the acquisition. A total of 81,687 Exchangeable

                           THE FOREFRONT GROUP, INC.

Shares and $50,000 of the purchase price were deposited and are held in escrow for one year from the closing date to cover losses due to breach of representations and warranties.

  The shares of the Company's Common Stock issuable upon exchange of the Exchangeable Shares are reserved for issuance by ForeFront and its transfer agent. Holders of the Exchangeable Shares are also entitled to dividend rights on the same basis as holders of the Company's Common Stock. The Company agreed to register the shares of Common Stock issuable on the exchange of the Exchangeable Shares prior to the expiration of the one year lockup agreement, unless an exemption from registration is available at such time.

  The acquisition has been accounted for under the purchase method and, accordingly, the operating results of LanTec have been included in the operating results since the date of acquisition. The purchase price has been allocated to the assets purchased and liabilities assumed based upon fair values at the date of acquisition. The value of the shares issued in conjunction with the acquisition was determined by independent appraisal resulting in a total purchase price of $4,521,040. The purchase price was allocated as follows:

      Furniture and equipment........................................ $ 208,647
      Purchased software.............................................   330,000
      Goodwill and other intangibles.................................   332,393
      Acquired research and development.............................. 3,650,000
                                                                      ---------
      Purchase price, net of cash received........................... 4,521,040
                                                                      =========

9. GAIN ON SALE OF ASSETS

  In September 1997, the Company sold certain of its Internet printing technologies under development to Hewlett-Packard Company and licensed additional technologies to be used in connection with ongoing development efforts of Hewlett-Packard, and recorded a one-time gain of $1.87 million (net of closing costs). The sale proceeds consisted entirely of cash which was received by the Company in September 1997.

10. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT

  On March 16, 1998, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with CBT Group PLC ("CBT") and Rockets Acquisition Corp., a wholly-owned subsidiary of CBT ("Merger Sub"), pursuant to which the parties agreed that Merger Sub will, as of the Effective Time (as defined in the Merger Agreement), merge with and into the Company. The terms of the Merger Agreement provide that the Company's stockholders will receive
 .3137 American Depositary Shares of CBT in exchange for each share of the Company's Common Stock. The obligations of the parties to consummate the merger contemplated by the Merger Agreement are subject to certain conditions, including the approval of the merger and the Merger Agreement by the stockholders of the Company. No assurance can be made that the merger will be consummated.

                         REPORT OF PUBLIC ACCOUNTANTS

  We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of The ForeFront Group, Inc. and subsidiaries included in this Form 10-K and have issued our report thereon dated January 30, 1998. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. This
Schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This Schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          Arthur Andersen LLP

Houston, Texas
January 30, 1998

                                                                     SCHEDULE II

                           THE FOREFRONT GROUP, INC.

                               VALUATION ACCOUNT
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                       ADDITIONS
                                             ------------------------
                                 BALANCE AT     CHARGED    CHARGED TO            BALANCE AT
                                BEGINNING OF (CREDITED) TO   OTHER                 END OF
 YEAR        DESCRIPTION            YEAR       EXPENSES     ACCOUNTS  DEDUCTION     YEAR
 ----        -----------        ------------ ------------- ---------- ---------  ----------
 1995 Allowance for doubtful
       accounts...............    $    --      $    --        $--     $    --     $    --
 1996 Allowance for doubtful
       accounts...............    $    --      $138,600       $--     $    --     $138,600
 1997 Allowance for doubtful
       accounts...............    $138,600     $267,700       $--     $(86,800)   $319,500

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 CBT GROUP PLC

                           ROCKETS ACQUISITION CORP.

                                      AND

                           THE FOREFRONT GROUP, INC.

                           DATED AS OF MARCH 16, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

                                                                            PAGE
                                                                            ----
 1.1  The Merger..........................................................   A-1
 1.2  Effective Time; Closing.............................................   A-1
 1.3  Effect of the Merger................................................   A-2
 1.4  Certificate of Incorporation; Bylaws................................   A-2
 1.5  Directors and Officers..............................................   A-2
 1.6  Effect on Capital Stock.............................................   A-2
 1.7  Surrender of Certificates...........................................   A-3
 1.8  No Further Ownership Rights in ForeFront Common Stock...............   A-4
 1.9  Lost, Stolen or Destroyed Certificates..............................   A-4
 1.10 Tax and Accounting Consequences.....................................   A-4
 1.11 Taking of Necessary Action; Further Action..........................   A-4

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF FOREFRONT

 2.1  Organization of ForeFront...........................................   A-5
 2.2  ForeFront Capital Structure.........................................   A-5
 2.3  Obligations With Respect to Capital Stock...........................   A-6
 2.4  Authority...........................................................   A-6
 2.5  SEC Filings; ForeFront Financial Statements.........................   A-7
 2.6  Absence of Certain Changes or Events................................   A-8
 2.7  Tax.................................................................   A-8
 2.8  Title to Properties; Absence of Liens and Encumbrances..............   A-9
 2.9  Intellectual Property...............................................   A-9
 2.10 Compliance; Permits; Restrictions...................................  A-11
 2.11 Litigation..........................................................  A-11
 2.12 Brokers' and Finders' Fees..........................................  A-11
 2.13 Employee Benefit Plans..............................................  A-11
 2.14 Employees; Labor Matters............................................  A-13
 2.15 Environmental Matters...............................................  A-13
 2.16 Agreements, Contracts and Commitments...............................  A-14
 2.17 Pooling-of-Interests................................................  A-15
 2.18 Change of Control and Non-Compete Payments..........................  A-15
 2.19 Statements; Proxy Statement/Prospectus..............................  A-15
 2.20 Board Approval......................................................  A-16
 2.21 Fairness Opinion....................................................  A-16
 2.22 Section 203 of Delaware Law Not Applicable..........................  A-16
 2.23 Documentation Regarding Telemarketing Operations....................  A-16

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF CBT AND MERGER SUB

 3.1  Organization of CBT.................................................  A-16
 3.2  CBT and Merger Sub Capital Structure................................  A-17
 3.3  Obligations With Respect to Capital Stock...........................  A-17

                                                                           PAGE
                                                                           ----
 3.4  Authority..........................................................  A-17
 3.5  SEC Filings; CBT Financial Statements..............................  A-18
 3.6  Absence of Certain Changes or Events...............................  A-19
 3.7  Taxes..............................................................  A-19
 3.8  Title to Properties; Absence of Liens and Encumbrances.............  A-19
 3.9  Intellectual Property..............................................  A-19
 3.10 Compliance, Permits, Restrictions..................................  A-20
 3.11 Litigation.........................................................  A-20
 3.12 Employee Benefit Plans.............................................  A-20
 3.13 Employees; Labor Matters...........................................  A-21
 3.14 Environmental Matters..............................................  A-21
 3.15 Statements; Proxy Statement/Prospectus.............................  A-21
 3.16 Pooling-of-Interests...............................................  A-22
 3.17 Valid Issuance.....................................................  A-22
 3.18 No Ownership of ForeFront Common Stock.............................  A-22
 3.19 No Brokers.........................................................  A-22

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

 4.1  Conduct of ForeFront's Business....................................  A-22
 4.2  Conduct of CBT' Business...........................................  A-24
 4.3  Control of ForeFront's Operations..................................  A-24
 4.4  Control of CBT's Operations........................................  A-24

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

 5.1  Registration Statement; Other Filings; Board Recommendations.......  A-24
 5.2  Meeting of Stockholders............................................  A-25
 5.3  Confidentiality; Access to Information.............................  A-25
 5.4  No Solicitation....................................................  A-25
 5.5  Public Disclosure..................................................  A-27
 5.6  Legal Requirements.................................................  A-27
 5.7  Third Party Consents...............................................  A-27
 5.8  Notification of Certain Matters....................................  A-27
 5.9  Best Efforts and Further Assurances................................  A-27
 5.10 Stock Options, Warrants and Exchangeable Shares....................  A-27
 5.11 Form S-8...........................................................  A-28
 5.12 Nasdaq Listing.....................................................  A-29
 5.13 Affiliate Agreement................................................  A-29
 5.14 Regulatory Filings; Reasonable Efforts.............................  A-29
 5.15 Comfort Letter.....................................................  A-29
 5.16 Director and Officer Indemnification...............................  A-29
 5.17 Tax-Free Reorganization............................................  A-30

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

 6.1  Conditions to Obligations of Each Party to Effect the Merger.......  A-30
 6.2  Additional Conditions to Obligations of ForeFront..................  A-31
 6.3  Additional Conditions to the Obligations of CBT and Merger Sub.....  A-31

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                                                                            PAGE
                                                                            ----
 7.1  Termination.........................................................  A-32
 7.2  Notice of Termination; Effect of Termination........................  A-33
 7.3  Fees and Expenses...................................................  A-33
 7.4  Amendment...........................................................  A-34
 7.5  Extension; Waiver...................................................  A-34

                                  ARTICLE VIII

                               GENERAL PROVISIONS

 8.1  Non-Survival of Representations and Warranties......................  A-34
 8.2  Notices.............................................................  A-34
 8.3  Interpretation; Knowledge...........................................  A-35
 8.4  Counterparts........................................................  A-36
 8.5  Entire Agreement; Third Party Beneficiaries.........................  A-36
 8.6  Severability........................................................  A-36
 8.7  Other Remedies; Specific Performance................................  A-36
 8.8  Governing Law.......................................................  A-36
 8.9  Rules of Construction...............................................  A-36
 8.10 Assignment..........................................................  A-36
 8.11 Waiver of Jury Trial................................................  A-36

                               INDEX OF EXHIBITS

Exhibit A Form of ForeFront Voting Agreement

Exhibit B Form of ForeFront Affiliate Agreement

Exhibit C Form of CBT Affiliate Agreement

Exhibit D Form of Guarantee

Exhibit E Form of Employment and Noncompetition Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

  This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of March 16, 1998, by and among CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland ("CBT"), Rockets Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CBT ("MERGER SUB"), and The ForeFront Group, Inc., a Delaware corporation ("FOREFRONT").

                                   RECITALS

  A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), CBT and ForeFront intend to enter into a business combination transaction.

  B. The ForeFront Board of Directors (the "FOREFRONT BOARD") (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of ForeFront and fair to, and in the best interests of, ForeFront and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of ForeFront adopt and approve this Agreement and approve the Merger.

  C. The CBT Board of Directors (the "CBT BOARD") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of CBT and fair to, and in the best interests of, CBT and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

  D. Concurrently with the execution of this Agreement, and as a condition and inducement to CBT's willingness to enter into this Agreement, certain affiliates of ForeFront are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "FOREFRONT VOTING AGREEMENTS").

  E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

  F. The parties intend for the Merger to qualify for accounting treatment as a pooling-of-interests.

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into ForeFront (the "MERGER"), the separate corporate existence of Merger Sub shall cease and ForeFront shall continue as the surviving corporation. ForeFront as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

  1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined).

Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI and no earlier than May 28, 1998, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

  1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of ForeFront and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of ForeFront and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  1.4 Certificate of Incorporation; Bylaws.

    (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be The ForeFront Group, Inc., a CBT Company.

    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

  1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

  1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, ForeFront or the holders of any of the following securities:

    (a) Conversion of ForeFront Common Stock. Each share of Common Stock, $.01 par value per share, of ForeFront (the "FOREFRONT COMMON STOCK") issued and outstanding immediately prior to the Effective Time, (other than any shares of ForeFront Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.3137 (the "EXCHANGE RATIO") American Depositary Shares of CBT (the "CBT ADSS") upon surrender of the certificate representing such share of ForeFront Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

    (b) Cancellation of CBT-Owned Stock. Each share of ForeFront Common Stock held by ForeFront or owned by Merger Sub, CBT or any direct or indirect wholly-owned subsidiary of ForeFront or of CBT immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) Stock Options; Employee Stock Purchase Plan; Warrants. At the Effective Time: (x) all options to purchase ForeFront Common Stock then outstanding under ForeFront's Amended and Restated 1992 Stock Option Plan (the "1992 PLAN"), ForeFront's 1996 Non-Employee Directors' Stock Option Plan (the "DIRECTOR PLAN"), and ForeFront's Amended and Restated 1996 Stock Option Plan (the "1996 PLAN" and collectively, the "FOREFRONT STOCK OPTION PLANS") shall be assumed by CBT in accordance with Section 5.10 hereof; (y) rights outstanding under ForeFront's 1996 Employee Stock Purchase Plan (the "ESPP") shall be treated as set forth in Section 5.10; and (z) all warrants to acquire ForeFront Common Stock (the "WARRANTS") then outstanding shall be assumed by CBT in accordance with Section 5.10.

    (d) Exchangeable Shares. At the Effective Time, the rights and obligations of ForeFront to exchange shares of ForeFront Common Stock for Exchangeable Shares of ForeFront Canada Ltd. (the

  "EXCHANGEABLE SHARES") shall be assumed by CBT, and each Exchangeable Share shall thereupon become exchangeable for the number of CBT ADSs determined in accordance with Section 5.10 hereof.

    (e) Capital Stock of Merger Sub. Each share of Common Stock, $.01 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into CBT ADSs or ForeFront Common Stock), reorganization, recapitalization, reclassification or other like change with respect to CBT ADSs or ForeFront Common Stock occurring on or after the date hereof and prior to the Effective Time.

    (g) Fractional Shares. No fractional CBT ADSs will be issued by virtue of the Merger, but in lieu thereof each holder of shares of ForeFront Common Stock who would otherwise be entitled to a fractional CBT ADS (after aggregating all fractional CBT ADSs that otherwise would be received by such holder) shall receive from CBT an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one CBT ADS for the ten (10) most recent days that CBT ADSs have traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System.

  1.7 Surrender of Certificates.

    (a) Exchange Agent. CBT shall select a bank or trust company reasonably acceptable to ForeFront with assets of not less than $500 million to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

    (b) CBT to Provide ADSs. Promptly after the Effective Time, CBT shall make available to the Exchange Agent for exchange in accordance with this
  Article I, the CBT ADSs issuable pursuant to Section 1.6 in exchange for outstanding shares of ForeFront Common Stock, and cash in an amount sufficient for payment in lieu of fractional CBT ADSs pursuant to Section 1.6(g) and any dividends or distributions to which holders of shares of ForeFront Common Stock may be entitled pursuant to Section 1.8(d).

    (c) Exchange Procedures. Promptly after the Effective Time, CBT shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of ForeFront Common Stock whose shares were converted into CBT ADSs pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
  Section 1.6(g) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as CBT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for American Depositary Receipts ("ADRS") representing CBT ADSs, cash in lieu of any fractional shares pursuant to Section 1.6(g) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CBT, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor ADRs representing the number of whole CBT ADSs into which their shares of ForeFront Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence the ownership of the number of full CBT ADSs into which such shares of ForeFront Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.7(d).

    (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to CBT ADSs with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the CBT ADSs represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, ADRs representing whole CBT ADSs issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(g) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole CBT ADSs.

    (e) Transfers of Ownership. If ADRs representing CBT ADSs are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to CBT or any agent designated by it any transfer or other taxes required by reason of the issuance of ADRS representing CBT ADSs in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of CBT or any agent designated by it that such tax has been paid or is not payable.

    (f) No Liability. Notwithstanding anything to the contrary in this
  Section 1.7, neither the Exchange Agent, CBT, the Surviving Corporation nor any party hereto shall be liable to a holder of CBT ADSs or ForeFront Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.8 No Further Ownership Rights in ForeFront Common Stock. All CBT ADSs issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(g) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ForeFront Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of ForeFront Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, ADRs representing the CBT ADSs into which the shares of ForeFront Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that CBT may, in its discretion and as a condition precedent to the issuance of such ADRs representing CBT ADSs, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against CBT, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  1.10 Tax and Accounting Consequences.

    (a) The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    (b) The parties hereto intend that the Merger shall qualify for accounting treatment as a pooling-of-interests.

  1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ForeFront and Merger Sub, the officers and directors of ForeFront and Merger Sub will take all such lawful and necessary action. CBT shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated thereby.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF FOREFRONT

  ForeFront represents and warrants to CBT and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedule and referencing a specific representation supplied by ForeFront to CBT dated as of the date hereof and certified by a duly authorized officer of ForeFront (the "FOREFRONT SCHEDULES"), as follows:

  2.1 Organization of ForeFront.

    (a) ForeFront and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on ForeFront.

    (b) ForeFront has delivered to CBT a true and complete list of all of ForeFront's subsidiaries as of the date of this Agreement, indicating the jurisdiction of organization of each subsidiary and ForeFront's equity interest therein.

    (c) ForeFront has delivered or made available to CBT a true and correct copy of the Certificate of Incorporation and Bylaws of ForeFront and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither ForeFront nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

    (d) When used in connection with ForeFront, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of ForeFront and its subsidiaries taken as a whole, except for those changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole, (ii) conditions affecting the industry in which ForeFront competes as a whole, or (iii) delays in customer orders resulting from announcement and pendency of the Merger, which conditions (in the case of clause (i) or (ii)) do not affect ForeFront in a disproportionate manner.

  2.2 ForeFront Capital Structure. The authorized capital stock of ForeFront consists of 20,000,000 shares of Common Stock, $.01 par value per share, of which there were 6,810,186 shares issued and outstanding as of the date hereof (excluding 82,145 shares held in treasury), and 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding as of the date hereof. All outstanding shares of ForeFront Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of ForeFront or any agreement or document to which ForeFront is a party or by which it is bound. As of the date hereof, there were options outstanding to purchase an aggregate of 2,617,230 shares of ForeFront Common Stock issued to employees, consultants and non-employee directors pursuant to the ForeFront Stock Option Plans. As of the date hereof, there were Warrants outstanding to purchase an aggregate of 248,560 shares of ForeFront Common Stock. As of the date hereof, there were Exchangeable Shares outstanding exchangeable for an aggregate of 557,413 shares of ForeFront Common Stock. All shares of ForeFront Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The ForeFront Schedules list for each person who held options to acquire shares of ForeFront Common Stock as of the date hereof, the name of the holder of such option, the exercise price of such option and the number of shares issuable upon exercise of such option. The vesting of all such options will accelerate at the Effective Time by the express terms of the ForeFront Stock Options Plans pursuant to which such options were granted. None of the stock option agreements that evidence options granted under the ForeFront Stock Option Plans provide that such options will not accelerate upon the closing of the Merger. The ForeFront Schedules list for each person who held Warrants to acquire shares of ForeFront Common Stock as of the date hereof, the name of the holder of such Warrant, the exercise price of such Warrant and the number of shares issuable upon exercise of such Warrants. There are no equity securities, partnership interests or similar ownership interests of any class of ForeFront, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding except as set forth in this Section 2.2.

  2.3 Obligations With Respect to Capital Stock. Except (i) for the Exchangeable Shares, (ii) for securities ForeFront owns, directly or indirectly through one or more subsidiaries, and (iii) for shares of capital stock or other similar ownership interests of certain subsidiaries of ForeFront that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of ForeFront, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which ForeFront or any of its subsidiaries is a party or by which it is bound obligating ForeFront or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of ForeFront or any of its subsidiaries or obligating ForeFront or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as disclosed in the ForeFront Schedules or otherwise contemplated by this Agreement, there are no registration rights and, to the knowledge of ForeFront, there are no voting trusts, proxies or other agreements or understandings to which ForeFront is a party or by which it is bound with respect to any equity security of any class of ForeFront or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of ForeFront are not entitled to dissenters rights of appraisal under applicable state law.

  2.4 Authority.

    (a) ForeFront has all requisite corporate power and authority to enter into this Agreement and, subject to the approval and adoption of this Agreement and the approval of the Merger by ForeFront's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ForeFront, subject only to the approval and adoption of this Agreement and the approval of the Merger by ForeFront's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the ForeFront Common Stock is required for ForeFront's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by ForeFront and, assuming the approval and adoption of this Agreement by ForeFront's stockholders and the due authorization, execution and delivery by CBT and Merger Sub, constitutes the valid and binding obligation of ForeFront, enforceable against ForeFront in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not,
  (i) conflict with or violate the Certificate of Incorporation or Bylaws of ForeFront or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by ForeFront's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ForeFront or any of its subsidiaries or by which ForeFront or any of its subsidiaries or any of their respective properties is bound or affected, or
  (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair ForeFront's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of ForeFront or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ForeFront or any of its subsidiaries is a party or by which ForeFront or any of its subsidiaries or its or any of their respective properties are bound or affected. The ForeFront Schedules list all consents, waivers and approvals under any of ForeFront's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits or any material liability to ForeFront, ForeFront's subsidiaries, CBT or the Surviving Corporation as a result of the Merger.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required to be obtained or made by ForeFront in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to ForeFront or CBT or have a material adverse effect on the ability of the parties to consummate the Merger.

  2.5 SEC Filings; ForeFront Financial Statements.

    (a) ForeFront has filed all forms, reports and documents required to be filed by ForeFront with the SEC since January 1, 1996 and has made available to CBT such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that ForeFront may file subsequent to the date hereof) are referred to herein as the "FOREFRONT SEC REPORTS." As of their respective dates, the ForeFront SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ForeFront SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of ForeFront's subsidiaries is required to file any forms, reports or other documents with the SEC.


    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the ForeFront SEC Reports, including any ForeFront SEC Reports filed after the date hereof until the Closing, and in the audited financial statements as of and for the periods ending December 31, 1997, previously provided to CBT (collectively the "FOREFRONT FINANCIALS"): (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto,
  (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (z) fairly presented the consolidated financial position of ForeFront and its subsidiaries as at the respective dates thereof and the consolidated results of ForeFront's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of ForeFront contained in the ForeFront Financials as of December 31, 1997 is hereinafter referred to as the "FOREFRONT BALANCE SHEET." Neither ForeFront nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of ForeFront and its subsidiaries taken as a whole, except for (i) liabilities identified in the ForeFront Balance Sheet, or (ii) liabilities incurred since the date of the ForeFront Balance Sheet in the ordinary course of business consistent with past practices.

    (c) ForeFront has heretofore furnished to CBT a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by ForeFront with the SEC pursuant to the Securities Act or the Exchange Act.

  2.6 Absence of Certain Changes or Events. Since the date of the ForeFront Balance Sheet there has not been: (i) any Material Adverse Effect on ForeFront, (ii) any material change by ForeFront in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(iii) any material revaluation by ForeFront of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  2.7 Taxes. ForeFront and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which ForeFront or any of its subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. ForeFront has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of ForeFront or any of its subsidiaries or is being asserted against ForeFront or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of ForeFront or any of its subsidiaries being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by ForeFront or any of its subsidiaries and currently in effect, and
(iv) no agreement, contract or arrangement to which ForeFront or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G (other than agreements or arrangements for which shareholder approval meeting the requirements of
Section 280G(b)(5)(B) will be obtained prior to the Closing) or 404 of the Code. ForeFront has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither ForeFront nor any of its subsidiaries is a party to any tax reduction or tax allocation agreement nor does ForeFront or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "TAX AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in
(i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "TAX RETURN" shall mean any return, statement, report or form (including, without limitation,) estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and Returns required to be filed with respect to

Taxes. ForeFront and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

  2.8 Title to Properties; Absence of Liens and Encumbrances.

    (a) ForeFront does not own any real property as of the date of this Agreement. ForeFront has previously provided CBT with copies of all material real property leases to which ForeFront is a party as of the date of this Agreement and each amendment thereto that is in effect as of the date of this Agreement. All such current material leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $1 million.

    (b) ForeFront has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS"), except as reflected in the ForeFront Financials and except for liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

  2.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

    "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights therein: (i) all United States, international and foreign patents and applications (including provisional applications); (ii) all inventions (whether patentable or not), invention disclosures, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing and all improvements thereto; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world that have not been withdrawn; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world.

    "FOREFRONT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, ForeFront.

    "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications) that have not been withdrawn; (ii) registered trademarks, applications to register trademarks, intent- to-use applications, or other registrations or applications related to trademarks that have not been withdrawn; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

    (a) Section 2.9 of the ForeFront Schedules lists all of the Registered Intellectual Property owned by, or filed in the name of, ForeFront (the "FOREFRONT REGISTERED INTELLECTUAL PROPERTY"). ForeFront has complied in all material respects with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any Registered Intellectual Property of ForeFront. Each material item of ForeFront Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such material Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such material Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such material Registered Intellectual Property.

    (b) Section 2.9 of the ForeFront Schedules lists all proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any ForeFront Intellectual Property. No material ForeFront Intellectual Property or product or service of ForeFront is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by ForeFront, or which may affect the validity, use or enforceability of such material ForeFront Intellectual Property. Except as set forth in Section 2.9 of the ForeFront Schedules, neither ForeFront nor, to ForeFront's knowledge, any customer of ForeFront has received notice from any third party that the operation of the business of ForeFront or any act, product or service of ForeFront, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. Except as set forth in Section 2.9 of the ForeFront Schedules, to the knowledge of ForeFront, no Person has infringed or misappropriated or is infringing or misappropriating any material ForeFront Intellectual Property.

    (c) ForeFront owns or has adequate rights to all Intellectual Property necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture and sale of all material products currently manufactured or sold by ForeFront or under development by ForeFront and the performance of all services provided by ForeFront. Except as set forth in Section 2.9 of ForeFront Schedules: (i) ForeFront owns or has adequate rights to each material item of ForeFront Intellectual Property, including all ForeFront Registered Intellectual Property listed in Section 2.9 of the ForeFront Schedules, free and clear of any lien or encumbrance (excluding licenses and related restrictions); (ii) ForeFront owns or has adequate rights to all trademarks and trade names used in connection with the operation or conduct of the business of ForeFront, including the sale of any products or the provision of any services by ForeFront; and (iii) ForeFront owns or has adequate rights to all material copyrighted works that are ForeFront products or which ForeFront otherwise expressly purports to own.

    (d) To the extent that any material work, invention, or material has been developed or created by a third party for ForeFront, ForeFront has a written agreement with such third party with respect thereto and ForeFront thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the extent it is legally possible to do so. ForeFront has taken reasonable steps to protect ForeFront's rights in ForeFront's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to ForeFront. Without limiting the foregoing, ForeFront has and enforces a policy requiring each employee and contractor to execute a proprietary information and confidentiality agreement substantially in ForeFront's standard form and all current and former employees and contractors of ForeFront have executed such an agreement, except where the failure to do so is not reasonably expected to be material to ForeFront.

    (e) Section 2.9 of the ForeFront Schedules lists all material contracts, licenses and agreements to which ForeFront is a party (i) with respect to ForeFront Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course) or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to ForeFront. Except as set forth in Section 2.9 of the ForeFront Schedules, (i) ForeFront has not transferred ownership of, or granted any rights to use, any of the material Intellectual Property of ForeFront; and
  (ii) ForeFront has not granted to any Person, nor authorized any Person to retain, any rights in the material Intellectual Property of ForeFront.
  Section 2.9 of the ForeFront Schedules lists or specifically refers to all contracts, licenses and agreements between ForeFront and any third party wherein or whereby ForeFront has agreed to, or assumed, any material obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by ForeFront or such third party of the Intellectual Property of any third party, except such contracts entered into in the ordinary course of ForeFront's business. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of ForeFront's rights under the contracts, licenses and agreements required to be listed in Section 2.9 of the ForeFront Schedules to the same extent ForeFront would have been able had the consummation of the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which ForeFront would otherwise be required to pay.

  2.10 Compliance; Permits; Restrictions.

    (a) Neither ForeFront nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to ForeFront or any of its subsidiaries or by which ForeFront or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ForeFront or any of its subsidiaries is a party or by which ForeFront or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause ForeFront to lose benefits aggregating to $1 million or more, or cause ForeFront to incur liabilities aggregating to $1 million or more. There is no material agreement, judgment, injunction, order or decree binding upon ForeFront or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of ForeFront or any of its subsidiaries, any acquisition of material property by ForeFront or any of its subsidiaries or the conduct of business by ForeFront as currently conducted.

    (b) ForeFront and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material and required for the operation of the business of ForeFront as currently conducted (collectively, the "FOREFRONT PERMITS") and are in compliance in all material respects with the terms of the ForeFront Permits.

  2.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to ForeFront's knowledge, threatened against ForeFront or any of its subsidiaries seeking to restrain or enjoin the consummation of the Merger or which would be likely to be material to ForeFront. No Governmental Entity has at any time since January 1, 1997 challenged or questioned the legal right of ForeFront to manufacture, offer or sell any of its products in the present manner or style thereof. To ForeFront's knowledge, no investigation or review by any Governmental Entity is pending or threatened against ForeFront or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct an investigation of ForeFront or any of its subsidiaries.

  2.12 Brokers' and Finders' Fees. Except for fees payable to Piper Jaffray Inc. pursuant to an engagement letter dated February 6, 1998, a copy of which has been provided to CBT, ForeFront has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  2.13 Employee Benefit Plans.

    (a) The ForeFront Schedules contain an accurate and complete list of each plan, program, policy, practice, contract, or agreement in effect as of the date of this Agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of
  Section 3(3) of ERISA, which is being maintained or contributed to by ForeFront or any trade or business which is under common control with ForeFront within the meaning of Section 414 of the Code (an "AFFILIATE") (or which has been maintained or contributed to and under which ForeFront has, as of the date of this Agreement, material obligations under) for the benefit of any current, former, or retired employee, officer, or director of ForeFront or any Affiliate (the "FOREFRONT EMPLOYEE PLANS"), together with a schedule of all material liabilities, whether or not accrued, under each such ForeFront Employee Plan. As of the date of this Agreement, ForeFront does not have any plan, commitment or intention, whether legally binding or not, to establish any new ForeFront Employee Plan, to materially modify any ForeFront Employee Plan (except to the extent required by law or to conform any such ForeFront Employee Plan to the requirements of any applicable law, in each case as previously disclosed to CBT in writing, or as required by this Agreement), or to enter into any ForeFront Employee Plan.

    (b) ForeFront has provided or made available to CBT (i) correct and complete copies of all documents embodying each ForeFront Employee Plan including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each ForeFront Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each ForeFront Employee Plan or related trust; (iv) if the ForeFront Employee Plan is funded, the most recent annual and periodic accounting of ForeFront Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each ForeFront Employee Plan; (vi) all IRS determination letters and rulings issued to ForeFront relating to ForeFront Employee Plans; (vii) all material agreements and contracts relating to each ForeFront Employee Plan, including but not limited to, administration service agreements, group annuity contracts and group insurance contracts;
  (viii) all material communications from ForeFront to any employees relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events with respect to any ForeFront Employee Plan which would result in any material liability to ForeFront; and (ix) all registration statements and the most recent prospectuses prepared in connection with each ForeFront Employee Plan.

    (c) (i) ForeFront has performed in all material respects all obligations required to be performed by it under, is not in material default or material violation of, and has no knowledge of any material default or material violation by any other party to each ForeFront Employee Plan, and each ForeFront Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations (including any applicable exemptions thereto), including but not limited to ERISA or the Code; (ii) each ForeFront Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such ForeFront Employee Plan from the Internal Revenue Service (the "IRS") or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, or Section 4975 of the Code has occurred with respect to any ForeFront Employee Plan; (iv) there are no actions, suits or claims pending or, to the knowledge of ForeFront, threatened in a writing delivered to ForeFront against any ForeFront Employee Plan or against the assets of any ForeFront Employee Plan; (v) each ForeFront Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to ForeFront, CBT or any Affiliate (other than liabilities that may arise in accordance with the terms of such ForeFront Employee Plan, including ordinary administration expenses typically incurred in a termination event); (vi) there are no material inquiries or proceedings pending against ForeFront, or, to the knowledge of ForeFront or any Affiliate, threatened (by either the IRS or the United States Department of Labor ("DOL")) in a writing delivered to ForeFront against ForeFront with respect to any ForeFront Employee Plan; and (vii) neither ForeFront nor any Affiliate is subject to any penalty or tax in excess of $1 million with respect to any ForeFront Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

    (d) ForeFront does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Title IV of ERISA or Section 412 of the Code.

    (e) At no time has ForeFront contributed to or been requested to contribute to any "multi-employer plan," as defined in Section 3(37) of ERISA.

    (f) Except as set forth in Section 2.13(f) of the ForeFront Schedules, no ForeFront Employee Plan provides, or has any liability to provide, life insurance or medical or other employee welfare benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or other applicable statute, and ForeFront has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance or medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

    (g) Neither ForeFront nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA or any similar provisions of state law applicable to its employees.

    (h) Except as set forth in Section 2.13(h) of the ForeFront Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any ForeFront Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employee of ForeFront, except (i) to the extent required by statute and (ii) for the acceleration of options outstanding under the ForeFront Stock Option Plans pursuant to the terms of such plans.

    (i) No payment or benefit which will or may be made by ForeFront or CBT or any of their respective affiliates with respect to any employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of
  Section 280G(b)(1) of the Code.

  2.14 Employees; Labor Matters. To ForeFront's knowledge, no employee of ForeFront has violated any employment contract, patent disclosure agreement or non-competition agreement between such employee and any former employer of such employee due to such employee being employed by ForeFront and disclosing to ForeFront trade secrets or proprietary information of such employer. To ForeFront's knowledge, there are no activities or proceedings of any labor union to organize any employees of ForeFront or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of ForeFront or any of its subsidiaries. ForeFront is not, and has never been, a party to any collective bargaining agreement. ForeFront and its subsidiaries are in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

  2.15 Environmental Matters.

    (a) Hazardous Material. Except as would not reasonably be likely to result in material liability to ForeFront, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL"), are present, as a result of the actions of ForeFront or any of its subsidiaries or any affiliate of ForeFront, or, to ForeFront's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that ForeFront or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) Hazardous Materials Activities. Except as would not reasonably be likely to result in liability to ForeFront in excess (either individually or in the aggregate) of $1 million (i) neither ForeFront nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither ForeFront nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) Permits. ForeFront and its subsidiaries currently hold all material environmental approvals, permits, licenses, clearances and consents (the "FOREFRONT ENVIRONMENTAL PERMITS") necessary for the conduct of ForeFront's and its subsidiaries' Hazardous Material Activities and other businesses of ForeFront and its subsidiaries as such activities and businesses are currently being conducted. ForeFront and its subsidiaries are in compliance in all material respects with the terms of the ForeFront Environmental Permits.

    (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, or to ForeFront's knowledge, threatened by any Governmental Entity against ForeFront or any of its subsidiaries concerning any ForeFront Environmental Permit, Hazardous Material or any Hazardous Materials Activity of ForeFront or any of its subsidiaries. ForeFront is not aware of any fact or circumstance which could reasonably involve ForeFront or any of its subsidiaries in any environmental litigation or impose upon ForeFront any material environmental liability.

  2.16 Agreements, Contracts and Commitments. Except as set forth in Section
2.16 of the ForeFront Schedules, neither ForeFront nor any of its subsidiaries is a party to or is bound by:

    (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of ForeFront's Board of Directors, other than those that are terminable by ForeFront or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit ForeFront's or any of its subsidiaries' ability to terminate employees at will;

    (b) any agreement or plan including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (c) any agreement of indemnification or any guaranty other than: (i) any agreement of indemnification or guaranty entered into in the ordinary course of business, (ii) any agreement of indemnification entered into in connection with the sale or lease of hardware products (or in connection with the sale, lease or license of the software related to or incorporated in hardware products) in the ordinary course of business, (iii) any agreement of indemnification entered into in connection with services performed in the ordinary course of business, and (v) any indemnification agreement between ForeFront or any of its subsidiaries and any of their respective officers, directors or employees;

    (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of ForeFront or any of its subsidiaries to engage in any line of business which is material to ForeFront and its subsidiaries taken as a whole or to compete with any person or granting any exclusive distribution rights;

    (e) any agreement, contract or commitment currently in force (i) relating to the disposition or acquisition by ForeFront or any of its subsidiaries or subsequent parent or sister companies after the date of this Agreement of a material amount of assets not in the ordinary course of business or
  (ii) pursuant to which

  ForeFront has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its wholly-owned subsidiaries and ForeFront Canada Ltd;

    (f) any joint marketing or development agreement currently in force under which ForeFront or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any agreement pursuant to which ForeFront or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by ForeFront or any of its subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

    (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to ForeFront and its subsidiaries taken as a whole, except for (i) any agreement, contract or commitment pursuant to which source code is provided solely for maintenance purposes, and (ii) any source code escrow agreement entered into in the ordinary course of business that solely contains provisions relating to the release of source code if ForeFront and/or any of its subsidiaries ceases to do business or fails to provide appropriate maintenance; or

    (h) any material agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any ForeFront product, service or technology except as a distributor in the normal course of business.

  Neither ForeFront nor any of its subsidiaries, nor to ForeFront's knowledge any other party to a ForeFront Contract (as defined below), is in breach, violation or default under, and neither ForeFront nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which ForeFront or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the ForeFront Schedules pursuant to clauses (a) through (h) above or pursuant to Section 2.9 hereof or that are otherwise material to ForeFront and its subsidiaries (any such agreement, contract or commitment, a "FOREFRONT CONTRACT") in such a manner as would permit any other party to cancel or terminate any such ForeFront Contract, or would permit any other party to seek damages which would be reasonably likely to exceed $1 million (for any or all of such breaches, violations or defaults, in the aggregate).

  2.17 Pooling-of-Interests. Neither ForeFront nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude CBT's ability to account for the Merger as a pooling-of-interests.

  2.18 Change of Control and Non-Compete Payments. The ForeFront Schedules set forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of ForeFront as a result of or in connection with the Merger.

  2.19 Statements; Proxy Statement/Prospectus. The information supplied by ForeFront for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by ForeFront for inclusion in the proxy statement/prospectus to be sent to the stockholders of ForeFront in connection with the meeting of ForeFront's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "FOREFRONT STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to ForeFront's stockholders or at the time of the ForeFront Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to ForeFront or any of its affiliates, officers or directors should be discovered by ForeFront which may be required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, ForeFront shall promptly inform CBT. Notwithstanding the foregoing, ForeFront makes no representation or warranty with respect to any information supplied by CBT or Merger Sub which is contained in any of the foregoing documents.

  2.20 Board Approval. The ForeFront Board has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of ForeFront and its stockholders, and (ii) to recommend that the stockholders of ForeFront approve and adopt this Agreement and approve the Merger.

  2.21 Fairness Opinion. ForeFront's Board of Directors has received a written opinion from Piper Jaffray Inc., dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to ForeFront's stockholders from a financial point of view and has delivered to CBT a copy of such opinion.

  2.22 Section 203 of Delaware Law Not Applicable. Assuming the accuracy of the representation set forth in Section 3.18, the ForeFront Board has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

  2.23 Documentation Regarding Telemarketing Operations. ForeFront has truthfully, accurately and completely documented in writing all relevant aspects of ForeFront order fulfillment, demand creation and telemarketing operations (the "Documentation"). All Documentation is located at ForeFront offices in Clearwater, Florida. All Documentation is and will remain the sole property of ForeFront. All material Documentation has been reviewed by, or truthfully presented to, CBT.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF CBT AND MERGER SUB

  CBT and Merger Sub represent and warrant to ForeFront, subject to the exceptions specifically disclosed in writing in the disclosure schedule supplied by CBT to ForeFront dated as of the date hereof and certified by a duly authorized officer of CBT (the "CBT SCHEDULES"), as follows:

  3.1 Organization of CBT.

    (a) CBT and each of its material subsidiaries (including, without limitation, Merger Sub) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized; has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on CBT.

    (b) CBT has delivered or made available to ForeFront a true and correct copy of its Memorandum and Articles of Association (the "CBT CHARTER") and the Certificate of Incorporation and Bylaws of Merger Sub, each as amended to date, and each such instrument is in full force and effect. CBT is not in violation of any provision of the CBT Charter and Merger Sub is not in violation of any provision of its Certificate of Incorporation or Bylaws.

    (c) When used in connection with CBT, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of CBT and its subsidiaries taken as a whole (except for those changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole, (ii) conditions affecting the industry in which CBT competes as a whole, and

  (iii) delays in customer orders resulting from announcement and pendency of the Merger, which conditions (in the case of clause (i) or (ii)) do not affect CBT in a disproportionate manner).

  3.2 CBT and Merger Sub Capital Structure.

    (a) Before giving effect to the proposed four-for-split of CBT Ordinary
  Shares: (i) the authorized capital stock of CBT consists of 30,000,000 Ordinary Shares, of which 10,110,880 shares were issued and outstanding as of the date hereof; (ii) each CBT ADS represents one-fourth of one CBT Ordinary Share as of the date hereof; (iii) as of the date hereof, CBT had reserved an aggregate of 227,796 of CBT Ordinary Shares, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to stock option and stock purchase plans; and (iv) as of the date hereof, there were options outstanding to purchase an aggregate of 1,279,651 CBT Ordinary Shares pursuant to such stock options plans. All outstanding CBT Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the CBT Charter or any agreement or document to which CBT is a party or by which it is bound.

    (b) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by CBT. Merger Sub was formed on March 4, 1998, for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

    (c) There are no equity securities, partnership interests or similar ownership interests of any class of CBT or Merger Sub, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar interests, issued, reserved for issuance or outstanding, except as set forth in this Section 3.2.

  3.3 Obligations With Respect to Capital Stock. Except (i) for securities CBT owns directly or indirectly through one or more subsidiaries, (ii) for shares of capital stock or other similar ownership interests of certain subsidiaries of CBT that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, and
(iii) as otherwise expressly disclosed in the CBT SEC Reports (as defined below), as of the date of this Agreement, there are no equity securities or partnership interests of any class of any material subsidiary of CBT issued or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities or partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which CBT or any of its subsidiaries is a party or by which it is bound obligating CBT or any of its material subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of CBT or any of its material subsidiaries or obligating CBT or any of its material subsidiaries to grant, extend or enter into any such option, warrant, equity security, call, right, commitment or agreement.

  3.4 Authority.

    (a) Each of CBT and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CBT and Merger Sub, subject only to the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of CBT and Merger Sub and, assuming the due authorization, execution and delivery by ForeFront, constitutes the valid and binding obligation of CBT and Merger Sub, enforceable against CBT and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of CBT and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement by each of CBT and Merger Sub will not, (i) conflict with or violate the CBT Charter or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CBT or any of its subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair CBT's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of CBT or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBT or any of its subsidiaries is a party or by which CBT or any of its subsidiaries or any of their respective properties are bound or affected.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by CBT or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for
  (i) the filing of a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") with, and the declaration of the effectiveness of the Registration Statement by, the SEC in accordance with the Securities Act,
  (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to CBT or ForeFront or have a material adverse effect on the ability of the parties to consummate the Merger.

  3.5 SEC Filings; CBT Financial Statements.

    (a) CBT has filed all forms, reports and documents required to be filed by CBT with the SEC since January 1, 1996, and has made available to ForeFront such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that CBT may file subsequent to the date hereof) are referred to herein as the "CBT SEC REPORTS." As of their respective dates, the CBT SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CBT SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of CBT's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the CBT SEC Reports (the "CBT FINANCIALS"), including any CBT SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of CBT and its subsidiaries as at the respective dates thereof and the consolidated results of CBT's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of CBT contained in CBT SEC Reports as of December 31, 1996 is hereinafter referred to as the "CBT BALANCE SHEET." Except as disclosed in the CBT Financials, since the date of the CBT Balance Sheet neither CBT nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are material to the business, results of operations or financial condition of CBT and its subsidiaries taken as a whole, except for (i) liabilities identified in the CBT Balance Sheet, or
  (ii) liabilities incurred since the date of the CBT Balance Sheet in the ordinary course of business consistent with past practices.

    (c) CBT has previously made available to ForeFront a complete and correct copy of any material written amendments or modifications to agreements, documents or other instruments which had been filed by CBT as exhibits to its Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K") or which have been filed by CBT with the SEC pursuant to the Securities Act or the Exchange Act since the filing of the 1996 10-K.

  3.6 Absence of Certain Changes or Events. Since the date of the CBT Balance Sheet, there has not been any (i) Material Adverse Effect on CBT; (ii) any material change by CBT in its accounting methods, principles or practices, except as required by changes in GAAP, or (iii) any material revaluation by CBT of any of its material assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  3.7 Taxes. CBT and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which CBT or any of its subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. CBT has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of CBT or any of its subsidiaries or is being asserted against CBT or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of CBT or any of its subsidiaries being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes granted by CBT or any of its subsidiaries and currently in effect.

  3.8 Title to Properties; Absence of Liens and Encumbrances. CBT has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the CBT Financials and except for liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

  3.9 Intellectual Property. CBT owns or has adequate licenses to (i) all material Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all material products currently manufactured or sold by CBT and the performance of all material services provided by CBT and (ii) all material Intellectual Property described as owned or licensed by it in its SEC Reports. CBT has complied in all material respects with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any material patent or registered trademark or copyright of CBT, and each material patent or registered trademark or copyright of CBT is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with each such material patent or registered trademark or copyright have been paid and all necessary documents and certificates, in connection therewith have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such material patent, registered trademark or copyright. No material Intellectual Property of CBT or product or service of CBT is subject to any proceeding or outstanding decree, order, judgement, agreement or stipulation restricting in any material manner the use, transfer or licensing thereof by CBT, or which may materially affect the validity, use or enforceability of such material Intellectual Property. Except for such notices as CBT reasonably believes will not result in material liability, CBT has not received notice from any third party that the operation of the business of CBT or any act, product or service of CBT, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. To the knowledge of CBT, no Person has infringed or misappropriated or is infringing or misappropriating any Intellectual Property of CBT.

  3.10 Compliance, Permits, Restrictions.

    (a) Neither CBT nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to CBT or any of its subsidiaries or by which CBT or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBT or any of its subsidiaries is a party or by which CBT or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not have a Material Adverse Effect. There is no material agreement, judgment, injunction, order or decree binding upon CBT or any of its material subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect.

    (b) CBT and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are required for the operation of the business of CBT as currently conducted (collectively, the "CBT PERMITS"), and are in compliance in all material respects with the terms of the CBT Permits other than such failures to hold or be in compliance with CBT Permits that would not, in the aggregate, have a Material Adverse Effect.

  3.11 Litigation. Except as disclosed in the CBT SEC Reports there is no action, suit, proceeding, claim, arbitration or investigation pending or, to CBT's knowledge, threatened against CBT or any of its subsidiaries seeking to restrain or enjoin the Merger or which reasonably could be expected to have a Material Adverse Effect. To CBT's knowledge, no investigation or review by any Governmental Entity is pending or threatened against CBT or any of its material subsidiaries, nor has any Governmental Entity indicated an intention to conduct an investigation of CBT or any of its material subsidiaries.

  3.12 Employee Benefit Plans.

    (a) (i) CBT has performed all material obligations required to be performed by it under, is not in material default or material violation of, and has no knowledge of any material default or material violation by any other party to each material plan, program, policy, practice, contract, or agreement in effect as of the date of this Agreement providing for material compensation, severance, termination pay, performance awards, stock or stock-related awards, material fringe benefits or other material employee benefits of any kind, whether formal or informal, written or otherwise, and funded or unfunded, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is being maintained or contributed to by CBT or any Affiliate (or which has been maintained or contributed to and under which CBT has, as of the date of this Agreement, material obligations under) for the benefit of any current employee, officer, or director of CBT or any Affiliate (the "CBT Employee Plans"), and each CBT Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations (including any applicable exemptions thereto), including but not limited to ERISA or the Code; (ii) each CBT Employee Plan intended to qualify under
  Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such CBT Employee Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no material "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, or Section 4975 of the Code has occurred with respect to any CBT Employee Plan; (iv) there are no material actions, suits or claims pending or, to the knowledge of CBT, threatened in a writing delivered to CBT against any CBT Employee Plan or against the assets of any CBT Employee Plan; (v) there are no material inquiries or proceedings pending against CBT, and, to the knowledge of CBT or any Affiliate, neither the IRS nor the DOL has threatened in a writing delivered to CBT to commence an inquiry or proceeding against CBT with respect to any CBT Employee Plan; and (vi) neither CBT nor any Affiliate is subject to any penalty or tax in excess of $1 million with respect to any CBT Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

    (b) CBT does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Title IV of ERISA or Section 412 of the Code.

    (c) At no time has CBT contributed to or been requested to contribute to any "multi-employer plan," as defined in Section 3(37) of ERISA.

    (d) Neither CBT nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA or any similar provisions of state law applicable to its employees.

  3.13 Employees; Labor Matters. To CBT's knowledge, there are no activities or proceedings of any labor union to organize any employees of CBT or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of CBT or any of its subsidiaries. CBT is not, and has never been, a party to any collective bargaining agreement. CBT and its subsidiaries are, and since January 1, 1997, CBT and its subsidiaries have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

  3.14 Environmental Matters.

    (a) Hazardous Material. Except as would not reasonably be likely to have a Material Adverse Effect to CBT, no underground storage tanks and no amount of any Hazardous Material are present, as a result of the actions of CBT or any of its subsidiaries or any affiliate of CBT, or, to CBT's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that CBT or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) Hazardous Materials Activities. Except as would not reasonably be likely to have a Material Adverse Effect on CBT: (i) neither CBT nor any of its subsidiaries has engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) Permits. CBT and its subsidiaries currently hold all material environmental approvals, permits, licenses, clearances and consents (the "CBT ENVIRONMENTAL PERMITS") necessary for the conduct of CBT's and its subsidiaries' Hazardous Material Activities and other businesses of CBT and its subsidiaries as such activities and businesses are currently being conducted. CBT and its subsidiaries are in compliance in all material respects with the terms of the CBT Environmental Permits.

    (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, or, to CBT's knowledge, threatened by any Governmental Entity against CBT or any of its subsidiaries concerning any CBT Environmental Permit, Hazardous Material or any Hazardous Materials Activity of CBT or any of its subsidiaries. CBT is not aware of any fact or circumstance which could reasonably involve CBT or any of its subsidiaries in any environmental litigation or impose upon CBT any material environmental liability.


  3.15 Statements; Proxy Statement/Prospectus. The information supplied by CBT for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by CBT for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to ForeFront's stockholders or at the time of the ForeFront Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement by CBT in any earlier communication with respect to the solicitation of proxies for the ForeFront Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to CBT or any of its affiliates, officers or directors should be discovered by CBT which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, CBT shall promptly inform ForeFront. Notwithstanding the foregoing, CBT makes no representation or warranty with respect to any information supplied by ForeFront which is contained in any of the foregoing documents.

  3.16 Pooling-of-Interests. Neither CBT nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude CBT's ability to account for the Merger as a pooling-of-interests.

  3.17 Valid Issuance. The CBT ADSs to be issued in the Merger and the CBT Ordinary Shares represented by such CBT ADSs, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The CBT ADSs to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 promulgated under the Securities Act.

  3.18 No Ownership of ForeFront Common Stock. CBT does not own, beneficially or of record, any shares of ForeFront Common Stock.

  3.19 No Brokers. CBT has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated thereby.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1 Conduct of ForeFront's Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, ForeFront and each of its subsidiaries shall, except to the extent that CBT shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, ForeFront will promptly notify CBT of any material event involving its business or operations.

  In addition and without limiting the generality of the foregoing, except as permitted by the terms of this Agreement, and except as provided in Article 4 of the ForeFront Schedules, without the prior written consent of CBT, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, ForeFront shall not do any of the following and shall not permit its subsidiaries to do any of the following (except as otherwise required by law):

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to CBT, or adopt any new severance plan;

    (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights (including without limitation distribution rights) to the ForeFront Intellectual Property or products, or enter into grants to future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

    (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of ForeFront, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to agreements in effect as of the date hereof;

    (f) Issue, grant, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of ForeFront Common Stock pursuant to the exercise of stock options or Warrants therefor outstanding as of the date of this Agreement and (ii) shares of ForeFront Common Stock issuable to participants in the ForeFront ESPP consistent with the terms thereof.

    (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

    (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of ForeFront or enter into any material joint ventures, strategic partnerships or alliances;

    (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of ForeFront, except in the ordinary course of business consistent with past practice, or lend funds to any third party (other than intercompany loans in the ordinary course of business);

    (j) Incur any indebtedness for borrowed money (other than (i) in connection with the financing of ordinary course trade payables; (ii) pursuant to existing credit facilities in the ordinary course of business; or (iii) in connection with leasing activities in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money (except that ForeFront may guarantee any indebtedness of any subsidiary of ForeFront, and any subsidiary of ForeFront may guarantee any indebtedness of ForeFront or of any other subsidiary of ForeFront), or issue or sell any debt securities or warrants or rights to acquire debt securities of ForeFront or guarantee any debt securities of others;

    (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract (other than: (y) offer letters and letter agreements with employees who are terminable "at will," or (z) as required by law), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures (including those relating to hiring);

    (l) Make any payments outside of the ordinary course of business for purposes of settling any dispute;

    (m) Take any action that would interfere with CBT's ability to account for the Merger as a pooling-of- interests whether or not otherwise permitted by the provisions of this Article IV; or

    (n) Agree in writing or otherwise to take any of the actions described in
  Article 4 (a) through (m) above.

    (o) Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

  4.2 Conduct of CBT's Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, CBT shall not (without the prior consent of ForeFront) (except to effect a four-for-one split of its Ordinary Shares): (i) declare, accrue, set aside or pay any dividend or any other distribution in respect of any shares of its capital stock, (ii) repurchase, redeem or otherwise reacquire any shares of its capital stock in an extraordinary manner, (iii) amend or permit the adoption of any amendments to the CBT Charter, (iv) become a party to any recapitalization other than a merger, consolidation, acquisition or similar transaction with any unaffiliated third party, or (v) take any action that would interfere with its ability to account for the Merger as a pooling-of-interests whether or not otherwise permitted by the provisions of this Article IV. In addition, CBT will promptly notify ForeFront of any material event involving its business or operations.

  4.3 Control of ForeFront's Operations. Nothing contained in this Agreement shall give to CBT, directly or indirectly, rights to control or direct ForeFront operations prior to the Effective Time. Prior to the Effective Time, ForeFront shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

  4.4 Control of CBT's Operations. Nothing contained in this Agreement shall give to ForeFront, directly or indirectly, rights to control or direct CBT operations prior to the Effective Time. Prior to the Effective Time, CBT shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  5.1 Registration Statement; Other Filings; Board Recommendations.

    (a) As promptly as practicable after the execution of this Agreement, ForeFront and CBT will prepare, and file with the SEC, the Proxy Statement and CBT will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of ForeFront and CBT will respond to any comments of the SEC, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and ForeFront will cause the Proxy Statement to be mailed to the ForeFront stockholders at the earliest practicable time after being declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of ForeFront and CBT will prepare and file any other documents required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of ForeFront and CBT will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Each of ForeFront and CBT will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the

  Registration Statement or any Other Filing, ForeFront or CBT, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of ForeFront, such amendment or supplement.

    (b) The Proxy Statement will include the recommendation of the ForeFront Board in favor of adoption and approval of this Agreement and approval of the Merger (except that notwithstanding anything to the contrary contained in this Agreement, the ForeFront Board may, in response to a Superior Proposal (as defined below), withdraw, modify or refrain from making such recommendation to the extent that the ForeFront Board determines, in good faith, after consultation with outside legal counsel, that compliance with the ForeFront Board's fiduciary duties under applicable law would require it to do so).

  5.2 Meeting of Stockholders. Promptly after the date hereof, ForeFront will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the ForeFront Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger. Unless the ForeFront Board withdraws, modifies or refrains from making the recommendation set forth in Section 5.1(b) in accordance with Section 5.4, ForeFront will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the Nasdaq National Market System or Delaware Law to obtain such approvals.

  5.3 Confidentiality; Access to Information.

    (a) The parties acknowledge that ForeFront and CBT have previously executed a Non-Disclosure Agreement, dated as of March 5, 1998 (the "NON-DISCLOSURE AGREEMENT"), which Non-Disclosure Agreement will continue in full force and effect in accordance with its terms.

    (b) Access to Information. ForeFront and CBT will each afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of such party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained by either party in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein.

  5.4  No Solicitation.

    (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, ForeFront and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of any Acquisition Proposal (as defined below) by any person, entity or group (other than CBT and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose or provide access to any non-public information concerning ForeFront or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than CBT and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to ForeFront. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" means any proposal or offer for: (i) any merger, consolidation, sale of substantial assets or similar transactions involving ForeFront or any of its subsidiaries (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale by ForeFront of any shares of capital stock of ForeFront except as may be permitted pursuant to Section 4.1 , (iii) without limiting clause (ii) above, the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of ForeFront or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. ForeFront will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. ForeFront will (i) notify CBT within 24 hours if it receives any Acquisition Proposal or written inquiry or any written request for information or access in connection with a potential Acquisition Proposal and (ii) as promptly as practicable notify CBT of the significant terms and conditions of any such Acquisition Proposal and any material modification thereto. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, ForeFront and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than CBT or any of its affiliates); provided, however, that nothing contained in this Agreement shall prohibit the ForeFront Board from taking and disclosing to ForeFront's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

    (b) Notwithstanding anything to the contrary contained in Section 5.4(a) or elsewhere in this Agreement, prior to the Effective Time, ForeFront may, to the extent the ForeFront Board determines, in good faith, after consultation with outside legal counsel, that the ForeFront Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information and afford access to any person, entity or group after such person, entity or group has delivered to ForeFront in writing, an unsolicited bona fide Acquisition Proposal that the ForeFront Board determines, in its good faith reasonable judgment after consultation with its independent financial advisors: (x) would (if consummated in accordance with its terms) result in a transaction more favorable than the Merger to the stockholders of ForeFront, (y) for which financing, to the extent required, is committed or appears reasonably likely to be obtained and (z) is reasonably likely to be consummated (a "SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of paragraph (a) above or any other provisions of this Agreement, in connection with a possible Acquisition Proposal, ForeFront may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event ForeFront receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (b)) will prevent the ForeFront Board from recommending such Superior Proposal to its stockholders, if the ForeFront Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the ForeFront Board may (in accordance with Section 5.1(b)) withdraw, modify or refrain from making its recommendation set forth in Section 5.1(b), and, to the extent it does so, ForeFront may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by Section 5.2; provided, however, that ForeFront shall (i) provide CBT at least 24 hours prior notice of any ForeFront Board meeting at which it is reasonably expected to contemplate a Superior Proposal and
  (ii) not recommend to its stockholders a Superior Proposal for a period of not less than 48 hours after CBT receives a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and provided further, that unless this Agreement is terminated pursuant to Section 7.1, nothing contained in this Section shall limit ForeFront's obligation to hold and convene the ForeFront Stockholders' Meeting (regardless of whether the recommendation of the ForeFront Board shall have been withdrawn, modified or not yet made) or to provide the ForeFront stockholders with material information relating to such meeting.

    (c) Notwithstanding anything to the contrary in this Section 5.4, ForeFront will not provide any non-public information to a third party unless: (i) ForeFront provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Non-Disclosure Agreement; and (ii) such non-public information has been previously delivered or made available to CBT.

  5.5 Public Disclosure. CBT and ForeFront will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market System. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

  5.6 Legal Requirements. Each of CBT, Merger Sub and ForeFront will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. CBT will use its reasonable best efforts to take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable to the issuance of CBT ADSs pursuant hereto. ForeFront will use its reasonable best efforts to assist CBT as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the issuance of CBT ADSs pursuant hereto.

  5.7 Third Party Consents. As soon as practicable following the date hereof, CBT and ForeFront will each use its commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

  5.8 Notification of Certain Matters. CBT and Merger Sub will give prompt notice to ForeFront, and ForeFront will give prompt notice to CBT, after obtaining knowledge of the occurrence, or non-occurrence, of any event that would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof or (b) any material failure of CBT and Merger Sub or ForeFront, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the conditions set forth in Section 6.2(b) or 6.3(b), as the case may be, would not be satisfied as a result thereof. Notwithstanding the foregoing, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  5.9 Best Efforts and Further Assurances. Subject to the respective rights and obligations of CBT and ForeFront under this Agreement (including the rights of ForeFront under Section 5.1(b) and under Section 5.4(b)), each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither CBT nor ForeFront nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

  5.10 Stock Options, Warrants and Exchangeable Shares.

    (a) At the Effective Time, each outstanding option to purchase shares of ForeFront Common Stock (each a "FOREFRONT STOCK OPTION") under the ForeFront Stock Option Plans, whether or not exercisable, will automatically and without any action on the part of the holder thereof be assumed by CBT. Each ForeFront Stock Option so assumed by CBT under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable ForeFront Stock Option Plan immediately prior to the Effective Time and the Stock Option by which it is evidenced, except that (i) each ForeFront Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole CBT ADSs equal to the product of the number of shares of ForeFront Common Stock that were issuable upon exercise of such ForeFront Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole CBT ADS, (ii) the per share exercise price for the CBT ADSs issuable upon exercise of such assumed ForeFront Stock Option will be equal to the quotient determined by dividing the exercise price per share of ForeFront Common Stock at which such ForeFront Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and (iii) each ForeFront Stock Option so assumed will be fully vested and exercisable as expressly provided by the terms of the ForeFront Stock Option or the applicable ForeFront Stock Option Plan upon a change-in-control of ForeFront. As soon as reasonably practicable after the Effective Time, CBT will expressly assume all such ForeFront Stock Options and issue to each holder of an outstanding ForeFront Stock Option a notice describing the foregoing assumption of such ForeFront Stock Option by CBT. It is intended that ForeFront Stock Options assumed by CBT shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent ForeFront Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
  Section 5.10(a) shall be applied consistent with such intent.

    (b) At the Effective Time, each outstanding Warrant (each an "FOREFRONT WARRANT") to purchase shares of ForeFront Common Stock, whether or not exercisable, will automatically and without any action on the part of the holder thereof be assumed by CBT. Each ForeFront Warrant so assumed under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable ForeFront Warrant agreement by which it is evidenced, except that (i) each ForeFront Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole CBT ADSs equal to the product of the number of shares of ForeFront Common Stock that were issuable upon exercise of such ForeFront Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole CBT ADS and (ii) the per share exercise price for the CBT ADSs issuable upon exercise of such assumed ForeFront Warrant will be equal to the quotient determined by dividing the exercise price per share of ForeFront Common Stock at which such ForeFront Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time, CBT will expressly assume all such ForeFront Warrants and issue to each holder of an outstanding ForeFront Warrant a notice describing the foregoing assumption of such ForeFront Warrant by CBT.

    (c) At the Effective Time, each outstanding Exchangeable Share will automatically and without any action on the part of the holder thereof become exchangeable for CBT ADSs on the terms set forth in this Section 5.10(c). Each Exchangeable Share so converted under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable charter documents of ForeFront Canada Ltd. and the agreements relating to the Exchangeable Shares and the share certificate by which it is evidenced, except that each Exchangeable Share will become exchangeable for that number of whole CBT ADSs equal to the product of the number of shares of ForeFront Common Stock that were issuable upon exercise of such Exchangeable Share immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole CBT ADS. As soon as reasonably practicable after the Effective Time, CBT will expressly assume all such Exchangeable Shares and issue to each holder of an outstanding Exchangeable Share a notice describing the foregoing conversion of such Exchangeable Share by CBT.

    (d) Prior to the Effective Time, CBT will reserve sufficient CBT ADSs for issuance under Section 5.10 and under Section 1.6(c) hereof.

  5.11 Form S-8. CBT will file a Registration Statement on Form S-8 for the CBT Ordinary Shares that underlie the CBT ADSs issuable with respect to assumed ForeFront Stock Options as soon as reasonably practical (but no later than 20 days) after the Effective Time and will use its reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

  5.12 Nasdaq Listing. Prior to the Effective Time, CBT agrees to authorize for listing on the Nasdaq National Market System the CBT ADSs issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

  5.13 Affiliate Agreements.

    (a) Set forth on the ForeFront Schedules is a list of those persons who may be deemed to be, in ForeFront's reasonable judgment, affiliates of ForeFront within the meaning of Rule 145 promulgated under the Securities Act (each a "FOREFRONT AFFILIATE"). ForeFront will provide CBT with such information and documents as CBT reasonably requests for purposes of reviewing such list. ForeFront will use its reasonable best efforts to deliver or cause to be delivered to CBT, as promptly as practicable on or following the date hereof, from each ForeFront Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit B (the "FOREFRONT AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. CBT will be entitled to place appropriate legends on the ADRs evidencing any CBT ADSs to be received by a ForeFront Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the ADS Depositary and transfer agent for the CBT ADSs, consistent with the terms of the ForeFront Affiliate Agreement.

    (b) CBT has previously provided to ForeFront a list of those persons who may be deemed to be, in CBT's reasonable judgment, affiliates of CBT (each a "CBT AFFILIATE"). CBT will use its reasonable best efforts to deliver or cause to be delivered to CBT, as promptly as practicable on or following the date hereof, from each CBT Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "CBT AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time.

  5.14 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, ForeFront and CBT each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. ForeFront and CBT each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

  5.15 Comfort Letter. ForeFront shall use reasonable best efforts to cause Arthur Andersen LLP, certified public accountants to ForeFront, to provide a letter reasonably acceptable to CBT, relating to their review of the financial statements relating to ForeFront contained in or incorporated by reference in the Registration Statement.

  5.16 Director and Officer Indemnification.

    (a) All rights to indemnification and the advancement of defense costs existing in favor of the directors and officers of ForeFront for acts and omissions occurring prior to the Effective Time, as provided in ForeFront Certificate of Incorporation or Bylaws (as in effect as of the date of this Agreement), shall survive the Merger and shall be the obligation of and observed by the Surviving Corporation for a period of not less than six years. At Closing, CBT shall cause its wholly-owned subsidiary, CBT Systems USA, Ltd., to enter into a guarantee agreement, substantially in the form attached hereto as Exhibit D, to guarantee the performance of Surviving Corporation under this Section 5.16.

    (b) From the Effective Time until December 20, 1999, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of ForeFront with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by ForeFront as of the date of this Agreement (the "EXISTING POLICY"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of 150% of the amount of the last annual premium paid by ForeFront prior to the date of this Agreement for the Existing Policy (the "PAST PREMIUM AMOUNT"). In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds 150% of the past Premium Amount, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 150% of the Past Premium Amount.

    (c) This Section shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, each person entitled to indemnification pursuant hereto and each such person's heirs and representatives, and shall be binding on all successors and assigns of CBT and the Surviving Corporation.

  5.17 Tax-Free Reorganization. Neither CBT nor ForeFront shall (i) take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code or (ii) take any action or fail to take any action either prior to or after the Effective Time that would prevent the rendering of the opinions of counsel referred to in Section 6.1(d) of this Agreement.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

  6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) ForeFront Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of ForeFront.

    (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC or state regulatory authorities.

    (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

    (d) Tax Opinions. CBT and ForeFront shall each have received substantially identical written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati and Andrews & Kurth LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that, based on the facts, representations and assumptions set forth in such opinions, the Merger will constitute a reorganization within the meaning of
  Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either CBT or ForeFront does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

    (e) Nasdaq Listing. The CBT ADSs issuable to stockholders of ForeFront pursuant to this Agreement and such other CBT ADSs required to be reserved for issuance in connection with the Merger shall have been authorized for quotation on the Nasdaq National Market System upon official notice of issuance.

  6.2 Additional Conditions to Obligations of ForeFront. The obligation of ForeFront to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by ForeFront:

    (a) Representations and Warranties. The representations and warranties of CBT and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date except
  (i) to the extent that the failure of such representations and warranties (other than the representation in Sections 3.2, 3.3 and 3.17) to be true and correct in each case or in the aggregate does not constitute a Material Adverse Effect on CBT, (ii) for changes contemplated by this Agreement and
  (iii) for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date except to the extent that the failure of such representations and warranties to have been true and correct as of such particular date does not constitute a Material Adverse Effect on CBT) (it being understood that, for purposes of determining the accuracy of such representations and warranties all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). CBT shall have received a certificate with respect to the foregoing signed on behalf of CBT by the Chief Executive Officer and the Chief Financial Officer of CBT;

    (b) Agreements and Covenants. CBT and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and ForeFront shall have received a certificate to such effect signed on behalf of CBT by the Chief Executive Officer and the Chief Financial Officer of CBT; and

    (c) Material Adverse Effect. No Material Adverse Effect with respect to CBT shall have occurred since the date of this Agreement.

    (d) Legal Opinion. ForeFront shall have received the written opinion of Wilson Sonsini Goodrich & Rosati, in form and substance reasonably satisfactory to it, regarding certain legal matters in connection with the Merger.

  6.3 Additional Conditions to the Obligations of CBT and Merger Sub. The obligations of CBT and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
CBT:

    (a) Representations and Warranties. The representations and warranties of ForeFront contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date except (i) to the extent that the failure of such representations and warranties (other than the representations in Sections 2.2, 2.3 and 2.21) to be true and correct in each case or in the aggregate does not constitute a Material Adverse Effect on ForeFront, (ii) for changes contemplated by this Agreement and
  (iii) for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date except to the extent that the failure of such representations and warranties to be true and correct as of such particular date does not constitute a Material Adverse Effect on ForeFront) (it being understood that, for purposes of determining the accuracy of such representations and warranties all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). CBT shall have received a certificate with respect to the foregoing signed on behalf of ForeFront by the Chief Executive Officer and the Chief Financial Officer of ForeFront;

    (b) Agreements and Covenants. ForeFront shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and CBT shall have received a certificate to such effect signed on behalf of ForeFront by the Chief Executive Officer and the Chief Financial Officer of ForeFront;

    (c) Material Adverse Effect. No Material Adverse Effect with respect to ForeFront shall have occurred since the date of this Agreement;

    (d) Employment and Noncompetition Agreements. Michael Kaplan and Ernest Rapp shall have entered into Employment and Noncompetition Agreements substantially in the form attached hereto as Exhibit E and such agreements shall be in full force and effect; and

    (e) Opinion of Accountants. CBT shall have received a letter from Ernest & Young, Chartered Accountants and Arthur Andersen LLP, respectively, dated within two (2) business days prior to the Effective Time, regarding their concurrence with the conclusions of CBT management and ForeFront management, respectively, as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

    (f) Consents. ForeFront shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby under the agreements, contracts, licenses or leases set forth on Schedule 6.3(f).

    (g) Legal Opinion. CBT shall have received the written opinion of Andrews & Kurth LLP, in form and substance reasonably satisfactory to it, regarding certain legal matters in connection with the Merger.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of ForeFront:

    (a) by mutual written consent duly authorized by the Boards of Directors of CBT and ForeFront;

    (b) by either ForeFront or CBT if the Merger shall not have been consummated by July 31, 1998 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

    (c) by either ForeFront or CBT if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

    (d) by either ForeFront or CBT if the required approvals of the stockholders of ForeFront contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of ForeFront stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to ForeFront where the failure to obtain ForeFront stockholder approval shall have been caused by the action or failure to act of ForeFront and such action or failure to act constitutes a breach by ForeFront of this Agreement);

    (e) by CBT at any time prior to the approval of the Merger by ForeFront's stockholders, if the ForeFront Board recommends a Superior Proposal to the stockholders of ForeFront;

    (f) by CBT, if the ForeFront Board shall have withheld, withdrawn or modified in a manner adverse to CBT its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

    (g) by ForeFront, upon a breach of any representation, warranty, covenant or agreement on the part of CBT set forth in this Agreement, or if any representation or warranty of CBT shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in CBT's representations and warranties or breach by CBT is curable by CBT through the exercise of its commercially reasonable efforts, then ForeFront may not terminate this Agreement under this Section 7.1(g) for thirty days after notice from ForeFront of such breach, provided CBT continues to exercise such commercially reasonable efforts to cure such breach (it being understood that ForeFront may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement); or

    (h) by CBT, upon a breach of any representation, warranty, covenant or agreement on the part of ForeFront set forth in this Agreement, or if any representation or warranty of ForeFront shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in ForeFront's representations and warranties or breach by ForeFront is curable by ForeFront through the exercise of its commercially reasonable efforts, then CBT may not terminate this Agreement under this
  Section 7.1(h) for thirty days after notice from CBT of such breach, provided ForeFront continues to exercise such commercially reasonable efforts to cure such breach (it being understood that CBT may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement).

  7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Non-Disclosure Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

  7.3 Fees and Expenses.

    (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that CBT and ForeFront shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b) ForeFront Payments.

      (i) If either (x) the ForeFront Board shall have withheld, withdrawn or modified in a manner adverse to CBT its recommendation in favor of adoption and approval of this Agreement and approval of the Merger and at that time there shall not have occurred a Material Adverse Effect on CBT and CBT shall not have materially breached this Agreement, or (y) the ForeFront Board recommends a Superior Proposal to the stockholders of ForeFront, ForeFront shall pay to CBT an amount equal to $5,075,000 within three business days following the earlier to occur of (A) termination of this Agreement pursuant to Section 7.1(e) or (f) hereof and (B) a ForeFront Negative Vote (as defined below);

      (ii) If no payment shall be required pursuant to clause 7.3(b)(i) above, and if: (x) the vote of the stockholders of ForeFront approving and adopting this Agreement and approving the Merger shall not have been obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "FOREFRONT NEGATIVE VOTE"), and (y) prior to such ForeFront Negative Vote there shall have occurred an Acquisition Proposal with respect to ForeFront which shall have been publicly disclosed and not withdrawn prior to such meeting (a "FOREFRONT COMPETING PROPOSAL"), and
    (z) within 12 months following such ForeFront Negative Vote, ForeFront shall enter into a definitive agreement with respect to a ForeFront Acquisition (as defined below) or the ForeFront Board shall recommend to the ForeFront stockholders that they accept a tender or exchange offer for 25% or more of the ForeFront Common Stock, then, provided that there shall have not occurred a Material Adverse Effect on CBT prior to the ForeFront Negative Vote and provided that CBT shall not have materially breached this Agreement, ForeFront shall pay to CBT an amount equal to $5,075,000 within three business days following, as the case may be (1) consummation of a ForeFront Acquisition (regardless of the timing of the consummation and regardless of with whom such ForeFront Acquisition is consummated) or (2) consummation of such tender or exchange offer. For the purposes of this Agreement, a "FOREFRONT ACQUISITION" means any transaction or series of transactions involving (i) any merger, consolidation, sale of substantial assets (including without limitation capital stock of subsidiaries) having a fair market value in excess of 30% of the fair market value of all the assets of ForeFront and its subsidiaries immediately prior to such transaction (or series of transactions) or similar transaction involving ForeFront or any of its material subsidiaries, (ii) any sale by ForeFront of any shares of capital stock of ForeFront which would, upon issuance, represent more than 30% of the outstanding shares of capital stock of ForeFront, (provided, however, that a public offering of equity or convertible securities shall not be deemed to be a ForeFront Acquisition), or (iii) the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of capital stock of ForeFront.

    (c) Payment of the fees described in Section 7.3(b) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

  7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

  8.1 Non-Survival of Representations and Warranties. The representations and warranties of ForeFront, CBT and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a) if to CBT or Merger Sub, to:

     CBT Group PLC
     1005 Hamilton Court
     Menlo Park, California
     Attention: Chief Executive Officer
     Telephone No.: (650) 614-5900
     Telecopy No.: (650) 463-2520
     with a copies to:

     CBT Group plc
     1005 Hamilton Court
     Menlo Park, California
     Attention: Vice President and General Counsel
     Telephone No.: (650) 614-5900
     Telecopy No.: (650) 463-2520

     and

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, California 94304-1050
     Attention: Alan K. Austin
     Telephone No.: (415) 493-9300
     Telecopy No.: (415) 493-6811

    (b) if to ForeFront, to:

     The ForeFront Group, Inc.
     1360 Post Oak Blvd., Suite 2050
     Houston, Texas 77056
     Attention: Chief Executive Officer
     Telephone No.: (713) 961-1101
     Telecopy No.: (713) 961-1149

     with a copy to:

     Andrews & Kurth L.L.P.
     2170 Buckthorne Place, Suite 150
     The Woodlands, Texas 77380
     Attention: Jeffrey L. Wade
     Telephone No.: (713) 220-4801
     Telecopy No.: (713) 220-4815

  8.3 Interpretation; Knowledge.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    (b) For purposes of this Agreement (a) as it relates to CBT, the term "KNOWLEDGE" means, with respect to any matter in question, the actual knowledge of any of the Chief Executive Officer, Chief Financial Officer or General Counsel of CBT and (b) as it relates to ForeFront, the term "KNOWLEDGE" means, with respect to any matter in question, the actual knowledge of any of the Chief Executive Officer, Chief Financial Officer and General Counsel of ForeFront and the President of ForeFront Direct, Inc.

  8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including ForeFront Schedules and CBT Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Non-Disclosure Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.16.

  8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  8.11 Waiver of Jury Trial. EACH OF CBT, FOREFRONT AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CBT, FOREFRONT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          CBT Group PLC

                                                /s/ James J. Buckley
                                          By: _________________________________
                                                James J. Buckley
                                               President and Chief Executive
                                                          Officer

                                          Rockets Acquisition Corp.

                                                /s/ James J. Buckley
                                          By: _________________________________
                                                James J. Buckley
                                               President and Chief Executive
                                                          Officer
                                          The Forefront Group, Inc.

                                                /s/ David Sikora
                                          By: _________________________________
                                                David Sikora
                                               President and Chief Executive
                                                          Officer

                        [PIPER JAFFRAY INC. LETTERHEAD]

March 13, 1998

Board of Directors
The ForeFront Group Inc.
1330 Post Oak Blvd., Suite 1300
Houston, TX 77056

Members of the Board:

  We understand that CBT Group plc ("CBT"), a public limited company incorporated under the laws of Ireland, The ForeFront Group Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and the ForeFront Group Inc., a Delaware corporation ("ForeFront" or the "Company") propose to enter into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which the Acquisition Sub will be merged with and into the Company in a transaction (the "Transaction") in which each outstanding share of the Company's common stock, $0.01 par value per share (the "Company Shares") will be converted into the right to receive 0.3137 (the "Exchange Ratio") of the American Depository Shares of CBT (the "Acquiror Shares"). You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of Company Shares.

  Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuation for estate, corporate and other purposes. For our services in rendering this opinion, the Company will pay us a fee and indemnify us against certain liabilities. Our fee is not contingent upon consummation of the Transaction. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and CBT for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

    1. Reviewed the draft dated March 13, 1998 of the Agreement.

    2. Reviewed the draft Annual Report on Form 10-K for the Company for the fiscal year ended December 31, 1997 and the Annual Reports on Form 10-K for the Company for the fiscal years ended December 31, 1995 and December 31, 1996.

    3. Reviewed the Quarterly Reports on Form 10-Q for the Company for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

    4. Reviewed the earnings release issued by the Company for the fiscal year ended December 31, 1997.

    5. Reviewed the Annual Reports on Form 10-K for CBT for the three fiscal years ended December 31, 1996.

    6. Reviewed the Quarterly Reports on Form 10-Q for CBT for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

    7. Reviewed a draft of CBT's audited financial statements for the fiscal year ended December 31, 1997.

    8. Reviewed the earnings release issued by CBT for the fiscal year ended December 31, 1997.

Board of Directors
The ForeFront Group Inc.
March 13, 1998
Page 2

    9. Reviewed certain financial forecasts for the Company prepared by Company management ("Financial Forecasts").

    10. Visited the headquarters of the Company and conducted discussions with members of senior management of the Company, including the President and Chief Executive Officer, the Chief Financial Officer, General Counsel/Vice President of Corporate Development and other members of senior management. Topics discussed included, but were not limited to, the background and rationale of the proposed Transaction, the financial condition, operating performance and the balance sheet characteristics of the Company and the prospects for the Company.

    11. Visited the headquarters of CBT and conducted discussions with members of senior management of CBT, including the Chairman, the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Vice President of Corporate Development and the General Counsel. Topics discussed included, but were not limited to, the background and rationale of the proposed Transaction, the financial condition, operating performance and the balance sheet characteristics of CBT and the prospects for CBT.

    12. Reviewed the historical prices and trading activity for the Company's and CBT's shares.

    13. Performed discounted cash flow analysis on the Financial Forecasts.

    14. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions that we deemed relevant.

    15. Compared certain financial data of the Company and CBT with certain financial and securities data of companies deemed similar to the Company and CBT or representative of the business sectors in which they operate.

    16. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

  We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Company and CBT or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of the Company's management that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data of the Company, reflects the best currently available estimates and judgment of the Company management as to the expected future financial performance of the Company and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. With respect to CBT, we were not provided any financial planning data or internal projections regarding CBT's financial prospects and have relied exclusively on published reports prepared by financial analysts, as supported by our discussions with CBT's management. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that neither the Company nor CBT are a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. We have also assumed that the Transaction will be free of Federal tax to the Company, CBT, and the holders of Company Shares and that the Transaction will be accounted for as a pooling-of-interests under generally accepted accounting principles. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not change the purchase price for the Company.

  In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Company or CBT and have not been furnished with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened

Board of Directors
The ForeFront Group Inc.
March 13, 1998
Page 3

litigation, possible unasserted claims or other contingent liabilities, to which the Company, CBT or any of their respective affiliates is a party or may be subject and, at the Company's direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

  Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion. We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the consummation of the Transaction or the prices at which the Company Shares or the Acquiror Shares will trade between the date hereof and the consummation of the Transaction. In addition, we express no opinion or recommendation as to how the holders of Company Shares should vote at the stockholders meeting to be held in connection with the Transaction.

  This opinion is for the benefit of the Board of Directors of the Company in evaluating the Transaction and shall not be published or otherwise used, nor shall any public references to Piper Jaffray be made without our prior written consent. In connection with this opinion, we were not requested to opine as to, and this opinion does not address (except to the extent expressly set forth in the next paragraph), the underlying business decision to proceed with or effect the Transaction.

  Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Shares, as of the date hereof.

                                          Sincerely,

                                          Piper Jaffray Inc."

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on July 2, 1998.

                                          CBT GROUP PUBLIC LIMITED COMPANY

                                          By: /s/  Richard Y. Okumoto
                                             ----------------------------------
                                                   Richard Y. Okumoto
                                            Vice President, Finance and Chief
                                                    Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Chairman of the Board            July 2, 1998
____________________________________
          William G. McCabe


                 *                   President, Chief Executive       July 2, 1998
____________________________________ Officer (Principal Executive
          James J. Buckley           Officer) and Director

   /s/    Richard Y. Okumoto         Vice President, Finance and      July 2, 1998
____________________________________ Chief Financial Officer
        Richard Y. Okumoto

                 *                   Group Financial Controller       July 2, 1998
____________________________________ (Principal Accounting
           John P. Hayes             Officer) and Director

                 *                   Director                         July 2, 1998
____________________________________
         Gregory M. Priest

                                     Director
____________________________________
       Patrick J. McDonagh

                 *                   Director                         July 2, 1998
____________________________________
            John Grillos

  *By: /s/  Richard Y. Okumoto
____________________________________
          Richard Y. Okumoto,
         Attorney-in-Fact

                                      S-1